                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                               (Amendment No. 4)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                              G & L REALTY CORP.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

               ------------------------------------------------

                                      N/A

               ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
           Common stock, $0.01 par value per share; Options to acquire common stock.

       (2) Aggregate number of securities to which transaction applies:
           2,871,654 shares of common stock; Options to acquire 180,000 shares of common stock


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $12.00 per share

           The filing fee was determined based upon the product of (a) the 2,871,654 shares of common stock outstanding, and (b) the merger consideration of $12.00 per share of common stock, plus $502,500 payable to holders of options to purchase shares of common stock in exchange for the cancellation of such options (the "Total Consideration"). The payment of filing fee, calculated in accordance with Rule 0-11(c) under the Securities Exchange Act of 1934, as amended, equals one-fiftieth of one percent of the Total Consideration.


       (4) Proposed maximum aggregate value of transaction: $34,962,348


       (5) Total fee paid: $6,992.47


[X]    Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


       (1) Amount Previously Paid:


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       (2) Form, Schedule or Registration Statement No.:



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       (3) Filing Party:



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       (4) Date Filed:



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                         [LOGO OF G & L REALTY CORP.]

                              G & L REALTY CORP.
                             439 N. Bedford Drive
                            Beverly Hills, CA 90210

                                                         September 28, 2001


Dear G & L Realty Corp. Stockholder:

     You are cordially invited to attend the annual meeting of the common stockholders of G & L Realty Corp. to be held at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, California, on October __, 2001 at 10:00 a.m., local time.


     At the annual meeting, you will be asked to consider and vote on a proposal to approve the merger of G & L Acquisition, LLC, a Maryland limited liability company (the "Acquiror"), and our company substantially on the terms set forth in the Agreement and Plan of Merger, dated as of May 10, 2001, by and between our company and the Acquiror, pursuant to which the Acquiror will merge with and into our company, with our company as the surviving corporation. Daniel M. Gottlieb, our company's Chief Executive Officer and co-Chairman of its board, and Steven D. Lebowitz, our company's President and co-Chairman of its board, are the sole owners of and control the Acquiror and are referred to in the proxy statement as the "management stockholders."

     If the merger is approved and consummated, you will receive $12.00 in cash for each share of our common stock you own, without interest.

     A special committee of disinterested directors formed by our company's board of directors negotiated the merger consideration and other terms of the transaction with the Acquiror. The special committee consists of four board members who are neither employees of our company nor investors in the Acquiror.

     Acting on the unanimous recommendation of the special committee, our board of directors, including the four disinterested directors, with the two management stockholder directors abstaining, has approved the proposed merger, the terms of which are set forth in the merger agreement attached as Appendix A. The special committee and the board of directors believe that the proposed merger is in our best interest and in the best interest of our nonaffiliated stockholders. Therefore, the board of directors recommends that you vote in favor of approval of the merger.

     The attached notice of meeting and proxy statement describe the merger and the merger agreement and provide specific information concerning the annual meeting. Please read these materials carefully.

     At the annual meeting, you will also be asked to consider and vote on the election of directors and to ratify the appointment of the accounting firm Deloitte & Touche, LLP as our independent accountants for the year ending December 31, 2001.

     Whether or not you plan to attend the annual meeting, I urge you to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. The merger is an important decision for us and our common stockholders. The merger will only be approved upon the affirmative vote of the holders of a majority of the total number of outstanding shares of our common stock.

                                    Sincerely,


                                    /s/   Daniel M. Gottlieb
                                    -----------------------------
                                    Daniel M. Gottlieb
                                    Chief Executive Officer and Co-Chairman of
                                    the Board


     The merger proposal has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has any such commission passed upon the fairness or merits of such proposal nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

                         [LOGO OF G & L REALTY CORP.]

                              G & L REALTY CORP.
                             439 N. Bedford Drive
                            Beverly Hills, CA 90210

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER __, 2001


     Notice is hereby given that the annual meeting of stockholders of G & L Realty Corp., a Maryland corporation, will be held at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, California, on October __, 2001 at 10:00 a.m., local time, for the following purposes:


     (1) To consider and vote upon a proposal to approve the merger of G & L Acquisition, LLC, a Maryland limited liability company (the "Acquiror"), and our company substantially on the terms set forth in the Agreement and Plan of Merger, dated as of May 10, 2001, by and between our company and the Acquiror, pursuant to which the Acquiror will merge with and into our company, with our company as the surviving corporation. If the merger is approved by our stockholders and the other conditions to the merger are satisfied or waived, each outstanding share of our common stock, other than a portion of the shares held by the management stockholders, will be converted into the right to receive $12.00 in cash, without interest;

     (2) To elect six directors to serve until the 2002 annual meeting of stockholders and until their successors are duly elected and qualify;

     (3) To consider and vote upon ratification of the appointment by the board of directors of Deloitte & Touche, LLP as our independent accountants for the year ending December 31, 2001;

     (4) If a motion to adjourn the annual meeting is properly brought, to vote upon the adjournment of the annual meeting for the purpose of soliciting additional proxies; and

     (5) To consider and vote upon any other matter that may be properly brought before the annual meeting and at any adjournment or postponement thereof.

     Only stockholders whose names appear of record on our books at the close of business on August 27, 2001 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.


     You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend this meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the annual meeting, you may vote your shares in person, which will revoke any previously executed proxy. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the annual meeting, you must obtain from the record holder a proxy issued in your name.

                                   By Order of the Board of Directors

                                   /s/   David E. Hamer
                                   -----------------------------------
                                         Secretary

Beverly Hills, California
September 28, 2001

                              G & L REALTY CORP.
                             439 N. Bedford Drive
                            Beverly Hills, CA 90210
                           _________________________

                                PROXY STATEMENT

                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER __, 2001


     This proxy statement is furnished to the stockholders of G & L Realty Corp., a Maryland corporation, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, California at 10:00 a.m., local time, on October __, 2001. Our principal executive offices are located at 439 North Bedford Drive, Beverly Hills, California 90210. The approximate date on which this proxy statement and form of proxy solicited on behalf of the board of directors is expected to be sent to our stockholders is October 1, 2001.


     At the annual meeting, our stockholders will be asked:

     (1) To consider and vote upon a proposal to approve the merger of G & L Acquisition, LLC, a Maryland limited liability company (the "Acquiror"), and our company substantially on the terms provided for in the Agreement and Plan of Merger, dated as of May 10, 2001, by and between our company and the Acquiror, pursuant to which the Acquiror will merge with and into us, with our company as the surviving corporation. Daniel M. Gottlieb, our company's Chief Executive Officer and co-Chairman of its board, and Steven D. Lebowitz, our company's President and co-Chairman of its board, own all of the interests in and control the Acquiror. If the merger is approved by our stockholders and the other conditions to the merger are satisfied or waived, each outstanding share of our common stock, other than a portion of the shares held by the management stockholders, will be converted into the right to receive $12.00 in cash, without interest. The merger and the transactions contemplated by the merger agreement are collectively referred to as the "merger proposal" in this proxy statement;

     (2) To elect six directors to serve until the 2002 annual meeting of stockholders and until their successors are duly elected and qualify;

     (3) To consider and vote upon ratification of the appointment by the board of directors of Deloitte & Touche, LLP as our independent accountants for the year ending December 31, 2001; and

     (4) If a motion to adjourn the annual meeting is properly brought, to vote upon the adjournment of the annual meeting for the purpose of soliciting additional proxies; and

     (5) To consider and vote upon any other matter that may be properly brought before the annual meeting and at any adjournment or postponement thereof.

     Daniel M. Gottlieb, Steven D. Lebowitz and David E. Hamer, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the board of directors to serve in such capacity. Messrs. Gottlieb and Lebowitz are each directors of our company. Mr. Hamer is our Vice President, Chief Accounting Officer and corporate secretary.

     Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the annual meeting:

     .    FOR approval of the merger proposal;
     .    FOR each of the nominees named below for election as directors;
     . FOR the ratification of the appointment of Deloitte & Touche, LLP as our independent accountants; and
     . as appropriate, FOR adjournment for the purpose of soliciting additional proxies.

With respect to any other business which may properly come before the annual meeting and be submitted to a vote of stockholders, proxies received by the board of directors will be voted in the sole discretion of the designated proxy holders. It is not anticipated that any matter other than those set forth in the proxy statement will be presented at the annual meeting. A stockholder of record may revoke his or her proxy at any time before exercise by delivering to our Secretary a written notice of such revocation, by filing with our Secretary a duly executed proxy bearing a later date, or by voting in person at the annual meeting. Any stockholder of record as of the record date attending the annual meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

     The board of directors, based upon the unanimous recommendation of a special committee consisting of four directors who are independent of our management team, has approved the merger proposal. The board of directors recommends that the stockholders vote for approval of the merger proposal.

     Stockholders are urged to read and consider carefully the information contained in this proxy statement and to consult with their personal financial and tax advisors.

     It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the annual meeting, please complete, date, sign and return the proxy card in the enclosed postage-paid envelope.

            The date of this proxy statement is September 28, 2001.

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
SUMMARY TERM SHEET...............................................................................    1
     Voting......................................................................................    1
     Purpose, Structure and Effects of the Merger................................................    1
     Recommendation of the Board of Directors and the Special Committee; Fairness of Merger to
       Nonaffiliated Stockholders................................................................    2
     Houlihan Lokey's Fairness Opinion...........................................................    2
     Position of Acquiror, Acquiror Sub and Management Stockholders..............................    2
     Weisman Proposal ...........................................................................    3
     Potential Conflicts of Interest of Officers and Directors...................................    3
     The Merger Consideration....................................................................    4
     Conditions to the Merger....................................................................    4
     Termination of the Merger Agreement.........................................................    4
     Financing; Source of Funds..................................................................    4
     Federal Income Tax Consequences.............................................................    5
     No Appraisal Rights.........................................................................    5
     Election of Directors.......................................................................    5
     Ratification of Independent Public Accountants..............................................    5
     Adjournment of the Annual Meeting...........................................................    5
QUESTIONS AND ANSWERS ABOUT THE MERGER...........................................................    5
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.......................................    7
INFORMATION CONCERNING THE ANNUAL MEETING........................................................    8
     Time, Place and Date........................................................................    8
     Purpose of the Annual Meeting...............................................................    8
     Record Date; Quorum; Outstanding Common Stock Entitled to Vote..............................    8
     Vote Required...............................................................................    9
     Action to be Taken Under the Proxy..........................................................    9
     Proxy Solicitation..........................................................................   10
PROPOSAL 1:  APPROVAL OF THE MERGER..............................................................   10
GENERAL..........................................................................................   10
     The Company.................................................................................   10
     The Acquiror, Acquiror Sub and Management Stockholders......................................   10
SPECIAL FACTORS..................................................................................   11
     Background of the Merger....................................................................   11
     Purpose of the Merger; Structure of the Merger..............................................   29

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
     Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger
       to Nonaffiliated Stockholders.............................................................   29
     Benefits and Detriments to Nonaffiliated Stockholders.......................................   33
     Benefits and Detriments of the Merger to Acquiror, Acquiror Sub and Management Stockholders.   33
     Opinion of the Financial Advisor for the Special Committee..................................   34
     Position of the Acquiror, Acquiror Sub and the Management Stockholders......................   39
     Interests of Certain Persons in the Merger..................................................   40
     Certain Consequences of the Merger..........................................................   41
     Effects on Interests in Our Net Book Value and Net Loss.....................................   42
     Plans for the Company After the Merger......................................................   42
     Conduct of the Business of the Company if the Merger is Not Consummated.....................   43
     Material Tax Consequences...................................................................   43
     Litigation Regarding the Merger.............................................................   44
THE MERGER.......................................................................................   44
     The Merger..................................................................................   44
     Merger Consideration........................................................................   44
     Effective Time..............................................................................   45
     Exchange And Payment Procedures.............................................................   45
     Transfer of Common Stock....................................................................   45
     Additional Agreements.......................................................................   46
     Conduct of Business Pending the Merger......................................................   47
     Representations and Warranties..............................................................   48
     Conditions to the Merger....................................................................   50
     Termination of the Merger Agreement.........................................................   50
     Termination Fees and Expenses...............................................................   51
     Amendment and Waiver........................................................................   52
     Financing; Source of Funds..................................................................   52
     No Appraisal Rights.........................................................................   54
     Fees and Expenses...........................................................................   54
     Regulatory Requirements.....................................................................   55
SELECTED FINANCIAL DATA OF THE COMPANY...........................................................   56
PRO FORMA FINANCIAL INFORMATION..................................................................   59
COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION......................................   63
CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY.....................................................   64

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
COMMON STOCK PURCHASE INFORMATION................................................................   66
     Purchases by Our Company....................................................................   66
PROPOSAL 2:  ELECTION OF DIRECTORS...............................................................   67
     Information Regarding Nominees and Directors................................................   67
     The Board of Directors and its Committees...................................................   69
     Compensation of Directors...................................................................   70
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................   70
EXECUTIVE OFFICERS...............................................................................   73
EXECUTIVE COMPENSATION...........................................................................   74
s     Summary Compensation Table..................................................................   74
     Employment Agreements and Arrangements......................................................   74
     Option Grants for 2000......................................................................   75
     Aggregated Option Exercises in 2000 and Options Values at December 31, 2000.................   75
COMPENSATION COMMITTEE REPORT....................................................................   76
     Compensation Philosophy.....................................................................   76
STOCK PERFORMANCE GRAPH..........................................................................   78
CERTAIN RELATIONSHIPS AND TRANSACTIONS...........................................................   78
AUDIT COMMITTEE MATTERS..........................................................................   79
     Report of the Audit Committee...............................................................   79
     Information Concerning Fees of Independent Accountants......................................   80
PROPOSAL 3:  RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS..................................   80
PROPOSAL 4:  ADJOURNMENT OF ANNUAL MEETING.......................................................   80
OTHER MATTERS....................................................................................   81
WHERE YOU CAN FIND MORE INFORMATION..............................................................   81

APPENDIX A--MERGER AGREEMENT
APPENDIX B--OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
APPENDIX C--ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.
APPENDIX D--QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2001.
APPENDIX E--QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2001.

                              SUMMARY TERM SHEET

     This summary term sheet highlights the material information included in this proxy statement. This summary term sheet may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find More Information." The actual terms of the merger are contained in the merger agreement, a copy of which is attached as Appendix A to this proxy statement. In this proxy statement, the terms "company," "we," "us" and "our" refer to G & L Realty Corp., a Maryland corporation, and the term "operating partnership" refers to our subsidiary, G & L Realty Partnership, L.P., a Delaware limited partnership. In addition, the term "management stockholders" refers to Messrs. Daniel M. Gottlieb and Steven D. Lebowitz, our company's chief executive officer and co-chairman and president and co-chairman, respectively. Messrs. Gottlieb and Lebowitz are the managers and sole owners of the Acquiror.


     All information contained in this proxy statement relating to the management stockholders, the Acquiror and its subsidiary or to their respective actions, purposes, beliefs, intentions or plans has been supplied by the management stockholders for inclusion in this proxy statement and has not been independently verified by us. This information includes, without limitation, certain information relating to the management stockholders and their affiliates set forth under the captions "Summary Term Sheet -- Purpose, Structure and Effects of the Merger," "-- Position of Acquiror, Acquiror Sub and Management Stockholders," "-- Financing; Source of Funds," "General -- the Acquiror, Acquiror Sub and Management Stockholders," "Special Factors -- Background of the Merger," "-- Purpose of the Merger; Structure of the Merger," "-- Benefits and Detriments of the Merger to Acquiror, Acquiror Sub and Management Stockholders," "--Position of the Acquiror, Acquiror Sub and the Management Stockholders," "-- Interests of Certain Persons in the Merger," "-- Plans for the Company After the Merger," "The Merger -- Financing; Source of Funds," "Securities Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Transactions."


Voting (Pages 8-9)

     At the annual meeting, you will vote on a proposal to approve the merger. Each share of common stock is entitled to one vote. The merger agreement provides that the merger must be approved by the holders of a majority of the total number of outstanding shares of common stock. A majority vote of the nonaffiliated stockholders is not required to approve the merger. Failure to return an executed proxy card or to vote in person at the annual meeting or voting to abstain (or broker non-votes) will have the same effect as a vote against approval of the merger proposal. You may also be asked to vote on adjournment of the annual meeting for the purpose of soliciting additional proxies if the board of directors determines that stockholders have not had sufficient time to consider the merger proposal.


     The record date for determining who is entitled to vote at the annual meeting has been fixed as the close of business on August 27, 2001. On the record date, there were 2,871,654 shares of common stock outstanding, held of record by approximately 80 holders. Of such shares, an aggregate of 1,207,559 shares are beneficially owned by the management stockholders (approximately 42.1% of the outstanding shares), including 537,854 shares of common stock that have been issued to the management stockholders in exchange for a portion of their operating partnership units. We have been informed that the management stockholders intend to vote in favor of approval of the merger proposal.


Purpose, Structure and Effects of the Merger (Pages 29 and 41-42)

     The purpose of the merger is for the management stockholders to acquire the entire common equity interest in our company, while providing the common stockholders, including the management stockholders as to a portion of their shareholdings, with the opportunity to liquidate their investment in our company for cash at a price representing an approximately 55% premium over the average closing price of the common stock on the New York Stock Exchange during the 10 day period prior to the announcement of the management stockholders' initial merger proposal to our board of directors on November 30, 2000. The common stockholders, other than the management stockholders, are referred to in this proxy statement as the "nonaffiliated stockholders." Pursuant to the merger agreement, following approval of the merger and subject to the fulfillment or waiver of certain conditions, the Acquiror will be merged with and into our company, and we will continue as the surviving corporation in the merger.

     Upon completion of the merger, holders of shares of common stock, other than a portion of the shares owned by the management stockholders, will have the right to receive $12.00 in cash per share, without interest. Also, upon completion of the merger, nonaffiliated stockholders will cease to have any ownership interest in our company and will cease to participate in future earnings and growth, if any, of our company or to benefit from any increases, if any, in our value. Moreover, upon completion of the merger, the common stock held by nonaffiliated stockholders will be canceled, public trading of the common stock will cease and the common stock will be delisted from the New York Stock Exchange.


     Pursuant to the terms of the merger, the Acquiror will pay $12.00 in cash per share of common stock, without interest. The aggregate merger consideration to nonaffiliated stockholders is approximately $20.2 million. In addition, the management stockholders will receive approximately $6.2 million in consideration for a portion of their shares of common stock and for their outstanding stock options.


Recommendation of the Board of Directors and the Special Committee; Fairness of Merger to Nonaffiliated Stockholders (Pages 29-33)

     Acting on the unanimous recommendation of the special committee, our board of directors, including all of the disinterested directors, has approved the merger proposal and recommends that you vote to approve the merger proposal. Our board of directors and the special committee believe that the merger is fair to, and in the best interests of, our company's nonaffiliated stockholders, and that the merger consideration is fair to our company's nonaffiliated stockholders. In reaching their decision to recommend and approve the merger proposal, our board of directors and the special committee considered a number of factors. See "Special Factors -- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger to Nonaffiliated Stockholders" for a description of these factors.

Houlihan Lokey's Fairness Opinion (Pages 34-39)


     Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), an investment banking firm, delivered to the special committee of the board of directors an oral opinion on April 13, 2001, which was later confirmed in writing, that the consideration of $11.25 per share (subject to adjustment to not below $11.00 per share) is fair to the nonaffiliated stockholders from a financial point of view. Subsequent to the date Houlihan Lokey delivered its opinion, the management stockholders increased their offer from $11.25 per share (subject to adjustment to not below $11.00 per share) to $12.00 per share in exchange for the special committee's agreement not to condition the merger upon the approval of a majority of votes cast by the shares held by nonaffiliated stockholders. See "Special Factors --Background of the Merger" for a summary of these events. On September 4, 2001, the special committee requested that Houlihan Lokey update its opinion as to the fairness, from a financial point of view, of the $12.00 per share to be paid by the Acquiror in the merger. On September 6, 2001, Houlihan Lokey delivered to the special committee an oral opinion, which was later confirmed in writing, that the consideration of $12.00 per share is fair to the nonaffiliated stockholders from a financial point of view. Houlihan Lokey will receive a financial advisory fee of $600,000 plus expenses. In addition, Houlihan Lokey may receive additional financial advisory fees to provide certain other advisory services to our company. The full text of Houlihan Lokey's opinion dated September 6, 2001 is attached as Appendix B to this proxy statement. Please read this opinion. See "Special Factors -- Opinion of the Financial Advisor for the Special Committee" for a description of Houlihan Lokey's opinion and the analyses performed by it.


Position of Acquiror, Acquiror Sub and Management Stockholders (Pages 39-40)

     The Acquiror, Acquiror Sub and the management stockholders have each concluded that the merger is fair to the nonaffiliated stockholders based on a number of factors. See "Special Factors--Position of the Acquiror, Acquiror Sub and the Management Stockholders" for a description of these factors.

Weisman Proposal (Pages 21-29)

     On June 5, 2001, Lyle Weisman and his associates, Asher Gottesman, Len Fisch and Igor Korbatov (the "Weisman Group") submitted a proposal to acquire the common stock or assets of our company. Subsequent to that date, the Weisman Group submitted first, second, third, fourth, fifth and sixth amendments to its original proposal. In the latest amendment, the Weisman Group set forth two alternative proposals as follows:


 .  In Proposal A, the Weisman Group:

       - offered to acquire all of the issued and outstanding common stock of our company to be effected via a cash-out merger at a purchase price of $15.50 per share of common stock,

       - waived due diligence as a pre-condition to any transaction at $15.50 per share,

       - offered to deliver an initial deposit of $750,000 to counsel for the special committee within two business days after the special committee accepts the Weisman Group's offer, and no later than three business days following execution of a definitive acquisition agreement between our company and the Weisman Group, to increase the deposit by $1,750,000, for a total of $2,500,000 to be credited towards the purchase price of our company's common stock (the "Good Faith Deposit"),

       - provided that the Good Faith Deposit will become non-refundable to the Weisman Group and be paid to our company should no transaction whereby holders of the common stock of our company receive aggregate consideration of at least $12.00 for each share of our company's common stock they own (regardless of the originator of such transaction) close within 12 calendar months from the date of the acquisition agreement with the Weisman Group,

       - provided that the offer would not be subject to any financing contingency, and

       - conditioned the offer on the negotiation and execution of an acquisition agreement, and termination of the merger agreement with the Acquiror.

 . In Proposal B, the Weisman Group asked the special committee and board of directors of our company to approve and recommend a direct offer from the Weisman Group to all common stockholders of our company containing the following terms:

       -  the purchase price would be $15.50 per share of common stock,

       - the acquiring party would be a new entity to be formed by the Weisman Group and principally owned by them,

       - the timing would be as soon as may be practicable, consistent with applicable corporate and securities laws and exchange regulations,

       - the maximum number of shares would be 100% of issued and outstanding common stock,

       - the minimum number of shares would be 40% of issued and outstanding common stock, inclusive of shares owned by the Weisman Group,

       -  there would be no due diligence condition,

       - if the Weisman Group acquires more than 50% of outstanding shares of common stock as a result of the proposal, then it would as soon thereafter seek to effect a cash-out merger between the acquiring entity and our company upon the same terms and conditions,

       -  the merger agreement with the Acquiror would be terminated,

       - the board of directors would issue a favorable recommendation in support of the Weisman Group's offer to the common stockholders,

       - our company would, upon completion of the tender offer, take such steps as may be necessary or appropriate for delisting the shares of common stock from trading, and

       - the Good Faith Deposit would be non-refundable to the Weisman Group as indicated in connection with Proposal A, except that a transaction will be deemed to have occurred if the Weisman Group achieved at least 40% minimum ownership.




     See "Special Factors -- Background of the Merger" for a description of the Weisman Group's proposal, the amendments to the proposal, the special committee's counterproposal and the reasons the special committee declined the Weisman Group's proposal.


Potential Conflicts of Interest of Officers and Directors (Pages 40-41, 78-79)

     Our officers and directors may have interests in the merger that are different from your interests as a stockholder or relationships that may present conflicts of interest, including the following:

     . Mr. Gottlieb, our Chief Executive Officer and co-Chairman of our board, and Mr. Lebowitz, our President and co-Chairman of our board, are the founders and sole members of the Acquiror. Therefore, they may be confronted by issues which present them with conflicts. As a result, we established the special committee to represent the interests of the nonaffiliated stockholders in connection with the merger proposal.


     . Messrs. Gottlieb and Lebowitz will receive approximately $3.2 million and $2.5 million, respectively, in consideration for a portion of their shares of common stock.


     . Our directors and executive officers will receive an aggregate of $497,750 in payment for outstanding options, of which approximately $235,813 will be paid to Mr. Gottlieb and approximately $235,813 will be paid to Mr. Lebowitz.


     See "Special Factors -- Interests of Certain Persons in the Merger" and "Certain Relationships and Transactions" for a description of these and other actual or potential conflicts.

The Merger Consideration (Pages 44-45)


     If the merger is completed, you will receive $12.00 in cash per share for your common stock, without interest. In the merger, the Acquiror will pay approximately $20.2 million to the nonaffiliated stockholders. In addition, the management stockholders will receive approximately $6.2 million in consideration for a portion of their shares of common stock and for their outstanding stock options.


Conditions to the Merger (Page 50)

     The merger agreement and the transactions contemplated by the merger agreement are subject to a number of conditions, including:

     . approval of the merger by the holders of a majority of the total number of outstanding shares of common stock;

     .  receipt by the Acquiror of necessary financing; and

     .  other specified conditions.

See "The Merger - Conditions to the Merger" for a description of the conditions to the consummation of the merger under the merger agreement.

Termination of the Merger Agreement (Pages 50-51)

     The merger agreement may be terminated by either party or one of the parties in specified circumstances. These circumstances include:

     .  if the merger has not been completed by November __, 2001;

     . if a final nonappealable order, decree or ruling from a court or other governmental entity prohibits the merger;

     .  if the required stockholder vote is not obtained;

     . if the board of directors or the special committee withdraws its recommendation of the merger or approves a superior proposal; and

     .  other specified termination events.

See "The Merger - Termination of the Merger Agreement" for a description of the termination events under the merger agreement. In addition, under certain circumstances, in the event of termination, we will be required to pay a termination fee of $750,000 plus all reasonable costs and expenses incurred by the Acquiror in connection with the merger agreement. [Under certain other circumstances, in the event of termination, we will be required to pay all reasonable costs and expenses incurred by the Acquiror in connection with the merger agreement.]


Financing; Source of Funds (Pages 52-54)

     The total amount of funds required to pay the merger consideration to the nonaffiliated stockholders is approximately $20.2 million. Approximately $6.2 million will be paid to the management stockholders for a portion of their shares of common stock and for their outstanding stock options. In addition, approximately $2.5 million will be used to pay the fees and expenses related to the merger. The management stockholders will also borrow up to $5.29 million to fund their purchase of up to approximately 7% of our preferred stock through a tender offer and to repay personal debt. The Acquiror, its subsidiary and the management stockholders intend to obtain these funds through borrowings from GMAC Commercial Mortgage Corporation ("GMAC"). See "The Merger - Financing; Source of Funds" for a description of these financing arrangements. The management stockholders have received a commitment letter from GMAC and have provided a copy of the commitment letter to our company. While the management stockholders have received a commitment letter, we cannot assure you that the management stockholders will be able to receive the funding on commercially reasonable terms, if at all. Completion of the financing is a condition to the merger. The commitment letter currently expires on October 15, 2001. The management stockholders have had discussions with GMAC regarding extending the expiration date of the commitment letter, and believe that GMAC will do so. There can be no assurance however that the management stockholders can enter into such an agreement with GMAC.

Federal Income Tax Consequences (Pages 43-44)

     You generally will be taxed on your receipt of the merger consideration if and to the extent that the amount you receive exceeds your tax basis in your common stock. Determining the tax consequences of the merger can be complicated. You should consult your financial and tax advisor in order to understand fully how the merger will affect you.

No Appraisal Rights (Page 54)

     Holders of common stock are not entitled to dissenting stockholders' appraisal rights or other similar rights under the Maryland General Corporation Law, and will be bound by the terms of the merger agreement. The Maryland General Corporation Law does not provide appraisal rights or other similar rights to stockholders of a corporation in connection with a merger if their shares are listed on a national securities exchange, such as the New York Stock Exchange, on the record date for determining stockholders entitled to vote on such merger. All of the shares of common stock outstanding on the record date for determining stockholders entitled to vote on the merger were listed on the New York Stock Exchange.

Election of Directors (Pages 67-70)

     The names of six nominees have been submitted for election to our board of directors. The vote of a plurality of the votes cast in person or by proxy is required to elect a nominee for director. The six nominees who receive the greatest number of votes will be elected. Stockholders are not entitled to cumulate their shares of common stock for the purpose of electing directors or otherwise. Abstentions are not counted as votes cast and will have no effect on the vote for election of directors.

Ratification of Independent Public Accountants (Page 80)

     The board of directors has selected Deloitte & Touche, LLP as our independent public accountants for the year ending December 31, 2001, subject to ratification by our stockholders. The affirmative vote of a majority of all votes cast is required for ratification of the appointment of Deloitte & Touche, LLP to serve as our independent accountants. Abstentions are not counted as votes cast and will have no effect on the vote for the ratification of the appointment of Deloitte & Touche, LLP.

Adjournment of the Annual Meeting (Page 80)

     If a motion to adjourn the annual meeting is properly brought, the stockholders will be asked to vote upon the adjournment of the annual meeting. Any proposal to adjourn the annual meeting for the purpose of soliciting additional proxies must be approved by a majority of the stockholders present in person or by proxy. Votes to abstain or broker non-votes will constitute, in effect, votes against such adjournment. Failure to return an executed proxy card will have no effect on whether the annual meeting is adjourned.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $12.00 in cash, without interest, in exchange for each share of our common stock owned by you at the time of the merger. The special committee formed by our board of directors negotiated this price with the Acquiror. The record date for the annual meeting is earlier than the expected date of the merger -- therefore, transferors of shares of common stock after the record date but prior to the merger will retain their right to vote at the annual meeting but the right to receive the merger consideration will transfer with the shares of common stock.

Q:   WHAT WILL HAPPEN TO MY DIVIDENDS?

A: The merger agreement permits the continued declaration and payment of regular quarterly dividends of $0.125 per share on the common stock, in accordance with past practice until the consummation of the merger. After the merger is consummated, you will no longer receive dividends, unless the record date for such dividend is prior to the date of completion of the merger.

Q:   WHAT DO I NEED TO DO NOW?

A: Please complete, date and sign your proxy card and then mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the annual meeting.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for exchanging your stock certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares ONLY if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later dated, signed proxy card before the annual meeting or personally attend the annual meeting and vote.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger (if it is approved) within several days of the annual meeting.

Q:   WHAT ARE THE CONDITIONS TO THE MERGER?

A: The conditions to the merger include stockholder approval, receipt by the Acquiror of necessary financing and other specified conditions.

Q:   WHAT FINANCING ARRANGEMENTS ARE IN PLACE?


A: The management stockholders have received a commitment letter for up to $35 million in borrowings from GMAC. The funds (1) will be used to pay the merger consideration to the nonaffiliated stockholders and the management stockholders as to a portion of their shares of common stock and the costs and expenses of the merger, and (2) will be loaned to the management stockholders to fund their tender offer of up to approximately 7% of our preferred stock. These funds will be loaned by GMAC to a subsidiary of the Acquiror, which simultaneously with the merger, will merge into our operating partnership. After the merger, the operating partnership will ultimately become the borrower and its assets will be used to secure its payment obligations under the loan agreement.


Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The exchange of common stock for cash by a stockholder in the merger will be a taxable transaction for federal income tax purposes, which generally will cause you to recognize a taxable gain upon completion of the merger if, and to the extent, the amount of cash you receive in the merger exceeds your tax basis in your common stock. You should consult your own financial and tax advisor for a full understanding of the tax consequences of the merger. See "Special Factors -- Material Tax Consequences" for more information regarding the tax consequences of the merger.

Q:   WILL THE COMMON STOCK TRADE ON THE NYSE AFTER THE MERGER?

A: No. Once the merger is complete, the common stock will be delisted from the NYSE and will no longer be registered under the Securities Exchange Act of 1934, as amended.

Q:   WHAT WILL HAPPEN TO OUTSTANDING OPTIONS IN THE MERGER?

A: Each option will be cancelled and the holder of such option will be entitled to receive an amount in cash equal to $12.00 less the exercise price of such option for each share of common stock subject to the option.

Q:   WHAT WILL HAPPEN TO THE EXISTING PUBLIC PREFERRED STOCK OF G & L REALTY
     CORP.?


A: By itself, the merger will not have any effect on our preferred stock- it will remain outstanding. We have been advised by the management stockholders that they intend to make a cash tender offer through a newly formed entity for up to approximately 7% of the total number of outstanding shares of preferred stock at a price of $17.50 per share of Series A preferred stock and $17.00 per share of Series B preferred stock. The tender offer would commence about the time when we begin soliciting proxies for the annual meeting and would close subject to the closing of the merger, after the expiration of the statutory offer period (20 business days after the commencement date of the tender offer), unless extended in accordance with the rules of the SEC.


Q:   WHAT OTHER MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: At the annual meeting, you will also be asked to consider and vote on the election of directors and to ratify the appointment of the accounting firm of Deloitte & Touche, LLP as our independent accountants. If a motion is made to adjourn the annual meeting, you may be asked to vote on adjournment of the annual meeting.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you have more questions about the merger or would like additional copies of this proxy statement, you should contact:

                                David E. Hamer
                             439 N. Bedford Drive
                            Beverly Hills, CA 90210
                                (310) 273-9930


          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statement in this proxy statement and the documents incorporated by reference in this proxy statement that are not historical facts but rather reflect expectations concerning future results and events. When used in this proxy statement, the words "believes," "expects," "intends," "plans," anticipates," "likely," "will," and similar expressions identify the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, that could cause actual results and events to differ materially from those forecast or anticipated in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, general economic conditions, the supply of, and demand for, healthcare related real estate in the markets in which we have our investments, the availability of financing, governmental policies and regulations, potential delays in obtaining approvals from stockholders, governmental authorities and other third parties, the outcome of pending lawsuits against us relating to the merger, and other factors discussed elsewhere in this proxy statement and in the documents that we file with the Securities and Exchange Commission.

     You are cautioned not to place undue reliance on forward-looking statements, which reflect our company's view only as of the date of this proxy statement or as of such earlier date as indicated in this proxy statement. All forward-looking statements included in this proxy statement and all subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

     Forward-looking statements include the information set forth under "Certain Financial Projections of the Company." Such information has been included in this proxy statement for the limited purpose of giving the stockholders access to financial projections by our management that were furnished to our board of directors, the special committee, Houlihan Lokey and the Acquiror. Such information was prepared by our management for internal use and not with a view to publication.

                   INFORMATION CONCERNING THE ANNUAL MEETING

Time, Place and Date

     This proxy statement is being furnished to the holders of our outstanding common stock in connection with the solicitation of proxies by the board of directors for use at the annual meeting of our stockholders to be held on October __, 2001 at 10:00 a.m. local time, at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, California, including any adjournments or postponements thereof.


Purpose of the Annual Meeting

     At the annual meeting, you will consider and vote upon a proposal to approve the merger. You may also be asked to vote on adjournment of the annual meeting if a motion to adjourn the annual meeting is properly brought. Additional information concerning the annual meeting and the merger agreement is set forth below and a copy of the merger agreement is attached as Appendix A to this proxy statement. The special committee has unanimously determined that the terms of the merger proposal are fair to, and in the best interests of, the nonaffiliated stockholders, and has recommended that the board of directors vote for approval of the merger proposal. Acting on the unanimous recommendation of the special committee, the board of directors has approved the merger proposal. The board of directors, including the four disinterested directors, with the management stockholder directors abstaining, recommends that stockholders vote for approval of the merger proposal. However, stockholders should be aware that certain of the members of the board of directors have conflicts of interest with respect to the merger. See "Special Factors -- Interests of Certain Persons in the Merger" and "Certain Relationships and Transactions" for a description of these conflicts.

     In addition, at the annual meeting, you will be asked to consider and vote on the election of directors and to ratify the appointment of Deloitte & Touche, LLP as our independent accountants for the year ending December 31, 2001.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote


     The record date for the annual meeting has been fixed as the close of business on August 27, 2001. Only holders of record of common stock on the record date are entitled to notice of and to vote at the annual meeting. Holders of common stock on the record date are entitled to one vote on matters properly presented at the annual meeting for each share of common stock held.



     On the record date, there were 2,871,654 shares of common stock outstanding, held of record by approximately 80 holders. The presence in person or by proxy of a majority of the shares of common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Under Maryland law, abstentions and broker non-votes (i.e. proxies from brokers or nominees that disclaim their authority to vote such shares on a particular matter) will count toward the presence of a quorum.

Vote Required


     Pursuant to the merger agreement, the merger must be approved by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock. The management stockholders have advised us that they and their affiliates intend to vote their shares of common stock for approval of the merger proposal. As of the record date, the management stockholders beneficially owned an aggregate of 1,207,559 shares of common stock (approximately 42.1% of the outstanding common stock). The completion of the merger is also subject to satisfaction of certain other conditions. See "The Merger -Conditions to the Merger" for a description of these conditions.


     Failure to return an executed proxy card or to vote in person at the annual meeting or voting to abstain (or broker non-votes) will have the same effect as a vote against approval of the merger proposal.

     Any proposal to adjourn the annual meeting for the purpose of soliciting additional proxies must be approved by a majority of the stockholders present in person or by proxy. Votes to abstain or broker non-votes will constitute, in effect, votes against such adjournment. Failure to return an executed proxy card will have no effect on whether the annual meeting is adjourned.

     The vote of a plurality of the votes cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the annual meeting, each holder of common stock is entitled to vote the number of shares owned by such stockholders. The six nominees who receive the greatest number of votes will be elected. Stockholders are not entitled to cumulate their shares of common stock for the purpose of electing directors or otherwise. The affirmative vote of a majority of all votes cast is required for ratification of the appointment of Deloitte & Touche, LLP to serve as our independent accountants. Abstentions are not counted as votes cast and will have no effect on the vote for election of directors or the ratification of the appointment of Deloitte & Touche, LLP.

Action to be Taken Under the Proxy

     All proxy cards in the enclosed form that are properly executed and received in time for the annual meeting, and not revoked, will be voted at the annual meeting or any adjournments or postponements thereof in accordance with any instructions thereon, or, if no instructions are provided, will be voted:

     .  FOR approval of the merger proposal;

     .  FOR the nominees named below for election of directors;

     . FOR the ratification of the appointment of Deloitte & Touche, LLP as our independent accountants; and

     . as appropriate, FOR adjournment of the annual meeting for the purpose of soliciting additional proxies.

Any stockholder who has given a proxy pursuant to this solicitation may revoke it by attending the annual meeting and voting in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date.

     Our company is not aware of any matters other than those set forth in this proxy statement which may come before the annual meeting. If any other matters are properly presented at the annual meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matters.

Proxy Solicitation

     We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors and officers, without receiving any additional compensation, may solicit proxies personally or by telephone. We will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so.

                      PROPOSAL 1:  APPROVAL OF THE MERGER

     You are being asked to consider and vote upon a proposal to approve the merger of the Acquiror and our company substantially on the terms set forth in the Agreement and Plan of Merger, dated as of May 10, 2001, by and between our company and the Acquiror, as it may be amended from time to time, pursuant to which the Acquiror will merge with and into us, with our company as the surviving corporation. In addition, G & L Partnership, LLC, a Delaware limited liability company (the "Acquiror Sub"), of which Acquiror is the sole member, will merge with and into the operating partnership, with the operating partnership as the surviving entity. The Acquiror and Acquiror Sub are entities formed by the management stockholders in order to implement the merger. If the merger is approved by our stockholders and the other conditions to the merger are satisfied or waived, each outstanding share of our common stock, other than a portion of the shares held by the management stockholders, will be converted into the right to receive $12.00 in cash, without interest.

                                    GENERAL

The Company

     We are a self-managed real estate investment trust ("REIT") that owns, acquires, develops, manages and leases health care properties. Our business currently consists of investments, made either directly or through joint ventures, in medical office buildings, assisted living facilities, skilled nursing facilities and in debt obligations secured by health care properties. We were incorporated in Maryland on September 15, 1993. We were formed to continue the ownership, management, acquisition and development activities previously conducted by G & L Development, a California general partnership, our predecessor. As of July 31, 2001, we owned 27 medical office buildings and retail properties totaling approximately 874,000 rentable square feet, five assisted living facilities, including a project under development, seven skilled nursing facilities, one hospital, and two senior resident apartment complexes, including one under development totaling approximately 1,242 beds/units.

     We conduct our business through the operating partnership, which is a Delaware limited partnership. Our company, as the sole general partner, controls the operating partnership and owns approximately 97% of the operating partnership. The limited partners own approximately 3% of the operating partnership, with the management stockholders owning approximately 1% of the operating partnership.


     The principal executive offices for our company and the operating partnership are located at 439 North Bedford Drive, Beverly Hills, CA 90210 and the telephone number for our company and the operating partnership is (310) 273-9930.


     During the past five years, the operating partnership has not been
(1) convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or (2) a party to any civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining any future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violations with respect to such laws.


The Acquiror, Acquiror Sub and Management Stockholders

     The Acquiror is a Maryland limited liability company recently formed by the management stockholders for the purpose of effecting the merger. The Acquiror currently has no material assets, does not own any shares of our common stock and has not engaged in any activities except those incident to its formation and in connection with the merger. The Acquiror will merge with and into us, with our company as the surviving corporation. The capital structure of the Acquiror consists of a single class of limited liability company membership units. The management stockholders are the only members of the Acquiror and own all of the units of the Acquiror. Daniel M. Gottlieb and Steven D. Lebowitz are the managers of the Acquiror. Messrs. Gottlieb and Lebowitz are both citizens of the United States. The principal business address and business telephone number of the Acquiror and the managers of the Acquiror is c/o G & L Realty Corp., 439
N. Bedford Drive, Beverly Hills, California 90210, telephone (310) 273-9930.

     Acquiror Sub is a Delaware limited liability company, the sole member of which is the Acquiror. Acquiror Sub is also a transitory merger vehicle formed for the purpose of merging into the operating partnership. Acquiror Sub intends to borrow from GMAC up to approximately $35 million, of which approximately $20.2 million will be used to pay the nonaffiliated stockholders, approximately $2.5 million will be used to pay the costs and expenses of the merger, approximately $6.2 million will be used to pay the management stockholders for a portion of their shares of common stock and for their outstanding stock options, and up to $5.29 million will be loaned to the management stockholders to fund their purchase of up to approximately 7% of our preferred stock through a tender offer and to repay personal debt. Acquiror Sub will distribute to the Acquiror the funds necessary to pay the merger consideration to the nonaffiliated stockholders and related costs, the purchase price to be paid to the management stockholders and the amount, up to $5.29 million, to be loaned by the Acquiror to the management stockholders for the purchase of preferred stock pursuant to a tender offer and to repay personal debt. Acquiror Sub will merge with and into the operating partnership, which will succeed to Acquiror Sub's indebtedness to GMAC and the operating partnership's assets will secure the indebtedness. Daniel
M. Gottlieb is the manager of Acquiror Sub. The principal business address and business telephone number of the Acquiror Sub and the manager of the Acquiror Sub is c/o G & L Realty Corp., 439 N. Bedford Drive, Beverly Hills, California 90210, telephone (310) 273-9930. The principal business address and business telephone number of the management stockholders is c/o G&L Realty Corp. 439 N. Bedford Drive, Beverly Hills, California 90210, telephone (310) 273-9430.


     During the past five years, none of the Acquiror, Acquiror Sub, or the management stockholders has been (1) convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or (2) a party to any civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining any future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violations with respect to such laws.

                                SPECIAL FACTORS

Background of the Merger

History of the Ownership Interest of Messrs. Gottlieb and Lebowitz

     Our company was formed in 1993 to continue the business of G&L Development, a partnership wholly owned by Messrs. Gottlieb and Lebowitz. Our company completed its initial public offering on December 16, 1993, selling 4,159,000 shares of common stock at $18.25 per share, and reducing the beneficial ownership of Messrs. Gottlieb and Lebowitz from 100% of G&L Development to 20.1% of our company. The ownership interest of Messrs. Gottlieb and Lebowitz immediately following the initial public offering consisted of 536,800 shares of common stock and 398,699 operating partnership units in the operating partnership controlled by our company. The operating partnership units are convertible into, at the election of our company, (1) common stock of our company on a one-for-one basis or (2) cash in an amount based on the value of our common stock on the conversion date.

     In March 1995, we adopted a stock repurchase program, granting management the authority to acquire $1.5 million of our common stock in the open market based on prevailing market prices. That program and the funding for the program has been renewed from time to time. Since the program's inception, we have repurchased 1,986,200 shares of our common stock (including the 1,000,000 shares purchased in a self-tender as described below) through the program at an aggregate cost of $21,275,115, or an average price of $10.71 per share. Set forth below is a table setting forth the amounts of stock repurchased by quarter and by average purchase price paid per share:

                                                                  Average
                                                   Shares          Price
                                                   ------          -----
                         1995     1st Quarter            -       $      -
                                  2nd Quarter       97,000           8.40
                                  3rd Quarter            -              -
                                  4th Quarter            -              -

                         1996     1st Quarter            -              -
                                  2nd Quarter            -              -
                                  3rd Quarter            -              -
                                  4th Quarter            -              -

                         1997     1st Quarter            -              -
                                  2nd Quarter       56,800          16.28
                                  3rd Quarter            -              -
                                  4th Quarter       19,600          18.01

                         1998     1st Quarter        8,900          18.37
                                  2nd Quarter       24,000          17.65
                                  3rd Quarter       58,100          15.93
                                  4th Quarter       60,700          13.58

                         1999     1st Quarter       27,200          12.64
                                  2nd Quarter       36,000          11.73
                                  3rd Quarter       60,900          10.91
                                  4th Quarter    1,235,200          10.23

                         2000     1st Quarter      237,800           9.18
                                  2nd Quarter       64,000           9.36
                                  3rd Quarter            -              -
                                  4th Quarter            -              -

                         2001     1st Quarter            -              -
                                  2nd Quarter            -              -

     In June 1996, an aggregate of 39,215 operating partnership units were issued to Messrs. Gottlieb and Lebowitz for a cash price of $14 per unit, which represented a premium of 7.69% over the closing price of our company's common stock on the day immediately preceding the day on which the executive committee of our board of directors approved the transaction. At the time, the executive committee was comprised of Messrs. Gottlieb and Lebowitz and three outside directors.

     In December 1997, Messrs. Gottlieb and Lebowitz exercised stock options to acquire an aggregate 134,000 shares of our common stock at $9.625 per share.

     In December 1998, the board of directors considered and approved, with Messrs. Gottlieb and Lebowitz abstaining, the acquisition by our company of a Southern California commercial property owned by Messrs. Gottlieb and Lebowitz for $9.5 million, to be paid through the issuance to Messrs. Gottlieb and Lebowitz of operating partnership units, priced at a 10% premium to the price of our company's common stock. The transaction was closed on December 30, 1998, through the issuance of 126,744 operating partnership units, priced at $14.87 per unit. As a consequence of this issuance of operating partnership units, the beneficial ownership of Messrs. Gottlieb and Lebowitz in our company increased from 24.9% to 26.9%, including their operating partnership units.

     In October 1999, we made a self tender for 1,000,000 shares of our common stock at $10.50 per share. The self tender was oversubscribed, with approximately 2,048,000 shares tendered in the offering. As a result, we purchased on a pro rata basis an aggregate of 1,000,000 shares. Messrs. Gottlieb and Lebowitz sold 17,410 and 14,245 shares, respectively, as part of this self tender. As a consequence of this self tender, the aggregate beneficial ownership of Messrs. Gottlieb and Lebowitz in our company increased from 28.3% to 35.6%, including their operating partnership units.


     On February 29, 2000, the compensation committee of the board of directors granted non-qualified stock options to purchase 50,000 shares of common stock to each of Messrs. Gottlieb and Lebowitz. The per share exercise price of the options was $8.875, the closing price of our company's common stock on February 29, 2000. The average closing price of our common stock on the New York Stock Exchange for the 30 days prior to February 29, 2000 was $9.15. In connection with the merger proposal, Messrs. Gottlieb and Lebowitz advised the board of directors that they might exercise all of their stock options and intended to exchange up to 94.7% of their operating partnership units for common stock.



     On August 8, 2001, Mr. Gottlieb exchanged 272,159 operating partnership units for 272,159 shares of common stock. On August 16, 2001, Mr. Gottlieb exchanged an additional 14,138 operating partnership units for 14,138 shares of common stock.



     On August 8, 2001, Mr. Lebowitz exchanged 205,695 operating partnership units for 205,695 shares of common stock. On August 16, 2001, Mr Lebowitz exchanged an additional 45,862 operating partnership units for 45,862 shares of common stock. As of the close of business on August 16, 2001, Messrs. Gottlieb and Lebowitz owned approximately 42.1% of our company's outstanding common stock.


Strategic Planning Committee

  In September 1998, we formed a strategic planning committee, comprised of Messrs. Gottlieb and Lebowitz, and S. Craig Tompkins as an outside director.
The purpose of the committee was to develop plans concerning the future growth and opportunities of our company. During its tenure, the strategic planning committee, among other things, met from time to time with investment bankers and financial advisors, our company's auditors and attorneys, and considered various strategic options, including:

  . the combination of our company, either through merger or strategic alliance, with other health oriented REITs,

  .  the acquisition of other REITs or other real estate entities,

  .  the sale of our company to another REIT,

  . the development of a separate company to engage in certain types of health care facility management and related services of the type not currently permissible for REITs under currently applicable tax code provisions,

  . the development of an opportunity fund to acquire distressed health care properties, using primarily capital from institutional investors in an investment partnership format,

  . the refocusing of the efforts of our company on the development, construction and turn-around aspects of our company's real estate business and away from the acquisition of mature health care properties,

  . the revision of our company's dividend policy, which had historically resulted in the payment of dividends substantially in excess of our company's taxable income, so as to provide more working capital to our company,

  . the continuation or expansion of our company's stock repurchase program, including the possibility of a tender offer for a portion of our company's outstanding shares,

  . the possible acquisition by Messrs. Gottlieb and Lebowitz of all or substantially all of the common stock not already owned by them in some type of going private transaction, and

  .  the adoption of certain anti-takeover and stockholder rights plans.

     Most of the strategic planning committee's activities took place in the last fiscal quarter of 1998 and the first three fiscal quarters of 1999, although the members of the strategic planning committee continued to meet informally from time to time thereafter to discuss opportunities that might be available to and issues facing our company.

     On August 31, 1999, the strategic planning committee made a report to the full board of directors. That report concluded that, in its opinion, the best strategy for our company was to focus on the principal management strengths of our company and to go forward as a growth oriented company, emphasizing the development, construction and turn-around aspects of our company's real estate business.

     The strategic planning committee noted that the adoption of such a development oriented strategy would necessitate a review of our company's dividend policy, since there would likely be longer lead times between the investment of capital and the realization of the returns resulting from stabilized cash flow. The adoption of such a strategy would also mean that, from time to time, profits would be taken in the form of the sale or other disposition of developed assets, and that our company would not necessarily hold our properties on an indefinite basis. This could result in material variations in the amount of taxable income generated by our company from period to period,
mandating material fluctuations in dividend payout.   Accordingly, the strategic
planning committee advised that, if a growth or development business plan were to be adopted, it would be appropriate to couple that action with a material reduction in the dividends being paid by our company.

     The strategic planning committee further noted that given the dividend expectation of our company's stockholder base, consideration should also be given to the coupling of such a shift in business focus and dividend policy with a tender offer, so as to provide a degree of liquidity to those stockholders who did not want to continue their investment in our company. Following discussion, the board of directors determined that the business focus suggested by the strategic planning committee would be a commercially reasonable way for our company to proceed, and that the board of directors should consider at its next meeting a revision to our company's dividend policy and a possible tender offer for a significant portion of our outstanding common stock.

     While the strategic planning committee did not have any formal meetings in 2000, Messrs. Gottlieb and Lebowitz advised Mr. Tompkins in April 2000 that they were seriously considering making an offer to purchase the common stock that they did not own, although they were uncertain at that time as to whether (1) such a transaction could be financed entirely with debt, (2) outside equity financing would be needed and (3) such a transaction would be structured as a tender offer for any and all shares or as a cash-out merger. In June 2000, Messrs. Gottlieb and Lebowitz advised Mr. Tompkins that they had retained Heller Ehrman White & McAuliffe LLP ("Heller Ehrman") as separate counsel to advise them with respect to such a possible transaction and that they were in conversations with several possible financing sources including GMAC. The strategic planning committee was formally disbanded on January 9, 2001, because of the formation of the special committee to review and consider the common stock buy-out proposal presented by Messrs. Gottlieb and Lebowitz.

The 1999 Charter Amendment

     Charters of REITs, including our charter, generally contain prohibitions on the transfer of shares that would result in a person owning in excess of the ownership limitation set forth in the charter. The purpose of this prohibition is, among other things, to assure compliance with the five-or-fewer rule under the Internal Revenue Code of 1986, as amended. Under this rule, in order for a company to qualify as a REIT, the ownership of more than 50 percent of a company's shares cannot be held by five or fewer individuals during the last half of such company's taxable year. At our annual meeting of stockholders held on August 31, 1999, our stockholders approved an amendment to our charter giving the board of directors the authority (i) to waive the ownership limitation under the charter for any person(s) and (ii) to decrease the ownership limit under the charter for all other persons (the "Amendment").

     The Amendment was approved by a 2,645,028 to 205,638 vote, with the holders of 68,926 shares abstaining. As disclosed in our proxy materials pertaining to that meeting, the intent of the Amendment is to:

  . give the board of directors more flexibility in considering proposals by individuals who wished to make a substantial investment in our company, which would be in excess of the ownership limit,

  . give the board of directors the ability to expand the number of potential bidders interested in making a competitive proposal if there is an interested bidder,

  . permit our company to continue to repurchase our stock from time to time, and

  . permit Messrs. Gottlieb and Lebowitz to convert their operating partnership units into common stock without exceeding the ownership limit.

     On May 10, 2001, in order to permit the transactions contemplated by the merger agreement, the board of directors (1) waived the ownership limitation found in our charter for Messrs. Gottlieb and Lebowitz so long as Messrs. Gottlieb and Lebowitz do not own more than 25% in the aggregate in value of the outstanding equity stock of our company, and (2) decreased the ownership limitation for all other "Persons" (which term includes any corporation, partnership, trust, association or group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934), other than Messrs. Gottlieb and Lebowitz, from 9.8% (in value or in number of shares, whichever is more restrictive) to 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding equity stock of our company.

The 1999 Tender Offer

     At its board meetings on August 31, 1999 and September 27, 1999, the board of directors considered:

  .  our company's cash flow and earnings projections,

  . the recommendation of the strategic planning committee that our company focus on the development, construction and turn-around aspects of our real estate business,

  . the advisability of reducing our company's dividends in light of the adoption of a growth or development oriented business plan to keep such dividends more in line with our company's taxable earnings, and

  . in light of the refocusing of our company's business efforts on real estate development, the nature of the proposed dividend reduction and the view of our board of directors that our company's common stock was at that time under priced by the market, the advisability of offering those stockholders wishing liquidity in their investment an opportunity to exit their investment through a self tender.

     On September 27, 1999, the board of directors determined to reduce our company's regular quarterly dividend from $0.39 to $0.125, and to approve a self tender offer to provide liquidity for those stockholders wishing to reduce their interest in our company as a result of this change in dividend policy. On October 1, 1999, we commenced a self tender offer for up to 1,000,000 shares of our company's common stock at $10.50 per share, a 6.0% premium to the market price of our common stock on September 16, 1999. The offer was substantially oversubscribed (approximately 2,048,000 shares being tendered), and was closed on October 29, 1999. Messrs. Gottlieb and Lebowitz sold 17,410 and 14,245 shares, respectively, as part of the self tender. As a result of the tender offer, the aggregate beneficial ownership of Messrs. Gottlieb and Lebowitz in our company increased from 28.3% to 35.6%.

The Merger Proposal

     Introduction. On November 30, 2000, our board of directors received a proposal from Messrs. Gottlieb and Lebowitz with respect to the acquisition by them of all of the common stock of the company not owned by them. In response to this proposal, our board of directors established a special committee comprised entirely of disinterested board members to assist and advise our company with respect to the proposal made by Messrs. Gottlieb and Lebowitz. In the ten months since its inception, the special committee has retained legal counsel and financial advisors, held numerous meetings to discuss the proposal and the alternatives available to our company, through its chairman and its financial advisor engaged in extensive negotiations with Messrs. Gottlieb and Lebowitz, and discussed the possibility of alternative transactions with four other potential acquirors. The special committee has been advised by three of such potential acquirors that they do not currently have an interest in pursuing an alternative transaction with our company. The fourth such potential acquiror has submitted an alternative proposal which the special committee has declined for the reasons described below. The special committee believes that its actions led to an increase in the original purchase price of $10.00 to ultimately $12.00 per share. The following discussion sets forth in greater detail the background of the merger.


     Events Leading Up to the November 30th Proposal. During the first half of 2000, the market for our securities as well as for those of other public REITs, particularly health care equity REITs, deteriorated while the S&P 500 index increased significantly. During this period, the sales prices of our common stock ranged from a low of $7.25 to a high of $9.56 on fairly light volume. In light of these market conditions and Messrs. Gottlieb and Lebowitz's belief that the self tender had failed to stabilize the price of our common stock, Messrs. Gottlieb and Lebowitz began considering, in the first half of 2000, the possibility of engaging in some type of "going private" transaction. While the strategic planning committee did not have any formal meetings in 2000, Messrs. Gottlieb and Lebowitz advised Mr. Tompkins in April 2000 that they were considering making an offer to purchase the common stock that they did not own. At that time, however, they were uncertain as to whether such a transaction could be financed entirely with debt or whether outside equity financing would be needed and how best to structure such a transaction. In June 2000, Messrs. Gottlieb and Lebowitz advised Mr. Tompkins that they had retained separate counsel to advise them with respect to such a possible transaction and that they
were in conversations with certain potential financing sources.   In July 2000,
Messrs. Gottlieb and Lebowitz commenced discussions with GMAC which ultimately led to the formulation of a plan of financing that would permit them to make a proposal.

     The November 30th Proposal and Events After the November 30th Proposal.
On November 30, 2000, we received a proposal from Daniel M. Gottlieb and Steven
D. Lebowitz, Chief Executive Officer and President, respectively, and the principal stockholders of our company, to acquire by merger all the outstanding shares of our common stock not already owned directly or indirectly by them for a cash price of $10.00 per share. The proposal was conditioned upon, among other things, approval of our board of directors and stockholders, the negotiation and execution of mutually satisfactory definitive agreements, the receipt of consents of third parties required under any of our material contracts, the cancellation of all outstanding options, including those held by Messrs. Gottlieb and Lebowitz, the receipt by Messrs. Gottlieb and Lebowitz of satisfactory financing to complete the transaction and the satisfaction of all applicable regulatory and governmental requirements. The proposal constituted an approximately 29% premium over the average closing price of the common stock on the New York Stock Exchange during the 10 trading days prior to the announcement of the proposal.

     After receiving the proposal from Messrs. Gottlieb and Lebowitz, our board of directors met to discuss the proposed acquisition transaction. Messrs. Gottlieb and Lebowitz recused themselves from the meeting during this discussion. Given that Messrs. Gottlieb and Lebowitz were executive officers and Co-Chairmen of the board of our company, the board of directors decided to appoint a special committee comprised of our company's four disinterested directors - S. Craig Tompkins, Richard L. Lesher, Leslie D. Michelson and

Charles P. Reilly - to review the proposal, consider alternatives and report back its recommendation to the entire board of directors at such time as it completed its investigation. The board of directors appointed Mr. Tompkins to serve as the Chairman of the special committee. The members of the special committee directed Mr. Tompkins to interview legal counsel and financial advisors to represent the special committee, the members of the committee making several recommendations as to suitable legal counsel and financial advisors. Following the meeting, we issued a press release announcing the receipt of the proposal from Messrs. Gottlieb and Lebowitz and the formation of the special committee.

     On December 4, 2000 and December 14, 2000, two purported class action lawsuits were filed against our company and our directors. See "Special Factors -Litigation Regarding the Merger" for a description of these lawsuits and the status of each.

     On December 8, 2000, the special committee received an inquiry from G. Realco LLC, a newly-formed Delaware limited liability company. In a letter addressed to the members of the special committee, G. Realco LLC indicated that it had reviewed publicly available information concerning our company and was confident that it would be able to present an offer to our common stockholders in excess of the $10.00 per share offered by Messrs. Gottlieb and Lebowitz.
G. Realco LLC requested that the special committee prepare a confidentiality agreement for execution so that it could commence due diligence procedures.


     On December 21, 2000, the special committee met to discuss the retention of legal and financial advisors to assist the special committee in evaluating the proposed transaction between our company and Messrs. Gottlieb and Lebowitz. On January 9, 2001, the special committee formally retained the services of Ballard Spahr Andrews & Ingersoll, LLP ("Ballard Spahr") to act as counsel to the special committee in connection with the proposed acquisition transaction. Ballard Spahr is a large law firm with an office in Maryland which represents clients in a broad range of matters, including mergers, acquisitions, representation of boards of directors and board committees and other complex corporate transactions. Specifically, the special committee retained the services of James J. Hanks, Jr., a partner at Ballard Spahr, an adjunct Professor of Law at Cornell Law School and author of the leading treatise on Maryland corporation law. We are incorporated in Maryland and our internal affairs are governed by Maryland law.

     On January 9, 2001, after completing interviews with several financial advisor candidates, the special committee engaged the services of Houlihan Lokey to assist the special committee in understanding and evaluating the proposal and, if requested by the special committee, to opine as to the fairness of the consideration in the proposal. The engagement letter was subsequently amended to reflect a potential expansion in the scope of Houlihan Lokey's engagement with respect to its negotiations with certain other interested parties. Houlihan Lokey is a nationally recognized investment banking firm that is engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. It was further determined that Mr. Tompkins, as the Chairman of the special committee, should, on behalf of the special committee, lead the negotiations with Messrs. Gottlieb and Lebowitz.

     On January 12, 2001, we issued a press release announcing the retention by the special committee of Houlihan Lokey to serve as its financial advisor.

     Following its engagement, Houlihan Lokey performed a range of financial analyses, based on its review of various internal and public information regarding our company, in order to assist the special committee in evaluating the proposed transaction between our company and Messrs. Gottlieb and Lebowitz. On February 2, 2001, at a meeting of the special committee, Houlihan Lokey provided an overview of the proposed transaction and reviewed certain financial aspects of the proposed transaction. In addition, Houlihan Lokey discussed with the special committee the current real estate capital market environment, the various strategic alternatives available to our company and its conclusions as to the net asset and per share values of our company.

     At its February 2, 2001 meeting, the special committee discussed with Houlihan Lokey the alternatives available to the special committee, and the strategies it might employ in working to get the best possible price for stockholders. During these discussions, it was noted that in light of the fact that Messrs. Gottlieb and Lebowitz owned directly approximately 45.0% and beneficially approximately 45.7% of the common stock of our company, in each case assuming exercise of all stock options and conversion of all operating partnership units held by Messrs Gottlieb and Lebowitz, it would be difficult to consummate any transaction to which they were opposed. It was further noted that Messrs. Gottlieb and Lebowitz had advised both Mr. Tompkins and Houlihan Lokey that they would not be favorably inclined to sell their stock in our company at that time. The special committee was also concerned that, if an agreement were not reached with Messrs. Gottlieb and Lebowitz, the trading price of our company's common stock would likely return to its historic trading ranges. After discussion, the special committee concluded that, in light of the foregoing considerations, it would not be advisable or a good use of our company's resources to conduct a conventional auction of our company. Instead, the special committee determined that the best strategy for obtaining the best price for stockholders would be to attempt to negotiate definitive terms with Messrs. Gottlieb and Lebowitz while at the same time preserving for our company the ability to consider alternative acquisition proposals. Accordingly, the special committee authorized Mr. Tompkins, together with Houlihan Lokey, to enter into negotiations with Messrs. Gottlieb and Lebowitz regarding the price and other terms of the proposed transaction, with the objective of increasing the price proposed by Messrs. Gottlieb and Lebowitz, while preserving for our company the ability to consider and accept other potentially superior proposals.

     In addition, the special committee authorized Houlihan Lokey to communicate to G.Realco LLC that the special committee was pursuing matters further with Messrs. Gottlieb and Lebowitz but was interested in communicating with all other interested parties, including G.Realco LLC, once negotiations with Messrs. Gottlieb and Lebowitz were more advanced, at which time our company would anticipate entering into a confidentiality agreement with G.Realco LLC.

     Between February 2, 2001 and February 8, 2001, Mr. Tompkins and Houlihan Lokey had various preliminary discussions with Messrs. Gottlieb and Lebowitz concerning their proposal, during which they communicated to Messrs. Gottlieb and Lebowitz the view of the special committee that the purchase price offered needed to be increased. On February 8, 2001, the special committee met to discuss the status of the negotiations with Messrs. Gottlieb and Lebowitz and to consider certain additional information developed by Houlihan Lokey. Mr. Tompkins and Houlihan Lokey advised the special committee that Messrs. Gottlieb and Lebowitz were unwilling to increase their proposed purchase price, absent a counteroffer from the special committee. Following discussion, the special committee determined that Mr. Tompkins and Houlihan Lokey should refrain from making a counteroffer and continue their negotiations with Messrs. Gottlieb and Lebowitz, in an attempt to negotiate (1) an increase in the proposed purchase price and (2) the right for the special committee to entertain and recommend any competing offers that might be received.

     On February 9, 2001, Mr. Tompkins and Houlihan Lokey met again with Messrs. Gottlieb and Lebowitz. At this meeting, various issues were discussed, including an increase in the proposed purchase price, the structure of the proposed transaction, the special committee's right to consider and recommend superior acquisition proposals, and the reimbursement of expenses incurred by Messrs. Gottlieb and Lebowitz in connection with the proposed transaction in the event that an alternative acquisition proposal was approved by the board of directors.

     In early February, Trans Healthcare Inc., a privately owned corporation that develops and operates specialty hospitals, skilled nursing facilities and outpatient post-acute network services, contacted Mr. Tompkins to express interest in potentially entering into a transaction with us and seeking access to non-public information to develop a more specific proposal. Mr. Tompkins referred the call to Houlihan Lokey. On February 14, 2001, Houlihan Lokey discussed with Trans Healthcare Inc. its interest in our company and in acquiring non-public information regarding our company.

     On February 15, 2001, the special committee received a term sheet from Messrs. Gottlieb and Lebowitz outlining in general terms the proposed transaction. The term sheet included an increase in the proposed purchase price from $10.00 to $11.00 per share and provided, among other things, that we would not initiate, solicit or encourage any acquisition proposal (although we would retain the right to consider any unsolicited superior acquisition proposal), that the proposed transaction would be subject to the approval of our stockholders (including a majority of the shares of common stock voting on the transaction not held by Messrs. Gottlieb and Lebowitz) and that, if the proposed transaction were to be abandoned under circumstances to be agreed upon, we would reimburse Messrs. Gottlieb and Lebowitz for fees and expenses of accountants, financial advisors, attorneys and consultants relating to the transaction, as well as any commitment and other fees, charges and expenses relating to the proposed transaction.

     Between February 15, 2001 and February 27, 2001, Mr. Tompkins and Houlihan Lokey had various conversations with Messrs. Gottlieb and Lebowitz in order to ask questions about the revised proposal. On February 20, 2001, we issued a press release describing the revised proposal.

     On February 27, 2001, the special committee met to consider Messrs. Gottlieb and Lebowitz's revised proposal. After discussion, the special committee concluded that Mr. Tompkins should continue negotiations with Messrs. Gottlieb and Lebowitz and that those negotiations should focus on increasing the purchase price while retaining for our company the right, even after an agreement was reached with Messrs. Gottlieb and Lebowitz, to provide information to and to conduct negotiations with G. Realco LLC and Trans Healthcare, Inc. and the right to consider and accept any superior acquisition proposals. At this meeting, Mr. Tompkins was also authorized to make a counteroffer at $13.00 per share.

     Between February 27, 2001 and March 3, 2001, Mr. Tompkins and Houlihan Lokey had various discussions with Messrs. Gottlieb and Lebowitz regarding the price and other terms of the proposed transaction. On March 1 and 2, 2001, Mr. Tompkins also participated in two conference calls with representatives of GMAC during which the status of the current stockholder litigation and the structure of the proposed transaction were discussed and assurances were given to Mr. Tompkins that a definitive loan commitment would be forthcoming. During the discussions with Messrs. Gottlieb and Lebowitz, the price of $13.00 was put forward by Mr. Tompkins as a price that would be acceptable to the special committee. However, that price was rejected by Messrs. Gottlieb and Lebowitz. Mr. Tompkins and Houlihan Lokey also explored with Messrs. Gottlieb and Lebowitz possible purchase prices of $12.50 and $12.00, neither of which was acceptable to Messrs. Gottlieb and Lebowitz.

     On March 4, 2001, Mr. Tompkins met with Messrs. Gottlieb and Lebowitz for approximately four hours in an attempt to work out a draft term sheet which would be acceptable to Messrs. Gottlieb and Lebowitz and which Mr. Tompkins would be prepared to present to the special committee for its consideration. During the course of that meeting, a draft term sheet was developed, with the understanding that it would not be presented to the special committee for consideration until it had been reviewed by Ballard Spahr on behalf of the special committee and Heller Ehrman on behalf of Messrs. Gottlieb and Lebowitz. Thereafter, the proposed draft term sheet was reviewed and negotiated between counsel for the special committee and counsel for Messrs. Gottlieb and Lebowitz.

     The March 4 meeting and subsequent negotiations between counsel resulted in a revised offer from Messrs. Gottlieb and Lebowitz in which the proposed purchase price increased from $11.00 to $11.25 per share, subject to adjustment if certain transaction costs exceeded an agreed upon amount. Messrs. Gottlieb and Lebowitz also agreed not to acquire any additional shares of our common stock (except through the exercise of existing options or conversion rights) for a period of 18 months, provided that we agree not to issue any additional shares of common stock or any debt or securities convertible into or exchangeable for common stock during the same 18-month period. Under the revised offer, the special committee would have the right to provide confidential information to, and to negotiate potentially competitive transactions with, G. Realco LLC and

Trans Healthcare Inc. and to recommend to our stockholders any superior acquisition proposal received from G. Realco LLC, Trans Healthcare Inc. or any other interested party. In addition, if the proposed transaction between our company and Messrs. Gottlieb and Lebowitz were to terminate because the special committee recommended an alternative transaction to the stockholders, the Company would pay Messrs. Gottlieb and Lebowitz a termination fee in an agreed upon amount and reimburse Messrs. Gottlieb and Lebowitz for their out of pocket expenses relating to the transaction, including any and all points, fees or cost reimbursements paid to their lender, GMAC Commercial Mortgage Corporation. In connection with their revised offer, Messrs. Gottlieb and Lebowitz indicated their intention to make a tender offer, at a price not less than the then current market, for approximately 20% of our outstanding preferred stock.


     On March 6, 2001, the special committee met and was briefed by Mr. Tompkins as to the general terms and structure of the transaction outlined in the draft term sheet. On March 17, 2001, Mr. Tompkins, together with representatives of Houlihan Lokey and Ballard Spahr, met with Messrs. Gottlieb and Lebowitz and their counsel, Heller Ehrman, to discuss various open issues relating to the revised proposal, including the mechanics of the proposed purchase price adjustment, the amount of the proposed termination fee and the relationship between the revised proposal and the preferred stock tender offer. During this meeting, Mr. Tompkins and Houlihan Lokey again attempted to negotiate an increase in the proposed purchase price, but were not successful.

     On March 31, 2001 and April 7, 2001, the special committee and its counsel met to discuss the terms of the revised proposal. Representatives of Houlihan Lokey participated in the March 31, 2001 meeting. Houlihan Lokey informed the special committee at the March 31, 2001 meeting that it had received a call on March 27, 2001 from a representative of Lillibridge Health Trust, a Maryland real estate investment trust, expressing an interest in obtaining non-public information about our company and in potentially doing a transaction with our company. The special committee determined that any agreement with Messrs. Gottlieb and Lebowitz should treat Lillibridge Health Trust in the same manner as G. Realco LLC and Trans Healthcare, Inc. Houlihan Lokey also reported that
G. Realco LLC continued to show interest. The special committee determined that it should continue to attempt to finalize an agreement with Messrs. Gottlieb and Lebowitz before pursuing discussions with other potential acquirors. Also discussed at these meetings were, among other things, the amount of the termination fee and the scope and extent of the cost reimbursement provisions that the special committee would be willing to recommend. At the request of the special committee, management of our company, including Messrs. Gottlieb, Lebowitz and Hamer, participated in the April 7, 2001 meeting, in order to respond to certain questions of the committee members as to the assets, business and prospects of our company, and to review certain projections prepared by management of our company.

     During the period from March 31, 2001 to April 12, 2001, Mr. Tompkins and Houlihan Lokey had various discussions with Messrs. Gottlieb and Lebowitz regarding the expense reimbursement and termination issues, and on April 11, 2001, a proposed form of agreement in principle approved by Messrs. Gottlieb and Lebowitz was distributed to the special committee.

     On April 13, 2001, the special committee met to consider the proposed agreement in principle between our company and Messrs. Gottlieb and Lebowitz as circulated to the special committee, and to receive the oral opinion of Houlihan Lokey as to the fairness, from a financial point of view, to our company's nonaffiliated stockholders of the consideration of $11.25 per share (subject to adjustment to not below $11.00 per share) to be received by them from Messrs. Gottlieb and Lebowitz. Following Houlihan Lokey's presentation, the special committee unanimously approved the terms and conditions of the proposed transaction between our company and Messrs. Gottlieb and Lebowitz and recommended to our board of directors that our company execute and deliver the agreement in principle outlining such terms and conditions. Immediately following the special committee meeting, our board of directors met and, based upon Houlihan Lokey's fairness opinion and the special committee's recommendation, approved, with Messrs. Gottlieb and Lebowitz abstaining, the execution and delivery of the agreement in principle. At this point in time, our company and Messrs. Gottlieb and Lebowitz were legally bound with respect to the principal economic and business points of the merger transaction, subject to execution of definitive agreements and other conditions. Our company had reserved the right to provide non-public information to G. Realco LLC, Trans Healthcare, Inc. and Lillibridge Health Trust if they entered into appropriate confidentiality and standstill agreements and to consider any and all superior proposals.

     On April 13, 2001, we issued a press release announcing the agreement in principle reached with Messrs. Gottlieb and Lebowitz pursuant to the term sheet.

     Between April 13, 2001 and May 9, 2001, Messrs. Gottlieb and Lebowitz, together with their counsel, and Mr. Tompkins, together with the special committee's counsel, negotiated the terms and conditions of a definitive merger agreement, based upon the approved agreement in principle, pursuant to which a newly formed limited liability company owned by Messrs. Gottlieb and Lebowitz would merge with and into our company, with our company being the surviving entity in the merger and the common stockholders of our company, other than Messrs. Gottlieb and Lebowitz as to a portion of their shareholdings, receiving $11.25 per share of common stock, subject to adjustment downward (but not below $11.00) if certain expenses incurred by the special committee in connection with the proposed transaction exceeded $650,000.


     During this period, Mr. Tompkins and Houlihan Lokey also conferred with representatives of each of G. Realco LLC and Lillibridge Health Trust regarding each entity's interest in obtaining confidential information about our company for the purpose of pursuing a transaction with our company. Upon being contacted by Houlihan Lokey, Trans Healthcare, Inc. advised that it was not currently interested in pursuing a transaction with our company, and accordingly, no further discussions have been held with Trans Healthcare, Inc. Following their meetings with Mr. Tompkins and Houlihan Lokey, representatives of each of G. Realco LLC and Lillibridge Health Trust met separately with Messrs. Gottlieb and Lebowitz. After these meetings, each of G. Realco LLC and Lillibridge Health Trust communicated to Houlihan Lokey that they were not, at that time, interested in further pursuing a possible transaction with our company. G.Realco LLC indicated that it would not be interested in further pursuing a possible transaction with our company unless the special committee was able to guarantee that a transaction between our company and G.Realco LLC at a price higher than the price of Messrs. Gottlieb and Lebowitz's proposal would be consummated. Lillibridge Health Trust communicated that it would only be interested in pursuing a possible transaction with our company that would include an acquisition of our company's medical office buildings but not our company's skilled nursing and assisted living facilities. As a result, none of
G. Realco LLC, Trans Healthcare Inc. nor Lillibridge Health Trust has entered into confidentiality and standstill agreements with our company.


     On April 17, 2001, following our announcement of the agreement in principle with Messrs. Gottlieb and Lebowitz, Lyle Weisman and Mr. Tompkins had an initial conversation, in which Mr. Weisman stated that he was currently a stockholder in our company, that he was interested in obtaining confidential information regarding our company and that he might be interested in making a proposal for the acquisition of our company. Mr. Tompkins explained to Mr. Weisman the status of the transaction, and that under the terms of our company's agreement with Messrs. Gottlieb and Lebowitz, the special committee could not provide confidential information to him without first entering into a confidentiality and standstill agreement with him. Although the providing of confidential information to and the entering into of negotiations with Mr. Weisman would have been prohibited by the "no solicitation" provision of the agreement in principle, at the request of Mr. Tompkins, Messrs. Gottlieb and Lebowitz consented to the treatment of Mr. Weisman in the same manner as G. Realco LLC, Trans Healthcare, Inc. and Lillibridge Health Trust for purposes of the "no solicitation" provision.

     On April 20, 2001, Houlihan Lokey discussed with Mr. Weisman the execution of a confidentiality and standstill agreement. Mr. Weisman advised Houlihan Lokey that he was not prepared to enter into such an agreement at that time.

     On May 3, 2001, Mr. Weisman and members of his group met with Messrs. Gottlieb and Lebowitz, at which time Messrs. Gottlieb and Lebowitz advised Mr. Weisman and the members of his group attending the meeting, among other things, that they were not interested in selling their interest in our company at that time. On May 4, 2001, Mr. Weisman, together with certain of his associates, participated in a conference call with Mr. Tompkins, Houlihan Lokey and counsel to the special committee, during which Mr. Weisman again declined to enter into a confidentiality and standstill agreement, but stated his intention to continue purchasing shares of our common stock with a view toward possibly presenting his own proposal at a price and upon terms he believed would be superior to the price and terms offered by Messrs. Gottlieb and Lebowitz. However, Mr. Weisman did not, at that time, commit to submitting an alternative offer or proposal.

     On May 9, 2001, Messrs. Gottlieb and Lebowitz contacted the special committee and delivered a revised offer increasing the merger consideration to $12.00 per share provided that the condition that the proposed transaction be approved by a majority of the shares of common stock voting on the transaction not held by Messrs. Gottlieb and Lebowitz be removed.

     On May 10, 2001, following further negotiations with Mr. Tompkins, Messrs. Gottlieb and Lebowitz agreed that the $12.00 price would not be subject to any downward adjustment (the then current $11.25 price per share was subject to adjustment downward under certain circumstances to not less than $11.00 per share). Thereafter, the special committee met to discuss the revised offer received from Messrs. Gottlieb and Lebowitz. The special committee determined that the waiver of the condition requiring approval by a majority of the shares of common stock voting on the transaction not held by Messrs. Gottlieb and Lebowitz was in the best interests of the common stockholders in view of, among other factors, the 9% increase above the previous minimum purchase price of $11.00 and the fact that the $12.00 per share price was at the top of the range of values indicated by Houlihan Lokey included in its analysis underlying the financial opinion it rendered in connection with the definitive merger agreement. It was also noted that three of the four potential alternative acquirors had decided not to proceed further and that Mr. Weisman and his group had thus far declined to enter into a confidentiality and standstill agreement. The special committee noted that the trading price for the common stock was currently above the proposed $12.00 purchase price, but was informed by Houlihan Lokey that both the trading price and the recent high volume of trading in our common stock were influenced by market speculation regarding a possible strategic transaction involving our company. Following discussion with its legal and financial advisors regarding the revised proposal, the special committee unanimously recommended to our board of directors that our company execute and deliver the definitive merger agreement prepared by counsel to Messrs. Gottlieb and Lebowitz and counsel to the special committee, subject to such agreement being modified by counsel to reflect the terms and conditions of the revised offer. Immediately following the special committee meeting, the board of directors of our company met and, based upon the special committee's recommendation, approved, with Messrs. Gottlieb and Lebowitz abstaining, the execution and delivery of the definitive merger agreement, subject to such agreement being modified by counsel to reflect the terms and conditions of the revised proposal. At this meeting, the board of directors also (1) waived the ownership limitation contained in our charter with respect to Messrs. Gottlieb and Lebowitz so long as Messrs. Gottlieb and Lebowitz do not own more than 25% in the aggregate in value of the outstanding equity stock of our company, and
(2) decreased the ownership limitation for all other persons, other than Messrs. Gottlieb and Lebowitz, from 9.8% (in value or in number of shares, whichever is more restrictive) to 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding equity stock of our company.

     On May 10, 2001, we issued a press release announcing the approval by the board of directors of a definitive merger agreement with the Acquiror for the acquisition of our publicly held stock.

     On May 11, 2001, the Weisman Group, filed a Schedule 13D with the United States Securities and Exchange Commission. The Schedule 13D indicated that the Weisman Group had collectively purchased within the previous sixty days 170,910 shares of common stock of our company, bringing their collective number of shares of our common stock to 227,410 (or approximately 9.7% of the issued and outstanding shares of our common stock). In addition, the schedule stated that the Weisman Group might explore the possibility of presenting their own offer at a price and upon terms which might be superior to the price and terms offered by Messrs. Gottlieb and Lebowitz. On May 17 and 18, 2001, the Weisman Group filed amendments to their Schedule 13D to reflect additional common stock purchases.

     On May 17, 2001, Mr. Weisman, his associates and his advisors met with Mr. Tompkins and the special committee's legal and financial advisors. At this meeting, Mr. Weisman again declined to enter into a confidentiality and standstill agreement, but informed Mr. Tompkins that he and his associates intended to submit a proposal within two weeks at a price and upon terms they believed would be substantially better than the price and terms of Messrs. Gottlieb and Lebowitz's proposal.

     On May 17, 2001, a third purported class action lawsuit was filed against our company and our directors. See "Special Factors -Litigation Regarding the Merger" for a description of this lawsuit.

     On May 25, 2001, we filed a Current Report on Form 8-K disclosing the status of the discussions with the four entities that had expressed an interest in a possible transaction with our company. Specifically, we disclosed that each of G. Realco LLC, Trans Healthcare, Inc. and Lillibridge Health Trust had indicated to us that it was not currently interested in pursuing an opportunity with our company, and that on May 17, 2001, Mr. Weisman had indicated to our company that he and his associates intended to submit a proposal within two weeks at a price and upon terms that they believed would be substantially better than the price and terms of Messrs. Gottlieb and Lebowitz in their proposal.

     On May 31, 2001, the Weisman Group filed an amended Schedule 13D indicating that they intended to make a proposal to the special committee within seven days at a price they expected to be between $14.50 and $15.50 per share. According to the amended Schedule 13D, the Weisman Group intended to finance their proposal through a combination of personal funds and funds from committed financing sources. On June 4, 2001, we filed a Current Report on Form 8-K indicating that the Weisman Group had filed an amended Schedule 13D stating that they intended to make such a proposal to the special committee.

     On May 31, 2001, the purported class action lawsuit filed against our company and our directors on December 14, 2000 in the Circuit Court for Baltimore City, Maryland, was re-filed in the Superior Court for the State of California, County of Los Angeles. See "Special Factors-Litigation Regarding the Merger" for a description of this lawsuit.

     On June 1, 2001, a fourth purported class action lawsuit was filed against our company and our directors. See "Special Factors-Litigation Regarding the Merger" for a description of this lawsuit.

     On June 5, 2001, the special committee received a proposal from the Weisman Group to acquire, at the election of our company, either (1) all of the issued and outstanding common stock of our company (including common stock issuable upon conversion of partnership units), but not less than a majority, at a cash price equal to $15.00 per share of common stock, or (2) all of the assets of our company at an all cash purchase price equivalent to $15.00 per share of common stock (the "Weisman Proposal").


     On June 6, 2001, the Weisman Group filed an amended Schedule 13D to reflect the Weisman Proposal. On June 6, 2001, we issued a press release announcing receipt of the Weisman Proposal and filed a Current Report on Form 8-K attaching the Weisman Proposal.

     On June 7, 2001, the purported class action lawsuit filed against our company and our directors on December 14, 2000 in the Circuit Court for Baltimore City, Maryland was voluntarily dismissed without prejudice. See "Special Factors-Litigation Regarding the Merger" for a description of this lawsuit.

     On June 7, 2001, the special committee met immediately following a meeting of the board of directors of our company. During the meeting, Mr. Tompkins briefed the other committee members on the Weisman Proposal. He noted, among other things, that the proposal was subject to a number of contingencies, including the satisfactory completion of due diligence by the Weisman Group, and that the special committee was limited by the definitive merger agreement with the Acquiror in the ways in which it could respond to the Weisman Proposal. It was determined that the special committee should meet as soon as possible with its legal advisors to determine a proper response to the Weisman Proposal. The special committee determined not to engage Houlihan Lokey to render financial advice regarding the Weisman Proposal and limited its engagement of Houlihan Lokey to rendering its financial opinion and financial advice in connection with the definitive merger agreement with the Acquiror.

     At a meeting held on June 11, 2001, the special committee reviewed the Weisman Proposal with Ballard Spahr and discussed the options available to the special committee under the definitive merger agreement with the Acquiror and applicable Maryland law. It was noted that, while, under the definitive merger agreement, the special committee was empowered to provide non-public information to the Weisman Group provided that the Weisman Group entered into an appropriate confidentiality and standstill agreement in a form acceptable to our company, the special committee could not negotiate the terms of an offer with the Weisman Group but, rather, could only seek clarification of any proposals that the Weisman Group might make unless and until such time, if ever, as the Weisman Group made an offer that was, in the view of the special committee, superior to the transactions specified in the definitive merger agreement.

     The members of the special committee noted, among other things, that the Weisman Proposal was subject to contingencies, including an unrestricted and unqualified due diligence contingency. The members of the special committee further noted that the financing commitments referenced in the Weisman Proposal were subject to the satisfaction of the due diligence contingency. Additionally, no information had been provided to date by the Weisman Group detailing the specific terms of such financing. In this regard, it was also noted that the financing necessary to do an asset transaction would be substantially greater than that needed to complete a stock transaction. It was finally noted that the consideration of $12.00 per share to be paid to the nonaffiliated stockholders by the Acquiror under the definitive merger agreement was, in the opinion of Houlihan Lokey, at the top of the range of values for our company's common stock indicated by Houlihan Lokey in its analysis underlying the financial opinion it rendered in connection with the definitive merger agreement. Accordingly, there was, in the view of the special committee, a high risk that, upon the completion of due diligence, the Weisman Group would choose not to proceed. Houlihan Lokey did not provide any advice with regard to the Weisman Proposal. When Houlihan Lokey determined its range of values for our company's common stock on April 13, 2001, the Weisman Group had not then made a proposal.

     After discussion, the special committee determined that it must make certain not to lose the benefits provided under the definitive merger agreement with the Acquiror unless it had a firm and financed offer from the Weisman
Group.    Accordingly, the special committee delegated to Messrs. Reilly and
Tompkins the authority to meet with the Weisman Group to attempt to gain clarification as to the terms of the Weisman Proposal and to attempt to work out an arrangement pursuant to which the Weisman Group would be permitted to conduct due diligence and the special committee would be able to obtain the information it needed to assess the capability of the Weisman Group to perform financially.

     During the period between June 11, 2001 and June 19, 2001, Ballard Spahr had various conversations with counsel for the Weisman Group in an attempt to work out the terms of a confidentiality and standstill agreement which would permit the Weisman Group to have access to non-public information concerning our company and the terms of a confidentiality agreement which would permit the special committee to have access to non-public financial information regarding the ability of the Weisman Group to finance an acquisition of our company.

     On June 19, 2001, Messrs. Reilly and Tompkins, together with representatives of Ballard Spahr, met for approximately two hours with representatives of the Weisman Group and their counsel. During the meeting, Messrs. Reilly and Tompkins reviewed with the representatives of the Weisman Group the constraints imposed on the special committee and our company by the definitive merger agreement and thereafter discussed with the representatives of the Weisman Group:

   . the possible parameters of a confidentiality and standstill agreement of the type needed to permit the special committee to grant the Weisman Group access to non-public information concerning our company;

   . the type of financial information that the special committee would need to receive in order to properly evaluate any offer made by the Weisman Group; and

   . the importance to the special committee of having a firm and fully financed offer before it could consider terminating the definitive merger agreement.

     Ultimately, the representatives of the special committee and the representatives of the Weisman Group were unable to come to terms as to an appropriate confidentiality and standstill agreement. The Weisman Group advised the special committee that it intended to consider whether it needed to conduct additional due diligence, whether it would be prepared to make a binding offer not subject to any review or consideration of non-public information or whether, in the alternative, there was a form of confidentiality and standstill agreement that it would be willing to accept.

     On June 20, 2001, Mr. Tompkins met with Messrs. Gottlieb and Lebowitz to explore with them the flexibility that they might be willing to grant the special committee to negotiate with the Weisman Group. Mr. Tompkins also discussed with Messrs. Gottlieb and Lebowitz the possibility of an increase in the price offered by them in light of the $15.00 per share price contemplated in the Weisman Proposal. Messrs. Gottlieb and Lebowitz advised Mr. Tompkins that they were not prepared to increase the purchase price provided for in the definitive merger agreement.

     On June 21, 2001 and June 22, 2001, meetings were held between Mr. Gottlieb and Mr. Weisman. During these meetings, Mr. Gottlieb confirmed that he and Mr. Lebowitz had no desire to sell their ownership in our company. He further advised Mr. Weisman that he and Mr. Lebowitz believed that their $12.00 per share proposal was fair and that they had no interest in paying more than the $12.00 price offered to all the existing common stockholders of our company. Also, in response to an inquiry by Mr. Weisman, Mr. Gottlieb informed Mr. Weisman that he and Mr. Lebowitz had no desire to form a partnership with Mr. Weisman and his group.

     On June 22, 2001, the Weisman Group delivered to the special committee a first amendment (the "First Amendment") to the Weisman Proposal. The First Amendment amended the Weisman Proposal as follows:

  . the price per share of common stock of our company was increased from $15.00 to $15.25;

  . the section of the Weisman Proposal referencing a purchase of our company's assets was deleted; and

  . the expiration of the proposal was extended to 5:00 p.m., Pacific Time, on Friday, July 6, 2001.

     On June 25, 2001, we filed a Current Report on Form 8-K attaching the First Amendment.

     On July 5, 2001, the special committee met to discuss the First Amendment and to review the information that the Weisman Group had submitted to the special committee regarding its financial capability to consummate a possible transaction. The members of the special committee noted that, while the Weisman Group appeared capable of obtaining the financing necessary to acquire our company, the special committee could not provide the Weisman Group with the non-public information about our company needed to satisfy the due diligence contingency of the Weisman Proposal unless the Weisman Group would agree to enter into an appropriate standstill agreement in a form acceptable to our company.

     On July 6, 2001, the Weisman Group delivered to the special committee a second amendment (the "Second Amendment") to the Weisman Proposal that:

   . increased the price per share of our company's common stock from $15.25 to $16.00 (subject to adjustment following customary corporate and legal due diligence to no less than $15.25), provided that the amount of our company's common stock to be acquired by the Weisman Group would be 100%;

   . offered to purchase less than all, but not less than 50.1% on a fully diluted basis, of our company's common stock at a price per share of $15.25, without a due diligence contingency;

   . conditioned the Weisman Proposal upon the negotiation and execution of a definitive and customary acquisition agreement between our company and the Weisman Group and the termination of the definitive merger agreement between our company and the Acquiror;

   . provided that the Weisman Group deliver a deposit of $750,000 to the special committee's counsel upon our company's acceptance of the Weisman Proposal, but that the deposit would be refunded if an acquisition agreement were not executed or if the transaction between our company and the Weisman Group was unable to close prior to September 30, 2001, for any reason other than a breach of the acquisition agreement by the Weisman Group; and

   . extended the expiration of the Weisman Proposal to 6:00 p.m., Pacific Time, on Friday, July 13, 2001.

    On July 10, 2001, the special committee met to consider the Second Amendment. The members of the special committee expressed concern that, if our company were to terminate the definitive merger agreement between our company and the Acquiror and move forward with the Weisman Proposal, our stockholders and company would bear the risk of a failed transaction.

    On July 11, 2001, we filed a Current Report on Form 8-K attaching the Second Amendment. Also, on July 11, 2001, Mr. Tompkins met with Messrs. Gottlieb and Lebowitz, who provided Mr. Tompkins with a list of a small number of individual stockholders of our company who, according to Messrs. Gottlieb and Lebowitz, had advised them of their opposition to the Weisman Proposal and who, together with Messrs. Gottlieb and Lebowitz, held more than 50.1% of our company's common stock. In addition, Messrs. Gottlieb and Lebowitz indicated to Mr. Tompkins that they might be willing to waive the provisions of the definitive merger agreement between our company and the Acquiror preventing the special committee from making a counterproposal to the Weisman Group, if the counterproposal set forth a purchase price of not less than $16.00 per share for all of our company's common stock, contained contract terms substantially similar to those currently in place between our company and the Acquiror and required the Weisman Group to deposit approximately $2.5 million to reimburse our company for its costs and expenses in the event of a failed transaction.


     On July 12, 2001, the special committee met to determine how to respond to the Weisman Group. The members of the special committee discussed the information that Messrs. Gottlieb and Lebowitz had provided to Mr. Tompkins regarding the stockholders of our company who, according to Messrs. Gottlieb and Lebowitz, had stated that they would not vote for the Weisman Proposal if the Weisman Proposal were submitted for consideration by our company's common stockholders. The committee members also discussed, among other things, (1) the fact that the Weisman Group had not submitted a business plan with respect to the manner in which our company would be operated were it to acquire control,
(2) the fact that, to date, the Weisman Group had been unwilling to move forward on a basis other than one that assured it control of our company, and
(3) the time limits imposed on our company by the definitive merger agreement between our company and the Acquiror and the term of the Acquiror's financing commitment. The special committee members noted that the Acquiror was not obliged under the merger agreement between our company and the Acquiror to permit the special committee to make a counterproposal to the Weisman Group, and that the willingness of the Acquiror to permit such a counteroffer was indicative of the strength of the belief apparently held by Messrs. Gottlieb and Lebowitz that our stockholders would not approve an acquisition of control of our company by the Weisman Group.


     Following discussion, the members of the special committee determined that the special committee ought to provide this information to the Weisman Group so that the Weisman Group could determine whether the Weisman Group was willing to assume the financial risk of its failure to get the stockholder support required for the consummation of its proposal. In light of these facts, the special committee also determined that our company should not at this time terminate the merger agreement or take any action that would give the Acquiror the right to terminate the merger agreement. Accordingly, the special committee authorized Mr. Tompkins, provided that the special committee received the necessary waiver from the Acquiror from compliance with the non-solicitation provisions of the definitive merger agreement between our company and the Acquiror, to communicate the special committee's concerns to the Weisman Group that the Weisman Proposal was not reasonably capable of consummation and to make the following counterproposal:

   . all common stockholders of our company would receive a purchase price of not less than $16.00 per share, payable all in cash;

   . outstanding options would be purchased for a cash price equal to the excess of the purchase price of not less than $16.00 over the exercise price of the options (less required withholding of taxes);

   . our company and the Weisman Group would promptly enter into a definitive acquisition agreement setting forth the structure of a transaction and containing terms substantially similar to those set forth in the definitive merger agreement between our company and the Acquiror (except as otherwise contemplated in the counterproposal);

   . there would be no contingencies for due diligence or financing;

   . the Weisman Group would deliver to our company a nonrefundable payment of $2.5 million representing a portion of the fees and expenses that have been incurred by our company to date in connection with the offer made by Messrs. Gottlieb and Lebowitz and the additional fees and expenses that would be incurred by our company and paid to the Acquiror upon the termination of the definitive merger agreement between our company and the Acquiror; and

   . the Weisman Group would be entitled to a termination fee of $2.5 million in the event that the Weisman Group's acquisition of our company did not take place due to a material breach by our company of its obligations under the acquisition agreement between our company and the Weisman Group, but under no other circumstances.

     On July 19, 2001, the special committee received a waiver from the Acquiror from compliance with the non-solicitation provisions of the definitive merger agreement between our company and the Acquiror for the purpose of delivering the counterproposal to the Weisman Group and entering into discussions and negotiations with the Weisman Group regarding the counterproposal. After receiving the waiver, the special committee delivered the counterproposal to the Weisman Group. In the letter setting forth the counterproposal, the special committee advised the Weisman Group that, if the terms of the counterproposal were satisfactory, it would be prepared to make its recommendation to our company's board of directors upon:

   . the execution and delivery of a mutually satisfactory, legally binding term sheet incorporating the terms of the counterproposal;

   . review and approval by the special committee of the Weisman Group's business plan for our company so that the special committee could assure itself that the contractual obligations of our company to holders of its preferred stock and debt would be adequately provided for after the change of control; and

   . the payment of $2.5 million to our company.

     In addition, the special committee reminded the Weisman Group that, under the definitive merger agreement between our company and the Acquiror, our company would be obligated to pay a termination fee of $750,000 plus the reasonable fees and expenses of Messrs. Gottlieb and Lebowitz and the Acquiror if our company's board of directors or the special committee approved or recommended a competing proposal and the definitive merger agreement between our company and the Acquiror were terminated, regardless of whether the competing proposal led to a consummated transaction. The special committee also advised the Weisman Group that, while the special committee had no independent knowledge as to whether the information was accurate, there was a question as to whether the proposed acquisition of our company by the Weisman Group could be consummated because the special committee had been informed by Messrs. Gottlieb and Lebowitz that:

   . they did not intend to support the Weisman Group's proposal to acquire our company;

   . a small number of individual stockholders of our company had advised
     Messrs. Gottlieb and Lebowitz that they did not intend to support the Weisman Proposal; and

   . these individual stockholders held a number of shares of our company's common stock that, when aggregated with the shares of common stock and common stock equivalents held by Messrs. Gottlieb and Lebowitz, could be sufficient to prevent the Weisman Group from either obtaining the vote necessary to approve a merger or acquiring 50.1% of the outstanding shares of our company's common stock.

     On July 19, 2001, we issued a press release announcing delivery of the counterproposal to the Weisman Group. On July 20, 2001, we filed a Current Report on Form 8-K attaching the counterproposal.

     On July 30, 2001, the Weisman Group delivered to the special committee a third amendment (the "Third Amendment") to the Weisman Proposal. In the Third Amendment, the Weisman Group reaffirmed its desire to acquire all, but not less than 50.1%, of our company's common stock. In addition, the Third Amendment:

   . increased the proposed cash purchase price to $16.35 per share, subject to satisfactory completion of customary corporate and legal due diligence, or $15.35 per share without a contingency for due diligence;

   . conditioned the amended proposal on the negotiation and execution of a definitive acquisition agreement between our company and the Weisman Group and the termination of the definitive merger agreement between our company and the Acquiror;

   . provided that the Weisman Group would deliver a deposit of $750,000 to the special committee's counsel if our company accepted the amended proposal and would increase the deposit by an additional $400,000 upon execution of a definitive acquisition agreement between our company and the Weisman Group;

   . provided that the deposit was to be refunded if the transaction between our company and the Weisman Group was unable to close prior to October 30, 2001, for any reason other than a breach of the acquisition agreement by the Weisman Group; and

   . extended the expiration date of the Weisman Proposal to 6:00 p.m., Pacific
     Time, on Tuesday, August 7, 2001.

     On July 31, 2001, we issued a press release announcing receipt of the Third Amendment. On August 1, 2001, we filed a Current Report on Form 8-K attaching the Third Amendment.


     On August 6, 2001, the special committee met to discuss the Third Amendment. The members of the special committee noted that the Weisman Group had failed to address the special committee's concern about the possibility of a failed transaction, if the special committee were to terminate the definitive merger agreement between our company and the Acquiror and to recommend to our board of directors that the Weisman Proposal be submitted for consideration by our common stockholders. The special committee members discussed at length the fact that, while the Weisman Proposal was at a significant premium to the merger consideration provided to the holders of our company's common stock in the definitive merger agreement between our company and the Acquiror, there was considerable uncertainty as to whether the Weisman Proposal could be consummated and our company could not present the Weisman Proposal to our common stockholders without either terminating or giving the Acquiror the right to terminate the merger agreement. If the merger agreement were terminated on such a basis, and if the Weisman Proposal were to fail to obtain the support of the holders of more than 50% of the outstanding common stock of our company, then our company and our stockholders would be responsible for costs and expenses in excess of $2.5 million in addition to having lost the opportunity to complete an agreed-to transaction. Additionally, in the absence of a consummated transaction, the special committee had reason to believe that the market price of shares of our company's common stock might return to levels which had existed prior to the announcement of the offer by Messrs. Gottlieb and Lebowitz to purchase all of the shares of our company's common stock which they did not own. As a result, the special committee decided to request an extension of the expiration date of the Weisman Proposal to 7:00 p.m., Pacific Time, on Tuesday, August 14, 2001, to seek clarification from the Weisman Group as to whether it understood that the Weisman Proposal did not address the special committee's concern that the cost of a failed transaction not be imposed upon our company and our stockholders, and to retain an independent expert to advise the special committee on the likelihood, in light of the fact that Messrs. Gottlieb and Lebowitz intended to oppose the Weisman Proposal and that a small number of individual stockholders might also oppose the Weisman Proposal, that the Weisman Group could obtain the vote necessary to approve a merger or acquire 50.1% of the outstanding shares of our company's common stock.


     On August 7, 2001, counsel for the Weisman Group indicated that the Weisman Group was aware of the special committee's concern regarding the cost of a failed transaction and felt that those concerns should be largely mitigated by what the Weisman Group perceived to be a liquidation value of our company's assets in excess of the merger consideration. The Weisman Group did agree to extend the expiration date of the Weisman Proposal to 7:00 p.m., Pacific Time, on Tuesday, August 14, 2001.


     On August 14, 2001, the special committee met again to discuss the Third Amendment. At this meeting, D. F. King & Co., Inc. ("D. F. King"), a nationally recognized proxy solicitation firm, advised the special committee that, if Messrs. Gottlieb and Lebowitz remained opposed to an acquisition of control of our company by the Weisman Group, the Weisman Group would have, at best, a 15% to 25% chance of obtaining 50.1% of our company's outstanding common stock in a tender offer and, at best, a 10% chance of obtaining the vote of 50.1% of our company's outstanding common stock to approve a merger. D. F. King noted that, while it had not considered the potential exercise by Messrs. Gottlieb and Lebowitz of their stock options or the intentions of the individual stockholders of our company who, according to Messrs. Gottlieb and Lebowitz, had expressed their opposition to an acquisition of control of our company by the Weisman Group, the consideration of this information would have probably had the effect of further lowering the chances of success of the Weisman Proposal or a tender offer by the Weisman Group. After D. F. King's presentation, the special committee authorized Messrs. Tompkins and Michelson to contact the individual stockholders of our company who, according to Messrs. Gottlieb and Lebowitz, had expressed their opposition to an acquisition of control of our company by the Weisman Group to verify whether they would vote their shares against the merger contemplated by the Weisman Proposal, if given the opportunity to vote, and whether they would choose not to participate in a potential tender offer by the Weisman Group. The special committee also requested an extension of the expiration date of the Weisman Proposal to 7:00 p.m., Pacific Time, on Monday, August 20, 2001, to which the Weisman Group agreed.


     Immediately following the special committee meeting, the board of directors of our company met and called our annual meeting of stockholders for September 21, 2001, at 10:00 a.m., Pacific Time, at the Beverly Hilton Hotel in Beverly Hills, California. The board set a record date of August 27, 2001 for determining stockholders entitled to notice of, and to vote at, our annual meeting.


     During the next two days, Messrs. Tompkins and Michelson spoke with six individual stockholders of our company who collectively hold approximately 271,500 shares of our company's common stock. While one of the six individual stockholders, who owns approximately 128,000 shares of our company's outstanding common stock, or approximately 4.5% of our outstanding common stock, suggested that he would consider participating in a tender offer by the Weisman Group if the tender offer were not conditioned on the Weisman Group acquiring a certain percentage of our company's outstanding common stock (or if all conditions of the tender offer were satisfied) and voting in favor of a merger between our company and an entity controlled by the Weisman Group if he were certain that his shares would be the difference between success and failure of the merger proposal, the remaining five individual stockholders, who collectively own approximately 143,500 shares of our company's outstanding common stock, or approximately 5% of our outstanding common stock expressed an unwillingness to support an acquisition of control of our company, by the Weisman Group under any circumstances.


     On August 17, 2001, the special committee met to determine how to respond to the Third Amendment. At this meeting, the special committee discussed Messrs. Tompkins and Michelson's conversations with the six individual stockholders of our company and noted that, if Messrs. Gottlieb and Lebowitz were to exercise their stock options entitling them to acquire up to an additional 167,000 shares of our company's common stock, they would own 1,374,859 shares of our company's common stock (or 45.2% of the then outstanding 3,038,654 shares of our company's common stock) and be within 144,468 shares of a majority (just 968 shares more than the 143,500 shares held by the five stockholders who seemed unlikely to support an acquisition of control of our company by the Weisman Group). The special committee members expressed their belief that the holders of a sufficient number of shares opposed an acquisition of control of our company by the Weisman Group to make consummation of the Weisman Proposal impossible. Additionally, the special committee members expressed their concern that the Third Amendment did not provide for reimbursement of our company for losses it would incur in the event of a failed transaction. After discussion, the special committee determined that it was unable to recommend to our company's full board of directors that it proceed with the transaction outlined in the latest Weisman Proposal. Additionally, the special committee authorized Mr. Tompkins, as chairman of the special committee, to finalize the terms of a revised engagement letter between the special committee and Houlihan Lokey, pursuant to which Houlihan Lokey would deliver to the special committee an updated opinion with respect to the fairness, from a financial point of view, of the $12.00 per share to be received by the nonaffiliated stockholders of our company in connection with the merger of the Acquiror with and into our company. Houlihan Lokey did not provide financial advice to the special committee in connection with the Weisman Proposal. The special committee has not utilized the services of Houlihan Lokey as a financial advisor in its consideration of the Weisman Proposal in an effort to minimize the total expenses incurred by our company in connection with the merger of the Acquiror and our company. After the meeting, the special committee delivered a letter to the Weisman Group informing the Weisman Group of its decision with regard to the Weisman Proposal.


     On August 17, 2001, we issued a press release announcing that the special committee was unable to recommend that the board of directors proceed with the transaction outlined in the latest Weisman Proposal. On August 20, 2001, we filed a Current Report on Form 8-K attaching the letter that the special committee delivered to the Weisman Group on August 17, 2001.

     On August 21, 2001, the Weisman Group delivered to the special committee a fourth amendment (the "Fourth Amendment") to the Weisman Proposal. The Fourth
Amendment:

     . provided for delivery of a deposit of $750,000 to counsel for the special committee, which would be credited towards the purchase price of our company's common stock;

     . provided for, no later than three business days following execution of a definitive agreement between our company and the Weisman Group, an increase to the deposit by $1,750,000 for a total of $2,500,000, to be credited towards the purchase price of our company's common stock;

     . provided that the $2,500,000 deposit would become non-refundable to the Weisman Group and be paid to our company should no transaction whereby holders of our company's common stock receive aggregate consideration of $12.00 or more for each share of our company's common stock they own (regardless of the originator of such transaction) close within 12 calendar months from the date of execution of the definitive agreement between our company and the Weisman Group; and

     . extended the expiration date of the Weisman Proposal to 6:00 p.m., Pacific Time, on Friday, August 24, 2001.

     On August 24, 2001, we filed a Current Report on Form 8-K attaching the Fourth Amendment.

     On August 24, 2001, the Weisman Group agreed to extend the expiration date of the Weisman Proposal to 7:00 p.m., Pacific Time, on Friday, August 31, 2001.


     On August 30, 2001, the Weisman Group agreed to extend the expiration date of the Weisman Proposal to 7:00 p.m., Pacific Time, on Thursday, September 6, 2001.

  On August 31, 2001, we filed a Current Report on Form 8-K announcing this extension.


     On September 4, 2001, the special committee met to consider the Fourth Amendment. At this meeting, the special committee members expressed their continued belief that the Weisman Proposal was not reasonably capable of being completed in light of the fact that Messrs. Gottlieb and Lebowitz had indicated to the special committee that they would not support the Weisman Proposal and a number of stockholders of our company had confirmed to certain special committee members that they would not support an acquisition of control of our company by the Weisman Group. Additionally, the special committee members noted that, if the special committee were to terminate the definitive merger agreement between our company and the Acquiror and to recommend that our board of directors proceed with the transaction outlined in the Weisman Proposal, it was likely that no transaction would be consummated whereby the nonaffiliated stockholders would receive at least $12.00 per share. The special committee members discussed changing conditions in the real estate market and noted that, if the Weisman Proposal were to be submitted to our company's stockholders and the conditions to closing included in the Weisman Proposal were not satisfied, there was no assurance that Messrs. Gottlieb and Lebowitz would then be willing to acquire the shares of common stock held by the nonaffiliated stockholders at a price of $12.00 per share (if they were even willing to acquire the shares at all), especially since Messrs. Gottlieb and Lebowitz's costs to complete the acquisition might increase dramatically and since there would be no alternative acquiror at that time. After discussion, the special committee determined that it was unable to recommend to the full board of directors that it proceed with the transaction set forth in the latest Weisman Proposal. At the meeting, the special committee also approved the terms of a revised engagement letter with Houlihan Lokey, pursuant to which Houlihan Lokey would render an opinion as to the fairness, from a financial point of view, of the $12.00 per share to be received by the nonaffiliated stockholders of our company in connection with the merger of the Acquiror with and into our company.


     After the meeting, the special committee delivered a letter to the Weisman Group informing the Weisman Group of its decision with regard to the Weisman Proposal. The special committee stated that it had concluded that there is no reasonable possibility that the Weisman Group could complete the acquisition of at least 50.1% of the outstanding common stock of our company. On September 5, 2001, we issued a press release announcing this decision and filed a Current Report on Form 8-K attaching the letter delivered to the Weisman Group.


     On September 5, 2001, the special committee received a further amendment (the "Fifth Amendment") to the Weisman Proposal. The Fifth Amendment:

     . increased the proposed cash purchase price to $16.50 per share with a due diligence contingency, or $15.50 per share without a due diligence contingency;

     . reduced the minimum required threshold for completing the acquisition of our company's common stock to 45.0% (inclusive of the common stock owned by the Weisman Group);

     . left unchanged the provision for delivery of the $2,500,000 deposit more particularly described in the Fourth Amendment;

     . provided that our company would promptly, upon completion of the transaction contemplated by the Weisman Proposal, take the steps that may be necessary or appropriate for delisting the shares of our common stock from trading; and

     . extended the expiration date of the Weisman Proposal to 7:00 p.m., Pacific Time, on Wednesday, September 12, 2001.

     On September 6, 2001, at a meeting of the special committee to consider the definitive merger agreement with the Acquiror, Houlihan Lokey discussed with the special committee its conclusions as to the current net asset and per share values of our company under five valuation methodologies - the build-up method, the direct cap approach, the consolidated discounted cash flow approach, the funds from operations approach and the yield approach. Representatives of Houlihan Lokey gave detailed presentations regarding their views and analyses of various aspects of the proposed merger, market conditions prevailing in the real estate market and other matters affecting their review of the fairness, from a financial point of view, of the $12.00 per share to be paid to the nonaffiliated stockholders. At this meeting, Houlihan Lokey delivered its oral opinion, later confirmed in writing, based on the matters presented to the special committee and as set forth in its opinion as of September 6, 2001 that the $12.00 per share to be paid to the nonaffiliated stockholders was fair from a financial point of view. Houlihan Lokey also expressed its view to the special committee that the real estate market conditions had become less favorable compared to the real estate market conditions prevailing on April 13, 2001 when Houlihan Lokey delivered its initial opinion.


     At its September 6, 2001 meeting, the special committee also discussed the Fifth Amendment. Houlihan Lokey did not provide any advice in connection with the Weisman Proposal including the Fifth Amendment. The special committee determined that it should obtain advice from D. F. King as to the likelihood that the Weisman Group could acquire at least 45.0% of our company's common stock in a tender offer, in light of the fact that Messrs. Gottlieb and Lebowitz had indicated to the special committee that they would not support the Weisman Proposal and a number of stockholders of our company had confirmed to certain special committee members that they would not support an acquisition of control of our company by the Weisman Group, and assuming the exercise by Messrs. Gottlieb and Lebowitz of their 167,000 stock options.


     After the September 6, 2001 meeting, Mr. Tompkins suggested to Mr. Gottlieb that, despite the non-solicitation provisions in the definitive merger agreement between our company and the Acquiror, the Acquiror allow the special committee to negotiate with the Weisman Group with regard to the latest Weisman Proposal. Mr. Gottlieb stated that he and Mr. Lebowitz intended to hold the special committee to the terms and conditions of the definitive merger agreement and to move forward with the transaction contemplated by the definitive merger agreement, particularly given that the Acquiror's financing commitment is scheduled to expire on October 15, 2001 and that any further delays would subject our company to potential liability for termination fees and reimbursement of expenses under the definitive merger agreement. Mr. Gottlieb also stated that, in his and Mr. Lebowitz's view, the latest Weisman Proposal contained a number of substantial deficiencies, including the condition that our common stock be delisted from public trading even if the Weisman Group acquires less than all of our outstanding stock.


     On September 7, 2001, we filed a Current Report on Form 8-K attaching the Fifth Amendment.


     On September 7, 2001, the special committee met to consider the Fifth Amendment. Mr. Tompkins briefed the other special committee members on his conversations with Mr. Gottlieb. In addition, D.F. King presented to the special committee its analysis as to the likelihood that the Weisman Group could acquire at least 45.0% of our company's common stock pursuant to a tender offer. When asked whether the Weisman Group could acquire at least 45.0% of our outstanding common stock if the proposed transaction between our company and the Acquiror were terminated and, despite the opposition of Messrs. Gottlieb and Lebowitz, the special committee and our board of directors recommended consummation of the Weisman Proposal, D.F. King responded that, under these circumstances, the Weisman Group would have, at best, a 50% chance of acquiring at least 45.0% of our outstanding common stock.


     After D.F. King's presentation, the special committee members expressed their concern that it was still more likely than not that the Weisman Group would be unable to complete the acquisition of at least 45.0% of our outstanding common stock. The special committee members noted that, if the proposed transaction between our company and the Acquiror, whereby the nonaffiliated holders of our common stock would receive $12.00, were terminated, there was no assurance that our company would ever reach a binding agreement with the Weisman Group. The special committee members also expressed their concern that, if the special committee and our board of directors recommended the latest Weisman Proposal and the conditions to closing included in that proposal were not satisfied, there was no assurance that any transaction would be offered to our common stockholders, which could lead to our common stock returning to its historic trading levels preceding the announcement of the proposed transaction between our company and Messrs. Gottlieb and Lebowitz or even lower trading levels in view of the declining real estate market.


     Following discussion, the special committee determined that it was unable to recommend to our board of directors that it proceed with the transaction contemplated by the latest Weisman Proposal. After this decision, the special committee authorized Mr. Tompkins, as chairman of the special committee, to deliver to the Weisman Group a letter explaining the special committee's decision and noting, among other things, that:


     . the Weisman Proposal is not yet in the form of a binding agreement executed by the Weisman Group capable of acceptance by our company upon execution of the agreement;


     . the special committee is of the view that it is more likely than not that the Weisman Group would be unable to complete the acquisition of at least 45.0% of our outstanding common stock;


     . the special committee is of the view that, if the proposed transaction between our company and the Acquiror were terminated and the conditions to closing set forth in the Weisman Proposal were not satisfied, our common stock might return to its historic trading levels prior to the announcement of the proposed transaction between our company and Messrs. Gottlieb and Lebowitz; and


     . despite the special committee's numerous requests, the Weisman Group has not yet provided the special committee a business plan with respect to the future management or operation of our company.


     After its decision with regard to the latest Weisman Proposal, and after noting that the purchase price of $12.00 per share to be received by our company's nonaffiliated stockholders under the definitive merger agreement between our company and the Acquiror is $2.00 per share greater than the top of Houlihan Lokey's most recent range of values for our company's common stock included in its analysis underlying the financial opinion it rendered in connection with the definitive merger agreement, the special committee unanimously concluded that the transaction contemplated by the definitive merger agreement remains fair and reasonable to and in the best interests of our company and its unaffiliated common stockholders and affirmed its recommendation that our company consummate the transaction contemplated by the definitive merger agreement.


     On September 10, 2001, we issued a press release announcing that the special committee was unable to recommend that the board of directors proceed with the transaction outlined in the latest Weisman Proposal and had affirmed its recommendation that our company consummate the transaction contemplated by the definitive merger agreement between our company and the Acquiror. On September 10, 2001, we also filed a Current Report on Form 8-K attaching the letter that the special committee delivered to the Weisman Group after the special committee's meeting on September 7, 2001.


     On September 17, 2001, the board of directors moved the annual meeting of stockholders from September 21, 2001 to October 11, 2001.


     On September 17, 2001, the special committee received a further amendment (the "Sixth Amendment") to the Weisman Proposal. The Sixth Amendment set forth two alternative proposals - Proposal A and Proposal B - which were scheduled to expire at 5:00 p.m., Pacific Time, on September 24, 2001. In Proposal A, the Weisman Group:


    . offered to acquire all of the issued and outstanding common stock of our company via a cash-out merger at a purchase price of $15.50 per share;


    . waived due diligence as a pre-condition to any transaction at $15.50 per share;


    . offered to deliver an initial deposit of $750,000 to the special committee's counsel within two business days after the special committee accepted the offer and, no later than three business days following execution of a definitive acquisition agreement between our company and the Weisman Group, to increase the deposit by $1,750,000, for a total of $2,500,000 to be credited towards the purchase price of our company's common stock;


    . provided that the $2,500,000 deposit would become non-refundable to the Weisman Group and be paid to our company should no transaction whereby holders of our common stock receive consideration of at least $12.00 for each share of our company's common stock they own (regardless of the originator of such transaction) close within twelve calendar months from the date of the definitive acquisition agreement between our company and the Weisman Group;


    . provided that the offer would not be subject to any financing contingency; and


    . conditioned the offer on the negotiation and execution of a definitive acquisition agreement between our company and the Weisman Group and the termination of the definitive merger agreement between our company and the Acquiror.


       In Proposal B, the Weisman Group asked that the special committee and our board of directors approve and recommend a direct offer from the Weisman Group to all common stockholders of our company containing the following terms:


    . the purchase price would be $15.50 per share of our company's common stock;


    . the acquiring party would be a new entity to be formed by the Weisman Group and principally owned by them;


    . the timing would be as soon as practicable, consistent with applicable corporate and securities laws and exchange regulations;


    . the maximum number of shares of our company's common stock to be purchased by the Weisman Group would be 100% of our company's issued and outstanding stock;


    . the minimum number of shares of our company's common stock to be purchased by the Weisman Group would be 40% of our company's issued and outstanding stock (inclusive of shares owned by the Weisman Group);


    .  there would be no due diligence condition;


    . if the Weisman Group acquired more than 50% of our company's issued and outstanding shares of common stock, then it would as soon thereafter as practicable seek to effect a cash-out merger between the acquiring entity and our company upon the same terms and conditions;


    . the definitive merger agreement between our company and the Acquiror would be terminated;


    . our board of directors would issue a favorable recommendation in support of the Weisman Group's offer to our company's common stockholders;


    . our company would, upon completion of the tender offer, take the steps necessary or appropriate for delisting the shares of our company's common stock from trading; and


    . the Weisman Group would deliver a $2,500,000 non-refundable deposit as set forth in Proposal A, except that a transaction would be deemed to have occurred if the Weisman Group achieved at least 40% minimum ownership of our company.


       On September 17, 2001, we issued a press release announcing receipt of the Sixth Amendment. On September 18, 2001, we filed a Current Report on Form 8-K attaching the Sixth Amendment.


       On September 20, 2001, the special committee met to consider the Sixth Amendment. At the meeting, D. F. King presented to the special committee its analysis of the likelihood that the Weisman Group could acquire at least 40.0% of our company's common stock pursuant to a tender offer. D. F. King indicated that, if the proposed transaction between our company and the Acquiror were terminated and, despite the opposition of Messrs. Gottlieb and Lebowitz, the special committee and our board of directors recommended consummation of the proposed tender offer set forth in the latest Weisman Proposal, the Weisman Group would have between a 65% and 75% chance of acquiring at least 40.0% of our outstanding common stock. D. F. King noted that its analysis took into account the intentions of the individual stockholders of our company who confirmed to certain special committee members that they would not support an acquisition of control of our company by the Weisman Group and assumed the exercise by Messrs. Gottlieb and Lebowitz of their 167,000 stock options. When asked what chance the Weisman Group would have of acquiring at least 40.0% of our outstanding common stock if Messrs. Gottlieb and Lebowitz did not exercise their 167,000 stock options, D. F. King responded that, under these circumstances, the Weisman Group would have between a 75% and 80% chance of acquiring at least 40.0% of our outstanding common stock.


      After D. F. King's presentation, the special committee noted that acceptance of either proposal set forth in the Sixth Amendment would permit the Acquiror to terminate the definitive merger agreement, which would require prompt payment of the termination fee and reasonable expenses of the Acquiror (which, according to Messrs. Gottlieb and Lebowitz, now exceed $2,700,000). The special committee members also noted that, if the proposed transaction between our company and the Acquiror were terminated, there was no assurance that our company would ever reach a binding agreement with the Weisman Group. The special committee discussed the fact that the Weisman Group would not be required to deliver the $1,750,000 balance of the deposit contemplated by the Weisman Proposal until after the execution of a definitive acquisition agreement between our company and the Weisman Group. The special committee members expressed their continued concern about depriving our company's stockholders of the benefits of the definitive merger agreement between our company and the Acquiror and exposing our company to liability for the termination fees provided for in that agreement unless that agreement could be simultaneously replaced by an alternative agreement and the payment of the $2,500,000 deposit. The special committee also noted that the Weisman Group had still not provided the special committee a business plan with respect to the future management or operation of our company. Following discussion, the special committee determined that it was unable to recommend to our board of directors that it proceed with either transaction contemplated by the latest Weisman Proposal. In connection with its decision, the special committee authorized Mr. Tompkins, as chairman of the special committee, to deliver to the Weisman Group a letter explaining that the special committee could not recommend any proposal from the Weisman Group unless that proposal was in the form of a definitive acquisition agreement executed by the Weisman Group, which would become immediately binding upon execution and delivery by our company, and accompanied by a deposit of not less than $2,500,000.


        On September 20, 2001, we issued a press release announcing the special committee's decision with regard to the latest Weisman Proposal. On September 21, 2001, we filed a Current Report on Form 8-K attaching the letter that the special committee delivered to the Weisman Group after the special committee's meeting on September 20, 2001.


        On September 21, 2001, the special committee received a letter from the Weisman Group acknowledging receipt of the special committee's letter dated September 20, 2001 and indicating that the Weisman Group intended to have a response to the special committee by the close of business on September 25, 2001.


     On September 25, 2001, the special committee received a letter from the Weisman Group which contained an executive summary of the Weisman Group's strategic plan for our company. In the letter, the Weisman Group indicated that it expected to send to the special committee by the end of the week a mark-up of the definitive merger agreement between our company and the Acquiror and to deliver to the special committee by the end of the business day on October 1, 2001 a revised proposal, as well as updated commitment letters regarding its financing.


     [On September __, 2001, the special committee met to consider an amendment to the definitive merger agreement between our company and the Acquiror. The amendment extended the deadline for holding a stockholders meeting to October __, 2001 and extended the deadline for completion of the merger of the Acquiror with and into our company to November __, 2001. In addition, the amendment provided that our company would be required to pay all of the reasonable expenses incurred by Messrs. Gottlieb and Lebowitz and the Acquiror if the Acquiror or our company terminated the definitive merger agreement because the merger was not completed by November __, 2001. After discussion, the special committee recommended to our board of directors that our company execute and deliver the amendment to the definitive merger agreement. Immediately following the special committee meeting, the board of directors of our company met and, based upon the special committee's recommendation, approved, with Messrs. Gottlieb and Lebowitz abstaining, the execution and delivery of the amendment to the definitive merger agreement. Our board of directors also rescheduled our annual meeting of stockholders for October __, 2001, at 10:00 a.m., local time.]


     We call your attention to the fact that, subsequent to our delivery of this proxy statement to the holders of our outstanding common stock, events may occur that prove relevant to your consideration of and vote upon the proposal to approve the merger of the Acquiror with and into our company. If such subsequent events occur, we will keep you informed through press releases as well as through the documents that we file with the Securities and Exchange Commission. In addition, for those of you who will be attending our annual meeting of stockholders in person, we will provide a summary of such subsequent events prior to the vote to approve the merger. It is important that you review our press releases and the documents that we file with the Securities and Exchange Commission between the date of delivery of this proxy statement and the date of our annual meeting, even if you have already completed and returned your proxy. You may revoke your proxy at any time before exercise by delivering to our Secretary a written notice of such revocation, by filing with our Secretary a duly executed proxy bearing a later date or by voting in person at the annual meeting.


Purpose of the Merger; Structure of the Merger

     Purpose. The purpose for our company in undertaking the merger at this time is to provide our common stockholders the opportunity to liquidate their investment in our company at an attractive price. The $12.00 per share price represents an approximately 55% premium over the average closing price of the common stock on the New York Stock Exchange during the 10 day period prior to the announcement of the management stockholders' initial merger proposal to our board of directors on November 30, 2000. The $12.00 per share price is also 18% higher than the average price of $10.14 at which we repurchased our common stock during the proceeding two years. The merger also provides liquidity to stockholders who may not have otherwise been able to sell their shares due to the low trading volume of our common stock. Although the Weisman Group has offered a higher per share price than $12.00, the special committee believes that the merger proposal by the Acquiror is fair because of the uncertainty that the proposal by the Weisman Group can be consummated and the Weisman Group's unwillingness to protect our company against significant out-of-pocket costs we would incur if the Weisman Group's proposal failed to consummate. The special committee believes that if the merger were not proposed to our stockholders, it is likely that our stock price would decrease to the price levels preceding the announcement of the merger proposal.

     For the Acquiror, Acquiror Sub and the management stockholders, the purpose of the merger is to allow them to become the beneficiaries of any future growth of our company and increases in value of our company. Acquiror, Acquiror Sub and the management stockholders determined that it was an appropriate time to make the merger proposal based on their knowledge of the healthcare REIT and healthcare industries, their belief that the trading price of our common stock undervalued our company and our assets and their desire to take advantage of the benefits described below under "-- Benefits and Detriments of the Merger to the Acquiror, Acquiror Sub and Management Stockholders". Acquiror, Acquiror Sub and management stockholders believe that the future growth of healthcare REITs that primarily rely on owning and managing medical office buildings is limited and that there are greater opportunities for long-term growth from owning senior care facilities. These investments, which consist of skilled nursing facilities and assisted living facilities, have a higher risk profile and may be inconsistent with the typical investment objectives of common stockholders of a publicly-traded REIT. Acquiror, Acquiror Sub and management stockholders believe that the best way to maximize returns is to focus on owning long-term senior care facilities with short term leases, often with operator-partners, that do not rely on the credit of the tenant, and concentrate on financially distressed, turn-around situations. This focus may lead to unpredictable cash flows and material fluctuations in the cash available for dividends to the common stockholders. In addition, licensure requirements, which could require our company to own licenses for these facilities, could impose greater liability on our company and thus increase the risk of an investment in our common stock. Moreover, Acquiror, Acquiror Sub and management stockholders believe that the future growth of our company will involve increasing debt financing and leverage, which in turn may be inconsistent with the typical investment objectives of common stockholders of a publicly traded REIT.


     Structure. The transaction is structured as a merger of the Acquiror into our company. We will survive the merger. In connection with financing the transactions, Acquiror Sub will also merge into the operating partnership. The operating partnership will survive the merger.

Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger to Nonaffiliated Stockholders

     At a meeting held on May 10, 2001, the special committee unanimously determined (1) to recommend that the board of directors approve the merger proposal, and (2) that the terms of the merger proposal are fair to, and in the best interests of, our company's nonaffiliated stockholders.

     At a meeting of the board of directors held on May 10, 2001, at which all of the directors were present, the board of directors, based on the unanimous recommendation of the special committee, (1) declared that the transactions contemplated by the merger agreement are advisable and approved the merger proposal; (2) directed that the merger proposal be submitted for consideration by our common stockholders and determined to recommend to the stockholders that they vote to approve the merger proposal; and (3) determined that the terms of the merger proposal are fair to, and in the best interests of, our company's nonaffiliated stockholders. The management stockholders who are also directors abstained from voting.

     At a meeting held on September 7, 2001, the special committee unanimously
(1) determined that the transaction contemplated by the definitive merger agreement between our company and the Acquiror remains fair and reasonable to and in the best interests of our company and our company's nonaffiliated stockholders and (2) affirmed its recommendation that our company consummate the transaction contemplated by the definitive merger agreement.


     The Special Committee. In determining to recommend to the board of directors on May 10, 2001 that it approve the merger proposal and affirm that recommendation on September 7, 2001, and in determining that the merger proposal is fair to, and in the best interests of, our company's nonaffiliated stockholders, the special committee considered a variety of factors, each of which, in the special committee's view, supported the special committee's determination to recommend the merger proposal and/or to affirm that recommendation. The material supporting factors considered were :


     . the opinion of Houlihan Lokey dated as of April 13, 2001 as to the fairness from a financial point of view to our company's nonaffiliated stockholders of the proposed consideration of $11.25 per share (subject to adjustment to not below $11.00 per share) to be received by the nonaffiliated common stockholders in the merger, the opinion of Houlihan Lokey, dated as of September 6, 2001, as to the fairness from a financial point of view to our company's nonaffiliated stockholders of the proposed consideration of $12.00 per share to be received by the nonaffiliated common stockholders in the merger, and the analyses of the value of our company and comparisons with similar companies, details of which are described under the section entitled "Special Factors-- Opinion of the Financial Advisor for the Special Committee," presented to the special committee by Houlihan Lokey, including the analyses adopted by the special committee on September 6, 2001. The written opinion of Houlihan Lokey dated September 6, 2001 is included as Appendix B to this proxy statement. Stockholders are urged to read the opinion in its entirety. Without limiting the foregoing, the special committee specifically reviewed and adopted the following valuation methodologies and analyses which were included in the analysis and presentation of Houlihan Lokey delivered to the special committee on September 6, 2001, none of which may be considered independent of each other methodology or analysis provided in that presentation:


        - The build-up method of valuation included as part of Houlihan Lokey's analysis which provides, assuming a one-year period to realize the full value of each of our company's individual properties and applying a three percent brokerage commission to the assets, but without taking into account any tax consequences of the liquidation, any discounts on the value of our company's properties as a result of the adoption by our company of a plan of liquidation or the value of any professional fees which would be incurred by our company in connection with a liquidation that the market value assuming an orderly liquidation of the assets of our company ranged from a low of $4.97 per share to a high of $12.67 per share;


        - Four methods of valuation (specifically, the direct cap approach, the consolidated discounted cash flow approach, the funds from operations approach and the yield approach), included as part of Houlihan Lokey's analysis, each of which took into account current market prices for comparable companies through the use of applied capitalization rates and multiples to cash flow, indicating a going concern value of our company ranging from speculative values to a high of $17.13 per share;


     . the confirmation by Houlihan Lokey to the special committee in its presentation, which the special committee expressly adopted, that in its view the net book value of our company available to common stockholders, which as of December 31, 2000 was a negative $32 million, after deducting preferred stock liquidation preference of $25.00 per preferred share, is not an accurate methodology on a stand alone basis for valuing our company. Our net book value of $39.9 million, or $17.09 per share as reflected in our "Selected Financial Data of the Company," as of December 31, 2000 is calculated by using the net book value from our company's balance sheet, including the preferred stock liquidation preference of $25.00 per preferred share, and dividing the net book value by the total number of common stock shares outstanding at the balance sheet date. While this calculation is an acceptable method of computing book value per share, it does not represent the actual book value available to common stockholders, which as of December 31, 2000 was negative $32 million. While negative $32 million is reflective of the actual book value available to common stockholders, the special committee believes that it is not reflective of the value of our company.


     . the advice of Houlihan Lokey included as part of its analysis that the range of values of our common stock as of April 13, 2001 was between $6.00 and $12.00 and that the range of values of our common stock as of September 6, 2001 was between $5.00 and $10.00 (values that reflected no discount for the fact that Messrs. Gottleib and Lebowitz appeared to hold a controlling block of our company's common stock);


     . the history of the negotiations with respect to the merger proposal that, among other things, led to an increase in the management stockholders' offer from $10.00 to $11.00 per share, then to $11.25 per share (subject to adjustment downward to not below $11.00 per share), and then ultimately to $12.00 per share, and the belief of the special committee, after numerous discussions with the management stockholders, that $12.00 per share was the best price reasonably available from the management stockholders;



     . that the average daily trading volume of our common stock for the year ended December 31, 2000 was only 4,155 shares, that the institutional ownership of our common stock is limited to approximately six percent, that the public float of our common stock for the year ended December 31, 2000 ranged only from a high of 1,950,000 shares at the beginning of the year to a low of 1,660,000 shares from April until the end of the year, that our company has a market capitalization of only $39,991,777, as of August 30, 2001 and that the most recent research report issued by a research analyst on our company, which related solely to the company's preferred equity, was by McDonald Investment's High Yield Group on July 17, 2000, all of which the special committee believed continue to adversely affect the trading market for, and the market value of, our common stock;


     . that $12.00 per share represents a premium of approximately 55% over the average closing price of $7.74 of the common stock on the New York
        Stock Exchange during the 10 trading day period prior to the announcement of the management stockholders' initial merger proposal to our board of directors on November 30, 2000;



     . that $12.00 per share is greater than the average price of $10.14 at which our company had repurchased our common stock during the preceding two years (See "Common Stock Purchase Information");



     . the advice of Houlihan Lokey on May 10, 2001 which the special committee specifically relied upon to the effect that, given the business conditions at that time, if a transaction were not proposed to our stockholders, it was likely that our stock price would decrease to the price levels preceding the announcement of the merger proposal, and the advice of Houlihan Lokey on September 6, 2001 to the effect that the real estate market conditions were less favorable as compared to the real estate market conditions prevailing on April 13, 2001 when
        Houlihan Lokey delivered its initial opinion;


     . the special committee's belief, following Houlihan Lokey's presentation of its financial opinion on September 6, 2001, that both the average closing price of $13.58 of our common stock on the New York Stock Exchange since the announcement of the Weisman Proposal and the current market price of $12.55, as of the close of business on September 5, 2001, of our common stock are aberrational and inflated due to public speculation surrounding the Weisman Proposal and do not reflect a change in the fundamental value of our company in the market, particularly in light of the limited institutional ownership and public float of our common stock;






     . our ability to continue to declare regular quarterly dividends on our shares of common stock consistent with past practice until consummation of the merger as reflected in financial projections prepared by our company, which the special committee has been advised by our company have not changed in any material way through September 6, 2001;


     . the terms and conditions of the merger agreement, including the merger consideration, the scope of the parties' representations, warranties, covenants and agreements, the number of conditions to the obligations of the Acquiror and the rights of the special committee and the board of directors, consistent with their duties, to withdraw or modify their respective recommendations, subject to payment of a termination fee and costs and expenses;

     . the commitment for debt financing from GMAC, which expires on October 15, 2001;



     . that the NAREIT index, despite increasing by approximately 8.5% for the period from February 2, 2001 through September 6, 2001, had remained virtually constant during the period commencing February 2, 2001 through the approval of the merger on May 10, 2001, indicating that the increase in the proposed purchase price to $12.00 as of May 10, 2001 was not based on fluctuations in the market for REITs, but rather reflects an increase in the underlying valuation of our business;


     . that from the time of the management stockholders' initial acquisition proposal which was publicly announced on November 30, 2000 through the approval of the merger by the special committee and the board of directors on May 10, 2001, the proposed transaction had been publicized to the market through a number of press releases and public filings, that four separate parties, G. Realco LLC, Trans Healthcare Inc., Lillibridge Health Trust and Lyle Weisman, had expressed interest in discussing a transaction with us and that the merger agreement provides that, if we receive a superior proposal from one of these parties or any other entity, we are entitled to present and recommend to the stockholders such proposal so long as we pay a termination fee and costs and expenses;


     . that, as of May 10, 2001, when the merger agreement was recommended by the special committee and approved by our board of directors, three of these potential acquirors had decided not to proceed further and the fourth had declined to enter into a confidentiality and standstill agreement with our company (such an agreement being required by the agreement in principle before we could provide any non-public information concerning our company);



     . the special committee's conclusion on September 4, 2001 that there was no reasonable possibility that an acquisition by the Weisman Group of at least 50.1% of the outstanding common stock of our company could be completed in light of the fact that Messrs. Gottlieb and Lebowitz had indicated to the special committee that they would not support the Weisman Proposal and a number of stockholders of our company who hold in the aggregate approxmiately 5% of our outstanding common stock had confirmed to certain special committee members that they would not support an acquisition of control of our company by the Weisman Group;



     . the special committee's conclusion on September 6, 2001 that it was more likely than not that the Weisman Group would be unable to acquire 45.0% of the outstanding common stock of our company in a tender offer in light of the fact that Messrs. Gottlieb and Lebowitz had indicated to the special committee that they would not support the Weisman Proposal and a number of stockholders of our company had confirmed to certain special committee members that they would not support an acquisition of control of our company by the Weisman Group;


     . the special committee's concern about depriving our company's stockholders of the benefits of the definitive merger agreement between our company and the Acquiror and exposing our company to liability for the termination fees provided for in that agreement unless that agreement could be simultaneously replaced by an alternative agreement and the payment of the $2,500,000 deposit contemplated by the Weisman Proposal;


     . the special committee's knowledge of our business and the real estate sector in which we operate, and based on this knowledge and other factors considered by the special committee the conclusion that, from the perspective of the nonaffiliated stockholders, it would be preferable to receive $12.00 in cash per share than to continue to bear the risk of any decreases in the trading price of our common stock as seen prior to the November 30, 2000 announcement by Messrs. Gottlieb and Lebowitz. See "-- Background of the Merger--The Merger Proposal."


     In light of the number and variety of factors the special committee considered in connection with its evaluation of the merger proposal, the special committee did not find it practicable to assign relative weights to the foregoing factors; accordingly, the special committee did not do so.




     In determining to recommend to the board of directors that it approve the merger proposal and in affirming the recommendation, and in determining that the merger proposal is fair to, and in the best interests of, our company's nonaffiliated stockholders, the special committee considered factors which did not support the special committee's determination to recommend the merger proposal. The material negative factors considered were:


     . that, following the merger, nonaffiliated stockholders will cease to participate in future earnings or growth, if any, of our company or benefit from increases, if any, in our value;

     . conflicts of interest of our officers and directors in connection with the merger (see "-- Interests of Certain Persons in the Merger" and "Certain Relationships and Transactions");

     . that the special committee would not be able to provide confidential information to or solicit alternative offers from future interested parties, other than the four parties specified in the merger agreement, unless a superior proposal was made;

     . that, due to the significant ownership position of Messrs. Gottlieb and Lebowitz, only a relatively small number of additional shares would be required to approve the transaction; and

     . the risk that the merger will not be consummated because the conditions to the merger have not been satisfied or waived. See "The Merger - - Conditions to the Merger" for a description of these conditions.

     The special committee concluded that these negative factors were outweighed by the supporting factors described above. The special committee consulted with Houlihan Lokey during the course of Houlihan Lokey's work in connection with its analysis of our company and evaluation of the proposed merger. The special committee did not request Houlihan Lokey to conduct a separate liquidation analysis of our company, although Houlihan Lokey did incorporate liquidation analyses in arriving at a range of market value for our company through several different methodologies and in its ultimate conclusion as to the fairness of the consideration to be received by the nonaffiliated stockholders in the merger.

     The special committee believes that the merger proposal is procedurally fair because:

     . the special committee consisted of disinterested directors appointed to represent the interests of, and to negotiate on an arm's-length basis with the management stockholders on behalf of, the nonaffiliated stockholders;

     .  the special committee retained and was advised by outside legal counsel;

     . the special committee retained Houlihan Lokey as financial advisor to assist it in evaluating the proposed merger and Houlihan Lokey confirmed that it had full and complete access to all of our records and officers in conducting its due diligence;

     . the merger consideration and the other terms and conditions of the merger agreement resulted from active arm's-length bargaining between the special committee and the management stockholders;


     . the merger consideration is $2.00 higher than the top of the range of values of our company's common stock determined by Houlihan Lokey in its analysis underlying the financial opinion it rendered in connection with the definitive merger agreement and provided by Houlihan Lokey to the special committee on September 6, 2001;


     . the terms of the proposal and the progress of the transaction were publicized to the market through a number of press releases and public filings; and

     . our company has reserved the right to consider and accept superior proposals.

     The special committee's determination that the merger proposal is procedurally fair was made in the absence of the following procedural safeguards:

     . the transaction was not structured so as to require the approval of a majority of nonaffiliated stockholders. The special committee had originally required that the transaction be approved by a majority of the shares of common stock voting on the transaction not held by Messrs. Gottlieb and Lebowitz but agreed to forgo it on May 10, 2001 in consideration of an increase in the purchase price per share (See "-- Background of the Merger -- The Merger Proposal); and

     . a majority of directors who are not employees of our company did not retain an unaffiliated representative to act solely on behalf of the nonaffiliated stockholders for purposes of negotiating the terms of the transaction. The special committee believed its members were capable of negotiating the terms of the transaction themselves.

     The Board of Directors. The board of directors, at its May 10, 2001 meeting, considered the unanimous recommendation of the special committee and adopted the analysis of the special committee, as well as the factors enumerated above that were considered by the special committee, and determined that the merger proposal is fair to, and in the best interests of, the nonaffiliated stockholders, approved the merger proposal, and recommended that the stockholders vote to approve the merger proposal. The nonaffiliated stockholders should be aware in considering the recommendation of the special committee that was adopted by the board of directors, that the management stockholders are also members of the board of directors and pursuant to the terms of the merger agreement will receive an aggregate of approximately $6.2 million in consideration for a portion of their common stock and for their outstanding stock options. Although each of the management stockholders abstained from voting on the merger proposal, such relationships could present such members of the board of directors with actual or potential conflicts of interest. The board of directors and the special committee considered the actual or potential conflicts of interest in making their recommendation and in approving the merger proposal. The special committee was formed, in part, to address these conflicts and to act on behalf of the nonaffiliated stockholders in relation to the merger. See "Special Factors -- Interest of Certain Persons in the Merger" for a discussion of these conflicts.



     The operating partnership, through the board of directors of its general partner, has concluded that the merger is fair to the nonaffiliated stockholders based on the recommendation of the special committee, the analysis of the special committee, which it adopted, and the factors enumerated above that were considered by the special committee.


Benefits and Detriments to Nonaffiliated Stockholders


     We believe that the merger will result in the following benefits to the nonaffiliated stockholders: (1) realizing the value of their investment in our company in cash at a price which represents a 55% premium over the average closing price for the common stock during the 10 trading days prior to the initial announcement of the management stockholders' offer to acquire all of our common stock and (2) eliminating the risk of a decline in the value of their investment in our company.


     The primary detriment to nonaffiliated stockholders of the completion of the merger is that they will cease to have any ownership interest in our company and will cease to participate in future earnings or growth, if any, of our company or benefit from increases, if any, in our value. In addition, the nonaffiliated stockholders may recognize a taxable gain, or loss, upon the completion of the merger.

Benefits and Detriments of the Merger to Acquiror, Acquiror Sub and Management Stockholders

     Following the merger, the management stockholders will become the beneficiary of any future earnings growth and any increase in our value. Acquiror, Acquiror Sub and the management stockholders believe the value of our company will be enhanced following the merger by the following:


   . by having all of our common stock owned by the management stockholders
     (which will occur as a result of the merger), we will have access to capital from our controlling investors rather than being dependent upon the cyclical public capital markets;


  . by having all of our common stock owned by the managing stockholders (which will occur as a result of the merger), our company will have increased operating flexibility, including the ability to pursue business opportunities that may not be attractive to the typical investor in common stock of a publicly-traded REIT; and


   . by eliminating certain costs associated with the public ownership of our common stock such as costs relating to preparation, printing and mailing of proxy statements, the overall administrative costs of the surviving company will be reduced. Although our company will remain a reporting company under the reporting requirements of the Exchange Act, we will not be subject to the proxy rules with respect to our common stock. The costs associated with the public ownership of our common stock is approximately $200,000 annually.


The detriments of the completion of the merger to Acquiror, Acquiror Sub and the management stockholders are:


     . the significant costs and expenses of the transaction, currently estimated to be at least $600,000, and the limited personal guarantees by the management stockholders to be given to GMAC as a condition to completing the financing required for the merger;

     . the inability of the surviving company to pay for acquisitions with publicly traded securities; and


     . the inability of the surviving company to grant options to its employees exercisable for publicly traded securities.

Opinion of the Financial Advisor for the Special Committee

     The special committee retained Houlihan Lokey to render an opinion to the special committee as to the fairness, from a financial point of view, of the consideration to be received by the nonaffiliated stockholders in connection with the merger. On April 13, 2001, Houlihan Lokey delivered its oral opinion to the special committee to the effect that, as of the date of such opinion, on the basis of its analysis and subject to the limitations described below, the proposed consideration of $11.25 per share (subject to adjustment to not below $11.00 per share) to be received by the nonaffiliated stockholders pursuant to the merger is fair to the nonaffiliated stockholders from a financial point of view. Subsequent to the date Houlihan Lokey delivered its opinion, the management stockholders increased their offer from $11.25 per share (subject to adjustment to not below $11.00 per share) to $12.00 per share. In light of the time that has passed since April 13, 2001, and the possibility that market conditions may have changed since that date, on September 4, 2001 the special committee retained Houlihan Lokey to update its opinion as to the fairness, from a financial point of view, of the $12.00 per share to be received by the nonaffiliated stockholders. Houlihan Lokey was not engaged to, and did not, provide any financial advice to the special committee in connection with the Weisman Proposal.


     The full text of the written opinion of Houlihan Lokey directed to the special committee and dated as of September 6, 2001, which sets forth the assumptions made, matters considered, procedures followed and limitations of the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Houlihan Lokey's opinion addresses only the fairness of the per share consideration of $12.00 proposed to be received by the nonaffiliated stockholders pursuant to the merger from a financial point of view to such stockholders. The opinion of Houlihan Lokey is directed to the special committee for its use in connection with its consideration of the merger proposal. The Houlihan Lokey opinion does not address the underlying business decision to effect the merger, nor does it constitute a recommendation to any stockholder as to how they should vote at the annual meeting with respect to the merger proposal. The summary of the opinion of Houlihan Lokey set forth herein is qualified in its entirety by reference to the full text of the opinion. The nonaffiliated stockholders are urged to, and should, read the opinion carefully and in its entirety.


     The special committee retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with recapitalizations and similar transactions, especially with respect to real estate investment trusts and other real estate-related companies. Houlihan Lokey is a nationally recognized investment banking firm that is engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

     As compensation to Houlihan Lokey for its services in connection with the merger, we agreed to pay Houlihan Lokey an aggregate fee of $600,000 in addition to Houlihan Lokey's expenses in connection therewith. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the merger, any other related transaction, or the conclusions reached in the Houlihan Lokey opinion. We also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for certain expenses. In addition, Houlihan Lokey may receive additional financial advisory fees to provide certain other advisory services to our company.



  Houlihan Lokey was not asked to opine and does not express any opinion as to: (1) the fairness of the merger to any of our company's security holders other than the nonaffiliated stockholders, (2) the tax consequences of the merger to either our company or any of our security holders, (3) the proposed tender offer, or (4) any of our security holders' underlying business decision to participate in the merger. Houlihan Lokey's opinion assumes that the special committee rejected any alternative proposals for a transaction that it may have received.



  Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or a part of our company or make any recommendations with respect to the form or amount of consideration to be paid in the merger. Houlihan Lokey understands that in addition to the special committee's consideration of the merger, for which Houlihan Lokey has been retained as set forth above, the special committee has conducted a series of communications with the Weisman Group regarding the Weisman Group's desire to acquire our company or our company's assets. Houlihan Lokey understands that the Weisman Group has set forth various proposals to acquire not less than 50.1% of our company's common stock. Houlihan Lokey further understands that the special committee retained D.F. King & Co. to advise the special committee as to certain matters regarding the Weisman Proposal. Houlihan Lokey has not advised the special committee with respect to the Weisman Proposal. On September 4, 2001, the special committee informed Houlihan Lokey that it rejected the Weisman Proposal.


     In arriving at its fairness opinion, among other things, Houlihan Lokey:

     1) held discussions with certain members of the senior management of our company regarding the operations, financial condition, future prospects and projected operations and performance of our company;


     2) reviewed our company's annual report to stockholders on Form 10-K for the two fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001, and company-prepared interim financial statements for the period ended July 31, 2001, which our management had identified as being the most current financial statements available at the time;


     3) reviewed forecasts and projections prepared by our management with respect to our company and each of our individual properties for the years ending December 31, 2001 through 2005 (the "Financial Forecasts");

     4) reviewed the historical market prices and trading volume for our publicly traded securities;

     5) reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to our company;

     6) reviewed copies of the following documents and agreements delivered to Houlihan Lokey by our company:

          - Most recent draft letter to the Board of Directors from Messrs. Gottlieb and Lebowitz regarding the current merger consideration of $12.00 as of May 9, 2001;


          - Draft minutes of the special committee meetings as of August 6, 2001, August 14, 2001 and August 17, 2001;


          - Term sheet between our company and GMAC Commercial Mortgage Corporation regarding the proposed financing dated as of April 3, 2001 and Amendment 1 dated August 21, 2001 of such financing term sheet.


          - Appraisals for the medical office properties and selected senior care properties dated between January 2000 and June 2001;





          - Company-prepared net asset value calculations as of July 31, 2001;

          - A schedule of current stock ownership including common stock, preferred stock, operating partnership units and stock options; and

          - The merger agreement between the Acquiror and our company dated May 10, 2001.


     7) reviewed certain other documents related to our company delivered to Houlihan Lokey by us; and

     8) conducted such other studies, analyses and inquiries as Houlihan Lokey have deemed appropriate.

     Analyses. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of Houlihan Lokey's opinion, which is attached as Appendix B to this proxy statement. You are urged to read the full text of the Houlihan Lokey opinion carefully and in its entirety.

     Houlihan Lokey used several methodologies to assess the fairness, from a financial point of view, of the consideration to be received by our company's nonaffiliated stockholders. Each methodology provided an estimate as to the aggregate value of the enterprise equity.

     Public Market Pricing:  Houlihan Lokey considered our public market price
     ---------------------
to estimate the value of our company. Houlihan Lokey calculated the aggregate market value of the common equity of our company by multiplying our stock price on August 30, 2001 by our common shares outstanding on a fully diluted basis as of August 20, 2001. The resulting market value of common equity and per share indications, as calculated by Houlihan Lokey, totaled $40 million and $12.74, respectively. However, Houlihan Lokey noted the relatively low trading volume associated with our company's common stock.


     Build-Up Method:  Houlihan Lokey derived an indication of the range of
     ---------------
enterprise value for our company by: (1) applying capitalization rates to our adjusted net operating income for the latest twelve month ("LTM") period ended July 31, 2001, (2) applying capitalization rates to our projected adjusted net operating income for the year ending December 31, 2002, (3) discounted cash flow approaches on each of our individual properties based upon the Financial Forecasts and (4) reviewing appraisals. Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to our properties. Houlihan Lokey also considered the time required and the costs associated with realizing the net asset values indicated from its analysis. Based on the above analysis, Houlihan Lokey calculated a range of enterprise value indications of approximately $248.6 million and $272.8 million.


     Based on the above and after adding cash on hand as of July 31, 2001 and subtracting interest-bearing debt and the liquidation value of our preferred stock as of July 31, 2001 from the range of enterprise values, the resulting indications of the market value of the common equity of our company ranged from $15.6 million to $39.8 million or $4.97 to $12.67 per share, respectively.


     Direct Cap Approach:  Houlihan Lokey reviewed certain financial information
     -------------------
of two sectors of publicly traded comparable REITs selected solely by Houlihan
Lokey: Healthcare REITs and Office REITs. The first sector of public comparable Healthcare REITs included: Health Care Property Investors, Inc., Health Care REIT, Inc., Healthcare Realty Trust, Inc., LTC Properties, Inc., National Health Investors, Inc., and Omega Healthcare Investors, Inc. (collectively, the "Healthcare REIT Comparables"). The second sector of public comparable Office REITs included: Alexandria Real Estate Equities, Arden Realty, Inc., Great Lakes REIT, Kilroy Realty Corporation, Koger

Equity, Inc., Prentiss Properties Trust, and Reckson Associates Realty Corporation (collectively, the "Office REIT Comparables" and together with the Healthcare REIT Comparables, the "Comparables"). Houlihan Lokey calculated certain financial ratios of the Comparables based on the most recent publicly available information. The analysis showed, among other things, the following:
(1) the percentage of net operating income ("NOI") to the LTM enterprise value ("EV") exhibited by the Healthcare REIT Comparables ranged from a low of 8.8% to a high of 13.6%; (2) the percentage of NOI to the LTM EV exhibited by the Office REIT Comparables ranged from a low of 7.0% to a high of 11.5%; (3) the percentage of NOI to the next fiscal year ("NFY") EV exhibited by the Healthcare REIT Comparables yielded one indication of 9.7%; and (4) the percentage of NOI to the NFY EV exhibited by the Office REIT Comparables ranged from a low of 8.8% to a high of 10.2%.

        Houlihan Lokey derived enterprise value indications for our company by:
(1) applying a selected LTM NOI multiple to our representative NOI for the LTM period ended July 31, 2001 and (2) applying a selected NFY NOI multiple to our representative pro forma NOI for the fiscal year 2002. Houlihan Lokey calculated indications of the range of enterprise values between $228.3 million and $255.3 million. Based on the above and after adding cash as of July 31, 2001 and subtracting interest-bearing debt as of July 31, 2001 and the weighted average value of our preferred stock as of August 24, 2001 from the range of enterprise values, the resulting indications of the market value of the common equity of our company ranged from speculative or nominal amounts to $18.8 million or nominal value to $6.00 per share, respectively. Houlihan Lokey recognizes that these conclusions reflect aggregate marketable minority values and any change of control transaction would recognize a premium to these pricing conclusions.

        Consolidated Discounted Cash Flow Approach. Houlihan Lokey utilized the
        ------------------------------------------
Financial Forecasts as prepared by management with respect to years 2001 through 2005. After calculating the net present value of cash flows for the applicable periods using discount rates of 10.5% to 14.5%, a terminal value was calculated based upon exit capitalization rates of 8.5% to 10.5%. Based on the Financial Forecasts and this analysis, Houlihan Lokey calculated indications of the range of enterprise values between $272.3 million and $291.3 million. Based on the above and after adding cash as of July 31, 2001 and subtracting interest-bearing debt as of July 31, 2001 and the weighted average value of our preferred stock as of August 24, 2001 from the range of enterprise values, the resulting indications of the market value of the common equity of our company ranged from $35.3 million to $53.8 million or $11.25 to $17.13 per share, respectively.

        Funds From Operations Approach: Houlihan Lokey reviewed certain
        ------------------------------
financial information of the Healthcare REIT Comparables and the Office REIT Comparables. Houlihan Lokey calculated certain financial ratios of the Comparables based on the most recent publicly available information. The analysis showed, among other things, the following: (i) the ratio of the NFY price to funds from operations ("FFO") exhibited by one indication from the Healthcare REIT Comparables was 10.1x, and (ii) the ratio of the NFY price to FFO exhibited by the Office REIT Comparables ranged from a low of 6.1x to a high of 10.3x.

        Because the adjusted FFO for our company for the LTM ended June 30, 2001 was negative, Houlihan Lokey derived market value of the equity indications for our company by applying a selected NFY FFO multiple to our representative pro forma FFO for the year 2002. Based on the above, the resulting indications of the market value of the common equity of our company ranged from $14.8 million to $17.8 million or $4.72 to $5.65 per share, respectively. Houlihan Lokey recognizes that these conclusions reflect aggregate marketable minority values and any change of control transaction would recognize a premium to these pricing conclusions.

        Yield Approach. Houlihan Lokey calculated the FFO payout ratios and
        --------------
percentage yield for the dividends paid by the Healthcare REIT Comparables and the Office REIT Comparables as of August 24, 2001. Houlihan Lokey then derived an indication of the market value of the equity for our company by applying (1) a required yield range to our projected FFO payout for NFY 2002 based on FFO payout ratios demonstrated by the Comparables and (2) an optimal yield range as determined by selected publicly traded company comparables to our implied common dividends for projected fiscal year 2002 based on FFO payout ratios demonstrated by the Comparables. Based on this analysis, the indications of the market value of the common equity of our company ranged from $15.2 million to $23.7 million or $4.83 to $7.55 per share, respectively. Houlihan Lokey recognizes that these conclusions reflect aggregate marketable minority values and any change of control transaction would recognize a premium to these pricing conclusions.

     Conclusion. Based on the aforementioned Build-Up Approach, Direct Cap Approach, Consolidated Discounted Cash Flow Approach, Funds From Operations Approach, and Yield Approach, Houlihan Lokey determined that the appropriate range of the market value of the common equity of our company was from approximately $15.0 million to $30.0 million or $5.00 to $10.00 per share, respectively. Based on the above analyses, Houlihan Lokey determined that the proposed consideration of $12.00 per share to be received by the nonaffiliated stockholders in the merger is fair, from a financial point of view, to the nonaffiliated stockholders.


     As a matter of course, we do not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, Houlihan Lokey considered Financial Forecasts. These financial projections were prepared by the management of our company. The Financial Forecasts were prepared under market conditions as they existed as of approximately July 31, 2001 and management does not intend to provide Houlihan Lokey with any updated or revised Financial Forecasts in connection with the merger. The Financial Forecasts do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of our company, may cause the Financial Forecasts or the underlying assumptions to be inaccurate. As a result, the Financial Forecasts should not be relied upon as necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on such Financial Forecasts.


     In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of September 6, 2001 and on the Financial Forecasts provided to Houlihan Lokey as of such September date.


     In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to Houlihan Lokey, including, without limitation, information furnished to it orally or otherwise discussed with it by our management, or publicly available. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that the Financial Forecasts were reasonably prepared and reflect the best currently available estimates of the financial results and condition of our company; and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey opinion. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to our company and does not assume responsibility for it.

Houlihan Lokey relied upon the assurances of our management that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Houlihan Lokey did not make any independent appraisal of the specific properties or assets of our company.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to our company, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of our company are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Position of the Acquiror, Acquiror Sub and the Management Stockholders

     The Acquiror, Acquiror Sub and the management stockholders have each concluded that the merger is fair to the nonaffiliated stockholders based on the following factors:

     . the recommendation of and approval by the special committee described under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger to Nonaffiliated stockholders";

     . the receipt by the special committee of the opinion of Houlihan Lokey that the consideration to be received by the nonaffiliated stockholders in the merger is fair to such stockholders from a financial point of view;

     . that $12.00 per share represents a premium of approximately 55% over the average closing price of the common stock on the New York Stock Exchange during the 10 day period prior to the announcement of the management stockholders' initial merger proposal to our board of directors on November 30, 2000;

     . the management stockholders' belief that the price of our common stock during the period between the first announcement of a potential transaction until the execution of the merger agreement reflected the expectations of our investors based on the announcement of the proposed merger and that if the merger is not completed, the common stock price of our company would fall significantly;

     . that the principal terms of the merger were established through arm's-length negotiation between the special committee and its legal and financial advisors and the management stockholders and their legal advisors; and

     . that during the negotiation of the merger agreement, the interests of the nonaffiliated stockholders were represented by the special committee and its legal and financial advisors.

     In addition to the other factors considered by the Acquiror, Acquiror Sub and the management stockholders in concluding that the merger is substantively and procedurally fair to nonaffiliated stockholders, the Acquiror, Acquiror Sub and the management stockholders adopted the conclusion and analysis of the special committee described under "--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger to Nonaffiliated Stockholders" that the merger is fair to the nonaffiliated stockholders. The Acquiror, Acquiror Sub and the management stockholders did not attach relative weights to the specific factors considered in reaching their conclusions as to the fairness of the merger to nonaffiliated stockholders, although they considered the arm's-length negotiations between the parties, the receipt by the special committee of the opinion of Houlihan Lokey and the recommendation of the special committee to be the most significant.

Interests of Certain Persons in the Merger

     General. In considering the recommendation of the special committee and the board of directors, stockholders should be aware that our officers and directors may have interests in the merger or relationships, including those referred to below, that may present potential or actual conflicts of interest in connection with the merger. The special committee and the board of directors were aware of these potential or actual conflicts of interest and considered them along with other matters described under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger to Nonaffiliated Stockholders." See also "Certain Relationships and Transactions."

     Messrs. Gottlieb and Lebowitz. Mr. Gottlieb is our Chief Executive Officer and co-Chairman of our board. Mr. Lebowitz is our President and the co-Chairman of our board. Messrs. Gottlieb and Lebowitz are also members of the Acquiror. In the merger, the Acquiror will merge with and into us, with the nonaffiliated stockholders receiving the right to receive $12.00 in cash for each share of our common stock, without interest. In addition, Messrs. Gottlieb and Lebowitz will receive an aggregate of approximately $6.2 million as merger consideration for a portion of their shares of common stock and for their outstanding stock options.


     The management stockholders have advised us that they and their affiliates intend to vote their shares of common stock for approval of the merger proposal. As of the record date, the management stockholders beneficially owned an aggregate of 1,207,559 shares of common stock (approximately 42.1% of the outstanding common stock), including 537,854 shares of common stock issued in exchange for their partnership units in the operating partnership.


     After the merger, all of the outstanding shares of our common stock will be held by Messrs. Gottlieb and Lebowitz. After Messrs. Gottlieb and Lebowitz delivered their initial acquisition proposal to our board on November 30, 2000, Messrs. Gottlieb and Lebowitz recused themselves from all discussions of our board of directors involving the potential merger until the April 13, 2001 meeting of the board of directors. Messrs. Gottlieb and Lebowitz also abstained from voting on the merger proposal. These events are described more fully in "Special Factors -- Background of the Merger."

     Treatment of Options. Certain of our directors, officers and employees have received options to acquire common stock pursuant to our 1993 Stock Incentive Plan.

     Pursuant to the merger agreement, we will take all actions necessary to cancel, immediately prior to the time the merger becomes effective, each outstanding option. The merger agreement provides that we will take all actions necessary to assure that, prior to the effective time of the merger, each option holder will be entitled to receive a cash amount equal to $12.00 less the exercise price for each share of common stock subject to the option, payable after the effective time of the merger for a vested or unvested option. In addition, upon the execution of the merger agreement, all unvested options held by the management stockholders became fully vested and exercisable.

     The table below shows the options currently held by each of our executive officers and directors (and all other individuals as a group) and the amounts in respect of such options such individuals (and such group) will be entitled to receive at the effective time of the merger.

                                                  Options           Payment at
Name                                              Granted         Effective Time
---------------------------------------------  -------------    ----------------

Independent Directors:
Richard L. Lesher..........................         1,500          $  2,812.50
Leslie D. Michelson........................         5,500             7,687.50
Charles P. Reilly..........................         6,000             4,250.00
S. Craig Tomkins...........................         6,000             4,250.00

Executive Officers:
Daniel M. Gottlieb.........................        83,500           235,812.50
Steven D. Lebowitz.........................        83,500           235,812.50
John H. Rauch..............................        15,000             7,125.00
David E. Hamer.............................         8,000               ----

All Other Individuals as a Group...........        38,500             4,750.00


     Indemnification and Insurance. Pursuant to the merger agreement, from and after the effective time of the merger, our company, as the surviving corporation, will indemnify and hold harmless our present and former officers and directors in respect of acts or omissions occurring prior to the effective time of the merger to the extent provided under our charter and bylaws in effect on the date of the merger agreement. For five years after the effective time of the merger, the surviving company will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the effective time of the merger covering each such person currently covered by our officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date, provided that the surviving corporation shall not be obligated to make premium payments in excess of 150% of the premiums on the date of the merger agreement.

     Position of Executive Officers, Directors and Affiliates of the Company. Certain of our executive officers and directors hold shares of common stock. See "Securities Ownership of Certain Beneficial Owners and Management." After inquiry of these stockholders, we believe that they intend to vote their shares in favor of the approval of the merger. Except as otherwise set forth in this proxy statement (with respect to the management stockholders and their affiliates), such stockholders have not informed us of the reasons for their vote.

Certain Consequences of the Merger

     Pursuant to the merger agreement, following approval of the merger proposal and subject to the fulfillment or waiver of certain conditions, the Acquiror will be merged with and into us. Our company will continue as the surviving company in the merger.

     Because all shares of common stock held by the nonaffiliated stockholders will be cancelled in the merger, the nonaffiliated stockholders will cease to participate in future earnings or growth, if any, of our company or benefit from any increases, if any, in our value, and they no longer will bear the risk of any decreases in our value. In addition, upon completion of the merger, public trading of the common stock will cease and the common stock will be delisted from the New York Stock Exchange.

     Distributions by the surviving company after completion of the merger (other than any distribution for which the record date is a date prior to the date of completion of the merger) will be paid to the equity owners of the surviving company and not to the nonaffiliated stockholders.

     The common stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the merger, the common stock will become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, and its registration under the Exchange Act will be terminated. Our preferred stock will remain outstanding following the merger; thus our obligation to file reports pursuant to the Exchange Act will continue.

     After the merger, we will no longer be subject to the proxy rules under Exchange Act Regulation 14A with respect to our common stock. Therefore, we expect to save approximately $200,000 annually relating to the preparation, printing and mailing of proxy statements and the holding of an annual meeting for our public common stockholders. Also as a result of the merger, our company will no longer have immediate access to public equity markets and will be highly leveraged, with total debt of approximately $194.0 million and stockholder equity (including preferred stock liquidation preference) of approximately $11.4 million on a pro forma basis as of December 31, 2000.

     At the effective time of the merger, unexercised options to purchase common stock with an exercise price of less than $12.00 will be converted into the right to receive cash. See "-- Interests of Certain Persons in the Merger - Treatment of Options" for a further description.

     Our executive officers immediately prior to the merger will be the executive officers of the surviving company immediately after the merger. Our charter and bylaws in effect immediately prior to the merger will be the charter and bylaws of the of the surviving company immediately after the merger.

Effects on Interests in Our Net Book Value and Net Loss

     The Acquiror and Acquiror Sub do not currently have any interest in our net book value or net loss and will not obtain any interest after the merger.

     The following table sets forth the interest of each of the management stockholders in our net book value, after the preferred stock liquidation preference of $25.00 per share, in terms of both dollar amounts and percentages, immediately prior to the merger and immediately following the merger. We have used our net book value, after the preferred stock liquidation preference, of negative $32.0 million as of December 31, 2000 and the equity interest of each of the management stockholders as of that date to compute the amount prior to the merger. To compute the amount following the merger, we adjusted our net book value, after the preferred stock liquidation preference, as of December 31, 2000 to give effect to the merger and related transactions, which resulted in a pro forma net book value, after the preferred stock liquidation preference, of negative $60.0 million, and we adjusted the equity interest of each of the management stockholders to give effect to the merger.

                         Interest in Net Book Value    Interest in Net Book Value
                            After Preferred Stock         After Preferred Stock
                           Liquidation Preference        Liquidation Preference
                             Prior to the Merger           Following the Merger
Name of Affiliate              ($ in millions)                ($ in millions)
-----------------              ---------------                ---------------
Daniel M. Gottlieb               $ (7.4)/23%                    $ (32.4)/54%
Steven D. Lebowitz               $ (6.0)/19%                    $ (27.6)/46%

     The following table sets forth the interest of each of the management stockholders in our net loss, after the payment of preferred stock dividends, in terms of both dollar amounts and percentages, immediately prior to the merger and immediately following the merger. We have used our net loss, after the payment of preferred stock dividends, of $6.0 million for the year 2000 to compute the amount prior to the merger and the equity interest of each of the management stockholders as of that date to compute the amount prior to the merger. To compute the amount following the merger, we adjusted our net loss, after the payment of preferred stock dividends, for the year 2000 to give effect to the merger and related transactions, which resulted in a pro forma net loss, after the payment of preferred stock dividends, of $10.5 million, and we adjusted the equity interest of each of the management stockholders to give effect to the merger.

                         Interest in Net Loss After   Interest in Net Loss After
                          Preferred Stock Dividend     Preferred Stock Dividend
                             Prior to the Merger          Following the Merger
Name of Affiliate              ($ in millions)               ($ in millions)
-----------------              ---------------               ---------------
Daniel M. Gottlieb               $ (1.4)/23%                   $ (5.7)/54%
Steven D. Lebowitz               $ (1.1)/19%                   $ (4.8)/46%

Plans for the Company After the Merger

     As of the date of this proxy statement, we have not approved any specific plans or proposals for any extraordinary corporate transaction involving the surviving company after the completion of the merger or any sale or transfer of a material amount of assets currently held by us after the completion of the merger. In addition, we have been advised by the Acquiror that neither the Acquiror nor the management stockholders have, as of the date of this proxy statement, approved any such plans or proposals for any extraordinary corporate transaction involving the surviving company after the completion of the merger. We have been advised by the Acquiror that it is the Acquiror's and the management stockholders' intention to hold their shares of our common stock as a long term investment. Although the Acquiror deems it unlikely, it reserves the right to change its plan at any time, and the Acquiror may elect to sell, transfer or otherwise dispose of all or any portion of the assets currently held by us to one or more of its affiliates or to any other parties as warranted by future conditions. In addition, we have been advised by the Acquiror that it currently plans to retain the members of our senior management, in their current positions with the surviving company after the merger. The Acquiror reserves the right to make whatever personnel changes with respect to the current members of our management it deems necessary after completion of the merger.


     The management stockholders have stated that they intend to make a cash tender offer through a newly formed entity for up to approximately 7% of the total number of outstanding shares of our preferred stock at a price of $17.50 per share of Series A preferred stock and $17.00 per share of Series B preferred stock. On September 21, 2001, the closing prices of the Series A preferred stock and the Series B preferred stock were $18.25 per share and $18.00 per share, respectively. The tender offer would commence about the time when we begin soliciting proxies for the annual meeting to consider, among other things, the proposed merger and would close subject to the closing of the merger, after the expiration of the statutory offer period (20 business days after the commencement date of the tender offer), unless extended in accordance with the rules of the SEC. The management stockholders' plans are subject to change, and the management stockholders reserve the right to effect such changes.


     If required by the terms of the financing with GMAC or another financing source, we will prior to the effective time of the merger transfer to a newly formed limited partnership the assets of the operating partnership that are not related to medical office buildings.

Conduct of the Business of the Company if the Merger is not Consummated

     If the merger is not consummated, our business and operations are expected to continue to be conducted substantially as currently conducted. We anticipate that the management stockholders will continue to be substantial stockholders.

Material Tax Consequences

     The following discussion summarizes the material United States federal income tax considerations of the merger to our stockholders based upon the law as currently in effect. It does not address any state, local or foreign tax consequences and does not address the tax consequences to any stockholder in special circumstances.

     EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN FINANCIAL AND TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER TO HIM OR HER.

     The exchange of common stock for cash by a stockholder in the merger will be a taxable transaction under the Internal Revenue Code of 1986, as amended. In general, a stockholder will recognize capital gain or loss equal to the difference between the tax basis of his or her common stock and the amount of cash received in exchange therefor if the common stock is a capital asset in the hands of the stockholder. Such gain or loss will be long-term capital gain or loss if the stockholder has held the common stock for more than one year as of the effective time of the merger. In limited circumstances, certain stockholders may receive a "dividend," taxed as ordinary income, for cash received in the merger to the extent of our current or accumulated earnings and profits at the effective time of the merger. We currently do not anticipate that there will be such earnings and profits at the effective time of the merger.

     These rules may not apply to stockholders who acquired their common stock pursuant to the exercise of stock options or other compensation arrangements with us or to stockholders who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Internal Revenue Code.

Foreign Stockholders

     A "Foreign Stockholder" is a person that, for United States federal income tax purposes, is a non-resident alien individual or a foreign corporation. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a Foreign Stockholder will be subject to United States federal income tax at regular graduated rates on gain realized with respect to the common stock exchanged for cash in the merger, if such stock constitutes a "United States real property interest." Furthermore, a Foreign Stockholder or other foreign entities will be subject to withholding in respect of this tax at a rate of 10% of the amount realized in the merger.

     However, the stock will not be treated as a "United States real property interest" and, as a result, any gain realized by a Foreign Stockholder on the exchange of common stock for cash in the merger will not be subject to the United States tax imposed by FIRPTA if (1) our company is a "domestically-controlled REIT" within the meaning of the Internal Revenue Code; or (2) our common stock is regularly traded on an established securities market within the meaning of the Internal Revenue Code, except with respect to certain 5% stockholders. We believe that the common stock is regularly traded on an established securities market within the meaning of the Internal Revenue Code.

Backup Withholding

     The disbursing agent will be required to file information returns with the Internal Revenue Service with respect to payments made in connection with the merger. In addition, certain United States persons may be subject to a 30.5% backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the disbursing agent or in certain other situations. Our stockholders who are not United States persons may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding tax.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

     The federal income tax discussion set forth above is included for general information only and is based upon present law. Due to the individual nature of tax consequences, stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the effects of applicable state, local or other tax laws.

Litigation Regarding the Merger

     A number of stockholder class actions have been filed against us and our directors arising out of the proposal by Daniel M. Gottlieb, our Chief Executive Officer, and Steven D. Lebowitz, our President, to acquire all of the outstanding shares of our common stock not currently owned by them. The first suit, Lukoff v. G & L Realty Corp. et al., case number BC 241251, was filed in the Superior Court for the State of California, County of Los Angeles, on December 4, 2000. A second suit, Abrons v. G & L Realty Corp. et al., case number 24-C-00-006109, was filed in the Circuit Court for Baltimore City, Maryland, on December 14, 2000. This suit was voluntarily dismissed without prejudice on June 7, 2001, although Abrons re-filed in the Superior Court for the State of California, County of Los Angeles, case number BC 251479, on May 31, 2001. Morse v. G & L Realty Corp. et al., case number 221719-V, was filed in the Circuit Court for Montgomery County, Maryland, on May 17, 2001. Another suit, Harbor Finance Partners v. Daniel M. Gottlieb et al., case number BC 251593, was filed in the Superior Court for the State of California, County of Los Angeles, on June 1, 2001. All these actions assert claims for breach of fiduciary duty and seek, among other things, compensatory damages and/or to enjoin the transaction. Defendants deny the claims, although it is premature to predict the outcome of these actions.

                                  THE MERGER

     The following is a summary of the material provisions of the merger agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this proxy statement and is incorporated herein by reference. Stockholders are urged to read the merger agreement in its entirety and to consider it carefully.

The Merger

     The merger agreement provides for the merger of the Acquiror with and into us. We will be the surviving company. At the effective time of the merger, the separate corporate existence of the Acquiror will cease. The surviving company will possess all the rights, privileges, immunities, powers and purposes of our company, and it will assume and become liable for all liabilities and obligations of the Acquiror.

Merger Consideration


     In the merger, each outstanding share of common stock held by the nonaffiliated stockholders will be converted, by virtue of the merger and without any action on the part of the stockholders, into the right to receive $12.00 in cash, without interest. In addition, 475,000 shares held by the management stockholders will be converted into the right to receive $12.00 in cash, without interest. Their remaining shares will not be converted and will remain outstanding after the merger.



     The merger agreement provides that, at the discretion of the management stockholders, the management stockholders may increase the number of shares of their common stock that convert into the right to receive the merger consideration if the aggregate purchase price of the preferred stock tendered in their tender offer is less than $7.75 million. We have been advised by the management stockholders that they intend to make a cash tender offer through a newly formed entity for up to 7% of the total number of outstanding shares of preferred stock at a price of $17.50 per share of Series A preferred stock and $17.00 per share of Series B preferred stock, or an aggregate purchase price of $3.5 million. In addition, the management stockholders have advised our company that they currently do not intend to increase the number of shares of their common stock that convert into the right to receive the merger consideration if their preferred stock tender offer is undersubscribed, but instead may, to the extent that any portion of the $3.5 million is not used to purchase preferred stock, repay additional personal loans in the amount of such undersubscription.


     In the merger, each option to purchase our common stock, whether or not fully vested or exercisable, will be converted automatically into the right to receive in cash the excess, if any, of $12.00 over the exercise price per share of such option.

     The merger consideration was determined as the result of arm's-length negotiations between the special committee and the Acquiror. See "Special Factors -- Background of the Merger," "--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" and "-- Opinion of the Financial Advisor for the Special Committee."

Effective Time

     The merger will become effective at the time (1) of the filing with and acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland or (2) at such time as we and the Acquiror specify in the Articles of Merger (not to exceed 30 days after the Articles of Merger are accepted for record by the Maryland Department). The Articles of Merger will be filed as soon as practicable after the requisite approval of the merger proposal by the stockholders at the annual meeting is obtained and the other conditions precedent to the consummation of the merger have been satisfied, or waived. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "-- Conditions to the Merger."

Exchange And Payment Procedures

     As soon as practicable after the effective time of the merger, Mellon Investor Services, the disbursing agent, will mail to each record holder of an outstanding certificate representing common stock immediately prior to the effective time, a letter of transmittal and instructions for use in effecting the surrender of such certificate in exchange for the merger consideration. Upon surrender to the disbursing agent of a certificate representing common stock, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the disbursing agent, the holder of such certificate shall be entitled to receive the merger consideration. Until surrendered in accordance with the foregoing instructions, each certificate representing common stock will represent for all purposes only the right to receive the merger consideration.

     Stockholders should not send their common stock certificates now; they should send them only pursuant to instructions set forth in letters of transmittal to be mailed to stockholders as soon as practicable after the effective time. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement, the merger agreement and such letters of transmittal.

     We strongly recommend that certificates representing common stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Stockholders whose certificates are lost will be required at the holder's expense to furnish a lost certificate affidavit and bond acceptable in form and substance to the disbursing agent.

     Any merger consideration made available to the disbursing agent that remains unclaimed by stockholders for nine months after the effective time of the merger will be delivered to the surviving company, and any stockholders who have not theretofore made an exchange must thereafter look to the surviving company for payment of their claim for merger consideration.

     The surviving company will pay all charges and expenses of the disbursing agent in connection with the merger and the payment and issuance of the merger consideration.

Transfer of Common Stock

     No transfer of common stock will be made on our stock transfer books after the effective time of the merger. If, at or after the effective time, certificates of common stock are presented, they will be canceled and exchanged for the right to receive the merger consideration as provided in "--Exchange and Payment Procedures."

Additional Agreements

     Preparation of SEC filings; Stockholders Meeting. We and the Acquiror have agreed in the merger agreement to prepare and file with the Securities and Exchange Commission this proxy statement and the Schedule 13E-3. We have agreed to use all reasonable best efforts to cause this proxy statement to be mailed to the stockholders at the earliest practicable date. We and the Acquiror have agreed to cooperate with each other and use reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or appropriate to consummate and make effective the merger and the other transactions contemplated by the merger agreement.

     The merger agreement provides that we will (1) as soon as practicable, call and convene a stockholders meeting for the purpose of obtaining the required stockholder approvals and (2) through the board of directors recommend to the stockholders that they approve the merger proposal. Notwithstanding the foregoing, the board of directors may at any time prior to the effective time of the merger withdraw, modify or change any recommendation regarding the merger or the merger agreement, or recommend any other offer or proposal, if the special committee or the board of directors, after consultation with its counsel and financial advisor, determines that taking any such action is required in accordance with its duties to the stockholders under applicable law.

     Access. The merger agreement provides that we will afford the representatives of the Acquiror reasonable access to our and our subsidiaries' properties, books, contracts, commitments, personnel and records.

     Stock Option Plan. Pursuant to the merger agreement, we have agreed to take all actions necessary to assure that, prior to the effective time of the merger, our 1993 Stock Incentive Plan is terminated.

     No Solicitation. The merger agreement provides that we will not, directly or indirectly initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation, share exchange, sale of assets or similar transaction (each an "acquisition proposal"), or engage in any negotiations concerning or providing confidential information to any person relating to an acquisition proposal. Notwithstanding the foregoing, the board or the special committee, on our behalf, may undertake to engage in certain of the above prohibited acts in connection with a superior proposal, which is a written, bona fide acquisition proposal by a third party which the board or special committee determines in its good faith judgment (1) to be superior from a financial point of view to the holders of common stock than the transactions contemplated by the merger agreement, after consultation with our financial advisors, taking into account all of the terms and conditions of such acquisition proposal and the merger agreement, including any proposal by Acquiror to amend the terms of the merger agreement, and (2) is reasonably capable of being completed, taking into account all financial, regulatory and other aspects of such acquisition proposal. The merger agreement also permits us to provide confidential information to G. Realco LLC, Trans Healthcare, Inc., Lillibridge Health Trust, and Lyle Weisman, each of which had expressed interest in discussing a transaction with us, as long as they sign confidentiality agreements with us.

     Standstill. Until October 13, 2002, neither the management stockholders nor any entity owned by them will acquire any additional shares of common stock without the written approval of the special committee, other than through the exercise of existing options, conversion rights with respect to operating partnership units or exchange of operating partnership units for shares of our common stock. This provision terminates in the event that a third party makes an acquisition proposal, other than an acquisition proposal that has received the recommendation of the board.

     Until October 13, 2002, we will not issue any additional shares of common stock, any debt securities or equity securities convertible into common stock, or any new class of debt or equity securities having voting rights. This provision does not apply to issuance of additional shares of common stock through the exercise of existing options, conversions of operating partnership units or exchange of operating partnership units for shares of common stock.

     Tender Offer. The management stockholders propose to make a tender offer to purchase up to approximately 7% of the aggregate number of preferred stock at a purchase price of $17.50 per share of Series A preferred stock and $17.00 per share of Series B preferred stock, subject to consummation of the merger. The management stockholders intend to commence the tender offer and make the required filings with the Securities and Exchange Commission as soon as practicable following the mailing of this proxy statement.


     Exchange of Partnership Units. We or our affiliates will exchange a portion of our interest in 435 North Roxbury, Ltd., a California limited partnership, for operating partnership units held by Reese L. Milner and his affiliates on terms satisfactory to Mr. Milner and us. Mr. Milner is a former director of our company.

     Spinoff of Non-MOB Assets. If required by the terms of the GMAC financing, we will, with the approval of the holders of operating partnership units, prior to the effective time, transfer to a newly formed limited partnership the assets of the operating partnership that are not related to medical office buildings.

     Section 16 Matters. We have agreed to take all steps required to cause any dispositions of our shares of common stock resulting from the transactions contemplated by the merger agreement by our officers or directors to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the Securities and Exchange Commission's interpretations.

Conduct of Business Pending The Merger

     Pursuant to the merger agreement, from the date of the merger agreement to the effective time of the merger, we must, and cause our subsidiaries to:

     . carry on our and our subsidiaries' business in the usual, regular and ordinary course in all material respects and in substantially the same manner as presently conducted and take all action necessary to continue to qualify as a REIT;

     . use all commercially reasonable efforts to preserve intact our and our subsidiaries' business organization and goodwill, and keep available the services of officers and key employees;

     . maintain our and our subsidiaries' books and records in accordance with generally accepted accounting principles consistently applied and not change in any material manner any of our or our subsidiaries' methods, principles or practices of accounting, except as may be required by the Securities and Exchange Commission, applicable law or generally accepted accounting principles;

     . duly and timely file all material tax returns and other documents required to be filed with federal, state, local and other tax authorities, subject to timely extensions permitted by law, provided such extensions do not adversely affect our status as a qualified REIT under the Internal Revenue Code; and

     . perform all agreements required to be performed by us and our subsidiaries.

     In addition, we may not, and may not permit any of our subsidiaries to:

     . make, rescind or revoke any material express or deemed election relative to taxes (unless required by law or necessary to preserve our status as a REIT or the status of any subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Internal Revenue Code, as the case may be);

     . amend our charter or bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any of our subsidiaries;

     . make changes in the number of our or our subsidiaries' shares of capital stock, membership interests or units of limited partnership interest, as the case may be, issued and outstanding or reserved for issuance, other than pursuant to the exercise of options;

     . grant options or other rights or commitments relating to our or our subsidiaries' shares of capital stock, membership interests or units of limited partnership interest or any security convertible into or exercisable for our or our subsidiaries' shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of our general creditors, and not amend or waive any rights under any of the options;

     . authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of common stock or preferred stock, except consistent with past practice, or directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into or exercisable for, shares of capital stock, membership interests, or units of partnership interest, except in order to preserve our status as a REIT under the Internal Revenue Code;

     . guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

     . increase any compensation or enter into or amend any employment, severance or other agreement with any of our officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or employee benefit plan or pursuant to waivers by employees of benefits under such agreements;

     . adopt any new employee benefit plan or amend or terminate or increase the benefits under any existing plans or rights, and not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director;

     . accelerate, waive, amend or change the period of exercisability or vesting with respect to any grant of shares of common stock or options for the purchase of common stock, or authorize cash payments in exchange for any options or other similar rights granted by us;


     . enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the persons who are our executive officers or directors or any of our subsidiaries; and

     . amend, terminate or otherwise modify or waive any conversion rights with respect to the operating partnership units.

     Pursuant to the merger agreement, each party has agreed not to knowingly take any action that would result in any representation or warranty made by it in the merger agreement becoming untrue.

Representations And Warranties

     Our material representations and warranties to the Acquiror contained in the merger agreement relate to the following matters:

     . the due organization and valid existence of our company and our subsidiaries and similar corporate matters;

     .  the capitalization of our company and our subsidiaries;

     . the due authorization, execution and delivery of the merger agreement by us and its binding effect on us;

     . the lack of required regulatory filings and approvals for the consummation of the merger, and the lack of conflicts between the merger agreement (and the transactions contemplated thereby) and our charter or bylaws, contracts to which we or our subsidiaries are parties, or any law, rule, regulation, order or decree applicable to us or our subsidiaries;

     . the accuracy of the information provided by us for inclusion in this proxy statement and the Schedule 13E-3;

     . the absence of current material litigation or actions pending or threatened in connection with our business;

     .  no default under our material contracts and indebtedness;

     . the absence of any event that has or would have a material adverse effect on us;

     . the inapplicability to the merger of certain provisions of state takeover law;

     . the absence of brokers and finders (other than Houlihan Lokey) engaged by us who would be entitled to payment in connection with the merger; and

     .  the receipt by the special committee of Houlihan Lokey's opinion.

     These representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

     The merger agreement also contains representations and warranties of the Acquiror to us, including with respect to the following matters:

     . the due formation and valid existence of the Acquiror and similar corporate matters;

     . the due authorization, execution and delivery of the merger agreement by the Acquiror and its binding effect on the Acquiror;

     .  the capital structure of the Acquiror;

     . the lack of required regulatory filings and approvals for the consummation of the merger, and the lack of conflicts between the merger agreement (and the transactions contemplated thereby) and the articles of organization or operating agreement of the Acquiror, contracts to which it is a party, or any law, rule, regulation, order or decree applicable to the Acquiror;

     . the Acquiror's access to funds sufficient to consummate the transactions contemplated by the merger agreement;

     . the accuracy of the information provided by the Acquiror for inclusion in this proxy statement and the Schedule 13E-3;

     .  the absence of brokers and finders entitled to payment from Acquiror;
        and

     . the absence of current material litigation pending or threatened against the Acquiror.

     These representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

Conditions To The Merger

     There are a number of conditions that must be satisfied before we or the Acquiror is obligated to complete the merger. These conditions are:

     . the holders of a majority of the total number of outstanding shares of common stock must approve the merger;

     .  required consents must be received; and

     . the fairness opinion delivered by Houlihan Lokey shall not have been withdrawn or adversely modified.

     There are additional conditions that must be met before the Acquiror is obligated to complete the merger. These conditions are:

     . the representations and warranties we made in the merger agreement must be true and correct in all material respects;

     . we must comply in all material respects with the terms of the merger agreement;

     .  the Acquiror must have obtained the necessary financing; and

     .  there shall have been no material adverse effect on our company.

     There are additional conditions that must be met before we are obligated to complete the merger. These conditions are:

     . the representations and warranties the Acquiror made in the merger agreement must be true and correct in all material respects;

     . the Acquiror must comply in all material respects with the terms of the merger agreement; and

     . our guarantee of an aggregate $1 million line of credit to the management stockholders from Tokai Bank must have been extinguished.

     The mutual conditions can be waived if both parties agree. The additional conditions to our obligations to complete the merger can be waived by us, and the additional conditions to the Acquiror's obligations to complete the merger can be waived by the Acquiror. Waivers by us require action by the board, with the special committee's recommendation, and waivers by the Acquiror require action by the members of Acquiror. If stockholder approval is obtained, no condition can be waived if it would adversely affect the nonaffiliated stockholders prior to the effectiveness of the merger without the further approval of the nonaffiliated stockholders.

Termination of The Merger Agreement

     Either we or the Acquiror may terminate the merger agreement and abandon the merger, generally whether before or after approval by the stockholders:

     .  by mutual written consent;

     .  if the merger has not been completed by November __, 2001;


     . if the other party has materially breached a representation or warranty or failed to perform under the merger agreement;

     . if a final nonappealable order, decree or ruling from a court or other governmental entity prohibits the merger; or

     . if the merger proposal is not approved by the holders of a majority of the total number of outstanding shares of common stock.

     We may terminate the merger agreement:

     . if the board or special committee determines that an acquisition proposal constitutes a superior proposal and that failing to terminate the merger agreement would be inconsistent with the board's or special committee's duties under the Maryland General Corporation Law; or

     . if the board or special committee has determined that continuing to recommend approval of the merger would be reasonably likely to be a breach of the board's duties under the Maryland General Corporation Law.

     The Acquiror may terminate the merger agreement:

     . if the special committee or the board of directors withdraws or modifies its recommendation of the merger or the merger agreement or approves any acquisition proposal by a party other than the Acquiror;

     .  if there has been a material adverse effect on our company; or

     . if we fail to call and hold a stockholders meeting by October __, 2001 and any entity or group has become the beneficial owner of 15% of our outstanding common stock or a third person disclosed its intention to make a bona fide acquisition proposal.


Termination Fees And Expenses

     We have agreed to pay or reimburse the management stockholders for up to $400,000 of their expenses. Such expenses include any and all fees of accountants, financial advisors, attorneys and consultants, as well as fees and costs paid or owed to their financing source. The management stockholders have agreed to refund such amounts if they materially breach their obligations under the merger agreement.

     We must pay all of the reasonable expenses incurred by the management stockholders and the Acquiror, and pay a termination fee equal to $750,000 if:

     . we terminate the merger agreement because, prior to the approval of the merger proposal by the stockholders, the board or special committee determines to accept a superior acquisition proposal from a third party;

     . we terminate the merger agreement because the board or special committee has determined that continuing to recommend approval of the merger would reasonably likely be a breach of the board's duties to the stockholders;

     . the Acquiror terminates the merger agreement because the special committee or the board of directors withdraws or modifies its recommendation of the merger or the merger agreement or approves any acquisition proposal by a party other than the Acquiror; or

     . the Acquiror terminates the merger agreement because we fail to call and hold a stockholder meeting by October __, 2001 and any entity or group has become the beneficial owner of 15% of the outstanding common stock or a third person disclosed its intention to make a bona fide acquisition proposal.


     We must pay 50% of the reasonable expenses incurred by the management stockholders and the Acquiror if the Acquiror terminates the merger agreement because of a material adverse effect on our company and such material adverse effect was caused by a force majeure event. Force majeure event means the occurrence of an event that is beyond the reasonable control of the management stockholders or our company, such as natural disasters, war, labor unrest, power shortage or changes in law that would result in our company not qualifying as a REIT. [In addition, we must pay all of the reasonable expenses incurred by the management stockholders and the Acquiror if the Acquiror or our company terminates the merger agreement because the merger has not been completed by November __, 2001.]

Amendment And Waiver

     The merger agreement provides that it may be amended by the parties thereto by an instrument in writing signed on behalf of each of the parties, at any time before or after approval of the merger proposal by the stockholders. However, after any such stockholder approval, no amendment may be made which reduces the amount or changes the form of consideration to be received in the merger or otherwise changes or effects any change which would adversely affect the nonaffiliated stockholders prior to the effectiveness of the merger without the further approval of the stockholders. It is not likely that the merger agreement will be amended after approval of the merger in a manner materially adverse to the nonaffiliated stockholders. However, if such an amendment is made, the board of directors will resolicit proxies prior to consummating the merger.

     At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken by the board of directors, with the recommendation of the special committee, or the Acquiror's members, as the case may be, may (1) extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement, or (2) waive compliance with any of the agreements or conditions contained in the merger agreement. The ability of a party to waive compliance with an agreement or condition in the merger agreement is subject to the provision described above requiring stockholder approval if they are materially adversely affected.

Financing; Source of Funds



     The total amount of funds required to pay the merger consideration to the nonaffiliated stockholders is approximately $20.2 million. Approximately $2.5 million will be used to pay the fees and expenses related to the merger. In addition, approximately $6.2 million will be used to pay the management stockholders for a portion of their shares of common stock and for their outstanding stock options. The management stockholders will also borrow up to $5.29 million to fund their purchase of our preferred stock through a tender offer and repay personal debt. In the merger agreement, the management stockholders have agreed to apply any dividends paid on preferred stock purchased by them in the tender offer, first to interest on any personal loans secured by the preferred stock and next to their $5.29 million loan. These funds will be loaned by GMAC to the Acquiror Sub, which will lend the funds to the management stockholders directly or indirectly through the Acquiror. The management stockholders have entered into a commitment letter with GMAC pursuant to which GMAC has committed up to $35 million in borrowings.


     Under the commitment letter, upon the consummation of the proposed merger, the operating partnership will ultimately become the borrower. The commitment letter provides that the financing will have a maturity date of ten years from the initial funding. The interest rate on the loan will be the 30 day London Interbank Offered Rate ("LIBOR") plus a spread of between 5.5% and 7.5%. As interest rate protection, a LIBOR cap on such terms and covering such amounts as GMAC shall request will be maintained by the operating partnership and all rights relating to the LIBOR cap will be assigned to GMAC. The total of the interest rate, plus any amortization payment, is due and payable monthly in arrears. The commitment fees are 2.25% of the total loan amount, or $787,500.

     The loan is secured by (1) unless prohibited by any existing first mortgage documents, a second mortgage on the real properties included within our portfolio of medical office buildings (other than the real property located at 435 North Roxbury Drive, Beverly Hills) (2) a lien on and assignment of the excess cash flow after first mortgage debt service, reserves and operating expenses for such properties, (3) a lien on all personal property, all rights, contracts and agreements, including limited partnership and limited liability operating agreements and insurance, and (4) a lien on and a pledge of the ownership interests of our medical office building subsidiaries.

     In addition to the pledged collateral described above, the Acquiror, and upon consummation of the merger, we, as the surviving company, will guarantee the obligations under the loan on a secured limited recourse basis. This guaranty will be secured by our partnership interest in the operating partnership, and to the extent permitted by existing debt, our shares in G & L Medical, Inc. and G & L Realty Financing II, Inc. In addition, Messrs. Gottlieb and Lebowitz will guarantee the obligations under the loan on a secured limited recourse basis. This guaranty will be secured by Mr. Gottlieb's and Mr. Lebowitz's common stock in our company and their partnership interests in the operating partnership. Also, to the extent permitted by the terms of the existing debt of the subsidiaries of the operating partnership, each subsidiary of the operating partnership and G & L Realty Financing II, Inc. will guarantee the loan on a secured basis. In addition, at GMAC's request, Messrs. Gottlieb and Lebowitz will execute a bottom guaranty in an amount not to exceed $3 million in favor of GMAC in respect of the obligations under the loan documents.

     Subject to limitations contained in existing first mortgage debt instrument on our medical office building properties, all after debt cash flow and required reserves from such properties will be placed in cash collateral accounts, with GMAC as the pledgee of such accounts.

     Until December 10, 2004 the operating partnership will be required, at its option, to either (1) post a letter of credit in favor of GMAC in an amount equal to approximately $860,000 or (2) post cash as collateral in the amount equal to approximately $860,000.

     Subject to the provisions described in the paragraph below, the loan may be prepaid in whole or in part in multiples of $100,000 on any payment date commencing with the 7/th/ month after the initial funding, upon 30 days prior written notice. Any such prepayment must be accompanied by the applicable prepayment premium, if any, and accrued interest on the amount prepaid. The prepayment premium if the loan is prepaid in the 7/th/ through 12/th/ months after the initial funding is 3.0% on amounts above $4.0 million. If the loan is prepaid in the 13/th/ through 24/th/ months after initial funding, amounts above a cumulative $8.0 million prepayment amount are subject to a prepayment premium of 2.0%. If the loan is prepaid in the 25/th/ through 36/th/ months after the initial funding, amounts above a cumulative $12.0 million prepayment amount are subject to a prepayment premium of 1.0%. Finally, if the loan is prepaid in the 37/th/ month after the initial funding through the maturity date, unlimited prepayments are allowed with no prepayment premium.

     In addition, generally, the net proceeds from the sale or refinancing of any individual medical office building property of our company must be applied to reduce the principal balance of the loan, with a prepayment premium of 3.0% in year 1, 2.0% in year 2, 1.0% in year 3 and no prepayment premium thereafter. Generally, the loan may not be repaid with the proceeds of a refinancing of our company or the operating partnership for two years following the closing of the loan. After two years, the loan may be prepaid in full with the proceeds of a refinancing by our company or the operating partnership of all or substantially all of our portfolio of medical office buildings and/or our other properties, in each case without a prepayment penalty, other than LIBOR breakage costs. The loan must by prepaid in full upon the sale of all or any portion of the management stockholders' equity interest in our company. Any such prepayment occurring in the first two years of the term of the loan must be accompanied by a prepayment premium equal to 2% of the amount prepaid.

     The commitment letter requires that the proceeds of the loan be used to provide financing for the mergers of the Acquiror and our company and the Acquiror Sub and the operating partnership, including related transaction costs and costs associated with the redemption or other acquisition of any outstanding options to purchase common stock of our company.

     The commitment letter provides for certain customary affirmative covenants and negative covenants applicable to our company and the operating partnership, including without limitation, limitation on other debt and encumbrances, limitation on transfers of our properties, and limitations on equity offerings.

     The financing commitment provided for in the commitment letter is subject to a number of conditions, including the consummation of the merger of the Acquiror with and into the company and the merger of the Acquiror Sub with and into the operating partnership on terms satisfactory to GMAC, the receipt of all necessary governmental, stockholder and third party consents and approvals, and the receipt of certain legal opinions.

     A copy of the commitment letter has been filed with the Commission as an exhibit to the Schedule 13E-3.

     The operating partnership plans to repay the loan with its cash flow from operations and from proceeds received from the refinancing of its existing properties. In addition, in the merger agreement, the management stockholders have agreed to apply dividends paid on any preferred stock purchased by them pursuant to the tender offer first to interest on any personal loans secured by the preferred stock and next to the loan from the Acquiror or Acquiror Sub to the management stockholders to fund the tender offer.

     The management stockholders currently do not have any alternative financing arrangements.

     The commitment letter currently expires on October 15, 2001. The management stockholders have had discussions with GMAC regarding extending the expiration date of the commitment letter, and believe that GMAC will do so. There can be no assurance however that the management stockholders can enter into such an agreement with GMAC.


No Appraisal Rights

     Holders of common stock are not entitled to dissenting stockholders' appraisal rights or other similar rights under the Maryland General Corporation Law and will be bound by the terms of the merger agreement. The Maryland General Corporation Law does not provide appraisal rights or other similar rights to stockholders of a corporation in connection with a merger if their shares are listed on a national securities exchange, such as the New York Stock Exchange, on the record date for determining stockholders entitled to vote on such merger. All of the shares of common stock outstanding on the record date for determining stockholders entitled to vote on the merger were listed on the New York Stock Exchange.

Fees and Expenses

     The estimated aggregate costs and fees of our company and the Acquiror in connection with the merger and related transactions are as follows:


                                                                     To be Paid by the        To be Paid by the
                                                                          Company                Acquiror (1)
                                                                     -----------------        -----------------
Investment Banking Fees and Expenses............................       $  600,000                $    - - -
Filing Fees.....................................................            7,000                     - - -
Legal Fees and Expenses.........................................          650,000                 1,000,000
Financing Fees and Services.....................................            - - -                   787,500
Accounting Fees and Advisory Services...........................          100,000                   175,000
Printing, Mailing and Vote Solicitation Fees....................          125,000                     - - -
Miscellaneous Fees (2)..........................................          250,000                     - - -
                                                                     -----------------        -----------------
     Total......................................................       $1,732,000                $1,962,500
                                                                     =================        =================


__________________

(1) We have agreed to pay or reimburse the Acquiror for up to $400,000 of the Acquiror's costs and expenses.

(2) Contingency for consultant fees and related costs.

     The merger agreement calls for such fees and expenses to be paid by the party that incurred them, except (1) for up to $400,000 in costs and expenses that we will pay or reimburse the Acquiror for and (2) under certain circumstances in which the merger agreement is terminated. See "-- Termination Fees and Expenses" for a description of these circumstances.

Regulatory Requirements

     Except for the filing of the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland pursuant to the Maryland General Corporation Law and the Maryland Limited Liability Company Act, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act with respect to the partnership merger, after the approval of the merger proposal, and compliance with federal and state securities laws, neither we nor the Acquiror is aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the merger.

                     SELECTED FINANCIAL DATA OF THE COMPANY


     The following table sets forth consolidated selected financial and operating information for us for each of the years ended December 31, 2000, 1999, 1998, 1997 and 1996 and for the three and six month periods ended June 30, 2001 and 2000. The following information should be read in conjunction with all of the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. This data also should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. The consolidated selected financial and operating data as of December 31, 2000, 1999, 1998, 1997 and 1996 and for each of the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from audited financial statements. The consolidated selected financial and operating data as of June 30, 2001 and 2000 and for three and six month periods ended June 30, 2001 and 2000 have been derived from unaudited financial statements.




                                              Three Months          Six Months
                                             Ended June 30,        Ended June 30,                   Year Ended December 31,
                                          --------------------  -------------------  -----------------------------------------------
                                            2001        2000      2001       2000      2000      1999      1998      1997     1996
                                          -------     --------  --------   --------  --------  --------  --------  -------- --------
                                                            (In thousands, except per share amounts)
Operating Data:
---------------
Revenues:
 Rental.................................. $ 6,509     $  6,295  $ 13,090   $ 13,085  $ 25,889  $ 27,928  $ 24,639  $ 20,307 $ 15,796
 Patient revenues........................   5,353        5,418    10,361      6,316    17,820       ---       ---       ---      ---
 Tenant reimbursements...................     614          371     1,023        726     1,495     1,275       781       707      728
 Parking.................................     435          307       781        610     1,273     1,148     1,501     1,439    1,251
 Interest and loan fees..................     489          898       999      1,382     2,532     2,797     4,517     4,322    6,712
 Net gain on sale of assets..............     ---          ---       ---      1,263     1,263       ---       ---       ---      ---
 Other income............................     149          123     3,199        232       573       398       254       274      549
                                          -------     --------  --------   --------   -------   -------   -------   -------  -------
   Total revenues........................  13,549       13,412    29,453     23,614    50,845    33,546    31,692    27,049   25,036
                                          -------     --------  --------   --------   -------   -------   -------   -------  -------
Expenses:
 Property operations.....................   2,343        2,044     4,520      3,898     7,854     7,569     6,171     6,280    5,696
 Skilled nursing operations..............   4,753        4,973     9,283      5,792    16,548       ---       ---       ---      ---
 Depreciation and amortization...........   1,495        1,533     2,968      3,066     6,015     5,690     4,597     3,570    2,773
 Interest................................   3,242        3,421     6,540      6,844    13,802    12,393     8,683     9,088    9,322
 General and administrative..............     860          768     1,708      1,468     2,892     3,196     2,554     2,044    1,787
 Provision for doubtful accounts,
  notes and bonds receivable.............     ---          ---       ---      2,288     2,288     2,000     5,603       ---      ---
 Impairment of long-lived assets              ---          ---       ---        ---       ---     6,400       ---       ---      ---
 Loss on disposition of real estate......     ---          ---       ---        ---       ---       ---       ---       ---    4,874
                                          -------     --------  --------   --------   -------   -------   -------   -------  -------
   Total expenses........................  12,693       12,739    25,019     23,356    49,399    37,248    27,608    20,982   24,452
                                          -------     --------  --------   --------   -------   -------   -------   -------  -------
 Income (loss) from operations before
  minority interests, equity in (loss)
  earnings of unconsolidated affiliates
  and extraordinary (losses) gains.......     856          673     4,434        258     1,446    (3,702)    4,084     6,067      584
 Equity in (loss) earnings of
  unconsolidated affiliates..............     (92)        (205)     (175)      (348)     (417)     (269)       80     1,195      ---


 Minority interest in consolidated
     affiliates...........................     (71)      (39)     (133)      (106)     (182)     (175)     (225)     (156)     (129)
 Minority interest in Operating
     Partnership..........................     ---        83       ---        616       460     2,202       404      (545)      (65)
                                           -------  --------  --------   --------   -------  --------  --------  --------  --------
 Income (loss) before extraordinary
     gains (losses).......................     693       512     4,126        420     1,307    (1,944)    4,343     6,561       390
 Extraordinary (losses) gains (net of
     minority interest)...................     ---       ---       ---       (158)     (158)     (171)      ---       ---     9,311
                                           -------  --------  --------   --------   -------  --------  --------  --------  --------
 Net income (loss)........................ $   693  $    512  $  4,126   $   (262)  $ 1,149  $ (2,115) $  4,343  $  6,561  $  9,701
                                           =======  ========  ========   ========   =======  ========  ========  ========  ========
Per common share data:....................
 Basic:
     Before extraordinary (losses) gains.. $ (0.47) $ (0.55)  $   0.23   $  (1.30)  $ (2.46) $  (2.44) $  (0.70) $   0.91  $   0.10
     Extraordinary (losses) gains.........     ---      ---        ---      (0.07)    (0.07)    (0.04)      ---       ---      2.29
                                           -------  -------   --------   --------   -------  --------  --------  --------  --------
     Net income (loss).................... $ (0.47) $ (0.55)  $   0.23   $  (1.37)  $ (2.53) $  (2.48) $  (0.70) $   0.91  $   2.39
                                           =======  =======   ========   ========   =======  ========  ========  ========  ========
 Fully Diluted:
     Before extraordinary (losses) gains.. $ (0.47) $ (0.55)  $   0.23   $  (1.30)  $ (2.46) $  (2.44) $  (0.70) $   0.89  $   0.09
     Extraordinary (losses) gains.........     ---      ---        ---      (0.07)    (0.07)    (0.04)      ---       ---      2.24
                                           -------  -------   --------   --------   -------  --------  --------  --------  --------
     Net income (loss).................... $ (0.47) $ (0.55)  $   0.23   $  (1.37)  $ (2.53) $  (2.48) $  (0.70) $   0.89  $   2.33
                                           =======  =======   ========   ========   =======  ========  ========  ========  ========

                                                   At and for the Six Months
                                                        ended June 30,                 At or for the Year ended December 31,
                                                   ------------------------  -------------------------------------------------------
                                                      2001           2000      2000      1999         1998         1997        1996
                                                   -----------  -----------  --------  ----------  -----------  ----------  --------
                                                                       (In thousands, except per share amounts)
Cash Flow Data:
--------------
Net cash provided by operating activities.....     $  6,613       $  4,007  $  7,490  $  8,708      $ 12,666    $  9,045   $  5,726
Net cash used in investing activities.........       (1,270)        (1,910)     (373)  (12,330)      (51,094)    (49,534)   (23,413)
Net cash (used in) provided by financing
 activities...................................       (6,793)        (8,512)  (11,871)    9,788        26,198      53,833     17,283

Balance Sheet Data:
------------------
Land, buildings and improvements, net.........     $166,720       $184,615  $168,280  $180,367      $186,751    $139,082   $ 93,231
Mortgage loans and bonds receivable, net......       11,644         15,650    11,244    16,026        12,101      14,098     34,576
Total investments.............................      178,364        200,265   179,524   196,393       198,852     153,180    127,807
Total assets..................................      203,379        225,408   205,466   232,396       219,499     189,380    135,996
Total debt....................................      157,634        175,224   158,942   177,371       134,880      95,172    109,025
Total stockholders' equity....................       39,696         43,168    39,891    51,385        79,584      88,924     22,448

Other Data:
----------
Ratio of earnings to fixed charges and
 preferred dividends (1)......................         1.05x          0.68x     0.71x     0.53x         0.82x       1.36x      1.59x
Ratio of funds from operations to fixed
 charges and preferred dividends (2)..........         1.07x          0.81x     0.91x     0.70x         1.05x       1.77x      1.88x
Ratio of total debt to total market
 capitalization (3)...........................         58.5%          65.2%     65.3%     63.8%         50.6%       35.9%      63.8%
Book value per common share (4)...............     $  17.01       $  18.50  $  17.09  $  19.49      $  19.92    $  21.58   $   5.35
Number of properties..........................           40             46        40        45            36          25         15


 ____________________________________


1) For purposes of these computations, earnings consist of net income plus fixed charge. Fund charges and preferred dividends consist of interest expense capitalized interest, amortization of deferred financing costs and preferred dividends paid to preferred stockholders during the period. The deficit of earnings to fixed charges and preferred dividends for the six months ended June 30, 2000 was $3,321,000 and for the years ended December 31, 2000 and 1999 was $6,015,000 and $9,327,000 respectively.



2) For purposes of these computations ratio of funds from operations to fixed charges consists of FFO plus fixed charges and preferred dividends paid to preferred stockholders during the period. FFO represents net income (computed in accordance with GAAP consistently applied), excluding gains (or losses) from debt restructuring and sales of property plus depreciation of real property less preferred stock dividends paid to holders of preferred stock during the period and after adjustments for consolidated and unconsolidated entitles in which our company holds a partial interest. See our Annual Report on Form 10-K for the year ended December 31, 2000 for more information on how FFO is computed. Fixed charges and preferred dividends consist of interest expense capitalized interest amortization of deferred financing costs and preferred dividends paid to preferred stockholders during the period. The deficit of funds from operations to fixed charges for the six months ended June 30, 2000 was $2,007,000 and for the years ended December 31, 2000 and 1999 was $1,786,000 and $5,966,000 respectively.


3) Total market capitalization as of the dates presented is long-term debt plus the aggregate market value of our common stock and operating partnership units not owned by us, assuming one operating partnership unit is equivalent in value to one share of common stock plus the liquidation value of the preferred stock outstanding.


4) For purposes of these computations, book value per share is calculated using the net book value from our company's balance sheet, including the preferred stock liquidation preference of $25.00 per share of preferred stock, and dividing the net book value by the total number of common stock shares outstanding at the balance sheet date. Deducting the preferred stock liquidation preference of $25.00 per preferred share from our company's net book value per the balance sheet would result in a reduction of our company's net book value by $71.9 million for all dates except December 31, 1996 and a net book value per common share of negative $13.79, negative $12.30, negative $13.70, negative $7.70, $1.93, $4.14 and $5.35 as of June
    30, 2001 and 2000 and December 31, 2000, 1999, 1998, 1997 and 1996,
    respectively.

                        PRO FORMA FINANCIAL INFORMATION


        The following table sets forth unaudited pro forma financial information for us for the year ended December 31, 2000, which has been derived by the application of pro forma adjustments to our historical consolidated financial statements incorporated by reference in this proxy statement. The pro forma balance sheet data give effect to the merger and related transactions as if such transactions had occurred as of December 31, 2000. The pro forma results of operations for the period presented gives effect to the merger and related transactions as if such transactions were consummated as of January 1, 2000 for the year ended December 31, 2000. The adjustments are described in the footnotes that follow this table. You should not consider the pro forma financial information indicative of actual results that would have been achieved had the merger and related transactions been consummated on the date or for the periods indicated and the pro forma financial information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. You should read these data in conjunction with our financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000.

                               G&L REALTY CORP.
                          CONSOLIDATED BALANCE SHEET
                                (In Thousands)


                                                             Actual                                 Pro Forma
                                                          December 31,                             December 31,
                                                              2000          Adjustments               2000
                                                              ----         ------------               ----
ASSETS:
-------
Rental properties:
    Land                                                     28,599                                    28,599
    Building and improvements                               167,718                                   167,718
    Projects under development                                  171                                       171
                                                          ---------                                ----------
    Total                                                   196,488                                   196,488
    Accumulated depreciation                                (28,208)                                  (28,208)
                                                          ---------                                ----------
    Total rental properties                                 168,280                                   168,280
Cash and cash equivalents                                     2,791                                     2,791
Restricted cash                                               4,624                                     4,624
Tenant rent and reimbursements receivable, net                6,669                                     6,669
Unbilled rent receivable, net                                 2,412                                     2,412
Other receivables, net                                           46                                        46
Mortgage loans and bonds receivable, net                     11,244              5,289          (D)    16,533
Investments in unconsolidated affiliates                      4,851                                     4,851
Deferred charges and other assets, net                        4,549              1,288          (C)     5,837
                                                          ---------                                ----------

    TOTAL ASSETS                                            205,466                                   212,042
                                                          =========                                ==========

LIABILITIES:
------------
Notes payable                                               158,942             35,000                193,942
Accounts payable and other liabilities                        6,099                                     6,099
Distributions payable                                           433                                       433
Tenant security deposits                                      1,367                                     1,367
                                                          ---------                                ----------
    Total liabilities                                       166,841                                   201,841

Minority interest in consolidated affiliates                 (1,266)                32          (E)    (1,234)
Minority interest in Operating Partnership                        -                312          (H)       312

STOCKHOLDERS' EQUITY:
---------------------
Series A preferred stock                                         15                                        15
Series B preferred stock                                         14                                        14
Common stock                                                     23                (16)         (A)         7
Additional paid-in capital                                   72,441            (28,408)         (B)    44,033
Distributions in excess of net income                       (32,602)              (344)         (L)   (32,946)
                                                          ---------                                ----------
    Total stockholders' equity                               39,891                                    11,123
                                                          ---------                                ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  205,466                                   212,042
                                                          =========                                ==========

                               G&L REALTY CORP.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                                (In Thousands)


                                                                      Actual                                     Pro Forma
                                                                    December 31,                                December 31,
                                                                        2000               Adjustments              2000
                                                                        ----               -----------              ----
REVENUES:
    Rental                                                               25,889                                      25,889
    Patient Revenues                                                     17,820                                      17,820
    Tenant reimbursements                                                 1,495                                       1,495
    Parking                                                               1,273                                       1,273
    Interest and loan fees                                                2,532                                       2,532
    Gain on sale of assets                                                1,263                                       1,263
    Other                                                                   573                                         573
                                                                         ------                                      ------
           Total revenues                                                50,845                                      50,845
                                                                         ------                                      ------
EXPENSES:
    Property operations                                                   7,854                                       7,854
    Skilled nursing operations                                           16,548                                      16,548
    Depreciation and amortization                                         6,015                                       6,015
    Interest                                                             13,802             4,338     (F)            18,140
    Provision for doubtful accounts, notes and bonds receivable           2,288                                       2,288
    General and administrative                                            2,892                                       2,892
                                                                         ------                                      ------
           Total expenses                                                49,399                                      53,737
                                                                         ------                                      ------
Income (loss) from continuing operations before minority interests
    and earnings from unconsolidated affiliates                           1,446                                      (2,892)

Equity in loss of unconsolidated affiliates                                (417)                                       (417)
Minority interest in consolidated affiliates                               (182)             (159)    (G)              (341)
Minority interest in Operating Partnership                                  460               (15)    (I)               445
                                                                         ------                                      ------
Income (loss) from continuing operations before extraordinary item        1,307                                      (3,205)

Extraordinary loss on early extinguishment of debt                         (158)                                       (158)
                                                                         ------                                      ------
Net income (loss)                                                         1,149                                      (3,363)
Dividends on preferred stock                                             (7,164)                                     (7,164)
                                                                         ------                                      ------
Net loss available to common stockholders                           $    (6,015)                                  $ (10,527)
                                                                         ------                                      ------
Per share earnings:
------------------
Basic:
-----
    (Loss) income before extraordinary loss                         $     (2.46)                                  $  (14.62)
    Extraordinary loss                                                    (0.07)                                      (0.22)
                                                                         ------                                      ------
    Net (loss) income                                               $     (2.53)                                  $  (14.84)
                                                                         ------                                      ------
Fully diluted:
-------------
    (Loss) income before extraordinary loss                         $     (2.46)                                  $  (14.62)
    Extraordinary loss                                                    (0.07)                                      (0.22)
                                                                         ------                                      ------
    Net (loss) income                                               $     (2.53)                                  $  (14.84)
                                                                         ------                                      ------
Weighted average common shares outstanding:
------------------------------------------
    Basic                                                                 2,379            (1,670)    (J)               709
    Fully diluted                                                         2,379            (1,670)    (J)               709

Ratio of earnings to fixed charges and preferred dividends                 0.71             (0.13)                     0.58

Book value per share                                                $     16.77            $(1.09)    (K)         $   15.68

FOOTNOTES


 (A) Par value of common stock
     Current common stock shares outstanding                                                            2,334
     Less: Nonaffiliated common stock shares                                                           (1,687)
                                                                                                    ---------
     Common stock currently held by management stockholders                                               646
     Plus: Management stockholder operating partnership units exchanged for common stock                  538
     Less: Management stockholder common stock to be sold to Company                                     (475)
                                                                                                    ---------
     Common stock outstanding held by management stockholders after merger                                709
     Multiply by $0.01 par value                                                                    $    0.01
                                                                                                    ---------
     Par value of common stock outstanding after merger                                             $       7
     Par value of common stock outstanding before merger                                                   23
                                                                                                    ---------
     Adjustment to par value of common stock                                                        $     (16)
                                                                                                    ---------

 (B) Cost to purchase common stock
     Purchase of outstanding common stock                                                           $  25,949
     Payment for employee options                                                                         500
     Legal costs                                                                                          650
     Fairness opinion                                                                                     600
     Printing, SEC fees, and related costs                                                                125
     Accounting fees                                                                                      100
     Other (e.g. director fees, etc.)                                                                     500
                                                                                                    ---------
     Total cost to purchase common stock                                                            $  28,424
     Less: Adjustment for par value of common stock                                                       (16)
                                                                                                    ---------
     Adjustment to additional paid-in capital                                                       $  28,408
                                                                                                    ---------
 (C) Deferred loan fees
     GMAC loan fees per loan agreement                                                              $     788
     Interest rate hedge                                                                                  500
                                                                                                    ---------
     Total loan fees                                                                                $   1,288
                                                                                                    ---------
 (D) Represents note receivable to be given by management stockholders to the Company in exchange for using $5.29 million of the loan proceeds to repurchase approximately $3.5 million of the Company's preferred stock and repay approximately $1.79 million of personal debt.

 (E) Minority interest in consolidated affiliates
     Pro forma minority interest in 435 N. Roxbury Drive, Ltd. at December 31, 2000                 $  (2,265)
     Actual minority interest in 435 N. Roxbury Drive, Ltd. at December 31, 2000                       (2,297)
                                                                                                    ---------
     Adjustment to minority interest in consolidated affiliates                                     $      32
                                                                                                    ---------
 (F) Interest expense and loan fee amortization
     Interest expense for year one of GMAC loan                                                     $   4,269
     Loan fee amortization for year one of GMAC loan                                                       69
                                                                                                    ---------
     Adjustment to interest expense and loan fee amortization                                       $   4,338
                                                                                                    =========
 (G) Minority interest in consolidated affiliates
     Limited partner interest in 435 N. Roxbury Drive, Ltd. after conversion of operating
     partnership units held by limited partners into equity in 435 N. Roxbury Drive, Ltd.                  52%
     Current limited partnership interest in 435 N. Roxbury Drive, Ltd.                                    16%
                                                                                                    ---------
     Increase in limited partner percentage interest in Roxbury                                            36%
     Multiply by 435 N. Roxbury Drive, Ltd. net income for 2000                                     $     441
                                                                                                    ---------
     Increase in minority interest in consolidated affiliates                                       $     159
                                                                                                    =========
 (H) Minority interest in operating partnership
     Minority interest at December 31, 1999                                                         $     772
     Less: Dividends paid to limited partners during 2000                                                 (15)

     Less: Allocation of net loss to limited partners during 2000                                        (445)
                                                                                                    ---------
     Adjusted minority interest at December 31, 2000                                                      312
     Less: Actual minority interest at December 31, 2000                                                    -
                                                                                                    ---------
     Adjustment to minority interest in operating partnership                                       $     312
                                                                                                    =========
 (I) Minority interest in income of operating partnership
     Actual minority interest in income for 2000                                                    $     460
     Adjusted minority interest in income for 2000                                                       (445)
                                                                                                    ---------
     Adjustment to minority interest in income of operating partnership                             $      15
                                                                                                    ---------

 (J) Weighted average shares outstanding
     Current common stock shares outstanding                                                            2,334
     Plus: Management stockholder operating partnership units converted to common stock                   538
     Less: Nonaffiliated common stock shares                                                           (1,687)
     Less: Management stockholder common stock to be sold to Company                                     (475)
                                                                                                    ---------
     Weighted average shares outstanding after merger                                                     709
     Weighted average shares outstanding as of December 31, 2000                                        2,379
                                                                                                    ---------
     Adjustment to weighted average shares outstanding                                                 (1,670)
                                                                                                    ---------
 (K) Book value per share
     Pro forma stockholder's equity                                                                 $  11,123
     Divided by pro forma weighted average shares outstanding                                             709
                                                                                                    ---------
     Pro forma book value per share                                                                 $   15.68
     Less: actual book value per share                                                                 (16.77)
                                                                                                    ---------
     Adjustment to book value per share                                                             $   (1.09)
                                                                                                    ---------
     Book value per share is calculated using the net book value from our company's balance sheet, including the preferred stock liquidation preference of
     $25.00 per share of preferred stock. See Note 4 under "Selected Financial Data of the Company."

 (L) Distributions in excess of net income - Represents the sum of the adjustments in footnotes
     (E) and (H).


          COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION

     Our common stock is listed on the New York Stock Exchange under the symbol "GLR." It has been our policy to declare quarterly distributions to holders of our common stock so as to comply with applicable sections of the Internal Revenue Code governing REITs. Operating partnership units and shares of common stock receive equal distributions. Distributions are declared and paid at the discretion of our board of directors and generally depend on our cash flow, our financial condition, capital requirements, the distribution requirements under the REIT provisions of the Internal Revenue Code and such other factors as our directors deem relevant.


     The table below sets forth the high and low sales prices of our common stock for each full quarterly period from January 1, 1999 to June 30, 2001 and for the period beginning July 1, 2001 to September 26, 2001, as reported by the New York Stock Exchange. The table also includes, on a per share basis, the quarterly cash distribution declared and paid to holders of our common stock and operating partnership units for each of the last two fiscal years and the current year to date.


                                                                   High            Low        Distribution
                                                                   ----            ---        ------------
2001            Third Quarter (through September 26, 2001)...     $14.05         $12.25           $0.125
                Second Quarter...............................      14.26          10.15            0.125
                First Quarter................................      10.75           8.88            0.125

2000            Fourth Quarter...............................       9.50           7.56            0.125

                                              High       Low      Distribution
                                             ------     -----     ------------

         Third Quarter....................    7.94       6.63         0.125
         Second Quarter...................    9.00       7.25         0.125
         First Quarter....................    9.56       8.63         0.125

1999     Fourth Quarter...................    9.75       7.50         0.125
         Third Quarter....................   12.13       8.81         0.125
         Second Quarter...................   12.94      10.06          0.39
         First Quarter....................   15.19      11.88          0.39


     If the merger is not consummated, the declaration of future dividends, if any, will necessarily be dependent upon business conditions, our earnings and financial position and our plans with respect to operating and capital expenditures and such other matters as our board of directors deems relevant. See "Questions and Answers About the Merger - What will happen to my dividends?"

                 CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY

     We do not as a matter of course publicly disclose internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information. The projected financial data set forth below reflect information which was contained in projections prepared by our management. These projections were based upon a variety of estimates and assumptions, the material ones of which are set forth below. The estimates and assumptions underlying the projections involved judgments with respect to, among other things, future economic, competitive, and financial market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. While we believe these estimates and assumptions are reasonable, there can be no assurance that the projections will be accurate, and actual results may vary materially from those shown. In light of the uncertainties inherent in forward looking information of any kind, the inclusion of these projections herein should not be regarded as a representation by us, the Acquiror or any other person that the anticipated results will be achieved and investors are cautioned not to place undue reliance on such information.

     We do not intend to update or otherwise revise the information set forth below to reflect circumstances existing after the date of the most recent financial statements incorporated by reference in this proxy statement or to reflect the occurrence of unanticipated events. The information set forth below should be read together with the information contained in our Annual Report on Form 10-K for the year ended December 31, 2000 and the other information included or incorporated by reference in this proxy statement. In addition, as of the date of this proxy statement, our company is under contract to purchase, with a local partner, an approximately $6 million skilled nursing facility located in Western Massachusetts. This project which is conditioned on obtaining long-term financing is not included in the below projections. Our company is currently considering refinancing, through the Department of Housing and Urban Development, its assisted living facility located in Tarzana, California. The estimated net proceeds of approximately $2 million to $3 million from the refinancing are also not included in the projections below. Furthermore, the projections include an estimated monthly net operating income of $65,000 per month, or $780,000 annually (before debt service of $20,000 per month) from the Company's skilled nursing facility located in Hoquiam, Washington. In April 2001, the facility was issued deficiencies by the State of Washington and incident to these deficiencies, a hold was placed on government pay for new admissions. Thereafter, the facility voluntarily limited the number of new admissions. Thereafter, the first restriction on payment was lifted but a second restriction was placed on the facility beginning August 2, 2001 that also denied payments from both Medicare and Medicaid. Due to this restriction on admissions, the facility lost approximately $20,000 in July 2001 and $90,000 in August 2001 (before $20,000 per month debt service).

                               G&L REALTY CORP.
                          PROJECTED NET INCOME & FFO
                     YEARS ENDING DECEMBER 31, 2001 - 2007

                                   YEAR          YEAR          YEAR          YEAR          YEAR          YEAR          YEAR
                                   2001          2002          2003          2004          2005          2006          2007
 Rent - Mob                     $25,684,817   $26,975,303   $27,898,565   $28,727,262   $29,565,444   $30,427,459   $31,299,786
 Rent - Senior Care (3)          28,762,412    30,118,102    31,501,117    33,171,139    34,938,364    36,809,137    38,790,272
 Interest and Loan Fees (1)       4,353,815       710,762       411,174       317,912       331,160       992,981     1,756,845
 Other Income                       164,848       165,270       166,791       168,331       169,890       171,468       173,066
 Gain On Sale Of Assets                   -     2,500,000             -             -             -             -             -
Total Revenues                  $58,965,892   $60,469,436   $59,977,647   $62,384,644   $65,004,858   $68,401,045   $72,019,969

 Property Operations (3)        $28,518,384   $29,380,942   $30,380,260   $31,424,337   $32,515,015   $33,654,520   $34,845,189
 Depreciation &                   6,000,102     6,173,563     6,361,163     6,589,913     6,834,837     7,097,259     7,378,620
     Amortization
 Interest (2)                    14,530,185    16,439,555    15,411,713    14,897,401    14,296,827    13,700,041    14,071,481
 General & Administrative         2,926,017     2,982,027     2,984,431     2,986,860     2,989,312     2,991,789     2,994,291
Total Operating Expense         $51,974,688   $54,976,087   $55,137,568   $55,898,510   $56,635,991   $57,443,609   $59,289,582

Operating Income                $ 6,991,205   $ 5,493,349   $ 4,840,079   $ 6,486,133   $ 8,368,867   $10,957,436   $12,730,387

 Earnings From Uncons.              138,217       405,773       578,663       765,886       970,037     1,197,665     1,439,051
     Affiliates
 Min Int in Cons. Affiliates       (470,539)     (523,685)     (656,451)     (808,332)     (974,444)   (1,154,610)   (1,346,224)
 Min Int in Oper.                    14,128             -             -             -             -             -             -
     Partnership
 Extraordinary Gain               2,727,566             -             -             -             -             -             -
Net Income                      $ 9,400,577   $ 5,375,438   $ 4,762,292   $ 6,443,687   $ 8,364,460   $11,000,491   $12,823,214


Funds From Operations:

Net Income                      $ 9,400,577   $ 5,375,438   $ 4,762,292   $ 6,443,687   $ 8,364,460   $11,000,491   $12,823,214

Add Back:
 Min Int In Oper.                   (14,128)            -             -             -             -             -             -
     Partnership
 Real Estate Depreciation         5,247,758     5,423,108     5,612,298     5,841,048     6,085,972     6,348,394     6,629,755
 Amortization-Leasing               277,913       276,024       274,434       274,434       274,434       274,434       274,434
     Comm
 Gain On Sale Of Assets                   -    (2,500,000)            -             -             -             -             -
 Extraordinary Gain              (2,727,566)

 Min Int In Cons. Affiliates       (222,505)     (264,814)     (267,704)     (270,706)     (273,826)     (277,069)     (280,440)

 Depr. From Uncons.                 304,431       360,681       360,681       360,681       360,681       360,681       360,681
     Affiliates

Funds From Operations           $12,266,480   $ 8,670,436   $11,009,705   $12,649,143   $15,085,547   $17,706,931   $20,088,084

Dividends On Series A            (3,653,727)   (3,451,193)   (3,451,193)   (3,451,193)   (3,451,193)   (3,451,193)   (3,451,193)
Preferred Stock (4)
Dividends On Series B            (3,217,079)   (3,012,628)   (3,012,628)   (3,012,628)   (3,012,628)   (3,012,628)   (3,012,628)
Preferred Stock (4)

FFO To Common Stock (1)(2)(3)   $ 5,395,674   $ 2,206,615   $ 4,545,884   $ 6,185,322   $ 8,621,726   $11,243,110   $13,624,263

__________________________

  (1) Interest and Loan Fees in 2001 includes a projected $3 million in early prepayment penalty interest on the projected repayment of our company's $10.5 million notes receivable on a skilled nursing facility located in Hyattsville, Maryland. The prepayment will be used as partial consideration for our company to purchase the aforementioned skilled nursing facility for approximately $15 million as part of a sale-leaseback transaction which is projected to occur during 2001. As of September 24, 2001, the facility was over three months delinquent on its mortgage payments to our company.

  (2) These projections assume that the $35 million in debt to complete the merger transaction is secured as of September 1, 2001 at an interest rate of 12.5% per annum with principal amortized over 10 years. Said note carries a floating rate priced over 30-day LIBOR, which rate could change depending on possible interest rate hedging by our company and principal paydowns. These projections also assume that the principal balance, beyond the normal amortization, is repaid as follows: $4 million in March 2002, $4 million in September 2002, $1.5 million in September 2003, $333,000 per month from March 2005 through September 2005, $12 million in August 2005 and $4.4 million in August 2006. The major source of repayment of principal is refinancings of our company's existing properties. These projections also include net proceeds of $1.7 million to our company from the refinancing of two medical office buildings located in Tustin, California. We recently signed a term sheet to refinance these buildings and could now potentially net up to $2 million from the refinancing.

 (3) Rent - Senior Care and Property Operations include the gross revenues and gross expenses related to four of our company's skilled nursing facilities for which we hold the operating license. During the first and second quarter of 2000, we took ownership of the licenses to operate four of our skilled nursing facilities. Consequently, our projected financial statements reflect all of the projected gross revenues and gross expenses of these facilities.


 (4) These projections assume that Messrs. Gottlieb and Lebowitz purchase approximately 20% of our company's outstanding preferred stock using the proceeds from a $9 million loan from our company. These projections also assume that Messrs. Gottlieb and Lebowitz would then assign approximately $700,000 annually in preferred dividend payments to our company. Note that the financial projections do not reflect Messrs. Gottlieb and Lebowitz's current intention to purchase approximately 7% of our company's preferred stock, rather than 20%.


                       COMMON STOCK PURCHASE INFORMATION

     None of our company, our directors or executive officers, Acquiror or Acquiror Sub, the management stockholders or their affiliates has engaged in any transaction in our common stock within 60 days of the date of this proxy statement. In addition, neither of the management stockholders has purchased shares of our common stock during the past two years.

Purchases by Our Company

     The following table sets forth purchases of our common stock by us during the past two years, including, on a per quarter basis, the number of shares purchased and the high, low and average price paid.


                                                                     Price Per Share
                                       Number of       ---------------------------------------------
                                        Shares                High           Low            Average
                                  ------------------------------------------------------------------
Fiscal Year 1999
 Second Quarter                              36,000          12.44           10.92             11.73
 Third Quarter                               60,900          12.20           10.55             10.91
 Fourth Quarter (1)                       1,235,200          10.55            8.33             10.23
Fiscal Year 2000
 First Quarter                              237,800           9.78            8.71              9.18
 Second Quarter                              64,000           9.42            8.62              9.36
 Third Quarter                                    0             --              --                --
 Fourth Quarter                                   0             --              --                --
Fiscal Year 2001
 First Quarter                                    0             --              --                --
 Second Quarter                                   0             --              --                --
 Third Quarter (through September 26, 2001)          0             --              --                --


(1) In the fourth quarter of 1999, we completed our tender offer for 1 million shares of our common stock.

                      PROPOSAL 2:  ELECTION OF DIRECTORS

     Our board of directors is currently comprised of six members. All directors are elected each year at the annual meeting.

     The board of directors has nominated Daniel M. Gottlieb, Steven D. Lebowitz, Richard D. Lesher, Leslie D. Michelson, Charles P. Reilly and S. Craig Tompkins to continue to serve as directors of our company. Each of the nominees is currently serving as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Accordingly, proxies will only be voted for six directors.

     In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of each of the nominees designated below, to serve until the next annual meeting and until their respective successors are elected and qualify. The board of directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of common stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies, or the board may amend the bylaws to reduce the number of directors to be elected at the annual meeting.

     Nominations of persons for election to the board at the annual meeting may be made by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of our bylaws. If the merger is consummated, nonaffiliated stockholders will no longer vote for the election of members to our board of directors after this annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

Information Regarding Nominees and Directors

     The following table sets forth certain information with respect to the nominees for director, based on information furnished to us by each such nominee.

                                                                                               Director
Name                           Age      Position                                               Since
----                           ---      --------                                               -----
Daniel M. Gottlieb             60       Chief Executive Officer, Co-Chairman of the Board       1993
                                        and Director
Steven D. Lebowitz             60       President, Co-Chairman of the Board and Director        1993
Richard L. Lesher              67       Director                                                1993
Leslie D. Michelson            50       Director                                                1995
Charles P. Reilly              58       Director                                                1993
S. Craig Tompkins              50       Director                                                1993

     The following is a biographical summary of the experience of our directors. Each director is a United States citizen. None of our directors has been convicted in a criminal proceeding during the past five years, or been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities law. Unless otherwise indicated below, the principal business address of each of our directors is 439 North Bedford Drive, Beverly Hills, CA 90210.

     Mr. Gottlieb is our Chief Executive Officer and Co-Chairman of our board and has held these positions since we commenced operations in 1993. Mr. Gottlieb co-founded G & L Development in 1976 and has been a general partner of G & L Development and active in commercial real estate management and development since that time. Mr. Gottlieb received his B.A. with honors from the University of Southern California and earned a J.D. from Boalt Hall School of Law at the University of California at Berkeley. Prior to forming G & L Development, Mr. Gottlieb first served as a Los Angeles County Deputy District Attorney and later entered private practice specializing in real estate law and business management. Mr. Gottlieb has also served on the board of directors of the United States Chamber of Commerce, Washington, D.C. since February 1996.


     Mr. Lebowitz is our President and Co-Chairman of our board and has held these positions since we commenced operations in 1993. Mr. Lebowitz is the co-founder and a general partner of G & L Development and has been active in the development, management and ownership of a wide range of real estate properties since 1968. Mr. Lebowitz received a B.S. in Accounting from the University of Southern California, where he also received his MBA with highest honors in 1965. From 1962 to 1964, Mr. Lebowitz worked for Deloitte & Touche, LLP and was licensed as a Certified Public Accountant in 1964. From 1965 to 1968, Mr. Lebowitz worked with the U.S. Department of Commerce and the Brookings Institution in Washington D.C. Mr. Lebowitz served on the board of directors of the United States Chamber of Commerce, Washington, D.C. from 1989 to 1994.
Mr. Lebowitz is currently a member of the Board of Counselors of the USC Ethel Percy Andrus Gerontology Center.


     Dr. Lesher has served as our director since we commenced operations in 1993. Dr. Lesher is currently retired. Dr. Lesher was President of the United States Chamber of Commerce, Washington D.C. from 1975 to 1997, and has been a member of its board of directors since 1975. He served on numerous committees of the board, including the executive and budget committees. In addition, Dr. Lesher is a member of the board of directors of World Heart Corporation (Ottawa, Canada), an artificial heart research and development company and AIT Corporation, a high-tech company. Dr. Lesher received a B.B.A. from the University of Pittsburgh in 1958, a M.S. from Pennsylvania State University in 1960 and a D.B.A. from Indiana University in 1963 and holds four Honorary Doctorates.

     Mr. Michelson has served as our director since 1995 and serves as Chairman of our compensation committee. Mr. Michelson has been active in the creation and management of a number of health care companies. He co-founded Protocare, 2400 Broadway, Suite 100, Santa Monica, CA 90404, a clinical trials and disease management company, and served as its Chairman and Co-CEO from 1998 to present. Prior to forming Protocare, Mr. Michelson was a founder of Value Health Sciences, Inc., a leading disease management company serving the pharmaceutical and managed care industries, and served as its Chairman and co-Chief Executive Officer from 1988 to 1998. Mr. Michelson is also a director of Catellus Development Corporation, a New York Stock Exchange traded real estate developer. He served as Special Assistant to the General Counsel of the U.S. Department of Health and Human Services from 1979 to 1981. He received a B.A. from The Johns Hopkins University and a J.D. from Yale Law School.

     Mr. Reilly has served as our director since we commenced operations in 1993. Mr. Reilly is the managing general partner of Shamrock Investments, 2049 Century Park East, Suite 3300, Los Angeles, CA 90067, an investment and merchant banking firm that specializes in the health care industry. Prior to forming Shamrock Investments in 1987, Mr. Reilly served as Senior Executive Vice President and Chief Development Officer for American Medical International, Inc. In this position, Mr. Reilly was responsible for growth through the acquisition and development of new health care facilities and related business in the United States and abroad. Mr. Reilly was a member of American Medical International's board of directors and served on its finance, management, and executive committees. Mr. Reilly is the former Chairman of the board of directors of Dynamic Health, Inc., an owner/operator of acute care hospitals, the former Chairman of the board of directors of Paragon Ambulatory Surgery Centers, Inc., an owner/operator of freestanding ambulatory surgery centers, and the former Chairman of the board of directors of PHP Healthcare Corp., a managed care provider. Mr. Reilly holds a law degree from the University of Pennsylvania and a bachelor's degree in accounting and finance from Pennsylvania State University. He has served as a director, trustee, and governing council member of the Federation of American Healthcare Systems, the National Committee for Quality Health Care and the American Hospital Association and is a past President of the Beverly Hills Chamber of Commerce.

     Mr. Tompkins has served as our director since we commenced operations in 1993. Mr. Tompkins is the President and a director of The Craig Corporation, 550 South Hope Street, Suite 1825, Los Angeles, CA 90071, a New York Stock Exchange company engaged in the ownership and strategic management of its controlling interests in other operating companies, including a 78% voting interest in Reading Entertainment, Inc. and a 33% interest in Citadel Holding Corporation. Reading Entertainment, whose shares are quoted on the NASDAQ, is principally in the beyond-the-home entertainment business, developing and operating multiplex cinemas and cinema based entertainment centers in Australia, New Zealand and Puerto Rico. Citadel Holding Corporation, is an American Stock Exchange company, whose assets consist primarily of commercial and agricultural real estate in California, the Manhattan based City Cinemas chain of movie theaters and off-Broadway style live theaters in Manhattan and Chicago. Mr. Tompkins also serves on the boards of directors of Reading Entertainment (where he is Vice-Chairman) and Citadel Holding Corporation (where he is also Vice- Chairman). Since April 2000, Mr. Tomkins has served on the board of directors of Fidelity Federal Bank, FSB, a Southern California based savings bank and as a member of the audit and compensation committees of that company. Beginning in 1984 and prior to joining Craig and Reading Entertainment in March 1993, Mr. Tompkins was a partner specializing in corporate and real estate law in the law firm of Gibson, Dunn & Crutcher LLP. Mr. Tompkins holds a bachelor's degree from Claremont McKenna College and a J.D. from Harvard Law School.

The Board of Directors and its Committees

     Board of Directors. We are managed under the direction of a board of directors, a majority of whom are independent of our management. The board currently consists of six members. The board of directors met five times in 2000. Each of the directors attended all of the meetings of the board of directors and of each committee on which he served during the year, except for one board meeting that was not attended by Mr. Michelson and one executive committee meeting that was not attended by Mr. Tompkins. The board of directors has executive, audit and compensation committees and until January 2001, had a strategic planning committee. The board does not have a nominating committee. On November 30, 2000, the board formed a special committee to review the proposal by the management stockholders.

     Executive Committee. The executive committee of the board of directors consists of Messrs. Gottlieb, Lebowitz, Reilly and Tompkins. The executive committee has such authority as is delegated by the board of directors, including to authorize (1) the acquisition and disposition of real property and
(2) the execution of certain contracts and agreements.

     Audit Committee. The audit committee consists of Messrs. Michelson and Tompkins. The function of the audit committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The audit committee held one meeting in 2000. All audit committee members attended this meeting.

     Compensation Committee. The compensation committee consists of Messrs. Michelson and Lesher. The compensation committee determines officers' salaries and bonuses and administers our 1993 Stock Incentive Plan. The compensation committee held one meeting in 2000. All compensation committee members attended this meeting.

     Strategic Planning Committee. Prior to its termination in January 2001, the strategic planning committee consisted of Messrs. Gottlieb, Lebowitz and Tompkins. The function of the strategic planning committee was to develop plans concerning our future growth and opportunities.

     Special Committee. The special committee consists of Messrs. Lesher, Michelson, Reilly and Tompkins. The special committee was formed to consider and negotiate the merger proposal submitted by the management stockholders. See "Special Factors - Background of the Merger" for a summary of the meetings of the special committee.

Compensation of Directors

     We pay an annual fee of $12,500 plus a fee of $1,000 for attending regular meetings and $500 for attending committee meetings to our directors who are not our employees. In addition, for his services on the strategic planning committee, Mr. Tompkins received an additional directors fee of $50,000 per year. Our employees who are also directors are not paid any director fees. Messrs. Gottlieb and Lebowitz are the only directors who are also our employees. The reasonable expenses incurred by each director in connection with the performance of the director's duties are also reimbursed by us. In addition, pursuant to the 1993 Stock Incentive Plan, each nonemployee director is automatically granted an option to purchase 500 shares of common stock each year on the first business day after the date of the annual meeting and each person who becomes a nonemployee director is granted an option to purchase 3,000 shares of common stock upon joining the board of directors. The exercise price of these option grants is equal to 100% of the fair market value of the common stock at the date of grant.

     On June 15, 2000, Messrs. Lesher, Michelson, Milner, Reilly and Tompkins were each granted an option to purchase 500 shares of common stock at a price of $7.875 per share. These options became fully exercisable on December 15, 2000. The options generally expire on the earlier of the first anniversary of the date upon which the director shall cease to be a director as a result of death or total disability, the 90th day after the date upon which the director shall cease to be a director for any other reason or ten years after the date of grant.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as of September 26, 2001 regarding the beneficial ownership of common stock and operating partnership units by (1) each person or company known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each of our directors, (3) each of the Named Executive Officers (as defined under "Executive Compensation") and (4) our directors and executive officers as a group. As of September 26, 2001 we had 2,871,654 shares of common stock outstanding. In addition there were 87,418 operating partnership units outstanding which were not owned by us. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person except as provided under applicable state marital property laws or as set forth in the notes following the table.



                                   Number of     Percentage of                    Percentage                     Number of
                                   Shares of       Shares of                     Interest In      Percentage     Shares of
        Name and address             Common       Common Stock     Number of      Operating      Ownership in    Preferred
      of Beneficial Owner           Stock(1)     Outstanding(2)     Units(3)    Partnership(4)    Company(5)       Stock
      -------------------          ---------     --------------    ---------    --------------   ------------    ---------
Daniel M. Gottlieb(6)...........    751,119           24.2%         14,474              0.5%            24.5%           --
 439 N. Bedford Drive
 Beverly Hills, CA 90210

Steven D. Lebowitz(7)...........    623,440           20.1          12,330              0.4             20.3            --
 439 N. Bedford Drive
 Beverly Hills, CA 90210

Lyle Weisman, Asher Gottesman,      339,960           11.0               --              --             10.9
Len Fisch and Igor Korbatov(8)

                                        Number of     Percentage of                    Percentage                     Number of
                                        Shares of       Shares of                     Interest In      Percentage     Shares of
        Name and address                  Common       Common Stock     Number of      Operating      Ownership in    Preferred
      of Beneficial Owner                Stock(1)     Outstanding(2)     Units(3)    Partnership(4)    Company(5)       Stock
      -------------------               ---------     --------------    ---------    --------------   ------------    ---------
Richard Abrons; Louise & Anne.........    222,196            7.2               --            --             7.1              --
Abrons Foundation, Inc.;
Richard & Iris Abrons
Foundation, Inc.; Iris Abrons;
Richard & Mimi Abrons Trustees
Trust u/w/o Louis Abrons f/b/o
John Abrons u/w/o 6/3/75 (9)
 First Manhattan Company
 437 Madison Avenue
 New York, NY 10017

Richard Lesher........................     10,000            *                 --             *              *               --
 1126 Cider Press Road
 Chambersburg, PA 17201

Leslie D. Michelson...................      5,500            *                 --             *              *               --
 2400 Broadway, Suite 100
 Santa Monica, CA 90404

John H. Rauch.........................     15,000            *                 --            --              *               --
 439 N. Bedford Drive
 Beverly Hills, CA 90210

Charles P. Reilly.....................      6,000            *                 --            --              *               --
 2049 Century Park East
 Suite 3330
 Los Angeles, CA 90067

S. Craig Tompkins (10)................     11,500            *                 --            --              *            2,000
 550 South Hope Street
 Suite 1825
 Los Angeles, CA 90071

David E. Hamer........................      8,000            *                 --            --              *               --
 439 N. Bedford Drive
 Beverly Hills, CA 90210

Directors and Executive...............  1,430,559           46.2%          26,804           0.9%           46.6%          2,000
 Officers
 as a group (8 persons)



*  Less than 1%
   See numbered footnotes.



(1) The number of shares beneficially owned includes shares that the following individuals have the right to acquire within 60 days of September 26, 2001 upon exercise of stock options, but not shares that such individuals have the right to acquire upon conversion or exchange of operating partnership units, in the following amounts: (a) 83,500 shares as to each of Messrs. Gottlieb and Lebowitz, (b) 1,500 shares as to Dr. Lesher, (c) 4,500 shares as to Mr. Michelson, (d) 15,000 shares as to Mr. Rauch, (e) 6,000 shares as to each of Messrs. Reilly and Tompkins and (f) 8,000 as to Mr. Hamer.

(2) For the purposes of determining the percentage of outstanding common stock held by each person or group set forth in the table, the number of shares indicated as beneficially owned by such person or group is divided by the sum of the number of outstanding shares of common stock as of September 26, 2001 plus the number of shares of common stock subject to options exercisable currently or within 60 days of September 26, 2001 by such person or group, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. Assumes that none of the outstanding operating partnership units are converted into shares of common stock.

(3) Units in the operating partnership (other than those held by us) are convertible at the option of the holder for shares of common stock or cash, at our election, at the date one year from the date of issuance. All operating partnership units are currently convertible. The conversion ratio is one operating partnership unit for one share of common stock.


(4) Based on a total of 2,959,072 operating partnership units outstanding (excluding preferred units all of which are held by us), including the 2,871,654 operating partnership units held by our company as of September 26, 2001.



(5) Assumes that all operating partnership units held by the person or group and all options exercisable within 60 days of September 26, 2001 held by the person or group are converted for shares of common stock and that none of the operating partnership units held by other persons are converted into shares of common stock, notwithstanding the percentage limitations under our charter that limits the number of shares that may be acquired by such person.



(6) Mr. Gottlieb has pledged 338,809 shares of common stock to Reese L. Milner, formerly a director of our company, members of the Milner family and related entities to secure certain indebtedness. In addition his remaining 328,810 shares of common stock and 14,474 operating partnership units have been pledged to various financial institutions to secure other indebtedness. On August 8, 2001, Mr. Gottlieb exchanged 272,159 operating partnership units for 272,159 shares of common stock. On August 16, 2001, Mr. Gottlieb exchanged an additional 14,138 operating partnership units for 14,138 shares of common stock.



(7) Mr. Lebowitz has pledged 258,135 shares of common stock to Mr. Milner, members of the Milner family and related entities to secure certain indebtedness. In addition his remaining 279,345 shares of common stock and 12,330 operating partnership units have been pledged to various financial institutions to secure other indebtedness. Also includes 2,460 shares of common stock held in trust for the benefit of Mr. Lebowitz's children. On August 8, 2001, Mr. Lebowitz exchanged 205,695 operating partnership units for 205,695 shares of common stock. On August 16, 2001, Mr Lebowitz exchanged an additional 45,862 operating partnership units for 45,862 shares of common stock.


(8) Based solely upon a Schedule 13D filed with the Securities and Exchange Commission on May 11, 2001, as amended on May 17, 2001, May 18, 2001, May 31, 2001, June 4, 2001, June 13, 2001, June 25, 2001, July 10, 2001, August
     1, 2001, August 8, 2001, August 22, 2001, August 31, 2001, September 6,
     2001 and September 26, 2001. Such amended schedule indicates that Lyle Weisman has sole voting and dispositive power for 93,700 shares, Asher Gottesman has sole voting and dispositive power for 40,560 shares, and Len Fisch and Igor Korbatov have joint voting and dispositive power for 205,700 shares. The address for Messrs. Weisman and Gottesman is 14001 Ventura Boulevard, Los Angeles, California 91423, and for Messrs. Fisch and Korbatov is 922 Santee Street, Los Angeles, California 90015.


(9) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on May 20, 2000. Such schedule indicates that Richard Abrons, the Louise & Anne Abrons Foundation, Inc., the Richard & Mimi Abrons Trustees Trust have shared voting power for 222,196 shares.

(10) Includes 1,400 shares of common stock held in trust for the benefit of Mr. Tompkins' child's trust account, as to which Mr. Tompkins disclaims beneficial ownership.

                              EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of each of our executive officers. Subject to rights pursuant to any employment agreements, our officers serve at the pleasure of the board of directors. Each executive officer is a United States citizen. None of our executive officers has been convicted in a criminal proceeding during the past five years, or been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities law. The principal business address of each of our executive officers is 439 North Bedford Drive, Beverly Hills, California 90210.

                                                                                                   Officer
Name                           Age         Position                                                 Since
----                           ---         --------                                                 -----
Daniel M. Gottlieb             60          Chief Executive Officer, Co-Chairman of the Board          1993
Steven D. Lebowitz             60          President, Co-Chairman of the Board                        1993
John H. Rauch                  70          Senior Vice President, Operations                          1996
David E. Hamer                 27          Vice President, Chief Accounting Officer, and              1998
                                           Secretary

     The following is a biographical summary of the experience of our executive officers. For the biographical summary of the experience of Messrs. Gottlieb and Lebowitz, see the biographical summary of the experience of our directors.

     Mr. Rauch has been our Senior Vice President, Operations since 1996. Mr. Rauch is responsible for the asset management of all our medical office buildings. From 1975 to 1996 he was founder and President of Camden Consultants, Inc., an economic consulting firm providing clients with real estate and corporate planning information. Mr. Rauch had been a consultant to our company from 1985 to 1996. Mr. Rauch received his law degree from the University of Southern California with honors in 1961 and his bachelor's degree in economics from the University of California, Los Angeles in 1954.

     Mr. Hamer has been our Controller and Chief Accounting Officer since 1998. The board of directors elected Mr. Hamer as a Vice President in March 2000 and as Secretary in May 2001. Mr. Hamer worked for Deloitte & Touche, LLP, 350 South Grand Avenue, Suite 200, Los Angeles, California, 90071, from 1995 to 1998 specializing in real estate. He graduated from the University of California, Los Angeles in 1995 with a Bachelor of Arts degree in political science and a specialization in business administration. Mr. Hamer is a registered Certified Public Accountant.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to our chief executive officer and our four other most highly compensated executive officers whose cash compensation exceeded $100,000 during the year ended December 31, 2000 (collectively, the "Named Executive Officers"). We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the year ended December 31, 2000.

                                                                                                        Long Term
                                                                                                       Compensation
                                                                                                          Awards
                                                                 Annual Compensation                    Securities
                                  Fiscal Year    -------------------------------------------------      Underlying
                                     Ended                                           Other Annual        Options/
Name and Principal Position       December 31       Salary($)        Bonus($)      Compensation($)       SARS(#)
---------------------------      -----------        ---------        --------      ---------------       -----------
Daniel M. Gottlieb.............      2000             $255,000         $35,000            ---               50,000
  Chief Executive Officer,           1999              255,000             ---            ---                  ---
  Co-Chairman of the Board           1998              255,000             ---            ---                  ---
  and Director

Steven D. Lebowitz.............      2000             $255,000         $35,000            ---               50,000
  President, Co-Chairman             1999              255,000             ---            ---                  ---
  of the Board and Director          1998              255,000             ---            ---                  ---

John H. Rauch..................      2000             $100,000         $25,000            ---                  ---
  Senior Vice President              1999               80,000          20,000            ---                  ---
                                     1998              108,864          10,000            ---                  ---

George I. Nagler...............      2000             $160,000         $10,000            ---                  ---
  Vice President, General            1999              150,000          25,000            ---                  ---
  Counsel and Secretary              1998              100,000(1)       25,000            ---               20,000

David E. Hamer.................      2000             $100,000         $15,000            ---                  ---
  Vice President and Chief           1999               85,000           7,500            ---                  ---
  Accounting Officer                 1998               39,532(2)        5,000            ---                8,000
-------------------------------------------------------------------------------------------------------------------

___________________________

(1) Mr. Nagler joined us in March 1998. On an annualized basis, Mr. Nagler would have earned a base salary of $120,000 in 1998. Mr. Nagler ceased to be an employee of the company effective April 30, 2001.

(2) Mr. Hamer joined us in June 1998. On an annualized basis, Mr. Hamer would have earned a base salary of $75,000 in 1998.

Employment Agreements and Arrangements

     In December 1993, each of Daniel M. Gottlieb and Steven D. Lebowitz entered into separate but identical employment agreements with us and the operating partnership for a term of three years. The agreements provide for automatic renewal for succeeding terms of one year unless we or Messrs. Gottlieb or Lebowitz give notice at least three months prior to expiration of any term. The employment agreements provide for automatic annual increases in base compensation equal to 5% per annum; however, the compensation committee of the board of directors may review the annual base compensation every twelve months in light of various factors, and following each such review, the annual base compensation may be increased above the 5% automatic increase.

     In addition, each of Messrs. Gottlieb and Lebowitz are entitled to receive an annual bonus as determined by the compensation committee in an amount not to exceed a maximum of 100% of annual base compensation. Furthermore, each agreement provides that Messrs. Gottlieb and Lebowitz are entitled: (1) to participate in all of our medical, dental, life insurance, retirement, profit sharing, stock incentive, disability and bonus plans which may be made available to our executives (only medical plans presently exist) and (2) to severance payments, under certain circumstances, equal to two times their then-current annual compensation.

     The agreements require Messrs. Gottlieb and Lebowitz to devote substantially all of their working time and best efforts to performance of their duties for us and, during the term of their employment, prohibit them, with certain exceptions, from directly or indirectly owning or operating or otherwise investing or participating in any other business that is in competition with our business without the prior approval of a majority of the independent members of our board of directors.

Option Grants for 2000

     The following table sets forth information with respect to options granted to the Named Executive Officers during the fiscal year ended December 31, 2000 pursuant to our 1993 Stock Incentive Plan, as amended. No options were granted to Messrs. Rauch, Nagler and Hamer during 2000.

                                                              % of Total
                                                                Options
                                              Number of       Granted to
Name and Principal                         Options Granted   Employees in       Exercise Price     Expiration       Grant Date
Position                                       (#) (1)        Fiscal Year          ($/Share)          Date        Value ($) (2)
--------------------                      --------------    --------------      ---------------    -----------   ---------------
Daniel M. Gottlieb
Chief Executive Officer,
Co-Chairman of the Board                       50,000             50.0%              $8.875          2/29/10         $130,500
Steven D. Lebowitz
President,
Co-Chairman of the Board                       50,000             50.0%              $8.875          2/29/10         $130,500

(1) All of these options became fully vested on May 10, 2001 in accordance with the terms of the merger agreement.

(2) Calculated using the Binomial option pricing model. The following variables were used in this model: risk-free interest rate of 4.98%, 5.7% dividend yield, expected life of three years and expected volatility of 50.0%.

Aggregated Option Exercises in 2000 and Options Values at December 31, 2000

     The following table sets forth information with respect to options exercised and the value of unexercised options held by the Named Executive Officers as of the end of the fiscal year ended December 31, 2000. All options were granted pursuant to our 1993 Stock Incentive Plan, as amended.

                                                                  Number of Securities                Value of
                                                                 Underlying Unexercised             In-The-Money
                              Number of                                Options at                    Options at
                                Shares                             Fiscal Year End (#)         Fiscal Year End ($) (1)
Name and Principal           Acquired on    Value Realized   ------------------------------  ---------------------------
 Position                    Exercise (#)        ($)          Exercisable    Unexercisable   Exercisable   Unexercisable
---------------------------  -------------  --------------   -------------  ---------------  -----------   -------------
Daniel M. Gottlieb.........       ---            ---             50,167        33,333(2)          ---           ---
Chief Executive Officer
and Co-Chairman of the Board

Steven D. Lebowitz........        ---            ---             50,167        33,333(2)          ---           ---
President and Co-Chairman
of the Board

John H. Rauch.............        ---            ---             15,000           ---             ---           ---
Senior Vice President

George I. Nagler..........        ---            ---             20,000           ---             ---           ---
Vice President, General
Counsel and Secretary

David E. Hamer............        ---            ---              8,000           ---             ---           ---
Vice President and Chief
Accounting Officer

____________________

(1) This amount represents solely the difference between the market value at December 31, 2000 ($8.8125) of those unexercised options which had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. No assumptions or representations regarding the "value" of such options are made or intended.

(2) The stock options for 33,333 shares of common stock at $8.875 per share became fully exercisable on May 10, 2001 in accordance with the terms of the merger agreement.

                         COMPENSATION COMMITTEE REPORT

     The following report of the compensation committee and the stock performance graph included in this proxy statement shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report or the stock performance graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

     The compensation committee is chartered to establish our general compensation policy, to review and approve compensation of our executive officers and to administer all of our employee benefit plans. The compensation committee reviews the our overall compensation program to assure that it (1) is reasonable and consistent with competitive practices, (2) adequately recognizes performance, and (3) meets our overall compensation and business objectives. Messrs. Lesher and Michelson are the two members of the compensation committee.

Compensation Philosophy

     Objectives. The primary focus of our compensation program is to create value for stockholders. The committee attempts to promote desired financial and operational results by attracting, motivating and retaining key employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect our profits. In this regard, the compensation program is designed to balance short and long-term incentive compensation to achieve desired results and above all to pay for performance.

     Elements. Our executive compensation is based on three components designed in each case to accomplish our compensation philosophy.

     Base Salary. Salaries for Messrs. Gottlieb and Lebowitz are reviewed by the compensation committee on an annual basis and may be increased based upon an assessment of each individual's contribution to the asset and financial growth of our company as well as competitive pay levels. Based on our performance during 1998 and 1999, Messrs. Gottlieb and Lebowitz waived their right to receive the automatic 5% salary increase for 1999 and 2000 pursuant to their employment agreements; thus, the compensation committee did not meet in 1999 or 2000 to review the salaries of Messrs. Gottlieb and Lebowitz. Messrs. Gottlieb and Lebowitz both received their automatic 5% salary increase for 2001.

     Bonus. In December 1995, the compensation committee adopted an annual incentive program for Messrs. Gottlieb and Lebowitz based upon the accomplishment of specific predetermined performance objectives which are linked to our business plan and approved annually by the compensation committee. Under this program, incentive compensation is associated with specific performance objectives. In addition, pursuant to their employment agreements; each of Messrs. Gottlieb and Lebowitz is entitled to receive an annual bonus equal to 20% of his base salary based on a 5% increase in funds from operations ("FFO") per share above the prior year's amount and an additional 8% of base salary for each additional 1% increase in FFO per share up to a maximum of 100% of annual base compensation. The annual bonus available to Messrs. Gottlieb and Lebowitz is equal to the greater of (x) the annual bonus as determined by the percentage point increase in our FFO as contained in their employment agreements, or (y) the incentive compensation associated with specific objectives outlined in our business plan. Based on our performance during 2000, Messrs. Gottlieb and Lebowitz were each granted $35,000 in bonuses for 2000. Our remaining executive officers were given bonuses for 2000 based upon the evaluation of their performances by Messrs. Gottlieb and Lebowitz.

     Stock Options. The compensation committee may grant stock options and restricted stock to our executives and other key employees pursuant to our 1993 Stock Incentive Plan. In determining the grants of stock options and restricted stock the compensation committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to us of each proposed award recipient as well as the amount of prior grants. Stock options are designed to align the interest of executives with those of the stockholders. The committee is currently contemplating various methods to provide additional incentives to our management and employees. The compensation committee believes that significant equity interests in us held by our management serve to retain and motivate management. However, if the merger is consummated, our 1993 Stock Incentive Plan will be terminated, in which case the committee will re-evaluate methods to provide incentives to management.

     On February 29, 2000, the board of directors granted 50,000 non-qualified common stock options to each of Messrs. Gottlieb and Lebowitz. The exercise price of the options was $8.875, the closing price of our common stock on February 29, 2000. The board determined that both officers were deserving of such options because they are underpaid for the value they add to our company. The board also noted that these two officers had been materially and adversely affected by the new dividend policy adopted in the last quarter of 1999, neither officer received any bonus during 1999 or 2000 and the two officers have agreed to forgo any salary increase in 1999 and 2000 including waiving the automatic 5% salary increase each is otherwise entitled to under their respective employment agreements.

     Section 162(m). The Commission requires that this report comment upon our policy with respect to Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by our stockholders. We did not pay any compensation in 2000 that would be subject to the Section 162(m) limitation. The compensation committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Internal Revenue Code to the extent it considers such policies appropriate.

                                   Members of the Compensation Committee

                                   Richard L. Lesher
                                   Leslie D. Michelson

                            STOCK PERFORMANCE GRAPH

     The graph below compares cumulative total return of our company, the S&P 500 Index and the Equity REIT Total Return Index ("REIT Equity Index") of the National Association of Real Estate Investment Trusts ("NAREIT") from December 31, 1995 to December 31, 2000. The REIT Equity Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate.

     The graph assumes that the value of the investment in each of the common stock and the indices was $100 at the beginning of the period. The graph further assumes reinvestment of dividends.

     Upon written request to the our Secretary, we will provide any stockholder with a list of the REITs included in the REIT Equity Index. The historical information set forth below is not necessarily indicative of future performance. Data for the REIT Equity Index and the S&P 500 Index were provided to us by McDonald & Co.

                                                           Period Ending

                                    12/31/95        12/31/96        12/31/97        12/31/98        12/31/99        12/31/00
                                    ---------       ---------       ---------       ---------       ---------       ---------
G & L Realty Corp............       $  100.00       $  180.41       $  244.08       $  162.03       $  121.55       $  129.37
S&P 500......................          100.00          122.95          163.99          210.85          255.19          229.32
REIT Equity Index............          100.00          133.08          158.27          131.26          127.87          161.05

                             [Graph Appears Here]

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

     We have adopted a policy pursuant to which material transactions between us and our executive officers, directors and principal stockholders (i.e., stockholders owning beneficially 5% or more of our outstanding voting securities) are submitted to the board of directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000.

     On April 15, 1999, we borrowed $2.0 million from Reese L. Milner, a director of our company at the time and an operating partnership unit holder of our subsidiary. The loan bore interest at 12% per annum and was due on May 15, 1999. We also paid a loan fee of $20,000 to Mr. Milner. The loan was secured by a first trust deed against a parcel of real property owned by us. On May 13, 1999, the loan was extended until new financing on the collateralized property was obtained. We repaid the loan plus accrued interest on June 13, 1999.

     On May 4, 1999, we sold a vacant parcel of real property for $1.6 million to The Craig Corporation, whose president is S. Craig Tompkins, a director of our company. We had the option to repurchase the property beginning on November 5, 1999 and ending on December 3, 1999 for $1.8 million plus any costs incurred by The Craig Corporation with respect to the property. Beginning on January 24, 2000 and ending on January 31, 2000, The Craig Corporation had the option to sell the property to us for $1.9 million. Thereafter, the option sale price would have increased at a rate of 3% per month, adjusted pro rata for any periods of less than one month. We accounted for this transaction in accordance with FAS 66 "Accounting for Sales of Real Estate" and treated this sale as a financing transaction. This amount was repaid on November 2, 1999 for $1.76 million.

     On May 18, 1999, we entered into an agreement with The Craig Corporation, whose president is S. Craig Tompkins, a director of our company, whereby The Craig Corporation would purchase up to 36,000 shares of our common stock on the open market and we would have the option to purchase these shares from The Craig

Corporation on or before December 3, 1999 at The Craig Corporation's cost plus a premium of 20% per annum, less any dividends received. After December 3, 1999, The Craig Corporation had the option to sell the shares to us between January 24 and January 31, 2000 at its cost plus a premium of 25% per annum. Thereafter, the option sale price would have increased at a rate of 3% per month. The exercise of our option was contingent upon the exercise of our option to repurchase the vacant parcel of land from The Craig Corporation discussed above. On December 29, 1999, we purchased from The Craig Corporation 34,400 shares of our common stock for $404,000. This amount included $44,000 in interest.

     On February 7, 2000, our board of directors unanimously approved the guarantee of a $500,000 line of credit from Tokai Bank to each of Daniel M. Gottlieb and Steven D. Lebowitz, both directors and officers of our company, for a total of $1 million.

     On May 10, 2001, we entered into the merger agreement with the Acquiror. Daniel M. Gottlieb, our Chief Executive Officer and Co-Chairman of our board, and Steven D. Lebowitz, our President and Co-Chairman of our board, are the members of the Acquiror. Upon completion of the merger, Messrs. Gottlieb and Lebowitz will own all of our outstanding common stock. Messrs. Gottlieb and Lebowitz will also receive approximately $6.2 million in the aggregate in the merger as consideration for a portion of their shares of common stock and for their outstanding stock options. In addition, Messrs. Gottlieb and Lebowitz announced that they intend to make a cash tender offer for up to approximately 7% of the total number of outstanding shares of preferred stock at a price of $17.50 per share of Series A and $17.00 per share of Series B. The tender offer would commence about the time when we begin soliciting proxies for the stockholders meeting to consider the proposed merger and would close subject to the closing of the merger, after the expiration of the statutory offer period (20 business days after the commencement date of the tender offer), unless extended in accordance with the rules of the SEC. Messrs. Gottlieb and Lebowitz intend to borrow up to $5.29 million from the Acquiror to fund the tender offer and to repay personal loans.


                            AUDIT COMMITTEE MATTERS

     The audit committee consists of two members, Messrs. Michelson and Tompkins. In 2000, the audit committee met one time. The audit committee and the board of directors intend to adopt a charter for the audit committee in the near future. Our securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the audit committee meet the independence standards of Section 303.01(B)(2)(a) of the New York Stock Exchange Listing Company Manual.

Report of the Audit Committee

     The following report of the audit committee shall not be deemed filed under the securities act of 1933, as amended, or the securities exchange act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such acts.

     The audit committee of the board of directors assists the board in performing its oversight responsibilities for the company's financial reporting process, audit process and internal controls.

     The audit committee reviewed and discussed the company's audited financial statements for the year ended December 31, 2000 with the company's management and with the company's independent accountants. In addition, the committee discussed with the company's independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the company's financial statements. The committee has also received and reviewed the written disclosures and the letter from the company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the accountants their independence from the company.

     Based on the review and discussions with management and the independent accountants described above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000.

                 _____________________________________________

                        MEMBERS OF THE AUDIT COMMITTEE
                              Leslie D. Michelson
                               S. Craig Tompkins

Information Concerning Fees of Independent Accountants

     For the year ended December 31, 2000, we paid fees to Deloitte & Touche, LLP for services in the following categories:

Audit Fees...........................................................................           $165,000
Financial Information
Systems Design & Implementation Fees.................................................                 --
All Other Fees.......................................................................           $210,000

All Other Fees includes $144,000 for tax planning and compliance services. The audit committee has considered whether the provision of the non-audit services noted above is compatible with maintaining the independence of Deloitte & Touche, LLP.

        PROPOSAL 3:  RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors, on the recommendation of the audit committee, has appointed Deloitte & Touche, LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2001. Deloitte & Touche, LLP has served as our principal independent public accountants since our formation in 1993. Deloitte & Touche, LLP has advised us that it has no direct or indirect financial interest in our company or any of our subsidiaries, and that it has had, since our organization, no connection with our company or any of our affiliates other than as independent auditors and related activities.

     Our financial statements for the period ended December 31, 2000, and report of the auditors thereon, will be presented at the annual meeting. Deloitte & Touche, LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     During 2000, Deloitte & Touche, LLP provided services consisting of the audit of our financial statements for the year ended December 31, 2000, consultations with respect to our quarterly financial statements, reports and registration statements filed with the Securities and Exchange Commission, consultation relating to tax matters including preparation of our tax returns and other pertinent matters.

     If our stockholders do not ratify the selection of Deloitte & Touche, LLP, or if such firm should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the board of directors, at the recommendation of the audit committee, will appoint substitute independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001. PROXIES RECEIVED WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                   PROPOSAL 4: ADJOURNMENT OF ANNUAL MEETING

     If a motion to adjourn the annual meeting is properly brought, the stockholders will be asked to vote upon the adjournment of the annual meeting.

                                 OTHER MATTERS

     Submission of Stockholder Proposals. If the merger is consummated, we will not have any public common stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not consummated, or is materially delayed, our public common stockholders would continue to be entitled to attend and participate in our stockholder meetings. If the merger is not completed, you will be informed, by press release or other means determined reasonable by us, of the date by which stockholder proposals must be received by us for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

     Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 furnished to us and certain written representations, we believe that all reports required by
Section 16(a) of the Securities and Exchange Act of 1934 with respect to our fiscal year ended December 31, 2000 have been filed by our officers and directors.

     Other Matters. Our board of directors knows of no matters to be presented at the annual meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their discretion on such matters.


                      WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the Commission. Because the merger is a "going private" transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3 and such reports, proxy statements and other information contain additional information about us. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov." The common stock is listed on the NYSE, Inc., and materials may also be inspected at their offices, 20 Broad Street, New York, New York 10005.


     The information contained in our Annual Report on Form 10-K for the year ended December 31, 2000, including the consolidated financial statements and notes thereto, the report of Deloitte & Touche, LLP, our independent accountants, thereon, selected financial data and management's discussion and analysis of financial condition and results of operations included in such Annual Report on Form 10-K for the year ended December 31, 2000, as amended by our Form 10-K/A filed on April 27, 2001, is incorporated herein by reference. The information contained in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 and the quarter ended June 30, 2001, including the consolidated financial statements and notes thereto and management's discussion and analysis of financial condition and results of operations included therein, are incorporated herein by reference. Copies of our Annual Report on Form 10-K for the year ended December 31, 2000, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 are attached as Appendix C, Appendix D and Appendix E to this proxy statement.

     You should rely only on the information contained in, or incorporated by reference into, this proxy statement. We have not authorized anyone to give any information different from the information contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated September 28, 2001. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.


     All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

                                    By Order of the Board of Directors,

                                    /s/  David E. Hamer
                                    ---  --------------
                                    David E. Hamer
                                    Secretary

Beverly Hills, California
September 28, 2001

                              AGREEMENT AND PLAN

                                      OF

                                    MERGER

                           dated as of May 10, 2001

                                by and between

                            G & L ACQUISITION, LLC

                                      and

                              G & L REALTY CORP.

                               TABLE OF CONTENTS

                                                                                Page
ARTICLE I. THE MERGER....................................................         1
     1.1     The Merger..................................................         1
     1.2     Closing.....................................................         2
     1.3     Effective Time..............................................         2
     1.4     Effect of Merger on Acquiror and the Company................         2
     1.5     Effect on Securities........................................         3
     1.6     Disbursing Agent............................................         4
     1.7     Deposit of Funds............................................         4
     1.8     Transmittal Letter and Instructions.........................         4
     1.9     Payment of Cash for Cancelled Shares........................         4
     1.10    Treatment of Options........................................         5
     1.11    Unclaimed Consideration.....................................         6
     1.12    Delivery of Stock Certificates for Acquiror Units...........         6
     1.13    Further Assurances..........................................         6

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................         7

     2.1     Organization and Good Standing..............................         7
     2.2     Subsidiaries; Investments...................................         7
     2.3     Authorization; Binding Agreement............................         8
     2.4     Capitalization..............................................         9
     2.5     Absence of Certain Changes or Events........................        10
     2.6     Governmental Consents and Approvals.........................        10
     2.7     No Violation................................................        11
     2.8     No Default..................................................        11
     2.9     Litigation..................................................        11
     2.10    Brokers and Finders.........................................        11
     2.11    Fairness Opinion............................................        12
     2.12    Proxy and Schedule 13E-3 Information........................        12

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ACQUIROR..................        12

     3.1     Formation and Good Standing.................................        12
     3.2     Authorization; Binding Agreement............................        12
     3.3     Capital Structure...........................................        13
     3.4     No Violation................................................        13
     3.5     Governmental Consents and Approvals.........................        13
     3.6     Proxy and Schedule 13E-3 Information........................        14
     3.7     Brokers and Finders.........................................        14
     3.8     No Prior Activities.........................................        14
     3.9     Litigation..................................................        14
     3.10    Financing...................................................        14

ARTICLE IV. COVENANTS....................................................        15

     4.1     Acquisition Proposals.......................................        15

                                                                                  Page
     4.2     Termination of the Company's Stock Incentive Plan.............        17
     4.3     Conduct of the Company's Business Pending Merger..............        17
     4.4     Conduct of Acquiror's Business Pending Merger.................        19
     4.5     Other Actions.................................................        19
     4.6     SEC Filings...................................................        19
     4.7     Standstill Provisions.........................................        19

ARTICLE V. ADDITIONAL COVENANTS............................................        20

     5.1     Preparation of Proxy Statement; Stockholders Meeting..........       20
     5.2     Access to Information.........................................       21
     5.3     Tender Offer..................................................       21
     5.4     Reasonable Efforts; Notification..............................       22
     5.5     Public Announcements..........................................       23
     5.6     Indemnification...............................................       24
     5.7     Declaration of Dividends and Distributions....................       25
     5.8     Stockholder Claims............................................       26
     5.9     Cooperation with Proposed Financing...........................       26
     5.10    Conversion of Partnership Units...............................       26
     5.11    Exchange of Partnership Units.................................       26
     5.12    Spinoff of Non-MOB Assets.....................................       26
     5.13    Section 16 Matters............................................       26

ARTICLE VI. CONDITIONS.....................................................       27

     6.1     Conditions to Each Party's Obligation to Effect the Merger....       27
     6.2     Conditions to Obligations of the Company to Effect the Merger.       27
     6.3     Conditions to Obligations of Acquiror to Effect the Merger....       28

ARTICLE VII. TERMINATION...................................................       29

     7.1     Termination...................................................       29
     7.2     Effect of Termination.........................................       30
     7.3     Expenses and Termination Fee..................................       31

ARTICLE VIII. MISCELLANEOUS................................................       32

     8.1     Non-Survival of Representations and Warranties................       32
     8.2     Amendment.....................................................       32
     8.3     Waiver........................................................       32
     8.4     Notice........................................................       32
     8.5     Entire Agreement..............................................       33
     8.6     Parties in Interest...........................................       33
     8.7     Material Events...............................................       34
     8.8     Headings......................................................       34
     8.9     Interpretation................................................       34
     8.10    Assignment....................................................       34
     8.11    Governing Law.................................................       34
     8.12    Counterparts..................................................       34
     8.13    Severability..................................................       34

                         APPENDIX A - MERGER AGREEMENT


                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 10, 2001, is by and between G & L ACQUISITION, LLC, a Maryland limited liability company ("Acquiror"), and G & L REALTY CORP., a Maryland corporation (the "Company").

                                   RECITALS

     A. The Board of Directors of the Company (the "Board"), based upon the recommendation of a special committee thereof (the "Special Committee"), has determined that the Merger (as defined below) is advisable and in the best interests of the stockholders of the Company, and the Board and the members of Acquiror have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (other than certain designated shares) will be converted into the right to receive cash.

     B. In order to effectuate the foregoing, Acquiror, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL") and the Maryland Limited Liability Company Act (the "MLLCA"), will merge with and into the Company (the "Merger").

     C. The Special Committee has received a fairness opinion relating to the transactions contemplated hereby as more fully described below and the Board has resolved to recommend to the holders of Common Stock of the Company to vote to approve the Merger.

     D. G & L Partnership, LLC, a Delaware limited liability company of which Acquiror is the sole member (the "Acquiror Sub"), G & L Realty Partnership, L.P., a Delaware limited partnership ("G & L Operating Partnership"), Acquiror and the Company have entered into a Partnership Merger Agreement of even date herewith (the "Partnership Merger Agreement"), pursuant to which, and subject to the terms and conditions thereof, Acquiror Sub will be merged with and into G & L Operating Partnership (the "Partnership Merger") with G & L Operating Partnership as the surviving entity.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Merger, and the manner of carrying the same into effect, the parties hereto agree as follows:

                                  ARTICLE I.
                                  THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the MLLCA, Acquiror shall be merged with and into the Company, with the Company as the surviving entity (the surviving entity in the Merger is sometimes referred to as the "Surviving Corporation").

     1.2 Closing. On the terms and subject to the conditions of this Agreement and provided that this Agreement has not been terminated pursuant to
Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., local time, at the offices of O'Melveny & Myers LLP, 400 S. Hope Street, Los Angeles, California, on the date which is the third business day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article VI (other than conditions that by their terms cannot be satisfied until the Closing
Date), unless another time, date or place is agreed to in writing by the parties. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.3 Effective Time. On the Closing Date, the parties shall execute and file articles of merger (the "Articles of Merger") in accordance with the MGCL and the MLLCA. The Merger shall become effective at the time (the "Effective Time") the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the "Maryland Department"), or at such time as Acquiror and the Company shall specify in the Articles of Merger (not to exceed 30 days after the Articles of Merger are accepted for record by the Maryland Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

     1.4 Effect of Merger on Acquiror and the Company. The parties agree to the following provisions with respect to the Merger:

           (a) Name of Surviving Corporation. The name of the Surviving Corporation shall from and after the Effective Time be and continue to be "G & L Realty Corp." until changed in accordance with applicable law.

           (b) Charter. The charter of the Company as in effect immediately prior to the Effective Time shall from and after the Effective Time be and continue to be the charter of the Surviving Corporation until changed or amended in accordance with applicable law.

           (c) Bylaws. The bylaws of the Company as in effect immediately prior to the Effective Time shall from and after the Effective Time be and continue to be the bylaws of the Surviving Corporation until changed or amended in accordance with applicable law.

           (d) Organization. At the Effective Time, the separate existence of Acquiror shall cease, and the Company as the Surviving Corporation and successor shall succeed to Acquiror in the manner of and as more fully set forth in
Section 3-114 of the MGCL and Section 4A-709 of the MLLCA.

           (e) Directors and Officers. The directors of the Company immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation.

     1.5 Effect on Securities. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of the Company, Acquiror or the holders of any of the following securities:

           (a) Each share of Common Stock, par value $.01 per share, of the Company (collectively, the "Common Shares" and, individually, a "Common Share") issued and outstanding immediately prior to the Effective Time (other than any Common Shares to remain outstanding pursuant to Section 1.5(c)) shall be converted into the right to receive an amount equal to $12.00 in cash, without interest (the "Cash Merger Consideration"); the Common Shares being converted into the right to receive the Cash Merger Consideration are hereinafter referred to as "Cancelled Shares";

           (b) Each issued and outstanding share of Preferred Stock, par value $0.01 per share, of the Company (collectively, the "Preferred Shares") shall not be converted, exchanged, cancelled or otherwise affected by the Merger and shall remain issued and outstanding after the Merger;

           (c) 96,671 of the 360,422 Common Shares that are, on the date of this Agreement, registered in the name of, and specified by Daniel M. Gottlieb, and 74,674 of the 285,923 Common Shares that are, on the date of this Agreement, registered in the name of, and specified by Steven D. Lebowitz (such persons are individually referred to as a "Continuing Stockholder" and collectively as the "Continuing Stockholders," and such shares are collectively referred to as the "Continuing Shares") shall not be converted, exchanged, cancelled or otherwise affected by the Merger and shall remain issued and outstanding after the Merger, provided that the Continuing Shares are, at the Effective Time, so registered in the name of the applicable Continuing Stockholder, it being understood that additional Common Shares may be issued to the Continuing Stockholders prior to the Effective Time in exchange for Partnership Units (as defined below) and, subject to Section 1.5(f) below, such Common Shares shall be deemed to be Continuing Shares;

           (d) Each option for the purchase of Common Shares issued by the Company and outstanding immediately prior to the Effective Time (collectively, the "Company Options" and individually, a "Company Option"), including those held by the Continuing Stockholders, shall be terminated and converted into the right to receive the Option Consideration as defined and set forth in Section 1.10;

           (e) Each unit (as defined in the Acquiror's Operating Agreement dated as of May 4, 2001) (collectively, the "Acquiror Units," and individually, an "Acquiror Unit") of Acquiror outstanding immediately prior to the Effective Time shall be converted automatically into one newly-issued, fully-paid and nonassessable share of Common Stock of the Surviving Corporation and shall cease to exist; and

           (f) Notwithstanding Subsection (c) above, the aggregate number of Continuing Shares held by the Continuing Stockholders may, at the sole discretion of the each Continuing Stockholder, be decreased (and correspondingly, the number of Common Shares held by the Continuing Stockholders to be converted in the Merger shall be increased) if the aggregate purchase price of the Preferred Stock (as defined in Section 2.4) tendered in the Offer (as defined in Section 5.3) is less than $7,750,000.

     1.6 Disbursing Agent. Prior to the Effective Time, Acquiror shall appoint a disbursing agent reasonably acceptable to the Company (the "Disbursing Agent") to act as agent for the payment of the Cash Merger Consideration upon surrender of certificates formerly representing issued and outstanding Cancelled Shares.

     1.7 Deposit of Funds. At the Effective Time, the Surviving Corporation shall irrevocably deposit or cause to be deposited with the Disbursing Agent, cash in the amount of the Aggregate Cash Merger Consideration (as defined below). Pending distribution pursuant to Section 1.9 of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Cancelled Shares, and shall not be used for any other purpose. The Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service or Standard & Poor's, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments, and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 1.9.

     1.8 Transmittal Letter and Instructions. Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Cancelled Shares (collectively, the "Certificates" and individually, a "Certificate") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Disbursing Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting surrender of the Certificates in exchange for the Cash Merger Consideration. Each holder of a Certificate representing Cancelled Shares may thereafter surrender such Certificate to the Disbursing Agent to effect the exchange of such Certificate on such holder's behalf for a period of nine months after the Effective Time.

     1.9   Payment of Cash for Cancelled Shares.

           (a) After surrender to the Disbursing Agent of any Certificate which prior to the Effective Time shall have represented Cancelled Shares in accordance with the transmittal letter and instructions in Section 1.8, the Surviving Corporation shall cause the Disbursing Agent to promptly distribute to the person in whose name such Certificate shall have been registered, a check representing the amount of cash into which such Cancelled Shares shall have been converted at the Effective Time pursuant to Section 1.5(a). Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive such cash, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding Certificate in respect thereof.

           (b) No interest shall accrue or be payable with respect to any amounts which any such holder shall be so entitled to receive.

           (c) The Surviving Corporation or the Disbursing Agent shall be authorized to pay the cash attributable to any Certificate theretofore issued which has been lost or destroyed, upon receipt by the Surviving Corporation of satisfactory evidence of ownership of the Cancelled Shares represented thereby and, to the extent deemed appropriate, indemnification and/or a bond.

           (d) If payment is to be made to a person other than the person in whose name a surrendered Certificate, which prior to the Effective Time shall have represented any Cancelled Shares, is registered, it shall be a condition to such payment that the Certificate so surrendered shall be endorsed or shall otherwise be in proper form for transfer, and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Disbursing Agent that such tax either has been paid or is not payable.

           (e) From and after the Effective Time, the holders of Cancelled Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Cancelled Shares except as otherwise provided herein.

           (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Cancelled Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing Cancelled Shares are presented to the Surviving Corporation, they shall be cancelled and promptly exchanged for cash as provided in Section 1.5(a) and this Section 1.9.

           (g) All Cash Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Cancelled Shares formerly represented by such Certificates; provided, however, that the Company shall transfer to the Disbursing Agent cash sufficient to pay all dividends or make any other distributions with a record date on or prior to the Effective Time which may have been declared or made by the Company on such Cancelled Shares, in accordance with the terms of this Agreement or prior to the date of this Agreement, including any dividends permitted by Section 5.7, and which remain unpaid at the Effective Time and have not been paid prior to such surrender.

     1.10  Treatment of Options.

           (a) Each outstanding Company Option shall be subject to the terms of this Agreement.

           (b) Immediately upon execution of this Agreement, the Company shall cause all Company Options held by the Continuing Stockholders, whether or not then fully vested or exercisable, to become fully vested and exercisable. Nothing in this Agreement shall be interpreted to prevent or hinder the Continuing Stockholders from exercising their rights under such Company Options prior to the Effective Time.

           (c) Immediately prior to the Effective Time, the Company shall cause each outstanding Company Option, whether or not then fully vested or exercisable, to be deemed fully vested and exercisable, and to be terminated and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the number of Common Shares subject to the Company Option (which shall have been deemed to be fully vested and exercisable) and (ii) the excess, if any, of the Cash Merger Consideration over the exercise price per share of such Company Option (the "Option Consideration"), with no payment being required when the difference is not a positive number. The Surviving Corporation shall pay each holder of the Company Options, promptly following the Effective Time, the Option Consideration for all Company Options held by such holder. The Board or any committee thereof responsible for the administration of the Company's Amended and Restated 1993 Stock Incentive Plan (the "Stock Incentive Plan") shall take any and all action necessary to effectuate the matters described in this Section 1.10 on or before the Effective Time. Any amounts payable pursuant to this Section 1.10 shall be subject to any required withholding of taxes and shall be paid without interest.

     1.11 Unclaimed Consideration. None of the Company, Acquiror, the Surviving Corporation or the Disbursing Agent shall be liable to any person in respect of any of the Cash Merger Consideration or Option Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Cash Merger Consideration delivered to the Disbursing Agent pursuant to this Agreement that remains unclaimed for nine months after the Effective Time shall be redelivered by the Disbursing Agent to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with the procedures set forth in this Agreement, and the transmittal letter and instructions referenced in Section 1.8, shall thereafter look only to the Surviving Corporation for delivery of any Cash Merger Consideration, any unpaid dividends, or Option Consideration due, as the case may be, subject to applicable abandoned property, escheat and other similar laws.

     1.12 Delivery of Stock Certificates for Acquiror Units. Immediately after the Effective Time, the Surviving Corporation shall deliver to each former holder of Acquiror Units, to each such former holder's address as it appears in the books and records of the Acquiror, a share certificate, registered in the name of such former holder, representing the number of Common Shares to which such holder is so entitled by virtue of Section 1.5(e). Such certificates may, at the discretion of the Surviving Corporation, bear a legend restricting the transferability of the Common Shares represented thereby to the extent required to assure the Surviving Corporation that these shares will not be offered or sold in contravention of any federal or state securities laws. In addition, such certificates will be imprinted with any legends required by the Surviving Corporation's charter.

     1.13   Further Assurances.

           If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquiror acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Acquiror and the Company, all such assignments and assurances and to take and do, in the name and on behalf of each of Acquiror and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Acquiror, except as set forth in (i) the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the "SEC") since December 31, 1999 (the "SEC Documents") to the extent it is reasonably clear from a reading of the disclosure in such SEC Documents that such disclosure is applicable to the relevant representation and warranty contained herein, or (ii) the letter of even date herewith delivered to Acquiror prior to the execution hereof (the "Disclosure Letter") (it being understood that the Disclosure Letter shall be arranged in Parts corresponding to the Sections contained in this
Article II, and the disclosures in any Part of the Disclosure Letter shall qualify the representations in the corresponding Section of this Article II) as follows:

     2.1 Organization and Good Standing. The Company is duly organized and validly existing in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business and is duly qualified or registered and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or registration necessary, except where the failure to be so qualified or registered would not have a Company Material Adverse Effect (as defined below).


     2.2   Subsidiaries; Investments.

           (a) Section 2.2(a) of the Disclosure Letter sets forth as of the date hereof (i) each Subsidiary (as defined below) of the Company, (ii) the ownership interest therein of the Company, and (iii) if not wholly-owned by the Company, the identity and ownership interest of each of the other owners of such Subsidiary (it being understood that such representation with respect to securities held by any entity other than the Company or a Subsidiary is made only to the knowledge of the Company). As used in this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which the Company (either directly or through or together with any other Subsidiary) owns 50% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity, including G & L Operating Partnership, but does not include short-term money market investments and other participation interests in short-term investments.

           (b) (i) All the outstanding shares of capital stock of each Subsidiary that is a corporation owned by the Company or a Subsidiary have been validly issued and are (A) fully paid, nonassessable and free of any preemptive rights, and (B) owned by the Company or by another Subsidiary free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws; and (ii) all equity interests in each Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by the Company, by another Subsidiary or by the Company and another Subsidiary, are owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws. Each Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Subsidiary that is a partnership, limited liability company or trust is duly formed and existing in good standing under the laws of its jurisdiction of formation and has the requisite partnership, limited liability company or trust power and authority to carry on its business as now being conducted. Each Subsidiary is duly qualified or registered and in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or registration necessary, except where the failure to be so qualified or registered, individually or in the aggregate, would not have a Company Material Adverse Effect.

     2.3   Authorization; Binding Agreement.

           (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to Stockholder Approval (as defined below). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and, except for Stockholder Approval in accordance with the MGCL, and the charter and the bylaws of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Partnership Merger Agreement, the Merger, the Partnership Merger or the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

           (b) The Board, based upon the recommendation of the Special Committee, has duly and validly approved and, subject to Stockholder Approval, taken all corporate action required to be taken by it for the consummation of the Merger and the Partnership Merger, and has adopted resolutions declaring the advisability of this Agreement and the transactions contemplated hereby, including the Merger and the Partnership Merger, and recommending that the holders of Common Shares approve the Merger. The restrictions on "business combinations"

(as defined in Subtitle 6 of Title 3 of the MGCL) between the Company (or any affiliate thereof) and Acquiror (or any affiliate thereof) set forth in Subtitle 6 of Title 3 of the MGCL and the limitations on voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) set forth in Subtitle 7 of Title 3 of the MGCL are inapplicable to the Merger and this Agreement (and the transactions provided for herein).

     2.4   Capitalization.

           (a) The authorized capital stock of the Company consists of 50,000,000 Common Shares; 30,000,000 shares of Excess Stock, par value $0.01 per share; and 10,000,000 Preferred Shares, of which 1,495,000 shares have been designated as 10.25% Series A Cumulative Preferred Stock (the "Series A Preferred Stock") and 1,380,000 shares have been designated as 9.8% Series B Cumulative Preferred Stock (the "Series B Preferred Stock"). As of the date hereof, 2,333,800 Common Shares, no shares of Excess Stock and 1,487,000 shares of Series A Preferred Stock and 1,376,000 shares of Series B Preferred Stock are outstanding. As of the date hereof, there are 247,500 Common Shares issuable upon exercise of outstanding Company Options.

           (b) Set forth in Part 2.4(b) of the Disclosure Letter is a true and complete list of the following: (i) all outstanding Company Options, including date of grant, number of shares purchasable, exercise price per share, expiration date and vesting rate, (ii) each grant of Common Shares to employees which are or were subject to any risk of forfeiture, (iii) all agreements for the issuance of, or warrants or rights to purchase, Common Shares and the number of shares which would be issuable upon the exercise of such agreements, warrants or rights, and (iv) all other rights to acquire stock, all stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the Stock Incentive Plan or otherwise which are outstanding as of the date hereof.

           (c) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

           (d) As of the date hereof, 2,959,072 partnership units ("Partnership Units") of G & L Operating Partnership, as defined in the Agreement of Limited Partnership of G & L Operating Partnership dated November 13, 1993, as amended ( the "Partnership Agreement"), are validly issued and outstanding, fully paid and nonassessable, except to the extent provided by applicable law or the Partnership Agreement, of which 2,333,800 are owned by the Company. Part 2.4(d) of the Disclosure Letter sets forth the name of each holder of Partnership Units and the number of Partnership Units owned by each such holder. The Partnership Units are not subject to any restriction established by the Company or G & L Operating Partnership or under applicable law (other than restrictions on sale imposed by applicable securities laws) except as set forth in the Partnership Agreement. G & L Operating Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understanding with respect to, issuing interests in or securities convertible into or exercisable for interests in G & L Operating Partnership.

           (e) Except as contemplated by this Agreement or the Partnership Merger Agreement, and except for the Company Options, the Series A Preferred Stock and the Series B Preferred Stock, neither the Company nor any Subsidiary has granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (i) obligates the Company or any Subsidiary to issue, sell or transfer any shares of its capital stock or other equity interests, or (ii) restricts the transfer of, or otherwise encumbers, shares of its capital stock or other equity interests.

     2.5 Absence of Certain Changes or Events. Since December 31, 2000, and except as set forth on Part 2.5 of the Disclosure Letter:

           (i) there has not been any change or any development which has had or, to the Company's knowledge, would have, a Company Material Adverse Effect;

           (ii) the Company and each of its Subsidiaries have conducted their respective businesses only in the ordinary course;

           (iii) neither the Company nor any of its Subsidiaries has entered into any material transactions other than as approved by the Board or as expressly permitted by this Agreement or the Partnership Merger Agreement;

           (iv) the Company has not changed its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles ("GAAP") or by applicable law or the SEC; and

           (v) the Company has not declared, paid or set aside for payment any dividends except for regular quarterly dividends not in excess of $0.125 per Common Share and monthly dividends on the Preferred Shares in accordance with the terms of the Company's Articles Supplementary filed May 12, 1997 and November 17, 1997, as corrected June 19, 1999 ("Articles Supplementary"), or as necessary to maintain REIT status, in each case subject to rounding adjustments as necessary and with customary record and payment dates.

As used in this Agreement, "Company Material Adverse Effect" shall mean (i) any material adverse change in the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) any other change that would adversely affect, prevent or delay the ability of the Company or G & L Operating Partnership to consummate the Merger, the Partnership Merger or any of the transactions contemplated hereby or thereby, but excluding in either case those that arise out of a change or development in (i) general economic or market conditions, (ii) the real estate development industry generally or (iii) any applicable law or GAAP.

     2.6 Governmental Consents and Approvals. No consent, waiver, approval, license or authorization of, or designation, declaration or filing with, any governmental agency or authority or other public persons or entities is required in connection with the execution or delivery by the Company of this Agreement, or the consummation by the Company of the Merger, the Partnership Merger or the transactions contemplated hereby or thereby, other than (a) filing of the Articles of Merger with, and the acceptance for record thereof by, the Maryland Department in accordance with the MGCL and the MLLCA, (b) filings with the Delaware Secretary of State for the Partnership Merger, (c) filings required under the Exchange Act and (d) such other consents, waivers, approvals, licenses or authorizations, if any, the failure of which to be obtained will not have a Company Material Adverse Effect.

     2.7 No Violation. The execution and delivery of this Agreement, assuming the requisite approval of the holders of Common Shares, the filing by the Company of Articles of Merger with, and the acceptance for record thereof by, the Maryland Department in accordance with the MGCL and the MLLCA and the consummation by the Company of the transactions contemplated hereby, will not:

           (i)    violate any provision of the charter or bylaws of the Company;

           (ii) cause the Company to violate in any material respect (A) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or (B) the award of any arbitrator or panel of arbitrators;

           (iii) cause the acceleration of the maturity of any material debt or obligation of the Company or any of its Subsidiaries; or

           (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or, except as contemplated by this Agreement, require the consent of any person under, or result in the creation of any Lien upon any property of the Company or any of its Subsidiaries under, any agreement, indenture, lease or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, which, individually or in the aggregate, would have a Company Material Adverse Effect.

     2.8 No Default. Neither the Company nor any of its Subsidiaries is in material noncompliance or default (without giving effect to any grace or cure period or notice requirement) under any agreement, indenture or instrument creating or evidencing indebtedness for borrowed money or under any capital lease or under any agreement pursuant to which any of its securities were sold.

     2.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their properties, assets, business, franchises or governmental approvals before any court or governmental body, department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

     2.10 Brokers and Finders. Except for Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("HLHZ"), which has been engaged, pursuant to an engagement letter dated January 8, 2001, as amended, a true and complete copy of which has been delivered to Acquiror, to provide advice to the Special Committee with respect to whether the consideration to be received by the holders of Common Shares held by other than the Continuing Stockholders (the "Public Stockholders") is fair to the Public Stockholders from a financial point of view, and to provide financial advisory services to the Special Committee, no broker, finder or investment banker will be entitled to any brokerage, finder's or other fee or commission in connection with the Merger or in connection with any related transaction involving the Company based upon arrangements made by or on behalf of the Company.

     2.11 Fairness Opinion. The Special Committee has received a written opinion from HLHZ, substantially to the effect that, from a financial point of view, the consideration to be received by the Public Stockholders in the Merger is fair to the Public Stockholders, a true and complete copy of which opinion has been delivered to Acquiror.

     2.12 Proxy and Schedule 13E-3 Information. The information contained in the (preliminary and definitive) Proxy Statement (as defined below) and the
Schedule 13E-3 (as defined below), or any amendment or supplement thereto, or any other documents filed with the SEC by the Company in connection with the Merger, shall, with respect to the Proxy Statement at the time the Proxy Statement is mailed and at the time of the Stockholders Meeting (as defined below), and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of the Stockholders Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information contained in the Proxy Statement, the Schedule 13E-3 or any such other document, which was furnished in writing to the Company by Acquiror or its affiliates.

                                 ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Except as disclosed in writing by Acquiror to the Company immediately prior to execution and delivery of this Agreement, Acquiror hereby represents and warrants to the Company as follows:

     3.1 Formation and Good Standing. Acquiror is a limited liability company duly formed and existing in good standing under the laws of the State of Maryland. Acquiror has heretofore delivered to the Company accurate and complete copies of its articles of organization and operating agreement as currently in effect. Except for the Acquiror Sub, Acquiror does not own or have any Subsidiary or own or hold any capital stock, security or investment in any other person or entity, other than bank accounts, certificates of deposit, money market or similar short-term investments.

     3.2 Authorization; Binding Agreement. Acquiror has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Acquiror, and no other limited liability company proceedings on the part of Acquiror are necessary to authorize this Agreement, the Partnership Merger Agreement, the Merger, the Partnership Merger or the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes the legal, valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     3.3 Capital Structure. The capital structure of Acquiror consists of a single class of Acquiror Units, all of which will be outstanding immediately prior to the Effective Time. The Continuing Stockholders are the only members of Acquiror and own all the Acquiror Units. Acquiror has not granted any rights, or entered into any agreement or commitment which obligates Acquiror to issue, sell, repurchase or transfer any Acquiror Units.

     3.4   No Violation.

           (a) The execution and delivery of this Agreement, the filing of Articles of Merger with the Maryland Department or the consummation by Acquiror of the transactions contemplated hereby, will not:

                (i) violate any provision of the articles of organization or operating agreement of Acquiror;

                (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Acquiror or any of its properties;

                (iii) cause the acceleration of the maturity of any debt or obligation of Acquiror; or

                (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or except as contemplated by this Agreement, require the consent of any person under, or result in the creation of any Lien upon any property of Acquiror under, any agreement, indenture, lease or instrument to which Acquiror is a party or by which Acquiror (or its properties) may be bound, which in the aggregate would have a material adverse effect on Acquiror.

           (b) Acquiror is not in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

     3.5 Governmental Consents and Approvals. No consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities is required in connection with the execution or delivery by

Acquiror of this Agreement or the consummation by Acquiror of the Merger or the transactions contemplated hereby, other than (i) filings with respect to the Merger in the State of Maryland in accordance with the MGCL and the MLLCA, (ii) filings with respect to the Partnership Merger in the State of Delaware in accordance with the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, (iii) filings required under the Exchange Act and (iv) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Acquiror or on the ability of Acquiror to consummate the transactions contemplated hereby.

     3.6 Proxy and Schedule 13E-3 Information. The written information furnished to the Company by Acquiror specifically for inclusion in the Proxy Statement and the Schedule 13E-3, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by the Company in connection with the Merger, shall, with respect to the Proxy Statement at the time the Proxy Statement is mailed and at the time of the Stockholders Meeting, and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of the Stockholders Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7 Brokers and Finders. Acquiror has not engaged any broker, finder or investment banker which engagement would require the payment of any brokerage, finder's or other fees by Acquiror in connection with the transaction contemplated hereby.

     3.8 No Prior Activities. Acquiror is newly formed and has not incurred, and will not incur, directly or through the Acquiror Sub, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement, the Partnership Merger Agreement and the Financing (as defined below). Except as contemplated by this Agreement, the Partnership Merger Agreement and the Financing, neither Acquiror nor Acquiror Sub has engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking.

     3.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Acquiror, threatened against or affecting Acquiror or the Acquiror Sub or any of their properties or assets before any court or governmental body, department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (i) to have a material adverse effect upon Acquiror or (ii) to materially and adversely affect the ability of Acquiror to carry out, or prevent or make unduly burdensome, the Merger, the Partnership Merger or the transactions contemplated by this Agreement.

     3.10 Financing. After giving effect to up to $35,000,000 in borrowings under a commitment letter dated April 10, 2001, between GMAC Commercial Mortgage Corporation and the Continuing Stockholders (the "Financing Commitment"), which Financing Commitment is in full force and effect, the Surviving Corporation and G & L Operating Partnership will have sufficient funds available (the "Financing") to:

                 (i) pay all amounts required to be paid pursuant to this Agreement and the Partnership Merger Agreement;

                 (ii) pay all fees, costs and expenses incurred by the Company and G & L Operating Partnership in connection with this Agreement, the Partnership Merger Agreement and the transactions contemplated herein and therein; and

                 (iii) pay all fees, costs and expenses incurred by Acquiror and Acquiror Sub in connection with this Agreement, the Partnership Merger Agreement, the Financing and the other transactions contemplated herein (including the Offer as defined below) and therein.

          The Financing Commitment also contemplates Acquiror or Acquiror Sub loaning up to $7,750,000 to the Continuing Stockholders to purchase Preferred Shares pursuant to the Offer and/or to reduce indebtedness of the Continuing Stockholders.

                                  ARTICLE IV.
                                   COVENANTS

     4.1 Acquisition Proposals. Since April 13, 2001, and continuing through the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company agrees that:

           (i) neither it nor any of its Subsidiaries has initiated, solicited or encouraged, directly or indirectly, or shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, share exchange, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement and the Partnership Merger Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or has engaged or shall engage in any negotiations concerning or provided or shall provide any confidential information or data to, or had or shall have any discussions with, any person relating to an Acquisition Proposal, or otherwise, has facilitated or shall facilitate any effort or has attempted or shall attempt to make or implement an Acquisition Proposal (for the avoidance of doubt, responding to an unsolicited inquiry by informing such inquirer that the Company is subject to this Section 4.1 and instructing such inquirer to review this Section of the Agreement shall not be a violation of this Section 4.1); provided, however, that the Company may provide confidential information to
     G. Realco LLC, Trans Healthcare, Inc., Lillibridge Health Trust and Lloyd Weisman (the "Existing Interested Parties"), so long as the Existing Interested Parties have each entered into an appropriate confidentiality and standstill agreement in a form satisfactory to the Company;

           (ii) it has directed, and shall use its reasonable best efforts to cause, its officers, directors, employees, agents or financial advisors not to engage in any of the activities restricted by Section 4.1(i); provided, however, that this shall not prevent the Continuing Stockholders from taking any action prohibited by this Section 4.1 and that any such action shall not constitute a violation of this Section 4.1;

           (iii) except for providing confidential information to the Existing Interested Parties as described in Section 4.1(i), it has ceased and caused to be terminated any existing activities, discussions or negotiations theretofore conducted with any person with respect to any Acquisition Proposal and has taken the necessary steps to inform the individuals or entities referred to in Section 4.1(i) of the obligations undertaken in this Section 4.1; and

           (iv) it will notify Acquiror promptly if the Company has received or receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall restrict the Board or Special Committee (or the officers, directors, employees, agents and financial advisors of the Company acting at the direction of the Board or Special Committee) from (i) prior to the Stockholders Meeting, entering into discussions or negotiations with any person that makes a bona fide, written and unsolicited Acquisition Proposal, if (A) the Board or Special Committee determines in good faith, on advice of counsel, that the failure to take such action would reasonably be expected to violate its duties under applicable law and such proposal is, or is reasonably likely to be, a Superior Acquisition Proposal (as defined below), (B) prior to entering into discussions or negotiations with such person, the Company provides written notice to Acquiror to the effect that it is entering into discussions with such person and (C) the Company keeps Acquiror informed of the status (not the terms or identity of parties) of any such discussions or negotiations; and (ii) to the extent applicable, taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that the Board or Special Committee may not approve or recommend an Acquisition Proposal, or withdraw or modify in a manner adverse to Acquiror its approval or recommendation of this Agreement and the Merger, unless such Acquisition Proposal is a Superior Acquisition Proposal.

Nothing in this Section 4.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) permit the Company to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement; provided, however, that the Board or Special Committee may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a written, bona fide Acquisition Proposal made by one of the Existing Interested Parties or any third party which the Board or the Special Committee determines in its good faith judgment (i) to be superior from a financial point of view to the holders of Common Shares than the transactions contemplated by this Agreement (after consultation with the Company's financial advisor) taking into account all of the terms and conditions of such Acquisition Proposal and of this Agreement (including any proposal by Acquiror to amend the terms of the transaction contemplated by this Agreement) and (ii) is reasonably capable of being completed, taking into account all financial, regulatory and other aspects of such Acquisition Proposal.

     4.2 Termination of the Company's Stock Incentive Plan. The Company shall take all steps necessary to cause the Stock Incentive Plan to be terminated on or prior to the Effective Time.

     4.3 Conduct of the Company's Business Pending Merger. During the period from the date hereof and continuing through the Effective Time, except as consented to in writing by Acquiror or as contemplated by this Agreement or the Partnership Merger Agreement, the Company shall, and shall cause each of its Subsidiaries to:

           (i) conduct its business only in the usual, regular and ordinary course in all material respects and in substantially the same manner as heretofore conducted and take all action necessary to continue to qualify as a REIT;

           (ii) use its commercially reasonable efforts to (i) preserve intact its business (corporate or otherwise) organization and goodwill and (ii) keep available the services of its officers and key employees;

           (iii) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or GAAP;

           (iv) duly and timely file all material Returns and other documents required to be filed with federal, state, local and other tax authorities, subject to timely extensions permitted by law, provided such extensions do not adversely affect the Company's status as a qualified REIT under the Code;

           (v) not make, rescind or revoke any material express or deemed election relative to taxes (unless required by law or necessary to preserve the Company's status as a real estate investment trust (a "REIT")or the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

           (vi) not amend its charter or bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any of its Subsidiaries;

           (vii) make no change in the number of its shares of capital stock, membership interests or units of limited partnership interest (as the case may be) issued and outstanding or reserved for issuance, other than pursuant to the exercise of options or other rights disclosed in Part 2.4 of the Disclosure Letter;

           (viii) except as set forth in Part 2.4 of the Disclosure Letter, grant no options or other rights or commitments relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into or exercisable for its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors, and not amend or waive any rights under any of the Company Options;

           (ix) not (A) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Common Shares or Preferred Shares, except as consistent with prior practice and Section 5.7, or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into or exercisable for, shares of capital stock, membership interests, or units of partnership interest, except in order to preserve the status of the Company as a REIT under the Code;

           (x) not guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

           (xi) not increase any compensation or enter into or amend any employment, severance or other agreement with any of its officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or employee benefit plan or pursuant to waivers by employees of benefits under such agreements;

           (xii) not adopt any new employee benefit plan or amend or terminate or increase the benefits under any existing plans or rights, and not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director;

           (xiii) not accelerate, waive, amend or change the period of exercisability or vesting with respect to any grant of Common Shares or options for the purchase thereof, or authorize cash payments in exchange for any options or other similar rights granted by the Company;

           (xiv) not enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the persons who are executive officers or directors of the Company or any of its Subsidiaries;

           (xv) perform all agreements required to be performed by the Company and its Subsidiaries (including G & L Operating Partnership under the Partnership Merger Agreement);

           (xvi) not amend, terminate or otherwise modify or waive any conversion rights with respect to the Partnership Units; and

           (xvii) not agree, commit or arrange to take any action prohibited under this Section 4.3.

     4.4 Conduct of Acquiror's Business Pending Merger. Prior to the Effective Time, Acquiror shall use commercially reasonable efforts to obtain and to close the funding contemplated by the Financing, or if the Financing is terminated or such funds shall not otherwise be available, to obtain alternate financing, in each case on financial and other terms no less favorable to the Acquiror than those set forth in the Financing or to the extent not set forth therein, on terms reasonably acceptable to the Company, and to cause such funding to be made available to Acquiror and Acquiror Sub as and subject to the conditions provided in the Financing.

     4.5 Other Actions. Each of the Company, on the one hand, and Acquiror, on the other hand, shall not knowingly take, and shall use commercially reasonable efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect. Acquiror and its affiliates (including the Continuing Stockholders) shall not knowingly and intentionally take any action intended to cause the Company's representations and warranties not to be true and correct at the Effective Time.

     4.6 SEC Filings. The Company shall deliver to Acquiror, as soon as practicable, copies of all filings and submissions by the Company with, and all written and material oral communications to, and all written and material oral communications from, the SEC.

     4.7   Standstill Provisions.

           (a) Until October 13, 2002, neither of the Continuing Stockholders nor any entity owned by one or both of them shall acquire any additional Common Shares without the written approval of the Special Committee, other than through the exercise of existing options, conversion rights held by such parties with respect to Partnership Units or exchange of Partnership Units provided for in
Section 1.5(c); provided, however, that this subsection (a) shall not apply and shall immediately terminate and be of no force and effect in the event that a third party makes an Acquisition Proposal, other than an Acquisition Proposal which has received the recommendation of the Board.

           (b) Until October 13, 2002, except as otherwise provided in this Agreement, the Company shall not issue (i) any additional Common Shares, (ii) any debt or equity securities or other rights convertible into or exchangeable for such Common Shares, or (iii) any new class of debt or equity security having voting rights other than those of the type that are currently provided for in the Articles Supplementary for the Preferred Shares.

           (c) Notwithstanding subsection (b) above, if this Agreement shall terminate for any reason, from and after such termination the Company may issue any of the securities described in Section 4.7(b).

           (d) The standstill provisions in this Section 4.7 shall terminate on the Effective Time and shall thereafter have no force or effect.

                                  ARTICLE V.
                             ADDITIONAL COVENANTS

     5.1   Preparation of Proxy Statement; Stockholders Meeting.

           (a) The parties shall cooperate and promptly prepare, and the Company shall file with the SEC as soon as practicable, a proxy statement ("Proxy Statement") with respect to the Stockholders Meeting to be held in connection with the Merger. The parties shall cooperate and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional Filings"), including a Rule 13e-3 Transaction Statement on Schedule 13E-3 ("Schedule 13E-3") with respect to the Merger to be filed jointly by the Company and Acquiror, together with any required amendments thereto. Each of the Company and Acquiror agrees that the written information provided by it for inclusion in the Proxy Statement and Additional Filings, and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The Company will use its reasonable best efforts, and Acquiror will cooperate with the Company, to (i) file a preliminary Proxy Statement with the SEC and respond to the comments of the SEC thereon, and (ii) cause a definitive Proxy Statement to be mailed to holders of Common Shares, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC). The Company will notify Acquiror promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply Acquiror with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Proxy Statement or the Additional Filings. The parties shall cooperate to cause the Proxy Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings, the Company, on the one hand, and Acquiror, on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to holders of Common Shares, such amendment or supplement to the Proxy Statement.

           (c) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders, such meeting to be held no sooner than 20 days nor later than 45 days following the date the Proxy Statement is mailed to the holders of Common Shares (the "Stockholders Meeting"), for the purpose of obtaining Stockholder Approval (as defined below).

           (d) If on the date for the Stockholders Meeting established pursuant to subsection (c) above, the Company has not received duly executed proxies which, when added to the number of votes represented in person at the Stockholders Meeting by persons who intend to vote to approve the Merger, will constitute a sufficient number of votes to constitute Stockholder Approval (but holders of less than a majority of the outstanding Common Shares have indicated their intention to vote against, or have submitted duly executed proxies voting against, approval of the Merger), then the Company, through the Board, shall recommend one or more adjournment(s) of the Stockholders Meeting for up to 120 days after the record date as approved by a majority vote of holders of Common Shares present in person or by proxy.

     5.2 Access to Information. The Company shall, and the Company shall cause each of its Subsidiaries to, afford to Acquiror and to the officers, employees, accountants, financial advisors, attorneys, consultants, sources of financing and other representatives of Acquiror, reasonable access during normal business hours prior to the Effective Time to all the properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and the Company shall cause each of its Subsidiaries to, furnish promptly to Acquiror and its financing sources all other information concerning its business, properties and personnel as Acquiror may reasonably request. Notwithstanding anything in this Section 5.2 to the contrary, all of Acquiror's activities pursuant to this Section 5.2 must be conducted in a manner that does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries.

     5.3   Tender Offer.

           (a) The Continuing Stockholders, individually or through an entity they will form, propose to make a tender offer (as it may be amended from time to time, the "Offer") to purchase up to 16% of the aggregate number of Preferred Shares, at a purchase price of $17.50 per share of Series A Preferred Stock and $17.00 per share of Series B Preferred Stock, net to the seller in cash, without interest, upon terms and subject to conditions determined by the Continuing Stockholders and customary for such tender offers, provided that the acceptance for payment and payment for the Preferred Shares shall close simultaneously with, and be subject to consummation of, the Merger.

           (b) As promptly as practicable following the mailing by the Company of the Proxy Statement with the SEC, the Continuing Stockholders shall commence the Offer, within the meaning of Rule 14d-2 under the Exchange Act, and shall file with the SEC (i) a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer, which shall contain as an exhibit or incorporate by reference an offer to purchase and a related letter of transmittal and, if required to commence the Offer, a summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Continuing Stockholders shall cause the Offer Documents to be disseminated to holders of Preferred Shares as and to the extent required by applicable federal securities laws, and shall ensure that the Offer Documents comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and, if applicable, the date first published, sent or given to the holders of the Preferred Shares, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made with respect to any information supplied by the Company in writing for inclusion in the Offer Documents.

           (c) The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or, if applicable, dissemination to the holders of Preferred Shares. The Continuing Shareholders will notify the Company promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Offer Documents or for additional information and will supply the Company with copies of all correspondence with the SEC with respect to the Offer Documents. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Offer Documents, the Company, on the one hand, and the Continuing Stockholders, on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the holders of Preferred Shares, such amendment or supplement.

           (d) On or as soon as practicable after the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing (unless the Special Committee or the Board, after consultation with counsel, determines in good faith that such action would be inconsistent with its duties to Company stockholders under applicable law) a statement that neither the Board nor the Special Committee is expressing an opinion with respect to the Offer and each is remaining neutral toward the Offer. The Continuing Stockholders and their counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to holders of Preferred Shares.

           (e) In connection with the Offer, the Company shall instruct its transfer agent or agents to furnish the Continuing Stockholders promptly upon request with mailing labels containing the names and addresses of the record holders of Preferred Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of any other information in the Company's possession or control, as the Continuing Stockholders may reasonably request, and, to the extent reasonably available to the Company, regarding the beneficial owners of Preferred Shares, and shall furnish to the Continuing Stockholders such information and assistance as the Continuing Stockholders may reasonably request in communicating the Offer to the holders of Preferred Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents, the Continuing Stockholders shall, and shall cause their agents to, hold in confidence the information contained in any such labels, listings and files, and use such information only in connection with the Offer.

           (f) The Continuing Stockholders shall apply any dividends paid on any Preferred Shares purchased by them pursuant to the Offer, first to interest on any personal loans secured by the Preferred Shares and next to their loans contemplated by Section 3.10.

     5.4   Reasonable Efforts; Notification.

           (a) Subject to the terms and conditions set forth in this Agreement, the Company and Acquiror shall:

                (i) use all reasonable efforts to cooperate with one another in determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities and any third parties in connection with the execution and delivery of this Agreement and the Partnership Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, and to timely make all such filings and seek all such consents, approvals, permits and authorizations;

                (ii) use all reasonable efforts to obtain, in writing, any lender consents listed in Part 5.4 of the Disclosure Letter (the "Lender Consents") in the manner set forth therein, and the lessor consents listed in Part 5.4 of the Disclosure Letter (the "Lessor Consents") (such Lender Consents and Lessor Consents being referred to herein collectively as the "Required Consents") in form reasonably satisfactory to the Company and Acquiror; and

                (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Partnership Merger Agreement, subject in the case of the Company to the exercise by the Board or Special Committee of its duties under applicable law; provided, however, that nothing in this subsection (a) shall require Acquiror to pay or commit to pay any money or other consideration or to incur any liability or other obligation.

           (b) The Company shall give prompt written notice to Acquiror (i) if any representation or warranty made by the Company contained in this Agreement that is qualified by Company Material Adverse Effect becomes untrue or incorrect in any respect, or any such representation or warranty that is not so qualified becomes untrue or incorrect in any material respect, or (ii) of the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

           (c) Acquiror shall give prompt written notice to the Company (i) if any representation or warranty made by Acquiror contained in this Agreement becomes untrue or incorrect in any material respect, or (ii) of the failure by Acquiror to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by Acquiror under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.5 Public Announcements. Acquiror and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the New York Stock Exchange. The parties agree that the press release to be issued with respect to this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     5.6   Indemnification.

           (a) >From and after the Effective Time, the Surviving Corporation shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by the Company and the Subsidiaries immediately prior to the Effective Time in their respective charters, articles of incorporation, bylaws or other organizational documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including all transactions contemplated by this Agreement and the Partnership Merger Agreement.

           (b) In addition to the rights provided in subsection (a) above, in the event of any threatened or actual action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or on behalf of any or all security holders of the Company, or any Subsidiary of the Company, or by or in the right of the Company, or any Subsidiary of the Company, or any claim, action, suit, proceeding or investigation (collectively, "Claims") in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer or director of the Company or any of the Subsidiaries or any action or omission or alleged action or omission by such person in his capacity as an officer or director, or (ii) this Agreement or the Partnership Merger Agreement or the transactions contemplated by this Agreement or the Partnership Merger Agreement, whether in any case asserted or arising before or after the Effective Time, the Surviving Corporation (the "Indemnifying Party") shall from and after the Effective Time indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, reasonable expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. The Surviving Corporation and the Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain counsel, subject to the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). The Company shall bear the fees and expenses of only one counsel on behalf of the Indemnifying Parties, provided that if representation by the same counsel would involve actual or potential conflict of interest for such counsel that an Indemnified Party is not willing to waive, the Company shall bear the fees and expenses of separate counsel for such Indemnified Party. In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Party shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Party as they become due and payable in advance of the final disposition of the Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Party shall not be obligated to advance any expenses or costs prior to receipt of a written affirmation by the Indemnified Party of his or her good faith belief that the standard of conduct necessary for indemnification under applicable law has been met and an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Party (i) shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Indemnified Parties to the extent that a court of competent jurisdiction shall determine in a final and nonappealable order that such indemnification is prohibited by applicable law. In the event of a final and nonappealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Parties shall promptly refund to the Indemnifying Party the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Parties wishing to claim indemnification under this Section 5.6, upon learning of any such Claim, shall promptly notify the Indemnifying Party of such Claim and the relevant facts and circumstances with respect thereto; provided that the failure to provide such notice shall not affect the obligations of the Indemnifying Party except to the extent such failure to notify materially prejudices the Indemnifying Party's ability to defend such Claim; and provided further that no Indemnified Parties shall be obligated to provide any notification pursuant to this Section 5.6 prior to the Effective Time.

           (c) For a period of five years after the Effective Time, the Surviving Corporation shall use its reasonable efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same amounts and comparable coverage containing terms and conditions which are comparable thereto; and provided further that such policies may have higher deductibles than the current policy) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date of this Agreement by the Company for such insurance but in such event shall use reasonable efforts to provide the maximum coverage available at 150% of such premiums.

           (d) This Section 5.6 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.6 and the Company acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief (without posting bond) and specific performance in the event of any breach of any provision in this
Section 5.6.

           (e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Surviving Corporation's agreement set forth in this Section
5.6 shall be limited to cover Claims only to the extent that those Claims are not covered, paid and extinguished pursuant to the Company's directors' and officers' insurance policies referenced in subsection (c) above (or any substitute policies permitted by such subsection).

     5.7 Declaration of Dividends and Distributions. From and after the date of this Agreement, the Company shall not make any dividend or other distribution to its stockholders without the prior written consent of Acquiror, except for (i) payment of dividends on Common Shares consistent with prior practice exemplified by the last full quarter prior to the date of this Agreement, and (ii) payment of monthly dividends on Preferred Shares in the amounts provided for in its Articles Supplementary. From and after the date of this Agreement, G & L Operating Partnership shall not make any distribution to its partners except a distribution per Partnership Unit in the same amount as dividends on the Common Shares and Preferred Shares with the same record and payment dates as such dividends on the Common Shares and Preferred Shares. The foregoing restrictions, and Section 4.3(ix), shall not apply, however, to the extent a distribution by the Company is necessary for the Company to maintain REIT status or to prevent the Company from having to pay federal income or excise tax.

     5.8 Stockholder Claims. The Company shall not settle or compromise any claim relating to the transactions contemplated by this Agreement or by the Partnership Merger Agreement brought by any current, former or purported holder of any securities of the Company or G & L Operating Partnership without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed.

     5.9 Cooperation with Proposed Financing. At the request of Acquiror, the Company shall reasonably cooperate with Acquiror in connection with the proposed Financing or alternative financing of the transactions contemplated by this Agreement and the Partnership Merger Agreement, and execute and deliver at the Closing the definitive financing agreements as contemplated by the Financing Commitment or any alternative financing, provided that such requested actions do not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, taken as a whole.

     5.10 Conversion of Partnership Units. The Company shall use its reasonable commercial efforts to cooperate with the Continuing Stockholders with respect to any exercise of the Continuing Stockholders' conversion rights in G&L Operating Partnership, so as to facilitate their tax and estate planning concerns, provided that it does not result in additional expense to the Company.

     5.11 Exchange of Partnership Units. The Company or its affiliates shall exchange a portion of its interest in 435 North Roxbury Drive, Ltd., a California limited partnership, for Partnership Units held by Reese L. Milner and his affiliates, on terms as shall be satisfactory to Mr. Milner and the Company, considering that this is a noncash transaction and involves a minority interest, provided that the remaining Partnership Units held by Mr. Milner and his affiliates will entitle them on conversion to no more than 5% of the Common Shares outstanding immediately after the Effective Time.

     5.12 Spinoff of Non-MOB Assets. If required by the terms of the Financing, the Company shall, with the approval of holders of Partnership Units, and prior to the Effective Time, transfer to a newly-formed limited partnership the assets of the Partnership that are not related to medical office buildings.

     5.13 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Common Shares (including the issuance of shares pursuant to stock options, Partnership Units and other derivative securities with respect to

Common Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE VI.
                                  CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

           (a) Stockholder Approval. The Merger shall have been approved by a majority of all votes entitled to be cast by holders of Common Shares at the Stockholders Meeting (the "Stockholder Approval").

           (b) Consents. The Company and Acquiror shall have been furnished with evidence satisfactory to them of the timely consent or approval of, or notice to, each governmental authority or other person or entity whose consent or approval (including the Required Consents), or to whom notice, is required in connection with the execution or delivery by the Company or Acquiror of this Agreement, the Partnership Merger Agreement or consummation of the transactions contemplated hereby or thereby.

           (c) Fairness Opinion. The fairness opinion delivered by HLHZ referenced in Section 2.11 hereof shall not have been withdrawn or materially and adversely modified.

     6.2   Conditions to Obligations of the Company to Effect the Merger.

           The obligations of the Company to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following additional conditions, unless waived by the Company in writing:

           (a) Representations and Warranties. The representations and warranties of Acquiror set forth in Article III that are qualified by materiality shall be true and correct in all respects and the representations and warranties of Acquiror set forth in Article III that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and, except as contemplated by the Merger or as otherwise contemplated by this Agreement, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate from Acquiror signed by the members to that effect.

           (b) Performance of Obligations. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and the Company shall have received a certificate from Acquiror signed by the members to that effect.

           (c) Guarantee. The guarantee by the Company of indebtedness to Tokai Bank shall have been extinguished.

     6.3 Conditions to Obligations of Acquiror to Effect the Merger. The obligations of Acquiror to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following additional conditions, unless waived by Acquiror in writing:

           (a) Representations and Warranties. The representations and warranties of the Company set forth in Article II that are qualified by Company Material Adverse Effect shall be true and correct in all respects and the representations and warranties of the Company set forth in Article II that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and, except as contemplated by the Merger or as otherwise contemplated by this Agreement, as of the Effective Time as though made on and as of the Effective Time by the Company, and Acquiror shall have received a certificate from the Company signed by an executive officer to that effect.

           (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Acquiror shall have received a certificate from the Company signed by an executive officer to that effect.

           (c) Financing. Acquiror shall have obtained the Financing, or alternative financing as contemplated by Section 4.4, on terms and conditions satisfactory to Acquiror.

           (d) Material Adverse Effect. Since the date of this Agreement through and including the Closing Date, there shall have been no Company Material Adverse Effect and Acquiror shall have received a certificate of the Company signed by an executive officer to that effect. For purposes of this subsection (d), it is understood and agreed that, notwithstanding the definition in Section 2.5, a Company Material Adverse Effect also shall be deemed to have occurred, without regard to any certificate provided pursuant to the first sentence of this subsection (d), if, as a result of a change of law after the date hereof, the Company would not qualify (at, prior to or after the Effective
Time) as a REIT. For this purpose, the term "change in law" shall mean any amendment to or change (including any announced prospective change having a proposed effective date at, prior to or after the Effective Time) in the federal tax laws of the United States, including any statute, regulation or proposed regulation or any official administrative pronouncement (consisting of the issuance or revocation of any revenue ruling, revenue procedure, notice, private letter ruling or technical advice memorandum) or any judicial decision interpreting such federal tax laws (whether or not such pronouncement or decision is issued to, or in connection with, a proceeding involving the Company or a Subsidiary or is subject to review or appeal).

                                 ARTICLE VII.
                                  TERMINATION

     7.1 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by:

           (i)    mutual written consent of the Company and Acquiror;

           (ii) either party, by written notice to the other party, if the Merger shall not have been consummated by October 15, 2001; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to perform any obligation or to comply with any material agreement or covenant under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date;

           (iii) Acquiror, by written notice to the Company, if prior to the Stockholders Meeting, the Board or the Special Committee (A) shall withdraw or modify in any manner adverse to Acquiror its approval or recommendation of this Agreement or the Merger, (B) shall approve or recommend any Acquisition Proposal by a party other than Acquiror, or (C) shall resolve to take any of the actions specified in clause (A) or (B);

           (iv) the Company, by written notice to Acquiror, if the Board or the Special Committee determines that an Acquisition Proposal constitutes a Superior Acquisition Proposal and, in its good faith judgment, after consultation with counsel, that failing to terminate this Agreement would be inconsistent with the Board's or the Special Committee's duties under the MGCL, provided that the Company has complied in all material respects with all the provisions of Section 4.1, including the notice provisions therein;

           (v) either party, by written notice to the other party, if at any time (A) any of the representations or warranties of the other party set forth in this Agreement that are qualified as to materiality shall not be true and correct in any respect or any such representations or warranties that are not so qualified shall not be true and correct in any material respect, or (B) the other party shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the other party to be performed or complied with by it under this Agreement and such untruth, incorrectness or failure cannot be or has not been cured within 20 business days after the giving of written notice to the other party; provided, however, that the right to terminate this Agreement under clause (A) shall not be available to Acquiror to the extent based on any representation or warranty of the Company that a Continuing Stockholder actually knew was not true or correct in a material respect when made, and the right to terminate this Agreement under clause (B) shall not be available to Acquiror to the extent based on a failure to perform any obligation or to comply with any agreement or covenant caused by action taken by a Continuing Stockholder.

           (vi) Acquiror, by written notice to the Company, if after the date hereof there shall have occurred a Company Material Adverse Effect;

           (vii) the Company, by written notice to Acquiror, if the Board or Special Committee, in its good faith exercise of its business judgment (based on the advice of counsel), has determined that the Board continuing to recommend to the holders of Common Shares the approval of the Merger would be reasonably likely to be a breach of the duties of the Board under the MGCL;

           (viii) the Company (unless the Company is in breach of its obligations under Section 5.1) or Acquiror, by written notice to the other, if upon a vote at the Stockholders Meeting, the Stockholder Approval shall not have been obtained;

           (ix) either party, by written notice to the other party, if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

           (x) Acquiror, by written notice to the Company, if the Company shall have failed to hold the Stockholders Meeting by September 15, 2001, and either of the following shall have occurred prior to such date: (A) any corporation, partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Acquiror or any of its affiliates (collectively, "Third Persons") shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding Common Shares; or (B) any Third Person shall have made, proposed, communicated or disclosed in a manner which is or becomes known: (i) by stockholders beneficially owning 5% or more of the outstanding Common Shares or (ii) by any director or officer of the Company, an intention to make a bona fide Acquisition Proposal, unless in the case of the condition in clause (B), the Company is able to sustain the burden of showing that the failure to hold the Stockholders Meeting was caused primarily by factors other than knowledge of such intention to make an Acquisition Proposal.

Any action to be taken to terminate this Agreement under this Section shall be taken by, or pursuant to authority granted by, the Board (as recommended by the Special Committee) or Acquiror's members, as the case may be.

     7.2 Effect of Termination. In the event of the termination of this Agreement under Section 7.1, this Agreement shall thereafter become void and have no effect and no party hereto shall have any liability to any other party hereto or its stockholders, members, directors or officers in respect thereof; provided that the provisions of Article VIII, Sections 4.7, 5.10, 5.11, 7.3 and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement until the expiration of such provisions in accordance with their terms.

     7.3   Expenses and Termination Fee.

           (a) Except as otherwise provided in this Section 7.3, the Company on the one hand, and Acquiror, Acquiror Sub and the Continuing Stockholders (collectively the "Acquiror Parties"), on the other hand, shall bear their own fees and expenses in connection with the negotiation and performance of this Agreement and the Partnership Merger Agreement, and the consummation of the Merger and the transactions contemplated hereby (including the Offer) and thereby, provided that as of the Closing the Company shall pay or reimburse the Acquiror Parties for all their fees and expenses to the extent they have not been paid or reimbursed under subsection (b) below.

           (b) The Company agrees to pay or reimburse the Acquiror Parties, promptly following receipt of reasonable supporting documentation, for up to $400,000 of their fees and expenses incurred in connection with the negotiation and performance of this Agreement and the Partnership Merger Agreement, and the consummation of the transactions contemplated hereby (excluding the Offer) and thereby, including any and all fees and expenses of accountants, financial advisors, attorneys and consultants engaged by the Acquiror Parties or by any persons or entities proposing to provide financing, as well as points, charges for interest rate protection, fees or cost reimbursements paid or owed to the financing sources of the Acquiror Parties. Such payment or reimbursement by the Company shall be nonrefundable, except that Acquiror Parties will refund any such amounts paid or reimbursed by the Company in the event they materially breach their obligations under this Agreement.

           (c) If the Company terminates this Agreement pursuant to Section 7.1(iv) or (vii), or if Acquiror terminates this Agreement pursuant to Section 7.1(iii) or (x), then the Company shall (A) pay to Acquiror, within two business days, in immediately available funds, the sum of $750,000, and (B) promptly upon receipt, but in no event later than two business days following receipt, of reasonable supporting documentation, pay or reimburse Acquiror Parties for all their reasonable fees and expenses, to the extent unpaid, in connection with the negotiation and performance of this Agreement and the Partnership Merger Agreement, and the consummation of the transactions contemplated hereby (excluding the Offer) and thereby, including any and all reasonable fees and expenses of accountants, financial advisors, attorneys and consultants engaged by the Acquiror Parties or by any persons or entities proposing to provide financing, as well as points, fees or cost reimbursements paid or owed to the financing sources of the Acquiror Parties. If Acquiror terminates this Agreement pursuant to Section 7.1(vi) and such Company Material Adverse Effect was caused by a Force Majeure Event (as defined below), then the Company shall pay or reimburse Acquiror Parties for 50% of their reasonable fees and expenses to the extent set forth in clause (B) of this subsection (c). The Company's payment of the termination fee and other fees and expenses set forth in this subsection (c) shall be the sole and exclusive remedy of Acquiror against the Company and any of its Subsidiaries, and their respective directors, officers, employees, agents, advisors or other representatives in respect of the occurrence giving rise to such payment.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

     8.1 Non-Survival of Representations and Warranties. The respective representations and warranties of the Company and Acquiror contained herein or in any certificate delivered pursuant hereto shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter none of the Company or Acquiror or any officer, director or member thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 8.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after consummation of the Merger.

     8.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto by action taken by the Board (as recommended by the Special Committee) and by Acquiror's members; provided, however, that (i) after Stockholder Approval, no amendment may be made which reduces the amount or changes the form of consideration to be received by the Public Stockholders in the Merger or otherwise changes or effects any change which would adversely affect the Public Stockholders prior to the effectiveness of the Merger without the further approval of the holders of Common Shares, and
(ii) after the Effective Time, no amendment may be made to Section 5.6.

     8.3 Waiver. At any time prior to the Effective Time, whether before or after the Stockholders Meeting, any party hereto, by action taken by the Board (as recommended by the Special Committee) or Acquiror's members, as the case may be, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations; provided, however, that after Stockholder Approval, no waiver may be made which reduces the amount or changes the form of consideration to be received by the Public Stockholders in the Merger or otherwise changes or effects any change which would adversely affect the Public Stockholders prior to the effectiveness of the Merger without the further approval of the holders of Common Shares.

     8.4 Notice. All notices, requests and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or by courier guaranteeing delivery within the next day, or by facsimile, addressed as follows or such other address as the party to be notified has furnished in writing by notice in accordance with this Section 8.4:

           (a)   If to the Company, to:

                 G & L Realty Corp.
                 439 N. Bedford Drive
                 Beverly Hills, CA  90210
                 Attention: David Hamer
                 Facsimile: (310) 248-2222

                 with copies (which shall not constitute notice) to:

                 O'Melveny & Myers LLP
                 400 S. Hope Street
                 Los Angeles, CA  90071-2899
                 Attention:  Frederick B. McLane, Esq.
                 Facsimile: (213) 430-6407

                 Ballard, Spahr, Andrews & Ingersoll, LLP
                 300 East Lombard Street, 19th Floor
                 Baltimore, MD  21202-3266
                 Attention:  James J. Hanks, Jr., Esq.
                 Facsimile:  (410) 528-5650

           (b)   If to Acquiror, to:

                 G & L Acquisition, LLC
                 c/o Daniel M. Gottlieb
                 439 N. Bedford Drive
                 Beverly Hills, CA  90210
                 Facsimile: (310) 248-2222

                 with a copy (which shall not constitute notice) to:

                 Heller Ehrman White & McAuliffe LLP
                 601 S. Figueroa Street, 40th Floor
                 Los Angeles, CA  90017-5758
                 Attention:  Neal H. Brockmeyer, Esq.
                 Facsimile: (213) 614-1868

Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered, if delivered personally, on the day after the sending thereof, if by courier, or when transmission is acknowledged, if by facsimile (or, if such day is not a business day in California or if the notice, request or other communication is not sent by facsimile during business hours at the place of receipt, on the next following business day); provided that if any such notice, request or other communication is given by facsimile, a copy shall also be sent by certified mail or by overnight courier addressed as indicated above.

     8.5 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, including the Term Sheet dated April 13, 2001, between the Company and the Continuing Stockholders, with respect to the subject matter hereof.

     8.6 Parties in Interest. Except as otherwise provided in Sections 1.10, 4.7, 5.6, 5.10 and 5.11, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than the Continuing Stockholders, who shall be considered third party beneficiaries) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     8.7 Material Events. At all times prior to the Effective Time, each party shall promptly notify the other party in writing of the occurrence of any event of which it obtains knowledge which will or may reasonably be expected to result in a failure to satisfy any of the conditions specified in Article VI hereof.

     8.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.9 Interpretation. As used herein, references to "knowledge" of the Company and words of like import shall mean the actual knowledge of any executive officer of the Company, and "knowledge" words of like import of Acquiror shall mean the actual knowledge of either member of Acquiror. As used herein, "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. When a reference is made in this Agreement to an Article, Section or subsection, such reference shall be to an Article, Section or subsection of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." "Or" is used in its inclusive sense. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or any question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. As used in this Agreement, the term "Force Majeure Event" means the occurrence of an event that is beyond the reasonable control of the Continuing Stockholders or the Company, including, natural disasters, fire, explosion, accident, flood, earthquake, tornadoes, hurricanes, seismic event, war, civil unrest or strife, riot, civil commotion, labor strike, labor unrest, power shortage or rationing, acts of God, other casualty, or a "change in law" as described in Section 6.3(d).

     8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party.

     8.11 Governing Law. Except to the extent that the MGCL and the MLLCA shall govern the Merger, this Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof.

     8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     8.13 Severability. If any term or provision of this Agreement is invalid or unenforceable in any jurisdiction by reason of any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


               [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          G & L ACQUISITION, LLC


                                          By:  /s/ Daniel M. Gottlieb
                                              -------------------------------
                                              Daniel M. Gottlieb
                                              Member

                                          By:  /s/ Steven D. Lebowitz
                                              -------------------------------
                                              Steven D. Lebowitz
                                              Member



                                          G & L REALTY CORP.



                                          By:   /s/ John H. Rauch
                                              -------------------------------
                                              John H. Rauch
                                              Senior Vice President



          The undersigned, being the Continuing Stockholders designated in
Section 1.5(c) of the foregoing Agreement and Plan of Merger (the "Agreement"), each agree to be bound by the provisions of the Agreement that purport to be covenants and agreements of the Continuing Stockholders, such as in Sections 4.5, 4.7, 5.3 and 7.3, and further each agree to cause Acquiror and Acquiror Sub (each as defined in the Agreement), or any other entity to be formed by them as contemplated by Section 5.3, to comply with their respective covenants and agreements as contained in the Agreement.


                               /s/ Daniel M. Gottlieb
                              ------------------------------
                              Daniel M. Gottlieb


                               /s/ Steven D. Lebowitz
                              ------------------------------
                              Steven D. Lebowitz

             APPENDIX B - OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN

                          [HOULIHAN LOKEY LETTERHEAD]

September 6, 2001


To the Special Committee of the Board of Directors of G&L Realty Corp.
439 North Bedford Drive
Beverly Hills, CA 90210

Dear Members of the Special Committee

We understand that G&L Realty Corp. (the "Company") and G&L Acquisition, LLC, a Maryland limited liability company (the "Acquiror"), beneficially owned by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President of the Company, respectively, have proposed to enter into a transaction, the terms of which are set forth in the Agreement and Plan of Merger dated as of May 10, 2001 (the "Merger Agreement") whereby the Acquiror will merge with and into the Company (the "Merger"). Pursuant to the Merger Agreement, each share of the Company's common stock (the "Common Stock") outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $12.00 in cash per share, without interest (the "Merger Consideration").


We have been informed by you that Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President of the Company, respectively (collectively, "DGSL") directly own approximately 42 percent of the Common Stock, and upon conversion of their fully-vested, in-the-money stock options to Common Stock their holdings would constitute approximately 45 percent of the Company's outstanding Common Stock. We also understand that DGSL may determine to make a cash tender offer for up to approximately 16 percent of the Company's Series A and Series B Preferred Stock (the "Tender Offer"), however the balance of such preferred stock would remain outstanding following consummation of the proposed Merger and Tender Offer.


     You have requested our opinion (the "Opinion") as investment bankers as to whether the Merger Consideration is fair, from a financial point of view, to the unaffiliated holders of the Common Stock. This Opinion does not address: (i) the fairness of the Merger to any of the Company's security holders other than the unaffiliated holders of the Common Stock, (ii) the tax consequences of the Merger to either the Company or any of its security holders (iii) the Tender Offer or (iv) any of the Company's security holders' underlying business decision to participate in the Merger. This Opinion assumes that any alternative transaction that may have been presented to the Company and/or the special committee was rejected. Moreover, this Opinion does not constitute a recommendation to participate in the Merger. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or its assets.


     In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1. held discussions with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;


  2. reviewed the Company's annual reports to shareholders and on Form 10-K for the two fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001, and Company-prepared interim financial statements for the period ended July 31, 2001, which the Company's management has identified as being the most current financial statements available;


3. reviewed forecasts and projections prepared by the Company's management with respect to the Company and each of its individual properties for the years ended December 31, 2001 through 2005 (the "Financial Forecasts");


4. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

5. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;

6. reviewed copies of the following documents and agreements delivered to us by the Company:

     - Most recent draft letter to the Board of Directors from Messrs. Gottlieb and Lebowitz regarding the current offer of $12.00 as of May 9, 2001;


     -    The Agreement and Plan of Merger dated as of May 10, 2001;


     - Draft minutes of the Special Committee meetings as of August 6, 2001, August 14, 2001 and August 17, 2001;

     - Term sheet between the Company and GMAC Commercial Mortgage Corporation regarding the proposed financing dated as of April 3, 2001 and Amendment 1 dated August 21, 2001 of such financing term sheet;


     - Appraisals for the medical office properties and selected senior care properties dated between January 2000 and June 2001;




     -    Company-prepared net asset value calculations as of July 31, 2001; and


     - A schedule of current stock ownership including common stock, preferred stock, OP units and stock options.


7. reviewed certain other documents related to the Company delivered to us by the Company; and

8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the Financial Forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have relied upon and assumed, without independent verification, that the representations and warranties of the Company contained in the Merger Agreement are true and correct, the Company and the Acquiror will each perform all of the convents and agreements to be performed by it under the Merger Agreement

, and all conditions to the obligations of the Company to consummate the Merger will be satisfied without any waiver thereof.


     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be received by the unaffiliated Common Stockholders of the Company in connection with the Merger is fair to them from a financial point of view.


            HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                  APPENDIX C

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                                   FORM 10-K

(Mark One)
  [X]        ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                  For the fiscal year ended December 31, 2000

                                       OR

  [_]       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                 For the transition period from _____ to _____

                        Commission file number 1-12566
                             ____________________

                              G & L REALTY CORP.
            (Exact name of Registrant as specified in its charter)

                  Maryland                               95-4449388
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)

              439 N. Bedford Drive
           Beverly Hills, California                        90210
    (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code: (310) 273-9930
                             ____________________

          Securities registered pursuant to Section 12(b) of the Act:

                                                       Name of each exchange
             Title of each class                        on which registered
             -------------------                      -----------------------
         Common Stock, $.01 par value                 New York Stock Exchange
   Series A Preferred Stock, $.01 par value           New York Stock Exchange
   Series B Preferred Stock, $.01 par value           New York Stock Exchange

          Securities registered pursuant to Section 12(g) of the Act:
                                     None

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No ____
                                              ---
    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

    The aggregate market value of the voting stock held by non-affiliates of the Registrant (based on the closing price of such stock, as reported on the New York Stock Exchange, on March 30, 2001) was $17,007,000.

    The number of shares outstanding of the Registrant's Common Stock, $.01 par value (the "Common Stock"), as of March 30, 2001, was 2,333,800 shares.


================================================================================

                          ANNUAL REPORT ON FORM 10-K

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

PART I

ITEM 1.    BUSINESS...............................................................................    1
ITEM 2.    PROPERTIES.............................................................................    7
ITEM 3.    LEGAL PROCEEDINGS......................................................................   24
ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS....................................   25

PART II

ITEM 5.    MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................   26
ITEM 6.    CONSOLIDATED SELECTED FINANCIAL DATA...................................................   27
ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..   29
ITEM 7A.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.............................   40
ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA.............................................   41
ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE...   41

PART III

ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.....................................   41
ITEM 11.   EXECUTIVE COMPENSATION.................................................................   41
ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................   41
ITEM 13.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................   41

PART IV

ITEM 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K........................   42

                                    PART I


ITEM 1.  BUSINESS

General

     The Company is a self-managed real estate investment trust ("REIT") that owns, acquires, develops, manages and leases health care properties. The Company's business currently consists of investments, made either directly or through joint ventures, in medical office buildings ("MOB"), assisted living facilities ("ALF"), skilled nursing facilities ("SNF") and in debt obligations secured by health care properties. The Company was incorporated in Maryland on September 15, 1993.

Acquisition of all Outstanding Shares of Common Stock

     On November 30, 2000, the Company received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $10.00 per share. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the transaction. The proposal was conditioned upon, among other things, approval of the Board of Directors and stockholders of the Company, the negotiation of mutually satisfactory definitive agreements, and the receipt by Messrs. Gottlieb and Lebowitz of satisfactory financing to complete the transaction. Upon receipt of the proposal, the Board of Directors of the Company formed a special committee comprised of Craig Tompkins, as chairman, Dr. Richard Lesher, Charles Reilly and Leslie Michelson to consider the proposal. The special committee was empowered to evaluate and, if appropriate, negotiate with respect to the proposal and to make a recommendation to the Board of Directors with respect to any proposed transaction.

     On February 16, 2001, the Company received a revised proposal from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. The revised proposal was submitted to the special committee of the Company's Board of Directors for review.

Description of Business

     The MOB business strategy is to acquire, develop, manage and lease a portfolio of medical office buildings. The Company currently seeks growth opportunities mainly in Southern California through acquisition and development of additional MOBs directly or through strategic joint ventures. The MOB portfolio currently consists of approximately 874,000 rentable square feet. The Company directly owns 21 high quality MOBs, an adjacent parking facility and two retail facilities and indirectly owns three additional MOBs (collectively, the "MOB Properties"). All of the MOB Properties are located in California. Several of the MOB Properties include retail space on the ground level. As of January 31, 2001, the MOB Properties were 95.7% leased.

     The ALF and SNF business strategy is to capitalize on consolidation opportunities in the assisted living and skilled nursing facility industry by making selected equity investments in ALFs and SNFs. The Company directly and indirectly owns five ALFs, including a project under development, seven SNFs, one hospital, and two senior resident apartment complexes, including one under development (collectively, the "ALF and SNF Properties"). Four of the five ALFs are located in Southern California and one is located in Omaha, Nebraska. Three of the SNFs are located in Massachusetts, two in California, one in Arizona and one in Washington. The hospital is located in Southern California and the two senior resident apartment complexes are located in Arizona and Southern California, respectively. The ALF and SNF Properties have an aggregate of 1,266 beds or units. In addition to the

ALF and SNF Properties, the Company also holds a first deed of trust on a 196-bed SNF located in Hyattsville, Maryland.

     As part of its overall business strategy, the Company develops MOBs, ALFs and SNFs, either directly or through joint ventures. The Company has a long history of successful developments and believes that it can maximize growth through a combination of development and acquisition. The Company currently has two development projects in progress consisting of a 50,000 square foot, 92-bed ALF located in Yorba Linda, California and a 53-unit senior resident apartment complex located in Tustin, California. The ALF in Yorba Linda is a joint venture with D.D.& F., Inc., who will operate the facility upon its completion. The Company expects to complete this project within the next six months. The senior resident apartment complex is also a joint venture with a local operator. This project is expected to be completed in the next two to three years.

     The Company's primary business objective is to maximize the total return to stockholders through appreciation in the value of the Company's net assets and capital stock through long-term investment in MOBs, ALFs and SNFs, either directly or through affiliates. The Company seeks to achieve these objectives by enhancing the operating performance of its existing properties as well as through the selective acquisition and development of MOBs, ALFs and SNFs. Key elements of the Company's MOB operating strategy include: (i) improving rental income and cash flow by aggressively marketing available space; (ii) designing and renovating tenant space to meet the unique needs of medical practitioners;
(iii) actively managing renovation costs and minimizing other operating expenses such as leasing commissions by conducting management, leasing, maintenance and marketing activities internally; (iv) maintaining a diversified tenant base consisting of a cross section of medical specialties; and (v) emphasizing regular maintenance, periodic renovation and capital improvements to maximize long-term returns. Key elements of the Company's ALF and SNF operating strategy include: (i) locating high-quality operators who will effectively and efficiently operate the ALFs and SNFs in which the Company has an investment interest to maximize their value and (ii) partnering with local operators to develop and manage ALFs and SNFs in under-served communities throughout the country.

     Medical Office Building Operations. In its acquisition analysis, management reviews certain factors including: (i) location, particularly proximity to major hospitals; (ii) construction quality and design; (iii) historical, current and projected cash flow; (iv) potential for increased cash flow and capital appreciation; (v) tenant mix and terms of the tenant leases, including the potential for rent increases; (vi) occupancy rates and demand for medical office properties in the vicinity; and (vii) prospects for liquidity through sale, financing or refinancing. The Company anticipates that G&L Realty Partnership, L.P. (the "Operating Partnership"), the subsidiary through which the Company conducts its business, will continue to purchase fee interests in MOB Properties; however, the Company may participate, on a selective basis, in joint venture transactions, or acquire partnership interests as the Board of Directors may determine from time to time to be in the best interests of the Company. Such investments may be subject to existing mortgage financing and other indebtedness that have priority over the equity interest of the Company and may not afford the Company with the operating control it has with respect to the MOB Properties.

     Assisted Living and Skilled Nursing Facility Operations. In connection with its acquisition of ALFs and SNFs, management analyzes and reviews certain factors including: (i) operating and financial history of the entity and the managers who will be responsible for operating the ALF or SNF; (ii) value of the property; (iii) location of the property, particularly proximity to shops, markets and other health care facilities; and (iv) anticipated potential for short-term gain and long-term profits from investment in the property. The Company anticipates that it will continue to acquire ownership interests, either directly or through joint ventures, in ALFs and SNFs.

     Development Activities. In connection with its development projects, management analyzes and reviews certain factors including: (i) location, particularly proximity to major medical centers; (ii) demand for MOBs, ALFs or SNFs in the area; (iii) cost of construction in relation to direct acquisition;
(iv) potential for capital appreciation; (v) potential for financing or sale;
(vi) operating and development capabilities of potential partners; and (vii) estimated return on investment. The Company considers development to be a vital part of its operations and anticipates that it will continue to seek development opportunities in the future.

     See Note 16 of Item 14 for financial information about the Company's four main business segments: investments in (i) MOBs, (ii) ALFs, (iii) SNFs and (iv) debt obligations secured by ALFs and SNFs.

Competitive Strengths

     In addition to the Company's investments in its existing MOB Properties, the Company also seeks to make selective acquisitions of MOBs. From time to time hospital owners sell their MOBs to raise capital. These sales create opportunities for the Company to acquire MOBs on attractive terms. Because hospitals will often seek a buyer with the operating skills necessary to meet the needs of the medical practitioners located in the building, the Company believes that its successful history of operating MOBs provides it with a competitive advantage in the acquisition, development and management of MOBs.

     Through its ALF and SNF Properties, the Company seeks to selectively acquire ownership interests in ALFs and SNFs that have characteristics consistent with the Company's growth strategy. The Company believes that the aging population in the United States has increased the demand for efficiently operated ALFs and SNFs. The Company believes that it is in a position to capitalize on this increased demand by selectively acquiring ownership interests in attractively situated ALFs and SNFs. The Company also believes that there is potential for the Company to make additional acquisitions of ALFs and SNFs.

     Financing for new acquisitions of MOBs, ALFs and SNFs may be provided through existing or new joint ventures with third parties or third-party financing in the form of secured or unsecured debt. The Company's capacity to obtain debt financing facilitates its ability to acquire ownership interests in additional MOBs, ALFs and SNFs. However, notwithstanding any business policies or objectives of the Company, no assurance can be given that the Company, or its investment affiliates, will be able to make acquisitions on favorable terms or that such properties will be profitably operated. In addition, the Company and its investment affiliates will likely incur additional indebtedness in connection with future acquisitions.

Property Management

     The Company provides a full range of management services for the operation of MOBs. The ability of the Company to manage MOBs to meet the unique needs of medical practitioners has been critical to its success to date. The Company has experienced lease renewal rates of approximately 85.2%, 76.2% and 86.7% for the years ended December 31, 2000, 1999 and 1998, respectively, with respect to medical office space in the MOB Properties based on the medical office space leases available for renewal in these periods. Developing and managing MOBs differs from developing and managing general office properties due to the special requirements of the tenants and their patients. MOBs generally have higher maintenance requirements in the public areas due to heavy foot traffic, many short appointments which increase demand on parking facilities, the use of sophisticated medical equipment requiring increased plumbing and electrical capacity and expanded environmental regulations that impose more stringent restrictions on the disposal of medical waste. The management of MOBs also generally requires experience in specialized tenant improvements and higher levels of responsiveness required by medical practitioners. Additional important management functions include the placement of tenants within MOBs to accommodate increased space needs and managing the tenant mix at properties so that referrals by practitioners with different specialties within the building are facilitated. The Company stresses meeting these and other special demands of medical property tenants.

Tax Status

     The Company believes that it has operated in such a manner as to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1993, and the Company intends to continue to operate in such a manner. As long as the Company qualifies for taxation as a REIT under the Code, the Company generally will not be taxed at the corporate level. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

Employees

     As of March 24, 2001, the Company (including the Operating Partnership) employed 33 persons, 12 of whom are on-site building employees who provide maintenance services for the MOB Properties and 9 of whom are professional employees engaged in leasing, asset management and administration.

Dependence on Key Tenants

     The Company's MOBs typically consist of several smaller tenants rather than one or two large tenants. As of December 31, 2000, no MOB tenant accounted for more than 10% of the Company's total revenues. Although no MOB tenant accounts for more than 10% of the Company's total revenues, the risks associated with smaller tenants include (i) less creditworthiness, (ii) greater tenant turnover and (iii) greater property management needs.

     The ALFs and SNFs are either leased to senior care companies or managed by senior care companies that operate the facilities. During 2000, the Company replaced lease agreements at four of its facilities with management contracts. Because the Company replaced these leases with management contracts, all of the revenues and expenses relating to the operations of these facilities are reflected in the consolidated financial statements of the Company. Although all of the Company's ALF and SNF properties are currently leased or under management contracts, finding experienced senior care managers is a time-consuming and difficult task. During 2000, due to the change from a lease to a management agreement, revenue from the Company's three SNFs in Hampden, Massachusetts accounted for approximately 31% of the Company's total revenues. Should these three facilities or any of the Company's other ALFs or SNFs require a change in manager, the Company's financial results could be materially impacted despite the fact that no other ALF or SNF tenant or manager accounts for more than 10% of the Company's total revenues.

Government Regulation

     Environmental Matters. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in its property. These laws impose liability without regard to whether the owner knew of, or was responsible for, the presence of any hazardous or toxic substances. The presence of such substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to borrow using the real estate as collateral and may subject the owner to material remediation costs. All of the MOB Properties, ALFs and SNFs have been subject to Phase I environmental assessments (which involve inspection of the subject property, but no soil sampling or groundwater analysis) by independent environmental consultants. Although restricted in scope, these independent assessments revealed no material evidence of existing environmental liability, and the Company has not been notified by any governmental authority of any noncompliance by, liability for, or other claim against the Company in connection with environmental matters related to the MOB Properties, ALFs or SNFs. While the Company is not aware of any environmental liability that it believes would have a material adverse effect on its business, assets or results of operations, no assurance can be given that the environmental assessments revealed all potential environmental liabilities or that a prior owner did not create any material environmental condition not known to the Company or that future uses or conditions (including changes in applicable environmental laws and regulations) will not result in imposition of environmental liability.

     The independent environmental assessments include selective sampling for asbestos where the age of the buildings or the types of materials warranted such sampling. Limited quantities of non-friable asbestos were present in the Sherman Oaks Medical Plaza. The Company removed the asbestos in 1994 in connection with the renovation of this building. Limited quantities of non-friable asbestos were also discovered in the Maryland Gardens facility and Riverdale Gardens Nursing Home. Management believes that it has undertaken adequate measures to ensure that the asbestos will remain undisturbed and that it does not pose a current health risk. Management plans to continue to monitor this situation.

     Physicians generate medical waste in the normal course of their practice. The Company's leases require the individual tenants to make arrangements for the disposal of medical waste and require all tenants to provide proof that they have contracted with a third party service to remove waste from the premises each night. The handling and disposal of this waste is the responsibility of the tenants; however, the Company remains responsible as the owner of the property. There can be no assurance that all such medical waste will be properly handled and disposed of or that the Company will not incur costs in connection with improper disposal of medical waste by its tenants.

     Healthcare Industry Regulation. Physicians and senior care operators are subject to heavy government regulation including the determination of the level of reimbursements for medical costs incurred and services provided under government programs. Changes in government regulations regarding medical reimbursements and other regulations affecting the healthcare industry can have a dramatic impact on the operations of medical practitioners or senior care operators under government programs. Both the federal government and many state governments are exploring numerous reforms concerning the healthcare industry that could have a significant impact on many healthcare-related businesses. If legislation were enacted that decreased the level of government medical reimbursements or increased the degree of regulatory oversight, thereby increasing the expenses of healthcare businesses, the Company's tenant base could be adversely affected. This, in turn, could negatively impact the ability of the Company to make distributions.

     Americans with Disabilities Act. All of the MOB Properties and ALF and SNF Properties are required to comply with the Americans with Disabilities Act ("ADA"). The ADA generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and noncompliance could result in imposition of fines by the federal government or an award of damages to private litigants. The Company believes it is in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures to address the requirements of the ADA. If required changes involve a greater expenditure than the Company currently anticipates, the Company's ability to make distributions could be adversely affected.

                              G & L Realty Corp.
                             Organizational Chart



                                   [DIAGRAM]

ITEM 2.  PROPERTIES

     The MOB Properties consist of 21 high quality MOBs directly owned by the Company, three MOBs indirectly-owned by the Company, an adjacent parking facility and two retail facilities. The ALF and SNF Properties consist of five ALFs, seven SNFs, one hospital and two senior resident apartment complexes. As of January 31, 2001, the MOB Properties were 95.7% leased to over 425 tenants and the ALF and SNF Properties were 100% leased to operators or under contracts with management companies. The Company's MOB tenants are primarily established medical practitioners representing a cross section of medical practices.

Description of the MOB Properties and ALF and SNF Properties

MOB Properties

     The Company, through its MOB operations, acquires, develops, manages and leases MOBs, a parking facility and two retail facilities. Developing and managing MOBs differs from developing and managing conventional office buildings due to the special requirements of physicians and their patients. Because doctors now perform a variety of medical procedures in their offices, many MOBs have become sophisticated ambulatory centers that allow for outpatient surgery and procedures. In addition, MOBs generally have higher maintenance requirements in the public areas due to heavy foot traffic, many short appointments that increase demand on parking facilities, the use of sophisticated medical equipment requiring increased plumbing and electrical capacity and expanded environmental regulations that impose more stringent restrictions on the disposal of medical waste. The management of MOBs also generally requires experience in specialized tenant improvements and higher levels of responsiveness required by medical practitioners. Additional important management functions include the placement of tenants to accommodate increased space needs and managing the tenant mix at properties to facilitate referrals by practitioners with different specialties within the building. The Company stresses meeting these and other special demands of MOB tenants.

ALF and SNF Properties

     The Company, as part of its overall strategy, acquires, develops and leases ALFs and SNFs. The Company leases its ALFs and SNFs to third party senior care operators. The operation of ALFs and SNFs requires a high level of experience and expertise due to the specific needs of the residents and the complex administrative functions surrounding the admission and care of residents and the administering of government programs. The operators of ALFs and SNFs must also maintain a positive relationship with local hospitals and other medical providers in order to attract new residents. The Company considers all of the above factors when leasing its facilities to third party operators or hiring managers to operate its facilities.

     The health care industry is facing various challenges, including increased government and private payor pressure to reduce medical delivery costs. Substantially all of the Company's tenants are in the medical profession and could be or have been adversely affected by the new Medicare prospective payment system, cost containment and other health care reform proposals. In the past twelve months, the Company has changed managers at two of its ALFs and six of its SNFs in response to financial difficulties encountered by the managers or dissatisfaction with the operating results of the managers. Any future proposals that limit access to medical care or reduce reimbursement for physicians' services may also impact the ability of the Company's tenants to pay rent. However, the Company believes that the aging population in the United States, combined with other recent trends in the health care industry, such as the performance of non-acute procedures outside of hospitals, could spur increased demand for space in full service MOBs that contain surgery centers and out-patient facilities, such as those owned by the Company.

     The following tables set forth certain information regarding each of the .OB Properties and ALF and SNF Properties as of January 31, 2001. All of the MOB
Properties and ALF and SNF Properties are held in fee by the Company or, in the case of jointly-owned properties, by the joint venture property partnership or limited liability company.

                         MOB Properties--Summary Data

                                              Number        Year       Rentable   Rented                     Total      Average
                                               of      Constructed or   Square    Square                  Annualized   Rent per
                Property                    Buildings  Rehabilitated    Feet(1)   Feet(2)  Occupancy(2)     Rent(3)     Sq. Ft.
------------------------------------------  ---------  -------------   --------   -------  ------------   ----------   --------
   405 N. Bedford, Beverly Hills,.........       1       1947/1987      42,197     42,197     100.0%     $ 1,773,000    $42.01
   415 N. Bedford, Beverly Hills..........       1          1955         5,720      5,720     100.0          239,000     41.79
   416 N. Bedford, Beverly Hills..........       1       1946/1986      40,192     39,672      98.7        1,638,000     41.29
   435 N. Bedford, Beverly Hills..........       1       1950/63/84     51,580     51,580     100.0        1,716,000     33.28
   435 N. Roxbury, Beverly Hills..........       1       1956/1983      40,884     37,977      92.9        1,480,000     38.97
   436 N. Bedford, Beverly Hills..........       1          1987        73,892     73,892     100.0        3,275,000     44.32
   Sherman Oaks Medical Plaza
     4955 Van Nuys Blvd.
     Sherman Oaks.........................       1       1969/1993      67,451     67,451     100.0        1,480,000     21.94
   Irwindale Building
     12701 Schabarum Ave.
     Irwindale............................       1          1992        47,604     47,604     100.0          571,000     12.00
   Coronado Plaza
     1330 Orange Ave, Coronado............       1       1977/1985      39,534     37,094      93.8        1,105,000     29.78
   Holy Cross Medical Plaza
     11550 Indian Hills Road
     Mission Hills........................       1          1985        71,777     66,475      92.6        1,832,000     27.57
   St. Joseph's Medical Office Bldg.
     2031 West Alameda Ave.
     Burbank..............................       1          1987        25,769     25,769     100.0          676,000     26.23
   Lyons Avenue Medical Building
     24355 Lyons Avenue, Santa Clarita           1          1990        48,783     47,177      96.7          981,000     20.79
   Tustin--Medical Office I
     14591 Newport Avenue, Tustin.........       1          1969        18,092     18,092     100.0          296,000     16.37
   Tustin--Medical Office II
     14642 Newport Avenue, Tustin.........       1          1985        48,216     42,729      88.6          909,000     21.27
   Pacific Park
     5 Journey Road, Aliso Viejo..........       1       1998/1999      23,080     23,080     100.0          583,000     25.24
   Pier One Retail Center
     26771 Aliso Creek Road, Aliso Viejo         1          1998         9,100      9,100     100.0          182,000     20.00
   Regents Medical Center
     4150 Regents Park Row , La Jolla.....       1          1989        65,313     61,214      93.7        1,654,000     27.03
   San Pedro Medical Plaza
     1360 West 6th Street, San Pedro......       3       1963/1979      58,333     51,288      87.9        1,155,000     22.51
   1095 Irvine Boulevard, Tustin..........       1          1995        10,125     10,125     100.0          214,000     21.18
   Santa Clarita Valley Medical Center
     23861 McBean Pkwy, Santa Clarita.....       5          1981        42,640     38,281      89.8          775,000     20.25
   Santa Clarita Valley Medical Center, F
     23861 McBean Pkwy, Santa Clarita            1       1998/1999      43,912     40,389      92.0        1,006,000     24.90
                                                --                     -------    -------                -----------
Total/Weighted average of all MOB
 Properties                                     27                     874,194    836,906      95.7%     $23,540,000     28.13
                                                --                     -------    -------                -----------

_____________________________
See footnotes on page 10

                     ALF and SNF Properties--Summary Data

                                                                                                Purchase
                                          Number        Year                                     Price/      Total
                                            of     Constructed or   Number of                 Development  Annualized
             Property                   Buildings  Rehabilitated   Beds/Units   Occupancy(4)      Cost      Base Rent
---------------------------------       ---------  -------------   ----------   ------------  -----------  ----------
Southern California
-------------------
   Pacific Gardens Santa Monica
     1437 Seventh Street,
     Santa Monica................           1           1990           92 U        100.0%     $11,210,000   $1,260,000
   Tustin Hospital
     14662 Newport Avenue,
     Tustin.(5)..................           1           1969          183 B        N/A          2,545,000      421,000
   The Arbors
     12979 Rancho Penasquitos
       Boulevard,
     San Diego...................           1        1998/1999         91 U         88.5        4,200,000      767,000
   Pacific Gardens Tarzana
     18700 Burbank Boulevard                1           1989           80 U        100.0       10,300,000    1,100,000
     Tarzana.....................
   North Valley Nursing and
     Rehabilitation Center
     1645 Esplanade, Chico (6)...           1           1960           59 B          0            800,000            0
   Paso Robles Convalescent
     Center
     321 12/th/ Street
     Paso Robles (6).............           1           1940           38 B          0            465,000            0
Arizona
-------
   Maryland Gardens..............
     31 West Maryland Avenue,
     Phoenix.....................           1        1951-1957         98 B         78.0        4,647,000      180,000
   Maryland Gardens II
     39 West Maryland Avenue,
     Phoenix.....................           1           1968           20 U        100.0        1,024,000      108,000
Massachusetts
-------------
   Riverdale Gardens
     42 Prospect Avenue,
     West Springfield............           1        1957-1975        168 B         94.4        5,655,000      762,000
   Chestnut Hill
     32 Chestnut Street,
     East Longmeadow.............           1           1984          123 B         94.5       10,627,000    1,433,000
   Mary Lyon
     34 Main Street,
     Hampden.....................           1           1986          100 B         88.1        3,744,000      505,000
Nebraska
--------
   Parsons House on Eagle Run
     14325 Eagle Run Drive,
     Omaha.......................           1           1999           96 U         65.6        1,100,000      960,000
Washington
----------
   Pacific Care Center
     3035 Cherry Street,
     Hoquiam.....................           1           1954          118 B         77.4        3,316,000      360,000
                                           --                       -----                                   ----------
Total of all ALF and SNF
     Properties..................          13                       1,266                                   $7,856,000
                                           --                       =====                                   ==========

        Developments
------------------------------
   Lakeview Courtyards
     4792 Lakeview Ave,
     Yorba Linda..............           1        2000/2001     80 U      N/A       3,200,000     N/A
   Heritage Park
     1101 Sycamore Ave,
     Tustin...................           1        2000-2002     53 U      N/A         500,000     N/A

________________________
1) Rentable square feet includes space used for management purposes but does not include storage space.
2) Occupancy includes occupied space and space used for management purposes. Rented square feet includes space that is leased but not yet occupied. Occupancy figures have been rounded to the nearest tenth of one percent.
3) Rent is based on third-party leased space billed in January 2001; no rent is assumed from management space.
4)   Occupancy is on a per-bed or unit basis.
5) Tustin Hospital is leased 100% to Pacific Health Corporation. Average hospital census for January 2001 was not available.
6) The Company acquired this property through foreclosure of its first deed of trust in March 2000. The facility is currently closed.

MOB Properties

     Six of the MOB Properties are located on North Bedford and North Roxbury Drives in the "Golden Triangle" area of Beverly Hills, California, near three major hospitals--Cedars Sinai Medical Center, Century City Hospital and UCLA Medical Center. The buildings feature high quality interior improvements, including rich wood paneling and brass hardware appointments, both in the common areas and in most of the doctors' offices. These six MOB Properties include twenty-one operating rooms. The 405, 416 and 436 North Bedford Drive buildings each have emergency back-up generators. Parking for these six MOB Properties is provided in the 415 North Bedford garage and in subterranean parking at 436 North Bedford and 435 North Roxbury Drives. Each of these MOBs has copper insulated pipe with sufficient capacity for medical use, electrical systems designed for extra load requirements and extensive security systems.

   405 North Bedford Drive, Beverly Hills

     The 405 North Bedford Drive MOB, built in 1947 and extensively remodeled in 1987, consists of 42,000 rentable square feet in four stories plus a penthouse and a basement. The reinforced brick building, with ground floor retail space, features cherry wood paneled walls and brass hardware in the common areas and decorative concrete trim on the exterior.

     Currently, only one tenant occupies more than 10% of the rentable square footage of the building. A surgery center occupies 6,019 square feet (approximately 14.3%) of the rentable square footage pursuant to a lease that provides for monthly rent of $23,000. The lease expires on August 31, 2004 and provides for a five-year renewal option.

   415 North Bedford Drive, Beverly Hills

     The 415 North Bedford Drive building is a four-level parking structure with approximately 5,720 square feet of ground floor retail space for seven tenants. The parking structure contains 316 spaces and is valet operated.

   416 North Bedford Drive, Beverly Hills

     The 416 North Bedford Drive property is a four-story, 40,000 rentable square foot reinforced brick MOB with a basement and ground floor retail space. Built in 1946 and extensively remodeled in 1986, the building features oak paneled walls and moldings, brass hardware, tinted concrete borders on the exterior, and fourth floor skylights that provide an open, airy atmosphere in the hallway and in some of the suites.

     A plastic surgeon occupies 5,141 square feet or 12.8% of the rentable square footage of the building, pursuant to a lease that provides for monthly rent of $23,000. The lease expires on November 30, 2002 and contains a five-year renewal option.

   435 North Bedford Drive, Beverly Hills

     The 435 North Bedford Drive property is a four-story, 52,000 rentable square foot reinforced brick and masonry MOB with a penthouse, basement, and ground floor retail space. Built in 1950 and extensively remodeled in 1984, the building features oak molding, wall sconces and paneling in the hallways plus stained runner boards and built-in stained hardwood cabinets in some of the medical office suites.

   435 North Roxbury Drive, Beverly Hills

     The 435 North Roxbury Drive property is a four-story, 41,000 rentable square foot MOB with a penthouse, subterranean parking and retail space on the ground floor. The building, which was built in 1956 and extensively remodeled in 1983, features a reinforced brick and masonry exterior and raised, oak-stained paneling and molding in the hallways.

     Two tenants in 435 North Roxbury each occupy more than 10% of the rentable square footage. A dermatologist occupies 5,291 square feet (12.9% of the rentable square footage) pursuant to a lease which provides for a monthly rental of $18,000. The lease expires September 30, 2001 and contains a provision for a five-year renewal option. An internist occupies 6,183 square feet (15.1% of the rentable square footage) pursuant to a lease which provides for a monthly rental of $20,000. The lease expires on November 30, 2004.

   436 North Bedford Drive, Beverly Hills

     The 436 North Bedford Drive property is a three-story, 74,000 rentable square foot MOB with three levels of subterranean parking. Built in 1987, the building features ground floor retail and office space surrounding a central courtyard and balconies at selected locations on the second and third floors. The exterior is clad in rose color sandstone with cast stone and granite trim. The central courtyard features a cascading waterfall sculpture and stone pavers with intricate marble and stone patterns. Cherry wood paneled walls also line the elevator lobbies on all floors and portions of the hallways.

   Sherman Oaks Medical Plaza, Sherman Oaks

     The Sherman Oaks Medical Plaza is a seven-story, 67,000 rentable square foot MOB, constructed in 1969, that is adjacent to the Sherman Oaks Hospital and Health Center, a 156-bed hospital which includes the major burn center for the San Fernando Valley. A $1 million capital improvement program renovating the building systems and common areas of the Sherman Oaks Medical Plaza was completed in 1993. The Company also owns the adjacent air rights and three-level parking structure behind the property which provides a total of 426 parking spaces. The land beneath the parking structure is owned by Sherman Oaks Hospital which also leases 150 parking spaces in the structure.

   Irwindale Building, Irwindale

     The Irwindale Building in Irwindale, California is a two-story, 48,000 square foot MOB, constructed in 1992, on a site that provides two parking areas with a total of 244 spaces. This property was 100% leased to Cigna Healthcare of California ("Cigna"). Rent obligations under the lease were guaranteed by Cigna Health Care, Inc., the parent company of Cigna. The property was vacated in stages by Med Partners, a former sub-tenant of Cigna beginning in September 1998, but Med Partners continued to pay rent until December 1999. In December 1999, Cigna and Med Partners defaulted on the rent and the Company sued both Cigna and Med Partners to recover the delinquent rent payments. Furthermore, the Company received full possession of the building and re-leased the building to Autronics Corporation, a British-based electronics company. The lease with Autronics Corporation provides for monthly rent of $47,604 commencing July 1, 2001 with annual increases and expires on June 30, 2008. In January 2001, the Company settled its lawsuit with Cigna in exchange for a payment from Cigna totaling $4.1 million in settlement of all outstanding current and future amounts owed.

Coronado Plaza

     Coronado Plaza is a three-story, 40,000 rentable square foot office and retail complex located in Coronado, California. The building is located on the beach across the street from the Hotel Del Coronado and the majority of the second and third floor suites have unobstructed ocean views. The building has subterranean parking for 96 vehicles plus street parking surrounding the entire property.

     Two tenants each occupy more than 10% of the rentable square footage in Coronado Plaza. Marie Calendar's Restaurant occupies 6,163 square feet (approximately 15.6%) of the rentable area pursuant to a lease that provides for monthly rent of $12,000. The lease expires on May 31, 2008 and provides for two, five-year renewal options. G&L Coronado Managers Corp. occupies 7,596 square feet (approximately 19.2%) of the rentable area pursuant to a lease that provides for monthly rent of $20,000. The lease expires on December 31, 2008. G&L Coronado Managers Corp. operates the third-floor executive suites in the building. G&L Coronado Managers Corp. is owned by Daniel M. Gottlieb and Steven
D. Lebowitz, both officers and directors of the Company.

   Holy Cross Medical Plaza, Mission Hills

     The Holy Cross Medical Plaza is situated on approximately 2.6 acres of the 15-acre campus of Holy Cross Medical Plaza, a 316-bed hospital. The campus also includes the Villa de la Santa Cruz SNF, another MOB, a magnetic resonance imaging center, and an outpatient diagnostic center. Built in 1985, the Holy Cross Medical Plaza is a three-story, 72,000 square foot MOB occupied primarily by medical and dental practitioners. A two-story parking structure and an open asphalt-paved lot can accommodate a total of 333 vehicles. The surrounding site is landscaped with grass, trees, shrubs and planter boxes.

     Two tenants each occupy more than 10% of the rentable square footage in the Holy Cross Medical Plaza. Holy Cross Surgical Center occupies 12,456 square feet (17.4% of the rentable square footage) pursuant to a lease that provides for monthly rent of $44,000. The lease expires October 31, 2006 and provides for a ten-year renewal option. Dialysis Center occupies 10,639 square feet (14.8% of the rentable square footage) pursuant to a lease that provides for monthly rent of $21,000. The lease expires March 31, 2006 and provides for two, five-year renewal options.

   St. Joseph's Professional Building, Burbank

     The St. Joseph's Professional Building is a steel frame, brick-facade building, constructed in 1987, that features 26,000 rentable square feet in two floors of office space over three levels of subterranean parking which can accommodate up to 100 vehicles. The building is located one-quarter of a mile from St. Joseph's Hospital and is directly across the street from the Walt Disney Company's world headquarters campus. Saint Joseph's Hospital includes 658 beds and is owned by the Sisters of Providence, an organization which owns other hospitals throughout North America.

     Two tenants in the St. Joseph's Professional Building each occupy more than 10% of the rentable square footage. Total Renal Care occupies 7,712 square feet (29.9% of the rentable square footage) pursuant to a lease which provides for a monthly rental of $16,000 plus direct payment of all utilities. In December 2000, Total Renal Care renewed its lease for ten years. The lease expires October 31, 2010. Two internists occupy an aggregate of 7,788 square feet (30.2%) of the rentable square footage pursuant to three leases that provide for aggregate monthly rent of $18,000. The leases expire on October 31, 2001, November 30, 2001 and October 31, 2004 and have five-year renewal options.

   Lyons Avenue Medical Building

     The Lyons Avenue Medical Building is a two-story, 49,000 rentable square foot MOB located in Valencia, California only 1/2 mile from the Henry Mayo Newhall Memorial Hospital. The building has subterranean parking and a two-story atrium entry. The building's excellent market position provides first class medical space for those doctors that do not need an association with the hospital.

     Three tenants each occupy more than 10% of the rentable square footage of the building. Valencia Surgical Center occupies 7,212 square feet (approximately 14.8%) of the rentable area pursuant to a lease that provides for monthly rent of $13,000. The lease expires on September 1, 2005. Santa Clarita Imaging occupies 5,782 square feet (approximately 11.9%) of the rentable area pursuant to a lease that provides for monthly rent of $9,000. The lease expires on June 30, 2009. Two orthopedists occupy 5,272 square feet (approximately 10.8%) of the rentable area pursuant to a lease that provides for monthly rent of $9,000. The lease expires on June 14, 2005 and provides for one, five-year renewal option.

   Tustin--MOB I

     The 14591 Newport Avenue building in Tustin, California is a two-story, 18,000 rentable square foot MOB that was constructed in 1969 on a 1.2-acre site. The site is landscaped with grass lawns, shrubs, and trees and includes an asphalt-paved parking lot with approximately 105 parking spaces, representing a parking ratio of 5.8 parking spaces per 1,000 square feet of building area.

     Four tenants each occupy more than 10% of the rentable square footage of the building. A general practice physician occupies 2,604 square feet (approximately 14.4%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $4,000. The lease expires on July 31, 2004. A neurologist occupies 4,023 square feet (approximately 22.2%) of the rentable area of the building pursuant to two leases that provide for monthly rent of $6,000. One lease expires on February 28, 2001 and the other is month-to-month. Tri-Therapy Rehab occupies 2,019 square feet (approximately 11.2%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $3,000. The lease expires on February 28, 2002. NSR Medical occupies 4,322 square feet (approximately 23.9%) of the rentable area of the building pursuant to two leases that provide for monthly rent of $5,000. The leases expire on June 30, 2001 and December 31, 2007.

   Tustin--MOB II

     The 14642 Newport Avenue building in Tustin, California is a four-story, 48,000 rentable square foot MOB, developed in 1985, that features a surgery center with three operating rooms, a pharmacy, and an industrial clinic on the first floor. Medical offices are located on all of the other floors.

     Three tenants each occupy more than 10% of the rentable square footage in the 14642 Newport Avenue Building. Pacific Health Corporation leases the surgery center and occupies a total of 13,465 square feet (approximately 27.9%) of the rentable area of the building pursuant to two leases that provide for monthly rent of

$29,000. The leases expire on June 30, 2011 and March 31, 2003. In December 2000, Pacific Health Corporation renewed the surgery center lease for ten years commencing July 1, 2001. Prospect Medical Systems, Inc. occupies 6,005 square feet (approximately 12.5%) of the rentable area pursuant to a lease that provides for monthly rent of $10,000. The leases expire on September 30, 2003. Southern California Medical occupies 5,208 square feet (approximately 10.8%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $9,000. The lease expires on December 31, 2004.

   Regents Medical Center, La Jolla

     The Regents Medical Center is a three-story, 65,000 rentable square foot MOB situated on approximately 2.6 acres in the University Town Center area of San Diego, near the University of California, San Diego. The building, which was constructed in 1989, has ground level retail spaces, two upper floors of medical offices, and subterranean and ground level parking that can accommodate a total of 285 vehicles.

     UCSD Orthomed, an affiliate of the University of California, occupies 12,189 square feet (approximately 18.7%) of the rentable area of the building pursuant to a lease that provides for an aggregate monthly rent of $30,000. The lease expires on January 31, 2002.

   Pier One Retail Center

     The Pier One Retail Center is a one-story, 9,100 rentable square foot retail facility built by the Company in 1998 in Aliso Viejo, California. The building is 100% leased to Pier One Imports, Inc. for ten years on a triple net basis. The lease provides for monthly rent of $15,000.

   Pacific Park

     The Pacific Park building in Aliso Viejo, California is a 23,000 rentable square foot MOB, developed by the Company in 1999. The building was completed in December 1999 and opened in January 2000. A major not-for-profit medical provider occupies 16,950 square feet (approximately 73.4%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $35,000. The lease expires on December 31, 2009.

   San Pedro Medical Plaza

     The San Pedro Medical Plaza in San Pedro, California is a 58,000 rentable square foot complex consisting of three MOBs. The buildings are located across the street from the San Pedro Peninsula Hospital and are situated on 7.85 acres incorporating a 383 space surface parking lot.

     One tenant occupies more than 10% of the rentable square footage of the building. Cor Healthcare Medical Associates occupies 6,470 square feet (approximately 11.1%) of the rentable area pursuant to a lease that provides for monthly rent of $9,000. The lease expires on March 31, 2004.

   1095 Irvine Boulevard, Tustin

     The 1095 Irvine Boulevard building in Tustin, California consists of
10,000 rentable square feet and was redeveloped in 1995 as a primary health care center for physicians who are part of the St. Joseph Hospital of Orange health care network. The property is leased to St. Joseph Hospital, Inc. under a net lease with a 15-year term, which began in August 1995, and provides for annual cost of living rent escalations limited to 3%. The lease provides for monthly rent of $18,000 and expires on July 31, 2010.

   Santa Clarita Valley Medical Center

     The Santa Clarita Valley Medical Center in Valencia, California is a 43,000 square foot complex consisting of four one-story MOBs and one two-story MOB. The buildings are located on the Henry Mayo Newhall Memorial Hospital Campus, the only regional hospital in the area. The campus includes a 241-bed medical center and another MOB. An adjacent parking lot can accommodate up to 435 vehicles. The buildings are subject to a 60-year ground lease which includes payments of $11,000 per month.

     One tenant occupies more than 10% of the rentable square footage of the buildings. A plastic surgeon occupies 4,428 square feet (approximately 10.4%) of the rentable area of the buildings pursuant to a lease that provides for monthly rent of $7,000. This space includes a surgery center. The lease expires on April 7, 2007.

   Santa Clarita Valley Medical Center, Bldg F

     Building F at the Santa Clarita Valley Medical Center is a two-story, 44,000 square foot MOB built by the Company in 1999. The building is located on the Henry Mayo Newhall Memorial Hospital Campus and is adjacent to the other five MOBs owned by the Company on the Hospital Campus. Building F is the premier medical office building in the Santa Clarita Valley area. The building is subject to a 60-year ground lease that includes payments of $11,000 per month.

     Four tenants each occupy more than 10% of the rentable square footage of the building. The Henry Mayo Newhall Memorial Hospital occupies 12,245 square feet (approximately 27.9%) of the rentable area of the building pursuant to three leases that provide for aggregate monthly rent of $26,000. All three leases expire on May 31, 2009. Southern California Orthopedic Institute occupies 10,848 square feet (approximately 24.7%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $22,000. The lease expires on February 28, 2009. An internist occupies 5,257 square feet (approximately 12.0%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $11,000. The lease expires on February 28, 2009. The Regents of UCLA occupy 4,454 square feet (approximately 10.1%) of the rentable area of the building pursuant to a lease that provides for monthly rent of $9,000. The lease expires on March 28, 2005.

ALF and SNF Properties

Southern California Properties
------------------------------

Pacific Gardens Santa Monica

     Pacific Gardens Santa Monica is a 92-unit, 61,000 square foot, four-story ALF located in Santa Monica, California just two blocks from the beach. The building contains a 3-story, subterranean parking garage for 112 vehicles. The facility features a kitchen, 150-seat dining room, community room, TV lounges, library, beauty parlor and guest laundry areas on each floor. The facility is in close proximity to nearby shopping, restaurants and entertainment. Two major hospitals, Santa Monica Hospital Medical Center and St. John's Hospital are located within two miles of the property.

   Tustin Hospital

     The 14662 Newport Avenue building in Tustin, California is a single-story, 183-bed, 101,000 square foot hospital that was developed in two phases beginning in 1969 and ending in 1974. The hospital includes a full service emergency room, five operating rooms, an intensive care ward, administrative offices, conference rooms, kitchen and cafeteria, pharmacy facilities, gift shop, x-ray facilities and a basement service area. The hospital has an emergency back-up generator with a 10,000-gallon underground fuel tank that complies with current environmental requirements. The hospital was vacant when the Company acquired the property on June 14, 1996. Starting May 1, 1997, the hospital was 100% leased to Pacific Health Corporation. The lease provides for triple net rental payments that commenced in January 1998. Rental payments for the months of October through December 1997 were deferred until July 1998, at which time the monthly rent was increased from $33,000 to approximately $35,000. The lease expires June 30, 2002 and provides for three, five-year renewal options. In July 1997, the Company granted Pacific Health Corporation an option, which expires on July 1, 2001, to purchase the hospital during the first six months of 2002 for $5.0 million.

   The Arbors at Rancho Penasquitos

     The Arbors at Rancho Penasquitos is a 91-unit, 52,000 square foot, three-story ALF located in Rancho Penasquitos, California. The building was originally built in 1988 as a Ramada Hotel. In 1998, the Company, in joint venture with Parsons House, LLC, purchased the property and converted it into The Arbors at Rancho Penasquitos. The facility opened in March 1999.

     Each unit contains approximately 360 square feet and includes a small kitchenette. The facility contains a kitchen, dining room, activity room and a lounge. The 2.07-acre property also has a parking lot that can accommodate up to 114 cars.

   Pacific Gardens Tarzana

     Pacific Gardens Tarzana is a two-story, 80-unit, 44,117 square foot ALF located in Tarzana, California. The facility features a formal dining room, two living rooms, pharmaceutical services, daily maid service and personal laundry service.

   Lakeview Courtyards

     Lakeview Courtyards is a to-be-constructed two story, 80-unit, 50,417 square foot ALF located in Yorba Linda, California. The project is a joint venture with Prestige Care Inc., an experienced ALF operator. Construction began on the facility in October 1999 and is expected to be complete in the third quarter of 2001.

Arizona Properties
------------------

   Maryland Gardens

     Maryland Gardens is a 98-bed SNF located in Phoenix. The facility is situated on approximately 1.84 acres and consists of a 60-bed SNF and a 38-unit Alzheimers unit. On April 1, 2000, the Company terminated its lease with Stefan Healthcare, Inc. to operate the facility and signed a management contract with Campus Healthcare Group, a Phoenix, Arizona-based operator of SNFs. Because the facility is now under a management contract, rather than leased to an operator, all of the assets, liabilities, revenues and expenses of the facility have been included in the consolidated financial results of the Company since April 1, 2000.

   Maryland Gardens II

     Maryland Gardens II is a 20-unit, 30,000 square foot apartment complex acquired by the Company in May 1998. The building is located on a 1.0-acre lot adjacent to the Maryland Gardens SNF. The building, named the

Winter Gardens Apartments, currently consists of residential tenants. The property also includes a 1.0-acre vacant parcel of land and a duplex building.

Massachusetts Properties
------------------------

   Hampden Properties

     G&L Hampden, LLC, a wholly-owned subsidiary of the Company, acquired three nursing home properties in Massachusetts on October 28, 1997 from Hampden Nursing Homes, Inc. ("HNH"), a nonprofit corporation. Lenox Healthcare, Inc. ("Lenox") managed the three facilities from October 1998 through December 1999. In November 1999, Lenox filed for bankruptcy protection. The Company immediately moved to replace Lenox as the manager of the nursing homes. In January 2000, the Company received the bankruptcy court's permission to replace Lenox as the manager and a new management firm, a subsidiary of Roush & Associates ("Roush"), was immediately retained. Since acquiring the properties from HNH, HNH has held the licenses necessary to operate the facilities. In March 2000, the Company successfully transferred the licenses to G&L Massachusetts, LLC, a subsidiary of the Operating Partnership. G&L Massachusetts, LLC subsequently leased the three facilities from the Company while Roush continued to manage them. The lease requires monthly payments of $225,000 net of property taxes, insurance and costs to maintain the facilities.

Riverdale Gardens

     Riverdale Gardens Nursing Home, located in West Springfield, Massachusetts, is a 168-bed nursing facility currently licensed for 84 skilled care and 84 intermediate care beds with 16 private and 76 double occupancy rooms. Constructed in various stages between 1957 and 1975, the property consists of a single story 54,451 square foot building on approximately 3.85 acres as well as a 3,366 square foot single family residence on an adjacent 30,000 square foot lot.

Chestnut Hill

     Chestnut Hill Nursing Home, located in East Longmeadow, Massachusetts, is a 123 bed nursing home consisting of 82 skilled nursing and 41 intermediate care beds with 15 private and 54 double occupancy rooms. The facility is a 49,198 square foot single story building constructed in 1984 on approximately 11.9 acres of land.

Mary Lyon

     Mary Lyon Nursing Home, located in Hampden, Massachusetts, occupies a 28,940 square foot building situated on 3.7 acres and was originally constructed in 1959 and renovated in 1986. The facility is licensed for 100 beds of which 40 are skilled nursing and 60 are intermediate care beds with ten private rooms, 39 double occupancy rooms and three quadruple occupancy rooms.

Nebraska Property
-----------------

   Parsons House on Eagle Run

     Parsons House on Eagle Run is an 96-unit ALF located in Omaha. The facility was built through a joint venture between the Company and Parsons House, LLC and was completed in October 1999. The facility features private suites, dining room service, housekeeping and laundry services, transportation and a wide range of activities for its residents. The facility staff includes licensed nurses and caregivers who provide assistance with medication, bathing and dressing twenty-four hours a day.

Washington Property
-------------------

   Pacific Care Center

     Pacific Care Center is a 118-bed SNF located in Hoquiam. Prestige Care, inc. a Vancouver, Washington-based owner and operator of ALFs, has managed this facility since April 1, 2000. On December 1, 2000, after obtaining the license to operate the facility, Prestige Care, Inc. signed a five-year lease with the Company.

Leases

   MOB Properties

     As of January 31, 2001, the MOB Properties were approximately 95.7% leased. New leases and extensions are normally granted for a minimum of three to five years and provide for annual rent increases. Office tenants generally have gross leases whereby rents may be adjusted for a tenant's proportionate share of any increases in the cost of operating the building. However, the Company has recently been leasing office space with provisions for the tenants to pay all utility costs directly. Most retail tenants have net leases and pay their share of all operating expenses including property taxes and insurance. The following is a lease expiration table setting forth the number, square feet and associated annual rent for those leases expiring in future years.

                       MOB Properties--Lease Expirations

                                      Number of      Approximate                         % of
             Year of Lease             Leases       Total Rented                     Total Annual
              Expiration             Expiring (1)    Square Feet (1)   Annual Rent       Rent
             -------------------     ------------   ----------------   -----------   ------------
             2001...............           80            114,066       $ 3,314,000       14.9%
             2002...............           65            104,143         3,094,000       13.9%
             2003...............           59             96,572         2,879,000       13.0%
             2004...............           46             91,700         2,611,000       11.8%
             2005...............           54             94,541         2,918,000       13.1%
             2006...............           22             59,288         1,843,000        8.3%
             2007...............           16             43,276         1,580,000        7.1%
             2008...............            8             79,004         1,453,000        6.6%
             2009...............           11             58,449         1,490,000        6.7%
             2010...............            6             30,132           774,000        3.5%
             2011 or later......            3             10,786           248,000        1.1%
                                          ---            -------       -----------      -----
               Total............          370            781,957       $22,204,000      100.0%
                                          ===            =======       ===========      =====

_________________________

1) Does not include month-to-month leases or vacant space. There are 57 month-to-month tenants who occupy approximately 55,000 square feet of space and pay approximately $111,000 per month in rent.

     The Company was successful in obtaining lease renewals, achieving a weighted average renewal rate of approximately 85.2% on MOB leases that expired during 2000. Although there can be no assurance that this renewal level will be maintained, the Company believes this high renewal rate is due in part to the tendency of medical practitioners to continue to practice in the same space over a number of years. Also, the Company's tenants frequently invest large sums of money in equipment and fixtures for their offices. Furthermore, relocating a doctor's office can be disruptive to the patients who are familiar with the doctor's office location.

The following table sets forth the scheduled annual rent increases for the leases with respect to the MOB Properties in effect at January 31, 2001.

                        MOB Properties--Rent Increases

                                                                    % of Total Rented
                Scheduled Annual Rent Increases    Square Feet(1)     Square Feet(1)
                -------------------------------    --------------   -----------------
              None (2).........................        82,555               9.9%
              Consumer Price Index.............       395,336              47.6%
              2.00%............................         5,266               0.6%
              2.50%............................        18,702               2.3%
              2.75%............................         3,251               0.4%
              3.00%............................       104,664              12.6%
              3.20%............................         1,201               0.2%
              3.50%............................         6,891               0.8%
              4.00%............................        67,949               8.2%
              5.00%............................        95,240              11.5%
              6.00%............................        47,604               5.7%
              8.00%............................         1,862               0.2%
                                                      -------             -----
                   Total.......................       830,521             100.0%
                                                      =======             =====

___________________________
1) Does not include 6,385 square feet, or 0.8% of the total rented square feet, which is used as management space.
2)   Approximately 74% of these leases are month-to-month.

     The historical occupancy, rounded to the nearest tenth of one percent, of the MOB Properties is shown in the following table:

                     MOB Properties--Historical Occupancy

       MOB Property                                         2000     1999      1998     1997     1996
       ------------                                         ----     ----      ----     ----     ----
         405 N. Bedford.................................    100.0%    96.4%     85.5%    97.4%   100.0%
         415 N. Bedford(1)..............................    100.0    100.0     100.0    100.0    100.0
         416 N. Bedford.................................     98.7     99.8      90.2     90.7     97.6
         435 N. Bedford.................................    100.0     96.1      95.8     93.9     93.1
         435 N. Roxbury.................................     92.9     91.9      96.7     93.5     93.6
         436 N. Bedford.................................    100.0     98.3     100.0    100.0     98.4
         Sherman Oaks Medical Plaza......................   100.0     89.7      97.3     93.9     86.7
         Irwindale Building..............................   100.0    100.0     100.0    100.0    100.0
         Coronado Plaza (2)..............................    93.8     91.1      89.2      N/A      N/A
         Holy Cross Medical Plaza........................    92.6     91.0      88.8     92.2     93.1
         St. Joseph's Medical Building...................   100.0    100.0      96.8    100.0    100.0
         24355 Lyons Avenue (2)..........................    96.7     95.2      85.3      N/A      N/A
         14591 Newport Avenue, Medical Office I..........   100.0     70.2      55.0     52.4     49.6
         14642 Newport Avenue, Medical Office II.........    88.6     93.4      80.5     71.5     85.1
         Pacific Park(4).................................   100.0     73.8       N/A      N/A      N/A
         Pier One Retail Center(3).......................   100.0    100.0     100.0      N/A      N/A
         Regents Medical Center..........................    93.7    100.0     100.0    100.0    100.0
         San Pedro Medical Plaza (2).....................    87.9     90.9      86.7      N/A      N/A
         1095 Irvine Boulevard...........................   100.0    100.0     100.0    100.0    100.0
         Santa Clarita Valley Medical Center(2)..........    89.8     81.6      95.0      N/A      N/A
         Santa Clarita Valley Medical Center, Bldg F(4)..    92.0     88.6      62.3      N/A      N/A
                                                            -----    -----     -----    -----    -----
       Weighted Average of MOB Properties................    95.7%    93.1%     90.2%    93.0%    94.2%
                                                            -----    -----     -----    -----    -----

________________________
1)   Retail space.
2)   Property acquired in 1998.
3)   Property was built in 1998.
4)   Property was built in 1999.

     The following tables set forth the annualized base rent per square foot and annualized base rent for the MOB Properties for the past five years.

         MOB Properties--Annualized Average Base Rent Per Square Foot

       MOB Property                                          2000     1999     1998     1997     1996
       ------------                                          ----     ----     ----     ----     ----
         405 N. Bedford..................................   $42.24   $42.01   $40.86   $47.58   $44.51
         415 N. Bedford(1)...............................    41.79    40.04    39.10    38.35    36.28
         416 N. Bedford..................................    41.29    38.27    37.72    38.05    36.89
         435 N. Bedford..................................    33.28    33.39    31.99    37.74    33.49
         435 N. Roxbury..................................    38.97    38.21    36.21    35.64    36.50
         436 N. Bedford..................................    44.32    43.53    41.12    42.08    39.84
         Sherman Oaks Medical Plaza......................    21.94    20.92    20.37    20.19    22.90
         Irwindale Building..............................    12.00    23.04    23.04    23.04    23.04
         Coronado Plaza(2)...............................    29.78    28.50    27.01      N/A      N/A
         Holy Cross Medical Plaza........................    27.57    26.66    28.44    28.04    28.07
         St. Joseph's Medical Bldg.......................    26.23    27.11    26.82    27.19    27.03
         24355 Lyons Avenue(2)...........................    20.79    20.22    20.39      N/A      N/A
         14591 Newport Avenue, Medical Office I..........    16.37    15.80    15.13    13.39    14.66
         14642 Newport Avenue, Medical Office II.........    21.27    21.19    16.54    13.19    12.34
         Pacific Park(4).................................    25.24    25.20    25.20      N/A      N/A
         Pier One Retail Center (3)......................    20.00    20.00    20.00      N/A      N/A
         Regents Medical Center..........................    27.03    26.27    24.77    24.18    24.93
         San Pedro Medical Plaza(2)......................    22.51    22.93    23.65      N/A      N/A
         1095 Irvine Boulevard...........................    21.18    20.73    20.30    19.87    19.46
         Santa Clarita Valley Medical Center(2)..........    20.25    20.46    20.72      N/A      N/A
         Santa Clarita Valley Medical Center, Bldg F(4)..    24.90    24.62    24.96      N/A      N/A
                                                            ------   ------   ------   ------   ------
       Weighted Average of all MOB Properties............   $28.13   $28.29   $27.76   $29.94   $29.81
                                                            ------   ------   ------   ------   ------

_________________________
1)   Retail space.
2)   Property acquired in 1998
3)   Property was built in 1998.
4)   Property was built in 1999.

                     MOB Properties--Annualized Base Rent
                            (Amounts in Thousands)

          MOB Property                                        2000      1999     1998      1997      1996
          ------------                                        ----      ----     ----      ----      ----
       405 N. Bedford...................................    $ 1,773   $ 1,630   $ 1,554   $ 2,125   $ 2,183
       415 N. Bedford(1)................................        239       229       224       219       217
       416 N. Bedford...................................      1,638     1,540     1,380     1,399     1,468
       435 N. Bedford...................................      1,716     1,673     1,683     1,630     1,718
       435 N. Roxbury...................................      1,480     1,491     1,487     1,412     1,450
       436 N. Bedford...................................      3,275     3,150     3,030     3,101     3,090
       Sherman Oaks Medical Plaza.......................      1,480     1,275     1,364     1,291     1,378
       Irwindale Building...............................        571     1,097     1,097     1,097     1,097
       Coronado Plaza...................................      1,105     1,035       983       N/A       N/A
       Holy Cross Medical Plaza.........................      1,832     1,751     1,822     1,864     1,896
       St. Joseph's Medical Bldg........................        676       699       667       698       694
       24355 Lyons Avenue(2)............................        981       943       851       N/A       N/A
       14591 Newport Avenue, Medical Office I...........        296       200       151       127       120
       14642 Newport Avenue, Medical Office II..........        909       954       636       452       504
       Pacific Park(4)..................................        583       427       427       N/A       N/A
       Pier One Retail Center (3).......................        182       182       182       N/A       N/A
       Regents Medical Center...........................      1,654     1,716     1,618     1,570     1,555
       San Pedro Medical Plaza(2).......................      1,155     1,232     1,199       N/A       N/A
       1095 Irvine Boulevard............................        214       210       206       201       197
       Santa Clarita Valley Medical Center(2)...........        775       704       834       N/A       N/A
       Santa Clarita Valley Medical Center, Bldg F(4)...      1,006       958       668       N/A       N/A
                                                            -------   -------   -------   -------   -------
     Total of all MOB Properties........................    $23,540   $23,097   $22,063   $17,186   $17,567
                                                            -------   -------   -------   -------   -------

____________________________
1)   Retail space.
2)   Property acquired in 1998
3)   Property built in 1998.
4)   Property built in 1999.

Senior Care Loans

     Lending Operations

     As of December 31, 2000, the Company had ten loans outstanding that total approximately $16.7 million before reserves of $5.5 million. The ten loans are described in the following paragraphs.

     In October 1999, the Company provided $1.65 million of bridge financing for a $9.0 million apartment complex located in Tulsa, Oklahoma. The apartment complex was purchased by G&L Realty Partners, LLC ("G&L Partners"), a company controlled by Joe Carroll, a former Company employee, in which the Company has no equity interest. G&L Partners sold the apartment complex in December 1999 through a tax-exempt bond offering to NVHF Park Chase, LLC ("NVHF"), a not-for-profit company. As part of its loan repayment, the Company received approximately $380,000 in cash. For the remaining balance, the Company received $1.26 million in tax-exempt, subordinated B-bonds from the offering. The tax-exempt bonds are due in December 2029 and bear interest at 8.75% per annum. In addition, the Company received a 10-year, 10%, $500,000 unsecured note from NVHF Affiliates, LLC, the parent company of NVHF. The Company is also the guarantor on a $500,000 letter of credit in favor of NVHF Affiliates, LLC.

     On June 17, 1996, the Company funded a $6.1 million loan for the acquisition of a SNF in Hyattsville, Maryland (the "St. Thomas More facility") by Heritage Care, Inc. ("Heritage Care"), a non-profit corporation. The Company received a first deed of trust on that facility and Carroll Manor, Inc. ("Carroll Manor"), the seller, received a second deed of trust which secured its $500,000 loan to Heritage Care. In addition to the $6.1 million, the Company made additional advances in 1997, totaling $2.6 million, to enable Heritage Care to meet its payroll and other current expenses necessary to remain in operation and thereby protect the value of the Company's security interest in the St. Thomas More facility. On March 31, 1999, the Company refinanced the $6.1 million loan, the $2.6 million in additional advances and all accrued interest into a $7.3 million,10-year, 12% promissory note secured by a first deed of trust on the St. Thomas More facility and a $2.7 million, 10-year, 12% unsecured promissory note. In September 1999, the Company purchased the $500,000 second deed of trust from Carroll Manor for $503,000, including all unpaid interest and late fees. In December 1999, the Company consolidated the $7.3 million first deed of trust and the $500,000 second deed of trust into an $7.8 million promissory note with the same terms and conditions as the previous $7.3 million promissory note. Principal and interest payments on the $7.8 million and the $2.7 million promissory notes due monthly total $135,000. The facility is currently being operated by Future Care, an experienced Maryland operator of nursing homes.

     In December 1997, the Company funded $4.6 million into an escrow, to be loaned to Aspen Paso Robles, Inc. ("Aspen") at the close of escrow. This loan was to be secured by (i) a 59-bed nursing and rehabilitation center in Chico, California; (ii) a 38-bed SNF in Paso Robles, California; and (iii) a 57-bed intermediate care center in Beaumont, California. The loan closed on February 25, 1998 although certain funds were held in escrow pending the close of the real estate in which the Chico and Beaumont facilities were located. The purchase of the Chico real estate subsequently closed. The funds for the Beaumont real estate remained in escrow until October 1998 at which time the Company secured the return of those funds and applied them to pay down the loan balance to $3.6 million. The borrower subsequently filed a Chapter 11 proceeding under the U.S. Bankruptcy Code. As of December 31, 1999, the remaining $3.6 million balance of the loan was in default and the two facilities securing the loan were closed. In March 2000, the Company obtained title to the two SNFs from the bankruptcy court. Because these two SNFs were not operating, the Company valued these two facilities at $1.2 million and an additional provision for doubtful notes receivable of $1.7 million was recorded. The Company is currently pursuing legal action against the borrower and other parties involved in the transaction in order to recover the remaining outstanding balance.

     In addition to the notes on the Tulsa, St. Thomas More and Aspen facilities, the Company had five other loans outstanding at December 31, 2000, with an aggregate face value of $1.97 million, excluding approximately $0.1 million of additional accrued, unpaid interest. The following is a summary of the five other loans as of December 31, 2000:

     . $675,000 note secured by a first deed of trust due June 30, 2001, interest payable monthly at a rate of 10% per annum.

     . $150,000 note secured by second deed of trust, interest payable semiannually at a rate of 10.0% per annum. This note is currently in default.

     . $44,000 unsecured promissory note due June 30, 1999, interest payable at 10.0% per annum. This amount is currently in default.

     . $104,000 unsecured promissory note due July 1, 2000, interest payable at 10.0% per annum. This note is currently in default.

     . $1,000,000 unsecured promissory note due September 1, 2000, interest payable at 10.0% per annum. This note is currently in default.

     As of December 31, 2000, the Company had reserves of $5.5 million for doubtful notes receivable. Management believes that $5.5 million is appropriate in relation to the status of the loans in the Company's portfolio as of March 24, 2001.

     GLN

     GLN was formed with Nomura Asset Capital Corp. ("Nomura") for the purpose of making short-term loans to third parties to purchase senior care facilities. Due to market conditions and other financial constraints, it does not appear likely that the Company or Nomura will use GLN to make future loans. As of December 31, 2000, GLN had one loan outstanding. In May 1997, GLN funded a secured loan of approximately $1.5 million to a limited partnership created to acquire a recreational vehicle ("RV") park in Florida for approximately $1.2 million. This loan bears interest at a rate of approximately 9.0% per annum and matured on May 1, 1999. The loan provided for monthly payments of interest only. As of December 31, 2000, the borrower was in default on the mortgage payments. Management is currently in the process of negotiating its exit strategy with the borrower with respect to this loan.

Insurance

     The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to the MOB Properties and ALF and SNF Properties. There are certain types of losses that may either be uninsurable or not economically insurable; moreover, there can be no assurance that policies maintained by the Company will be adequate in the event of a loss. The Company carries earthquake and flood insurance for coverage of losses up to $35 million on the MOB Properties and the ALF and SNF Properties located in California and Arizona, which amount represents approximately 25% of the net book value of these properties. This coverage is subject to a 10% deductible up to the amount of insured loss. The ALF and SNF Properties located in Washington and Massachusetts do not carry earthquake or flood insurance. Thirty-two of the 45 properties directly or indirectly owned by the Company are located in Southern California, which has a history of seismic activity, including the 1994 Northridge earthquake that damaged the Holy Cross Medical Plaza property. Two ALF and SNF Properties owned by the Company are located in Phoenix, Arizona, in an area with a history of flood activity. Should an uninsured loss occur, the Company could lose its investment in, and anticipated earnings and cash flow from, a property.

ITEM 3.  LEGAL PROCEEDINGS

     There is no material pending litigation to which the Company or its consolidated or unconsolidated subsidiaries is a defendant or to which any of their properties is subject other than routine litigation arising in the ordinary course of business, most, if not all, of which is expected to be covered by insurance, except as discussed below.

     On August 15, 1997, a subsidiary of the Company, GL/PHP, LLC ("GL/PHP") borrowed $16 million from Nomura Asset Capital Corp. ("Nomura"), the proceeds of which were used to repay a loan made by PHP Healthcare Corporation ("PHP") in connection with the purchase by GL/PHP of six New Jersey primary care centers (the "New Jersey Properties"). Nomura received a first lien against the real properties. The New Jersey Properties were leased by Pinnacle Health Enterprises, LLC ("Pinnacle"), a subsidiary of PHP, and PHP guaranteed the lease. Concurrently with the $16 million loan, the Operating Partnership obtained a new $2 million loan from PHP evidenced by a $2 million promissory note payable to PHP. The note by its terms is nonnegotiable and provides for a right of offset against payments of interest and principal in an amount equal to any losses sustained by reason of any defaults by Pinnacle under its lease with GL/PHP, discussed below.

     As of August 15, 1997, Pinnacle leased the New Jersey Properties from GL/PHP under the terms of a 17-year net operating lease. PHP guaranteed the obligations of its subsidiary under the lease. In November 1998, Pinnacle filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware and its case was voluntarily converted to a Chapter 7 case. Also in November 1998, PHP filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware. CapMark Services, L.P. ("CapMark"), the loan servicer and successor to Amresco Management Inc., has foreclosed on its security and taken title to the New Jersey Properties.

     The Operating Partnership filed a declaratory relief action in the New Jersey State Court seeking a determination that LaSalle National Bank ("LaSalle"), the successor to Nomura, as trustee for the holders of certain obligations including the Nomura loan, did not have any rights against said $2 million note. LaSalle claims it is entitled to the $2 million borrowed from PHP under the deed of trust and assignment of rent with GL/PHP. After proceedings in both California and New Jersey, it was determined that this matter will be heard in the Federal District Court in New Jersey. The Operating Partnership believes that the lawsuit will be resolved with no adverse impact to the Company, however no assurances can be given at this time that this result will be obtained.

     In November 1999, Landmark Healthcare Facilities, LLC ("Landmark") filed a lawsuit against Valencia, a subsidiary of the Company, claiming that Landmark is entitled to approximately $600,000 plus interest under a development agreement entered into between Valencia and Landmark for the development of an MOB in Valencia, California. The Company is vigorously opposing the lawsuit and has filed a counter suit to recover approximately $400,000 plus interest that was already paid under the development agreement and for a judgment and declaration that all of Landmark's rights, title and interest in Valencia have been terminated or assigned to the Company. The litigation went to trial on March 12, 2001. On March 21, 2001, the court issued a tentative ruling on the matter in favor of the Company. Final judgment is still pending.

     In January 2001, the Company settled a lawsuit with Cigna Healthcare, Inc and Cigna Healthcare of California ("Cigna") and received a settlement of $4.1 million. The settlement ended litigation against Cigna for delinquent rent under a lease for a MOB in Irwindale, California. Due to this settlement, the Company will record lease termination income of approximately $2.7 million in the first quarter of 2001.

     Two shareholder class actions have been filed against the Company and its directors arising out of the proposal by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and President, respectively, of the Company, to acquire all of the outstanding shares of the Company's common stock not currently owned by them (the "Pending Proposal"). The first suit, Lukoff v. G&L Realty Corp. et al., case number BC 241251, was filed in the Superior Court of the State of California, County of Los Angeles, on December 4, 2000. The second suit, Abrons v. G&L Realty Corp. et al., case number 24-C-00-006109, was filed in the Circuit Court for Baltimore City, Maryland, on December 14, 2000. Both actions assert claims for breach of fiduciary duty and seek, among other things, compensatory damages and to enjoin the transaction. Defendants have not yet answered or otherwise responded to the complaints. On February 6, 2001, pursuant to a stipulation between the parties, the Lukoff action was stayed for 120 days or until the Company's board of directors takes action with respect to the Pending Proposal, whichever occurs earlier.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to the stockholders of the Company during the quarter ended December 31, 2000.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol GLR. It has been the Company's policy to declare quarterly distributions to holders of the Company's Common Stock so as to comply with applicable sections of the Code governing REITs. Operating Partnership units ("Units") and shares of Common Stock receive equal distributions. Distributions are declared and paid at the discretion of the Company's Board of Directors and generally depend on the Company's cash flow, its financial condition, capital requirements, the distribution requirements under the REIT provisions of the Code and such other factors as the directors of the Company deem relevant.

     The table below sets forth the high and low sales prices of the Company's stock for each full quarterly period from January 1, 1999 to March 30, 2001 as reported by the New York Stock Exchange. The table also includes, on a per share basis, the quarterly cash distribution declared and paid to holders of the Company's Common Stock and Units for each of the last two fiscal years and the current year to date.

                                                              High        Low      Distribution
                                                           ------------------------------------
          2001     First quarter (to March 30, 2001).....   $ 10.75     $  8.88        0.125

          2000     Fourth quarter........................      9.50        7.56        0.125
                   Third quarter.........................      7.94        6.63        0.125
                   Second quarter........................      9.00        7.25        0.125
                   First quarter.........................      9.56        8.63        0.125

          1999     Fourth quarter........................      9.75        7.50        0.125
                   Third quarter.........................     12.13        8.81        0.125
                   Second quarter........................     12.94       10.06         0.39
                   First quarter.........................     15.19       11.88         0.39

______________________

     The Company also paid monthly dividends to holders of the Company's Series A and Series B Preferred Stock on the fifteenth day of each month. Dividends are paid monthly at the rate of $2.56 and $2.45 per annum on shares of the Company's Series A and Series B Preferred Stock, respectively. Distributions on the Company's Series A and Series B Preferred Stock are senior to all classes of the Company's Common Stock.

     At various times during the year ending December 31, 2000, the Company repurchased a total of 301,800 shares of the Company's Common Stock at an average price of approximately $9.22 per share. During 2000, the Company also purchased 7,700 shares of its Series A Preferred Stock at an average price of $15.03 and 4,600 shares of its Series B Preferred Stock at an average price of $14.68. The approximate number of holders of record of the shares of Common Stock was 94 as of December 31, 2000. This number does not represent the total number of beneficial holders of Common Stock.

     On November 30, 2000, the Company received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $10.00 per share. On February 16, 2001, the Company received a revised proposal from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the transaction.

ITEM 6.  CONSOLIDATED SELECTED FINANCIAL DATA

     The following table sets forth consolidated selected financial and operating information for the Company for each of the years ended December 31, 2000, 1999, 1998, 1997 and 1996. The following information should be read in conjunction with all of the financial statements and notes thereto included in this Form 10-K. This data also should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Form 10-K. The consolidated selected financial and operating data as of December 31, 2000, 1999, 1998, 1997 and 1996 and for each of the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from audited financial statements.

                                                                       Year ended December 31,
                                                       --------------------------------------------------------
                                                         2000        1999        1998        1997        1996
                                                       --------    --------    --------    --------    --------
                                                                (In thousands, except per share amounts)
Operating Data:
--------------
Revenues:
   Rental..........................................    $25,889     $27,928     $24,639     $20,307     $15,796
   Patient revenues................................     17,820         ---         ---         ---         ---
   Tenant reimbursements...........................      1,495       1,275         781         707         728
   Parking.........................................      1,273       1,148       1,501       1,439       1,251
   Interest and loan fees..........................      2,532       2,797       4,517       4,322       6,712
   Net gain on sale of assets......................      1,263         ---         ---         ---         ---
   Other income....................................        573         398         254         274         549
                                                       -------     -------     -------     -------     -------
      Total revenues...............................     50,845      33,546      31,692      27,049      25,036
                                                       -------     -------     -------     -------     -------
Expenses:
   Property operations.............................      7,854       7,569       6,171       6,280       5,696
   Skilled nursing operations......................     16,548         ---         ---         ---         ---
   Depreciation and amortization...................      6,015       5,690       4,597       3,570       2,773
   Interest........................................     13,802      12,393       8,683       9,088       9,322
   General and administrative......................      2,892       3,196       2,554       2,044       1,787
   Provision for doubtful accounts, notes and
      bonds receivable.............................      2,000       5,603         ---         ---       2,288
   Impairment of long-lived assets.................        ---       6,400         ---         ---         ---
   Loss on disposition of real estate..............        ---         ---         ---         ---       4,874
                                                       -------     -------     -------     -------     -------
      Total expenses...............................     49,399      37,248      27,608      20,982      24,452
                                                       -------     -------     -------     -------     -------
   Income (loss) from operations before
     minority interests, equity in (loss)
     earnings of unconsolidated affiliates
     and extraordinary (losses) gains..............      1,446      (3,702)      4,084       6,067         584
   Equity in (loss) earnings of unconsolidated
     affiliates....................................       (417)       (269)         80       1,195         ---
   Minority interest in consolidated affiliates....       (182)       (175)       (225)       (156)       (129)
   Minority interest in Operating Partnership......        460       2,202         404        (545)        (65)
                                                       -------     -------     -------     -------     -------
   Income (loss)  before extraordinary gains
     (losses)......................................      1,307      (1,944)      4,343       6,561         390
   Extraordinary (losses) gains (net of minority
     interest).....................................       (158)       (171)        ---         ---       9,311
                                                       -------     -------     -------     -------     -------
   Net income (loss)...............................    $ 1,149     $(2,115)    $ 4,343     $ 6,561     $ 9,701
                                                       =======     =======     =======     =======     =======
Per share data:
   Basic:
       Before extraordinary (losses) gains.........    $ (2.46)    $ (2.44)    $ (0.70)    $ $0.91     $  0.10
       Extraordinary (losses) gains................      (0.07)      (0.04)        ---         ---        2.29
                                                       -------     -------     -------     -------     -------
       Net (loss) income...........................    $ (2.53)    $ (2.48)    $ (0.70)    $  0.91     $  2.39
                                                       =======     =======     =======     =======     =======
   Fully Diluted:
       Before extraordinary (losses) gains.........    $ (2.46)    $ (2.44)    $ (0.70)    $  0.89     $  0.09
       Extraordinary (losses) gains................      (0.07)      (0.04)        ---         ---        2.24
                                                       -------     -------     -------     -------     -------
       Net (loss) income...........................    $ (2.53)    $ (2.48)    $ (0.70)    $  0.89     $  2.33
                                                       =======     =======     =======     =======     =======

                                                              At or for the Year ended December 31,
                                                    --------------------------------------------------------
                                                      2000        1999        1998        1997        1996
                                                    --------    --------    --------    --------    --------
                                                             (In thousands, except per share amounts)
Cash Flow Data:
--------------
Net cash provided by operating activities...        $  7,490    $  8,708    $ 12,666    $  9,045    $  5,726
Net cash used in investing activities.......            (373)    (12,330)    (51,094)    (49,534)    (23,413)
Net cash provided by financing activities...         (11,871)      9,788      26,198      53,833      17,283

Balance Sheet Data:
------------------
Land, buildings and improvements, net.......        $168,280    $180,367    $186,751    $139,082    $ 93,231
Mortgage loans and bonds receivable, net....          11,244      16,026      12,101      14,098      34,576
Total investments...........................         179,524     196,393     198,852     153,180     127,807
Total assets................................         205,466     232,396     219,499     189,380     135,996
Total debt..................................         158,942     177,371     134,880      95,172     109,025
Total stockholders' equity..................          39,891      51,385      79,584      88,924      22,448

Other Data:
----------
Ratio of earnings to fixed charges and
   preferred dividends (1)..................            0.71x       0.53x       0.82x       1.36x       1.59x
Ratio of funds from operations to fixed
   charges and preferred dividends (2)......            0.91x       0.70x       1.05x       1.77x       1.88x
Ratio of total debt to total market
   capitalization (3).......................            65.3%       63.8%       50.6%       35.9%       63.8%
Number of properties........................            40          45          36          25          15

______________________________

1) For purposes of these computations, earnings consist of net income plus fixed charges. Fixed charges and preferred dividends consist of interest expense, capitalized interest, amortization of deferred financing costs and preferred dividends paid to preferred stockholders during the period. The deficit of earnings to fixed charges and preferred dividends for the years ended December 31, 2000, 1999 and 1998 was $6,015,000, $9,327,000 and
     $3,038,000, respectively.
2) For purposes of these computations, ratio of funds from operations to fixed charges consists of FFO as defined in note (1) on page 39 plus fixed charges and preferred dividends paid to preferred stock holders during the period. Fixed charges and preferred dividends consist of interest expense, capitalized interest, amortization of deferred financing costs and preferred dividends paid to preferred stockholders during the period. The deficit of funds from operations to fixed charges for the years ended December 31, 2000 and 1999 was $1,786,000 and $5,966,000, respectively.
3) Total market capitalization as of the dates presented is long-term debt plus the aggregate market value of the Company's Common Stock and Units not owned by the Company, assuming one Unit is equivalent in value to one share of Common Stock plus the liquidation value of the Preferred Stock outstanding.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Selected Financial Data and the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Form 10-K.

     Information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other comparable terminology. Any one factor or combination of factors could cause the Company's actual operating performance or financial results to differ substantially from those anticipated by management. Factors influencing the Company's operating performance and financial results include, but are not limited to, changes in the general economy, the supply of, and demand for, healthcare related real estate in markets in which the Company has investments, the availability of financing, governmental regulations concerning, but not limited to, new construction and development, the creditworthiness of tenants and borrowers, environmental issues, healthcare services and government participation in the financing thereof, and other risks and unforeseen circumstances affecting the Company's investments which may be discussed elsewhere in this Annual Report on Form 10-K.

Acquisition of all Outstanding Shares of Common Stock

     On November 30, 2000, the Company received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $10.00 per share. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the transaction. The proposal was conditioned upon, among other things, approval of the Board of Directors and stockholders of the Company, the negotiation of mutually satisfactory definitive agreements, and the receipt by Messrs. Gottlieb and Lebowitz of satisfactory financing to complete the transaction. Upon receipt of the proposal, the Board of Directors of the Company formed a special committee comprised of S. Craig Tompkins, as chairman, Dr. Richard Lesher, Charles Reilly and Leslie Michelson to consider the proposal. The special committee was empowered to evaluate and, if appropriate, negotiate with respect to the proposal and to make a recommendation to the Board of Directors with respect to any proposed transaction.

     On February 16, 2001, the Company received a revised proposal from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. The revised proposal was submitted to the special committee of the Company's Board of Directors for review.

Results of Operations

Comparison of the Year Ended December 31, 2000 Versus the Year Ended December 31, 1999

     Total revenues increased by $17.3 million, or 52%, from $33.5 million for the year ended December 31, 1999, to $50.8 million in 2000. Patient revenues relating to the skilled nursing facilities in which the Company currently owns the license to operate accounted for $17.8 million of this increase. On March 15, 2000, the Company obtained licenses from the Commonwealth of Massachusetts to operate the three SNFs comprising 391 beds owned by the Company and located in Hampden, Massachusetts. As a result of the license transfer, all of the assets, liabilities, revenues and expenses of these SNFs for the period from March 15, 2000 through December 31, 2000 are reflected in the consolidated financial statements of the Company. In addition, the Company holds the license to operate its 98-bed SNF located in Phoenix, Arizona. On April 1, 2000, the Company terminated its lease with the previous manager and entered into a management agreement with a new manager. As a result, all of the assets, liabilities, revenues and expenses of this SNF for the period of April 1, 2000 through December 31, 2000 are also reflected in the consolidated financial statements of the Company. The consolidation of the operating revenues related to the three SNFs in Massachusetts accounted for a $15.8 million increase in patient revenues while the SNF in Arizona accounted for an additional $2.0 million increase.

     Rents, tenant reimbursements and parking revenues decreased by $1.7 million, or 6%, from a combined total of $30.4 million for the year ended December 31, 1999, to $28.7 million in 2000. The loss of rental revenue from the SNFs in which the Company now owns the licenses to operate accounted for $2.3 million of this decrease. Previously, the Company collected monthly rent for these facilities in the form of lease payments from the prior operator. Excluding the loss of these lease payments, rents, tenant reimbursements and parking revenues actually increased by $0.6 million in the year 2000 compared to the same period in 1999. Additional revenues from recently completed construction projects in Valencia and Aliso Viejo accounted for $1.2 million of this increase while the January 2000 acquisition of an 80-unit, 44,117 square foot ALF located in Tarzana, California accounted for an additional $1.0 million. Also, increased occupancy at the Company's ALF located in Santa Monica, California resulted in an increase of $0.4 million in rental revenues. These increases were offset by a decrease of $2.0 million in rental revenue related to the foreclosure of the Company's six MOBs located in New Jersey as discussed in Footnote 12 of the Notes to the Consolidated Financial Statements.

     Interest and loan fee income decreased by $0.3 million, or 11%, from $2.8 million for the year ended December 31, 1999, to $2.5 million for the same period in 2000. This decrease was due to a $0.6 million decrease in loan fees related to the March 31, 1999 long-term refinancing of the Company's note receivable secured by the SNF in Hyattsville, Maryland. This decrease was offset by an increase of $0.3 million in interest income related to the financing by the Company in December 1999 of an apartment complex located in Tulsa, Oklahoma.

     The Company recognized a net gain on the sale of assets in the amount of $1.3 million during the year ended December 31, 2000. The January 2000 sale of a 33,000 square foot MOB located in Aliso Viejo, California to Hoag Memorial Hospital accounted for $1.4 million of the gain. This gain was offset by the loss of $0.1 million on the sale of the Company's 50% interest in Valley Convalescent, LLC, an unconsolidated affiliate.

     Total expenses increased by $12.1 million, or 33%, from $37.2 million for the year ended December 31, 1999, to $49.3 million in 2000. A portion of the increase in expenses was due to an increase of $0.3 million in the Company's allowance for doubtful accounts and notes receivable. In addition, a $6.4 million decrease resulted from the impairment of the Company's six MOBs located in New Jersey in the third quarter of 1999. The consolidation of the operating revenues and expenses of the three Hampden SNFs from March 15, 2000 through December 31, 2000 and the Arizona SNF from April 1, 2000 through December 31, 2000 as discussed above accounted for $16.5 million of this increase in total expenses.

     Property operating expenses increased by $0.3 million, or 4%, from $7.6 million for the year ended December 31, 1999, to $7.9 million for the same period in 2000. Development projects completed by the Company during 1999 and 2000 accounted for $0.2 million of this increase while the acquisition of an ALF in Tarzana, California accounted for an additional $0.2 million. Additional legal fees related to the Hampden license transfer accounted for an additional $0.1 million. These increases were offset by a $0.2 million decrease in management and overhead expenses associated with a wholly-owned subsidiary formed by the Company in November 1998 for the purpose of making loans to obtain healthcare facilities. This subsidiary ceased operations in April 1999.

     Depreciation and amortization increased $0.3 million, or 5%, from $5.7 million for the year ended December 31, 1999, to $6.0 million for same period in 2000. This increase was attributable to the January 2000 acquisition of a 44,117 square foot ALF located in Tarzana, California as well as new property developments in Valencia and Aliso Viejo, which were placed into service during 1999 and 2000.

     Interest expense increased $1.4 million, or 11%, from $12.4 million for the year ended December 31, 1999 to $13.8 million in 2000. This increase was mainly due to interest incurred on net new borrowings of approximately $51.0 million made by the Company in 1999 and 2000, as well as the assumption of $7.5 million in debt associated with the acquisition of the ALF in Tarzana, California. The $51.0 million in new borrowings consisted of four notes totaling approximately $22.0 million secured by eleven MOBs, two notes totaling approximately $18.0 million secured by four SNFs and one note in the amount of approximately $11.0 million secured by an ALF.

     General and administrative expenses decreased $0.3 million, or 9%, from $3.2 million for the year ended December 31, 1999, to $2.9 million for the same period in 2000. This decrease was attributed to lower payroll costs as well as lower costs associated with the Company's annual report and other SEC filings.

     Equity in loss of unconsolidated affiliates decreased $0.1 million for the year ended December 31, 2000 compared to the same period in 1999. This decrease was primarily the result of start-up losses associated with the Company's 50% investment in G&L Penasquitos, LLC and the Company's 50% investment in G&L Parsons House on Eagle Run, Inc. In March 1999, The Arbors at Rancho Penasquitos, an ALF owned by the Company through G&L Penasquitos, LLC, commenced operations. The facility has been in a lease-up phase since opening in March 1999 and therefore has been producing a net loss. Eagle Run, an ALF owned by the Company through G&L Parsons House on Eagle Run, LLC, commenced operations in November 1999 and also produced a net loss in 2000. Occupancy rates and net operating income at both facilities are increasing on a monthly basis and are expected to stabilize during 2001, at which time both facilities are expected to produce income for the Company.

     During the first quarter of 2000, the Company recorded a loss on the early retirement of long-term debt in the amount of $0.2 million. This loss was a result of pre-payment fees and the write-off of deferred loan fees relating to the repayment of a $5.5 million loan secured by a 33,000 square foot MOB in Aliso Viejo, California. The building was sold to Hoag Memorial Hospital Presbyterian on January 25, 2000 for a price of $8.3 million. The Company used a portion of the proceeds to repay the $5.5 million loan.

     Net income increased $3.2 million from a net loss of $2.1 million for the twelve months ended December 31, 1999 to net income of $1.1 million in 2000. This increase was primarily due to a $6.4 million decrease in the impairment of long-lived assets and a $1.3 million increase in net gains on sale of assets. These increases were offset by a $1.4 million increase in interest expense, a $1.7 million decrease in rents, tenant reimbursements and parking revenues, a $0.3 million increase in depreciation and amortization expense, a $0.3 million increase in operating expenses and a $0.3 million decrease in interest and loan fee income.

Comparison of the Year Ended December 31, 1999 Versus the Year Ended December 31, 1998

     Total revenues increased by $1.8 million, or 6%, from $31.7 million for the year ended December 31, 1998, to $33.5 million in 1999. Rents, tenant reimbursements and parking revenues increased an aggregate $3.5 million, or 13%, from a combined total of $26.9 million for the year ended December 31, 1998, to $30.4 million in 1999. The purchase of a 49,000 square foot MOB in Valencia, California and a 40,000 square foot office and retail complex in Coronado, California in December 1998 accounted for $2.4 million of this increase. The purchase of two senior care facilities located in Santa Monica, California and Hoquiam, Washington during June and August 1998, respectively, accounted for an additional $0.9 million increase. In addition, recently completed construction projects in Valencia and Aliso Viejo accounted for $0.8 million of this increase. These increases were offset by a decrease of $0.7 million in rental revenue due to the vacancy of the Company's six MOBs located in New Jersey. Interest, loan fees and related revenues derived from loans secured by ALF and SNF Properties decreased by $1.7 million, or 38%, from $4.5 million for the year ended December 31, 1998, to $2.8 million for the same period in 1999. This decrease was partially due to the repayment during 1998 of seven outstanding loans, representing a total decrease of $0.5 million in interest and loan fee income. An additional $0.9 million of this decrease was due to the loss of interest, during 1999, on non-performing loans for which the Company had previously reserved approximately $2.8 million in December 1998. Furthermore, interest earned on cash on hand decreased during 1999 by approximately $0.3 million as the Company had an average of approximately $11.0 million in cash on hand during 1998 and only $8.0 million during 1999. Other income increased by $0.1 million, or 33%, from $0.3 million in 1998, to $0.4 million in 1999. This increase was due to the gain on sale of a vacant parcel of land located in Tustin, California by the Company of $0.2 million.

     Total expenses increased by $9.6 million, or 35%, from $27.6 million for the year increase was due to an impairment loss recognized during 1999 on the Company's six MOBs located in New Jersey. Property operating expenses increased by $1.4 million, or 23%, from

$6.2 million for the year ended December 31, 1998, to $7.6 million for the same period in 1999. Property acquisitions and development projects completed by the Company during 1998 and 1999 accounted for $1.0 million of this increase. Management and overhead expenses associated with a wholly owned subsidiary formed by the Company in November 1998 for the purpose of making loans to Senior Care Facilities accounted for $0.2 million of this increase. The joint venture ceased operations in April 1999. The remaining increase was due to legal and administrative costs relating to the six MOBs located in New Jersey. Depreciation and amortization increased $1.1 million, or 24%, from $4.6 million for the year ended December 31, 1998, to $5.7 million for same period in 1999. This increase was attributable to property acquisitions made by the Company during 1998 and new building developments placed into service during 1999. Interest expense increased $3.7 million, or 43%, from $8.7 million for the year ended December 31, 1998 to $12.4 million in 1999. This increase was mainly due to interest incurred on net new borrowings of approximately $45.9 million made by the Company during 1999. General and administrative expenses increased $0.6 million, or 23%, from $2.6 million for the year ended December 31, 1998, to $3.2 million for the same period in 1999. This increase was related to the addition of new administrative personnel, greater external accounting expenses, an increase in costs associated with failed acquisitions and an increase in costs associated with the Company's annual report and other SEC filings. These increases were offset by a $3.6 million decrease in provisions for doubtful accounts, notes and bonds receivable as the Company increased its bad debt reserves by $2.0 million for the year ended December 31, 1999, and $5.6 million for the same period in 1998.

     Equity in earnings (loss) of unconsolidated affiliates decreased $0.4 million, or 400%, from $0.1 million for the year ended December 31, 1998 to $(0.3) million for the same period in 1999. This decrease was primarily the result of start-up losses associated with the Company's 75% investment in G&L Penasquitos, Inc. and the Company's 50% investment in G&L Parsons on Eagle Run, Inc. In March 1999, The Arbors at Rancho Penasquitos, an assisted living facility operated by G&L Penasquitos, Inc., commenced operations. The facility has been in a lease-up phase since its opening in March 1999 and therefore produced a net operating loss. Eagle Run commenced operations in November 1999 and also produced a net loss for 1999. Occupancy rates at both facilities are increasing on a monthly basis and are expected to stabilize during 2000, at which time both facilities are expected to produce income for the Company.

     Net income decreased $6.5 million, or 148%, from $4.4 million for the twelve months ended December 31, 1998 to $(2.1) million in 1999. This decrease was primarily due to the $6.4 million impairment of the Company's six MOBs in New Jersey, the $3.7 million increase in interest expense, the $2.5 million increase in property operating expenses and depreciation as well as the $1.7 million decrease in interest and loan fee income. These amounts were offset by a $3.4 million increase in rents, tenant reimbursements and parking revenues and a $3.6 million decrease in provisions for doubtful accounts, notes and bonds receivable.

Liquidity and Capital Resources

     The Company's goal is to create wealth through growth in cash flow from its real estate investments. The Company believes that this goal is being realized through its management expertise in the areas of acquisition, development, financing, leasing and strategic management of the MOB Properties and ALF and SNF Properties. The Company seeks to maximize cash flow from its existing properties and make new investments that are accretive to cash flow over the long-term. The Company's use of leverage is viewed as a means to grow its asset base without diluting shareholder value.

     As of December 31, 2000, the Company's direct investment in net real estate assets totaled approximately $168.3 million, $4.9 million in joint ventures and $11.2 million invested in notes receivable. Total debt outstanding at year-end totaled $158.9 million.

     In January 2000, the Company, in a joint venture with ASL Tarzana Wedgewood, LLC, purchased an 80-unit, 44,117 square foot ALF located in Tarzana, California for $10.3 million. The Company contributed $2.5 million to the joint venture for an 85% equity interest in the newly formed company. However, the Company's ownership interest will be reduced to 65% after the Company's initial capital contribution, plus preferred returns which are equal to 12% per annum of the Company's capital contribution, is repaid by the joint venture. ASL Tarzana, Inc., an affiliate of ASL Tarzana Wedgewood, LLC, operates the facility. As part of the acquisition, the Company assumed three loans totaling $7.5 million. The loans, which are all due in 2006, consist of a $5.75 million note secured by the ALF at an interest rate of 8.3%, a $0.95 million note collateralized by a second deed of trust on the ALF bearing interest at 8.5% and a $0.8 million unsecured note which bears interest at 7.5%.

     During 2000, the Company contributed $1.2 million in construction costs towards the development of a two-story, 80-unit, 92-bed ALF in Yorba Linda, California. The project, owned by Lakeview Associates, LLC, in which the Company has a 50% interest, is expected to be completed in 2001.

     In January 2000, the Company sold a 33,000 square foot MOB located in Aliso Viejo, California to Hoag Memorial Hospital Presbyterian for $8.3 million. The Company used the proceeds to repay a $5.5 million loan that was secured by the MOB and recognized a gain on sale of $1.4 million.

     In March 2000, the Company sold its 50% interest in Valley Convalescent, a joint venture that owned a 118-bed SNF located in El Centro, California, to its joint venture partner. The transaction included a sale price of $500,000, consisting of $200,000 in cash and a $300,000 mortgage note. The $300,000 mortgage note was consolidated with the $2.8 million existing mortgage that the Company already had on the facility. The $3.1 million mortgage note was repaid on November 21, 2000.

     In November 1999, Lenox Healthcare, the manager of the Company's three SNFs located in Hampden, Massachusetts, filed for bankruptcy. In December 1999, the Company reserved $2.0 million related to delinquent rent and operating expense reimbursements from these facilities. In January 2000, the bankruptcy court approved the cancellation of the Lenox Healthcare management contract and the Company selected a new manager to operate these facilities. On March 15, 2000, the Company obtained licenses from the Commonwealth of Massachusetts to operate these three SNFs. Previously, the Company rented these three facilities to the prior license holder for monthly rent of $225,000. At the time of the license transfers, the prior license holder owed delinquent rent of approximately $0.6 million to the Company. As a result, the Company reserved $0.6 million against this unpaid rent receivable. Since the prior license holder no longer operates these facilities, the Company believes its ability to collect these unpaid rent obligations is doubtful and that the addition to the reserve is appropriate.

     During the first quarter of 2000, the Company also established a reserve of $1.7 million to reflect the impairment of a delinquent note receivable. Since February 1998, the Company has held a $3.9 million note receivable secured by a first mortgage on two SNFs located in Chico and Paso Robles, California. In December 1998, the Company reserved $1.0 million with respect to the note because of the borrower's financial instability. In April 1999, the borrower filed for bankruptcy. However, the Company believed that it would recover the remaining $2.9 million through foreclosure of the SNFs and litigation against the various parties involved in the transaction. In March 2000, the Company obtained title to the two SNFs from the bankruptcy court. Because these two SNFs were not operating, the Company valued these two facilities at $1.2 million and an additional reserve of $1.7 million was established. Although the Company is currently pursuing legal action against the borrower and other parties involved in the transaction in order to recover the remaining outstanding balance, the Company believes that the outcome of these pursuits is not certain and the addition to the reserve is appropriate.

     At various times during the year ending December 31, 2000, the Company repurchased a total of 301,800 shares of the Company's Common Stock at an average price of approximately $9.22 per share. In addition, the Company repurchased a total of 7,700 shares of its Series A Preferred Stock at an average price of $15.03 per share and total of 4,600 shares of its Series B Preferred Stock at an average price of $14.68 per share.

     The Company obtains its liquidity from multiple internal and external sources. Internally, funds are derived from the operation of MOBs, SNFs, ALFs and senior care lending activities. The Company's external sources of capital consist of various secured loans. The Company's ability to expand its MOB and ALF and SNF Property operations requires continued access to capital to fund new investments.

     In general, the Company expects to continue meeting its short-term liquidity requirements through its working capital and cash flow provided by operations. The Company considers its ability to generate cash to be good and expects to continue meeting all operating requirements as well as providing sufficient funds to maintain stockholder distributions in accordance with REIT requirements. Long-term liquidity requirements such as refinancing mortgages, financing acquisitions and financing capital improvements will be accomplished through long-term borrowings and the sale of assets.

Historical Cash Flows

     The Company's net cash from operating activities decreased $1.2 million, or 14%, from $8.7 million for the year ended December 31, 1999 to $7.5 million for the same period in 2000. The decrease is due primarily to a $6.4 million decrease in the impairment of long-lived assets, a $2.1 million increase in tenant rent and reimbursements receivable and a $1.3 million increase in net gains on sale of assets. These were offset by a $3.2 million increase in net income, a $1.7 million decrease in minority interests, a $2.8 million increase in accounts payable and other liabilities and a $0.9 million decrease in accrued interest receivable.

     Net cash used in investing activities decreased $11.9 million, or 97%, from $12.3 million for the year ended December 31, 1999 to $0.4 million for the same period in 2000. The decrease was primarily due to an $8.8 million increase in the sale of real estate assets, a $5.3 million decrease in construction-in-progress expenditures, a $0.9 million increase in distributions from unconsolidated affiliates, a $1.0 million decrease in pre-acquisition costs, a $3.2 million decrease in investments in mortgage loans and notes receivable, a $0.7 million decrease in contributions to unconsolidated affiliates, and a $3.5 million increase in principal repayments on notes receivable These were offset by a $10.4 million increase in purchases of real estate assets as well as a $1.8 million decrease in dipositions of assets available for sale.

     Cash flows from financing activities decreased $21.7 million from cash provided of $9.8 million for the twelve months ended December 31, 1999, to cash used of $11.9 million for the same period in 2000. The decrease was due primarily to a decrease in notes payable proceeds of $62.2 million as well as a $0.8 million decrease in minority interest equity contribution. These were offset by a decrease in repayments of notes payable of $16.7 million, a decrease in purchases of the Company's Common Stock of $11.3 million, a decrease in restricted cash of $8.7 million, a $1.0 million decrease in deferred loan costs and a $3.5 million decrease in distributions.

Debt Structure

     As of December 31, 2000, the Company had twenty-one loans totaling $158.9 million. The terms of these loans are described below.

     In August 1995, the Company borrowed $30.0 million from Nomura for ten years at a fixed rate of 7.89%. As of December 31, 2000, the outstanding balance under this loan was approximately $27.7 million, requiring monthly principal and interest payments of approximately $229,000 (25-year amortization), and will have a balance of $24.7 million on August 11, 2005, when the note is due. Pursuant to the loan agreement, the Company has the option to prepay this loan at any time upon the payment of a premium which, when added to the remaining principal amount of the note, will be sufficient to purchase non-callable obligations of the U.S. government sufficient to provide for the scheduled payments remaining under the note. No prepayment premium is required during the 90-day period prior to the note's due date. The properties located at 405 North Bedford, 415 North Bedford, 416 North Bedford and 435 North Bedford have been pledged as security for this note.

     During 1996, the Company borrowed $35.0 million from Nomura for ten years at a fixed rate of 8.492%. This note had an outstanding balance of approximately $33.1 million as of December 31, 2000, requires monthly principal and interest payments of approximately $282,000 (25-year amortization), and will have a balance of $29.4 million on August 11, 2006, when the note is due. Pursuant to this loan agreement, the Company has the option to prepay this loan at any time after August 30, 1999 upon the payment of a premium which, when added to the remaining principal amount of the note, will be sufficient to purchase non-callable obligations of the U.S. government sufficient to provide for the scheduled payments remaining under this note. The Sherman Oaks Medical Plaza, Regents Medical Center, Cigna HealthCare Building and the 436 North Bedford Drive MOB have been pledged as security for this note.

     In August 1997, in connection with the purchase of six New Jersey primary care centers by one of its subsidiaries, GL/PHP, LLC ("GL/PHP"), the Operating Partnership obtained a new $2 Million loan from PHP Healthcare Corporation ("PHP"). The note by its terms is nonnegotiable and provides for a right of offset against payments of interest and principal in an amount equal to any losses sustained by reason of any defaults by PHP's subsidiary, Pinnacle Health Enterprises, LLC ("Pinnacle"), under its lease with GL/PHP. The loan is unsecured and requires interest-only payments quarterly at the end of October, January, April and July at the rate of 8.5% a year. The full $2.0 million is due on July 31, 2007, but may be prepaid at any time prior to maturity without penalty. Since PHP filed a bankruptcy petition in December 1998, the Company has made no payments on this note.

     During the fourth quarter of 1999, the Company obtained a $13.92 million loan from GMAC Commercial Mortgage Corp. ("GMAC") secured by the Hampden Properties and repaid the existing $6.0 million Nomura loan. The loan bears interest at LIBOR plus 2.75% and requires monthly principal and interest payments of approximately $122,000. The loan, which matures on October 1, 2002 is also guaranteed by the Company. As of December 31, 2000 the outstanding balance on this loan was $13.7 million.

     On April 22, 1998, 435 North Roxbury Drive, Ltd. (the "Roxbury Partnership"), of which the Operating Partnership is the sole general partner with an ownership interest of 61.75%, refinanced the 435 North Roxbury Drive property. The Roxbury Partnership refinanced the property with a new $7.83 million loan from Tokai Bank of California ("Tokai"). The Roxbury Partnership repaid the remaining balance on the old loan of $7.5 million with the new loan, which bears interest at a fixed rate of 7.05% and is due on April 1, 2008. This loan, which had an outstanding balance of $7.5 million as of December 31, 2000, requires monthly principal and interest payments of approximately $56,000 (25-year amortization), and will have a balance at maturity of $6.2 million. The 435 North Roxbury Drive property has been pledged as security for this loan.

     On April 22, 1998, the Company borrowed an additional $12.7 million from Tokai at a fixed rate of 7.05%. On June 1, 1998, the Company began making monthly principal and interest payments on these loans of approximately $91,000 (25-year amortization). These notes, which will have a balance at maturity of $10.0 million, are due on April 1, 2008. As of December 31, 2000, the balance on these notes was $12.2 million. The Holy Cross Medical Plaza, the St. Joseph's Medical Office Building and the Tustin Medical Plaza have been pledged as security for these loans.

     On June 30, 1998, the Company, through GLH Pacific Gardens, LLC, acquired Pacific Gardens, a 92-unit senior care facility in Santa Monica, California for $11.2 million. Of this amount, GLH Pacific Gardens, LLC borrowed $8.5 million from GMAC at an interest rate of 30-day LIBOR plus 2.35%. The note required monthly interest-only payments. In August 1999, the Company refinanced this mortgage with an $11.4 million 35-year HUD loan at an interest rate of 8%. The loan requires monthly principal and interest payments of approximately $77,000. As of December 31, 2000, the unpaid balance on this loan was $11.3 million.

     On August 6, 1998, the Company acquired a 110-bed skilled nursing facility in Hoquiam, Washington for $3.3 million. Of this amount, the Company borrowed $2.5 million from GMAC at a fixed rate of 7.49%. On October 1, 1998, the Company began making monthly principal and interest payments of approximately $18,000 (25-year amortization). This note, which will have a balance at maturity of $2.0 million, is due on September 1, 2008. The Pacific Care Center has been pledged as security for this note. As of December 31, 2000, the unpaid balance on this note was $2.4 million.

     On December 22, 1998, the Company acquired a 49,000 square foot MOB in Valencia, California for $7.4 million. Of this amount, the Company borrowed $5.2 million from The Life Insurance Co. of Virginia at a fixed rate of 6.75%. On February 1, 1999, the Company began making monthly principal and interest payments of approximately $38,000 (25-year amortization). This note, which will have a balance at maturity of $0.9 million, is due on January 1, 2019. The Lyons Avenue Medical Building has been pledged as security for this note. As of December 31, 2000, the unpaid balance on this note was $5.0 million.

     On December 31, 1998, the Company acquired a 40,000 square foot office and retail complex in Coronado, California for $9.5 million. Of this amount, the Company borrowed $7.5 million from GMAC at a fixed rate of 6.90%. On February 10, 1999, the Company began making monthly principal and interest payments of approximately $50,000 (25-year amortization). This note, which will have a balance at maturity of $6.4 million, is due on December 11, 2008. The Coronado Plaza has been pledged as security for this note. The unpaid balance on this note was $7.3 million as of December 31, 2000.

     On June 30, 1999, the Company obtained a $1.44 million loan from American United Life Insurance Company. The loan, which is secured by the Pier One Retail Center in Aliso Viejo, California, bears interest at a rate of 7.375% and is due on July 1, 2009. On July 1, 1999, the Company began making monthly principal and interest payments of approximately $11,000. As of December 31, 2000, the unpaid balance on this note was $1.4 million.

     On July 2, 1999, the Company obtained a $10 million long-term loan secured by its six building portfolio of MOBs located at the Henry Mayo Newhall Hospital campus in Valencia, California. The Company used $5.0 million of the total proceeds to repay a short-term loan secured by these buildings while an additional $2.5 million was escrowed by the lender until the Company meets certain occupancy thresholds at the collateralized buildings. In April 2000, the lender released to the Company $1.25 million of these escrow funds. The remaining $1.25 milion was released to the Company in July 2000. The loan, which is due on July 1, 2009, bears an interest rate of 6.85% and had an unpaid balance of $9.7 million as of December 31, 2000.

     On July 26, 1999, the Company obtained a $7.5 million short-term loan secured by three of its properties located in Tustin, California, at an interest rate of prime plus 0.75%. The loan is also guaranteed by the Company. On August 1, 1999, the Company began making monthly principal and interest payments of approximately $64,000. A $5.0 million principal payment was due on January 21, 2001 and the remaining balance is due on January 21, 2002. The loan had an unpaid balance of $7.4 million as of December 31, 2000. On February 21, 2001, the Company repaid $5.0 million of the outstanding loan balance using the proceeds from a new $5.1 million loan secured by two of its properties located in Tustin, California. The new loan bears interest at prime plus 1.00% and is due on February 21, 2002.

     On October 22, 1999, the Company obtained a $4.2 million loan secured by a newly-constructed 23,000 square foot MOB in Aliso Viejo, California. The loan is also guaranteed by the Company. On October 1, 1999, the Company sold a 50% tenants-in-common interest in this building to Triad Partners/SCP, LLC. The purchase price included the assumption of 50% of the mortgage debt. The loan bears an interest rate of LIBOR plus 3.40% and is due on November 1, 2002. As of December 31, 2000, the Company's 50% portion of the unpaid balance of the loan was $2.1 million.

     On December 21, 1999, the Company obtained a loan in the amount of $8.5 million from GMAC secured by its first deed of trust on a SNF located in Hyattsville, Maryland. The loan is also guaranteed by the Company. The loan, which bears interest at LIBOR plus 2.75%, is due on July 1, 2001. On February 1, 2000, the Company began making monthly principal and interest payments of approximately $71,000. As of December 31, 2000 the unpaid balance on this loan was $8.4 million.

     In January 2000, as part of its acquisition of a $10.3 million, 80-unit ALF in Tarzana, California, the Company assumed one loan totaling $5.75 million and obtained two other loans totaling $1.75 million. The Company assumed a $5.75 million note secured by the ALF at an interest rate of 8.3%. The note, which is due in 2006, had an outstanding balance of $5.7 million as of December 31, 2000. The Company also obtained a $0.95 million note collateralized by a second deed of trust on the ALF bearing interest at 8.5%. As of December 31, 2000, the unpaid balance of this note was $0.94 million. Finally, the Company obtained a $0.8 million unsecured note which bears interest at a rate of 7.5% and is due in 2006. As of December 31, 2000, the unpaid balance on this note was $0.8 million.

     In July 2000, the Company obtained a $2.0 million line of credit secured by the accounts receivable at the Company's three SNFs located in Massachusetts. The Company received net proceeds of $1.8 million from the line of credit. The line of credit is guaranteed by the Company. The line of credit bears interest at prime plus 2.0% and is due on July 13, 2003.

Capital Commitments

     As of March 30, 2001, the Company had no commitments to acquire, either directly of indirectly, any MOBs, ALFs or SNFs. However, the Company is constantly searching for acquisitions that will be accretive to the Company's stockholders. In general, the Company expects to continue meeting its short-term liquidity requirements through its working capital and cash flow provided by operations. The Company considers its ability to generate cash to be good and expects to continue meeting all operating requirements as well as providing sufficient funds to maintain stockholder distributions in accordance with REIT requirements. Long-term liquidity requirements such as refinancing mortgages, financing acquisitions and financing capital improvements will be accomplished through long-term borrowings and the sale of assets.

Distributions

     The Company declared a quarterly distribution payable to holders of the Company's Common Stock for each of the four quarters of 2000 in the amount of $0.125 per common share. These distributions were paid on April 15, 2000, July 15, 2000, October 15, 2000 and January 15, 2001 to stockholders of record on March 31, June 30, September 30 and December 31, 2000, respectively. The Company also paid monthly dividends to holders of the Company's Series A and Series B Preferred stock on the fifteenth day of each month at the rate of $2.56 and $2.45 per share per annum, respectively. The Company distributed dividends of $1.5 million to holders of the Company's Common Stock during the year 2000 while the Company's FFO was a negative $1.8 million for the same period. However, excluding the $2.3 million increase in the provision for doubtful accounts and notes receivable, the Company's FFO was a positive $0.5 million for 2000.

Financing Policies

     The Company's ratio of debt to total market capitalization was 65.3% based upon the closing price of the Common Stock at December 31, 2000. Total market capitalization is based on the long-term debt of the Operating Partnership, plus
(i) the aggregate market value of the Company's Common Stock and Operating Partnership Units not owned by the Company assuming one Unit is equivalent in value to one share of Common Stock, and (ii) the aggregate liquidation value of the Series A Preferred Stock and the Series B Preferred Stock.

     To the extent that the Board of Directors of the Company decides to seek additional funding, the Company may raise such capital using various means, including retention of internally generated funds (subject to the distribution requirements in the Code with respect to REITs), existing working capital and possibly the issuance of additional debt (secured or unsecured) or any combination of the above. It is anticipated that borrowings will continue to be made through the Operating Partnership or other entities, although the Company may also incur indebtedness that may be re-borrowed by the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Except as required pursuant to existing financing agreements, the Company has not established any limit on the number or amount of mortgages or unsecured debt that may be placed on any single property or on its portfolio as a whole.

     The Board of Directors of the Company also has the authority to cause the Operating Partnership to issue additional Units in any manner (and subject to certain limitations in the Partnership Agreement on such terms and for such consideration) as it deems appropriate and may also decide to seek financing for the purposes of managing the Company's balance sheet by adjusting the Company's existing capitalization. The refinancing of the Company's balance sheet may entail the issuance and/or retirement of debt, equity or hybrid securities.

Inflation

     The majority of the Company's leases are long-term leases designed to mitigate the adverse effect of inflation. Approximately 50% of the Company's leases contain provisions that call for annual rent increases equal to the increase in the Consumer Price Index and the majority of the remaining leases allow for specific annual rent increases. Furthermore, many of the Company's leases require tenants to pay a pro rata share of building operating expenses, including real estate taxes, insurance and common area maintenance. The effect of such provisions is to reduce the Company's exposure to increases in costs and operating expenses resulting from inflation.

New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000 and requires all derivatives to be recorded on the balance sheet at fair value as either assets or liabilities depending on the rights or obligations under the contracts. SFAS 133 also establishes new accounting methodologies for the following three classifications of hedges: fair value, cash flow and net investment in foreign operations. The adoption of SFAS 133 on January 1, 2001, did not have a material impact on the Company's financial position or results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company was required to adopt SAB 101 in the fourth quarter of 2000. The Company's adoption of SAB 101 did not have a material impact on the Company's financial position or results of operations.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transaction Involving Stock Compensation." The Company was required to adopt FIN 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees." The Company's adoption of FIN 44 did not have a material impact on its financial position or results of operations.

Funds from Operations

     Industry analysts generally consider FFO to be an appropriate measure of the performance of a REIT. The Company's financial statements use the concept of FFO as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is calculated to include the minority interests' share of income since the Operating Partnership's net income is allocated proportionately among all owners of Operating Partnership Units. The number of Operating Partnership Units held by the Company is identical to the number of outstanding shares of the Company's Common Stock, and owners of Operating Partnership Units may, at their discretion, convert their Units into shares of Common Stock on a one-for-one basis.

     The Company believes that, in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in the Selected Financial Data and Consolidated Financial Statements and Notes thereto included elsewhere in this Form 10-K and the additional data presented below. The table on the following page presents an analysis of FFO and additional data for each of the four quarters and the year ended December 31, 2000 for the Operating Partnership:

                               G&L REALTY CORP.
                             FUNDS FROM OPERATIONS
            FOR THE FOUR QUARTERS AND YEAR ENDED DECEMBER 31, 2000

                                                                    2000 Fiscal Quarter                    Year
                                                       --------------------------------------------      --------
                                                        1/st/        2/nd/       3/rd/       4/th/         2000
                                                       -------      -------     -------     -------      --------
                                                                (In thousands, except per share data)
Funds from Operations (1):
-------------------------
Net (loss) income                                      $  (250)     $   512     $   412     $   475      $  1,149
Minority interest in Operating Partnership                (533)         (83)         78          78          (460)
                                                       -------      -------     -------     -------      --------
Operating Partnership (loss) income                       (783)         429         490         553           689
Depreciation of real estate assets                       1,342        1,352       1,285       1,273         5,252
                                                       -------      -------     -------     -------      --------
Amortization of deferred lease costs                        79           73          65          66           283
Net gain on sale of assets                              (1,263)         ---         ---         ---        (1,263)
Extraordinary loss on early retirement
  of long-term debt                                        158          ---         ---         ---           158
Depreciation of real estate assets
  from unconsolidated affiliates                           149          107          70          76           402
Adjustment for minority interest in
  consolidated affiliates                                  (53)         (14)        (36)        (40)         (143)
Dividends paid on preferred stock                       (1,793)      (1,790)     (1,791)     (1,790)       (7,164)
                                                       -------      -------     -------     -------       -------
Operating Partnership funds from operations             (2,164)         157          83         138        (1,786)
Minority interest in Operating Partnership                 448          (33)        (18)        (29)          368
                                                       -------      -------     -------     -------      --------
     Funds (used in) from operations                   $(1,716)     $   124     $    65     $   109      $ (1,418)
                                                       =======      =======     =======     =======      ========

Dividends declared                                     $ 0.125      $ 0.125     $ 0.125     $ 0.125      $   0.50
Dividends paid on Common Stock                         $   300      $   292     $   292     $   292      $  1,176
Pay-out ratio                                              N/A        235.8%      446.1%      268.3%          N/A

Weighted average shares/unit outstanding:
----------------------------------------
Basic                                                    3,137        2,962       2,959       2,959         3,004
Fully Diluted                                            3,139        2,962       2,959       2,959         3,004

Additional Data
---------------
Cash Flows:
----------
     Operating activities                                2,086        1,921       1,792       1,691         7,490
     Investing activities                               (1,063)        (847)       (893)      2,430          (373)
     Financing activities                               (5,880)      (2,632)     (1,770)     (1,589)      (11,871)

Capital Expenditures:
--------------------
     Building improvements                                 262          458          86         458         1,264
     Tenant improvements                                   613          489         110         297         1,509
     Furniture, fixtures & equipment                        26           67         215         164           472
     Leasing commissions                                    39           30          28          61           158

Depreciation and Amortization:
-----------------------------
     Depreciation of real estate assets                  1,342        1,352       1,285       1,273         5,252
     Depreciation of non-real estate assets                112          108         122         103           445
     Amortization of deferred lease costs                   79           73          65          66           283
     Amortization of deferred licensing costs               --            9          13          13            35
     Amortization of capitalized financing costs           136          153         160         165           614

Rents:
-----
     Straight-line rent                                  6,790        6,260       6,275       6,564        25,889
     Billed rent                                         6,861        6,281       6,333       6,605        26,080

_______________________
1) FFO represents net income (computed in accordance with GAAP, consistently applied), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, less preferred stock dividends paid to holders of preferred stock during the period and after adjustments for consolidated and unconsolidated entities in which the Company holds a partial interest. FFO is computed in accordance with the definition adopted by NAREIT. FFO should not be considered as an alternative to net income or any other indicator developed in compliance with GAAP, including measures of liquidity such as cash flows from operations, investing and financing activities. FFO is helpful in evaluating the performance of a real estate portfolio considering the fact that historical cost accounting assumes that the value of real estate diminishes predictably over time. FFO is only one of a range of indicators which should be considered in determining a company's operating performance. The methods of calculating FFO among different companies are subject to variation, and FFO therefore may be an invalid measure for purposes of comparing companies. Also, the elimination of depreciation and gains and losses on sales of property may not be a true indication of an entity's ability to recover its investment in properties. The Company implemented the new methods of calculating FFO effective as of the NAREIT-suggested adoption dates of January 1, 1996 and January 1, 2000, respectively.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The primary risk inherent in the Company's market sensitive instruments is the risk of loss resulting from interest rate fluctuations. Approximately 10% of the Company's notes payable bear interest at a rate indexed to the one-month LIBOR rate. The tables below provide information as of December 31, 2000 and 1999 about the Company's long-term debt obligations that are sensitive to changes in interest rates, including principal cash flows by scheduled maturity, weighted average interest rate and estimated fair value. The weighted average interest rates presented are the actual rates as of December 31, 2000 and 1999.


                                                      PRINCIPAL MATURING IN:                                  Fair Market
                              ------------------------------------------------------------------                 Value
                                                                                                                December
                                2001       2002       2003       2004       2005     Thereafter     Total       31, 2000
                                ----       ----       ----       ----       ----     ----------     -----       --------
                                                       (in thousands)
Liabilities:
Mortgage debt:
   Fixed rate                 $ 1,976    $ 2,145     $2,307     $2,475     $9,253     $ 96,086     $114,242     $105,337
   Average interest rate         7.73%      7.73%      7.73%                 7.73%        7.73%        7.73%        7.73%

   Variable rate                8,818     22,947         88         95        103       10,852       42,903       42,903
   Average interest rate         9.32%      9.32%      9.32%      9.32%      9.32%        9.32%        9.32%

Line of credit:
   Variable rate                1,797                                                                 1,797        1,797
   Average interest rate        11.50%                                                                11.50%

                              -------    -------     ------     ------     ------     --------     --------     --------
                              $12,591    $25,092     $2,395     $2,570     $9,356     $106,938     $158,942     $150,037
                              =======    =======     ======     ======     ======     ========     ========     ========

     The Company's future earnings and cash flows relating to market sensitive instruments are primarily dependent upon prevailing LIBOR market interest rate. Based upon interest rates as of December 31, 2000, a 1% increase in the LIBOR rate would decrease future earnings by $429,000, future cash flow would not be affected. A 1% decrease in the LIBOR rate would increase future earnings by $429,000, future cash flow would not be affected. A 1% change in the LIBOR rate would not have a material impact on the fair value of the Company's debt.


                                                      PRINCIPAL MATURING IN:                                  Fair Market
                              ------------------------------------------------------------------                 Value
                                                                                                                December
                                2000       2001       2002       2003       2004     Thereafter     Total       31, 1999
                                ----       ----       ----       ----       ----     ----------     -----       --------
                                                            (in thousands)
Liabilities:
Mortgage debt:
   Fixed rate                 $ 2,385    $ 2,602     $ 2,813    $ 3,049    $ 3,279    $121,201     $135,329     $130,738
   Average interest rate         7.87%      7.87%       7.87%      7.87%      7.87%       7.87%        7.87%

   Variable rate                  283     14,327      22,832                                         37,442       37,442
   Average interest rate         8.79%      8.79%       8.79%                                          8.79%

Line of credit:
   Variable rate                4,600                                                                 4,600        4,600
   Average interest rate         8.08%                                                                 8.08%

                              -------    -------     -------    -------    -------    --------     --------     --------
                              $ 7,268    $16,929     $25,645    $ 3,049    $ 3,279    $121,201     $177,371     $172,780
                              =======    =======     =======    =======    =======    ========     ========     ========

     The Company's future earnings and cash flows relating to market sensitive instruments are primarily dependent upon prevailing LIBOR market interest rate. Based upon interest rates as of December 31, 1999, a 1% increase in the LIBOR rate would decrease future earnings by $420,000 and future cash flow by $101,000. A 1% decrease in the LIBOR rate would increase future earnings by $420,000 and future cash flow by $101,000. A 1% change in the LIBOR rate would not have a material impact on the fair value of the Company's debt.

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

     See Index to Consolidated Financial Statements and Schedules on Page 42.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

                                   PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by this item will be provided under the captions "Election of Directors," "Executive Officers" and "Section 16 Reporting" of the Company's definitive proxy statement for its 2001 annual meeting of stockholders to be filed on or before April 30, 2001 and is incorporated herein by reference or will be provided as an amendment to this Form 10-K.

ITEM 11.  EXECUTIVE COMPENSATION

     The information required by this item will be provided under the caption of "Executive Compensation" of the Company's definitive proxy statement for its 2001 annual meeting of stockholders to be filed on or before April 30, 2001 and is incorporated herein by reference or will be provided as an amendment to this Form 10-K; provided, however, that neither the Report of the Compensation Committee on executive compensation nor the Stock Performance Graph set forth therein shall be incorporated by reference herein, in any of the Company's past or future filings under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates such report or Stock Performance Graph by reference therein and should not be otherwise deemed filed under either such Act.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this item will be provided under the captions "Principal Stockholders," "Information Regarding Nominees and Directors" and "Executive Officers" of the Company's definitive proxy statement for its 2001 annual meeting of stockholders to be filed on or before April 30, 2001 and is incorporated herein by reference or will be provided as an amendment to this Form 10-K.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item will be provided under the caption "Certain Transactions" of the Company's definitive proxy statement for its 2001 annual meeting of stockholders to be filed on or before April 30, 2001 and is incorporated herein by reference or will be provided as an amendment to this Form 10-K.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)  Index to Consolidated Financial Statements and Schedules:

                                                                                       Page
                                                                                     Reference
                                                                                     Form 10-K
                                                                                     ---------
          1.   Consolidated Financial Statements:
               Independent Auditors' Report                                             F-1
               Consolidated Balance Sheets as of December 31, 2000 and 1999             F-2
               Consolidated Statements of Operations for the Years Ended
                  December 31, 2000, 1999 and 1998                                      F-3
               Consolidated Statement of Stockholders' Equity
                  for the Years Ended December 31, 2000, 1999 and 1998                  F-4
               Consolidated Statements of Cash Flows for the Years Ended
                  December 31, 2000, 1999 and 1998                                    F-5 to 7
               Notes to Consolidated Financial Statements                             F-8 to 37

          2.   Consolidated Financial Statement Schedules:

               All schedules have been omitted because the required information is not present in amounts sufficient to require submission of the schedule or because the required information is included elsewhere in the Consolidated Financial Statements or the Notes thereto.

(b)  Reports on Form 8-K

         A report on Form 8-K dated December 1, 2000 was filed with the Securities and Exchange Commission for the purpose of announcing the receipt of a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire its publicly-held Common Stock.

(c)  Exhibits

       Exhibit No.   Note                         Description
       -----------   ----     --------------------------------------------------

          3.1        (1)      Amended and Restated Articles of Incorporation of
                              G&L Realty Corp.

          3.2        (3)      Amended and Restated Bylaws of G&L Realty Corp.

         10.1 (c)    (2)      Executive Employment Agreement between G&L Realty
                              Corp. and Daniel M. Gottlieb.

         10.2 (c)    (2)      Executive Employment Agreement between G&L Realty
                              Corp. and Steven D. Lebowitz.

         10.3        (2)      Agreement of Limited Partnership of G&L Realty
                              Partnership, L.P.

         10.4 (c)    (1)      1993 Employee Stock Incentive Plan

         10.5        (1)      Form of Indemnity Agreement between G&L Realty
                              Corp. and directors and certain officers.

         10.9.2      (1)      Agreement for Purchase and Sale of Limited
                              Partnership Interests (435 North Roxbury Drive,
                              Ltd.) between the Selling Partner (as defined therein) and G&L Development, dated as of October
                              29, 1993.

         10.11       (1)      Agreement for Transfer of Partnership Interests
                              and Other Assets by and between G&L Realty Corp.
                              and Reese Milner, Helen Milner and Milner
                              Development Corp., dated as of October 29, 1993.

         10.12.2     (3)      Amended and Restated Mortgage Loan Agreement dated
                              as of January 11, 1995 among G&L Financing
                              Partnership, L.P., Nomura Asset Capital
                              Corporation and Bankers Trust Company of New York.

         10.16       (1)      Investment Banking and Financial Advisory
                              Agreement between G&L Development and Gruntal &
                              Co., Incorporated.

         10.17       (1)      Security Agreement dated as of December 16, 1993
                              by and between Daniel M. Gottlieb, Steven D.
                              Lebowitz and Milner Investment Corporation.

         10.18       (2)      Security Agreement dated as of December 16, 1993
                              by and between Daniel M. Gottlieb, Steven D.
                              Lebowitz and Reese L. Milner, II.

         10.19       (2)      Security Agreement dated as of December 16, 1993
                              by and between Daniel M. Gottlieb, Steven D.
                              Lebowitz and Reese L. Milner, II.

         10.20       (2)      Security Agreement dated as of December 16, 1993
                              by and between Daniel M. Gottlieb, Steven D.
                              Lebowitz and Reese L. Milner, II, Helen Milner and
                              John Milner, as Trustees of the Milner Trust.

         10.21       (2)      Security Agreement dated as of December 16, 1993
                              by and between Daniel M. Gottlieb, Steven D.
                              Lebowitz and Reese L. Milner, II.

         10.22       (4)      Amended and Restated Mortgage Loan Agreement by
                              and between G&L Realty Financing Partnership II,
                              L.P., as Borrower, and Nomura Asset Capital
                              Corporation, as Lender, dated as of October 31, 1995.

         10.24       (4)      Property Management Agreement between G&L Realty
                              Financing Partnership II, L.P., as owner, and G&L
                              Realty Partnership, L.P., as agent, made August
                              10, 1995

         10.25       (5)      Commitment Letter between G&L Realty Partnership,
                              L. P. and Nomura Asset Capital Corporation, dated as of September 29, 1995.

         10.30       (6)      Mortgage Loan Agreement dated as of May 24, 1996
                              by and between G&L Medical Partnership, L.P. as Borrower and Nomura Asset Capital Corporation as
                              Lender.

         10.38       (7)      Limited Liability Company Agreement by and between
                              G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition Trust I, a
                              Delaware business trust, for the purpose of creating a Limited Liability Company to be named
                              GLN Capital Co., LLC, dated as of November 25,
                              1996.

(c)  Exhibits - (continued from previous page)

       Exhibit No.   Note                         Description
       -----------   ----     --------------------------------------------------

         10.39       (7)      Limited Liability Company Agreement by and between
                              G&L Realty Partnership, L.P., a Delaware limited partnership, and PHP Healthcare Corporation, a Delaware corporation, for the purpose of creating a Limited Liability Company to be named GL/PHP, LLC, dated as of February 26, 1997.

         10.40       (7)      First Amendment To Limited Liability Company
                              Agreement entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition
                              Trust I, a Delaware business trust, for the purpose of amending that certain Limited Liability
                              Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996.

         10.42       (8)      Option Agreement, dated February 28, 1997, by and
                              among G&L Realty Partnership, L.P., GLN Capital
                              Co., LLC and PHP Healthcare Corporation

         10.44       (9)      Loan and Security Agreement by GLN Capital Co.,
                              LLC, a Delaware limited liability Company, and G&L
                              Realty Partnership, L.P., a Delaware limited partnership, dated as of June 1, 1997.

         10.45       (10)     First Amendment to GL/PHP, LLC Limited Liability
                              Company Agreement by and among G&L Realty
                              Partnership, L.P., a Delaware limited partnership
                              (the "Retiring Manager"), G&L Realty Partnership,
                              L.P., a Delaware limited partnership ("G&L
                              Member"), and G&L Management Delaware Corp., a
                              Delaware corporation ("Manager Member"), made as of August 15, 1997.

         10.46       (10)     Lease Agreement between GL/PHP, a Delaware limited
                              liability company (the "Landlord") and Pinnacle
                              Health Enterprises, LLC, a Delaware limited liability company wholly owned by PHP Healthcare
                              Corporation, a Delaware corporation (the
                              "Tenant"), dated August 15, 1997

         10.47       (10)     Guaranty of Lease by PHP Healthcare Corporation, a
                              Delaware corporation (the "Guarantor"), dated
                              February 15, 1997.

         10.48       (10)     Non-Negotiable 8.5% Note Due July 31, 2007 in
                              which G&L Realty Partnership, L.P., a Delaware limited partnership (the "Maker"), promises to pay to PHP Healthcare Corporation (the "Payee") the principal sum of $2,000,000.00, dated August 15, 1997.

         10.49       (10)     Mortgage Note in which GL/PHP, LLC a Delaware
                              limited liability company (the "Maker") promises to pay to the order of Nomura Asset Capital
                              Corporation, a Delaware corporation, the principal sum of $16,000,000.00, dated August 15, 1997.

         10.50       (10)     Mortgage, Assignment of Leases and Rents and
                              Security Agreement by GL/PHP, LLC a Delaware limited liability company (the "Mortgagor") to Nomura Asset Capital Corporation, a Delaware corporation (the "Mortgagee"), dated August 15,
                              1997.

         10.51       (10)     Assignment of Leases and Rents by GL/PHP, LLC a
                              Delaware limited liability company (the
                              "Assignor") to Nomura Asset Capital Corporation, a
                              Delaware corporation (the "Assignee"), dated
                              August 15, 1997.

         10.52       (10)     Environmental and Hazardous Substance
                              Indemnification Agreement by GL/PHP, LLC a
                              Delaware limited liability company (the
                              "Borrower") to Nomura Asset Capital Corporation, a
                              Delaware corporation (the "Lender"), dated August
                              15, 1997.

         10.53       (11)     Purchase and Sale Agreement, dated October 1,
                              1997, by and between Hampden Nursing Homes, Inc.
                              and G&L Senior Care, LLC.

         10.58       (11)     Limited Liability Company Agreement of G&L
                              Hampden, LLC.

         10.68       (12)     Promissory Note in the Amount of $2,799,490.00
                              given by Valley Convalescent, LLC in favor of G&L
                              Realty Partnership, L.P.

         10.69       (12)     Deed of Trust, Security Agreement, Fixture Filing
                              with Assignment of Rents and Agreements, dated as of August 29, 1997, by and between Valley
                              Convalescent, LLC and G&L Realty Partnership, L.P.

(c)  Exhibits - (continued from previous page)

       Exhibit No.   Note                         Description
       -----------   ----     --------------------------------------------------

         10.70       (12)     Assignment of Leases and Rents, dated as of August
                              29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

         10.77       (13)     Agreement for Transfer of Property by and among
                              G&L Coronado, LLC as Transferor and G&L Realty
                              Partnership, L.P. as Operating Partnership dated as of December 30, 1998.

         10.78       (13)     Tenant Estoppel and Real Estate Lease between G&L
                              Coronado, LLC as Landlord and Coronado Managers
                              Corp. as Tenant dated December 1, 1998.

         10.79       (13)     Guaranty of Lease between Steven D. Lebowitz and
                              Daniel M. Gottlieb (collectively "Guarantor") in favor of G&L Coronado, LLC ("Landlord").

         10.80       (14)     Promissory Note in the Amount of $2,000,000 given
                              by G&L Realty Corporation in favor of Reese L.
                              Milner, as Trustee of The Milner Trust.

         10.81       (15)     Loan Agreement in the amount of $13.92 million
                              between G&L Hampden, LLC, as Borrower, and GMAC
                              Commercial Mortgage Corporation, as Lender.

         21                   List of Subsidiaries


1) Previously filed as an exhibit of like number to the Registrant's Registration Statement on Form S-11 and amendments thereto (File No. 33-68984) and incorporated herein by reference.

2) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

3) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

4) Previously filed as Exhibits 10.1 (with respect to Exhibit 10.22), 10.2 (with respect to Exhibit 10.23), and 10.3 (with respect to Exhibit 10.24) to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1995 and incorporated herein by reference.

5) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

6) Previously filed as an exhibit of like number to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

7) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

8) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 333-24911) and incorporated herein by reference.

9) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

10) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of August 15, 1997) and incorporated herein by reference.

11) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of October 28, 1997) and incorporated herein by reference.

12) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 5, 1997) for the quarter ended September 30, 1997 and incorporated herein by reference.

13) Filed as an exhibit to the Company's Annual Report on Form 10-K (filed as of April 9, 1999) for the year ended December 31, 1998 and incorporated herein by reference.

14) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of May 17, 1999) for the quarter ended March 31, 1999 and incorporated herein by reference

15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 12, 1999) for the quarter ended September 30, 1999 and incorporated herein by reference.

c)   Management contract or compensatory plan or arrangement.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
G&L Realty Corp.:


         We have audited the accompanying consolidated balance sheets of G&L Realty Corp. and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of G&L Realty Corp. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




/s/  Deloitte & Touche LLP

Los Angeles, California
March 26, 2001

                               G&L REALTY CORP.

                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                                                      December 31,
                                                                                  2000           1999
                                                                               -------------------------
                                                   ASSETS
                                                   ------
Rental properties (Notes 3, 18 and 20):
      Land                                                                     $   28,599     $   33,388
      Building and improvements, net                                              139,510        146,821
      Projects under development                                                      171            158
                                                                               ----------     ----------
          Total rental properties                                                 168,280        180,367
Cash and cash equivalents                                                           2,791          7,545
Restricted cash                                                                     4,624          8,763
Tenant rent and reimbursements receivable, net (Note 4)                             6,669          2,478
Unbilled rent receivable, net (Note 5)                                              2,412          2,346
Other receivables, net (Note 6)                                                        46            171
Mortgage loans and bonds receivable, net (Note 7)                                  11,244         16,026
Investments in unconsolidated affiliates (Note 8)                                   4,851          9,736
Deferred charges and other assets, net (Note 10)                                    4,549          4,964
                                                                               ----------     ----------
   TOTAL ASSETS                                                                $  205,466     $  232,396
                                                                               ==========     ==========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
                                    ------------------------------------
LIABILITIES:

      Notes payable (Note 11)                                                  $  158,942     $  177,371
      Accounts payable and other liabilities                                        6,099          3,279
      Distributions payable                                                           433            452
      Tenant security deposits                                                      1,367          1,329
                                                                               ----------     ----------
          Total liabilities                                                       166,841        182,431

Commitments and Contingencies (Note 12)

Minority interest in consolidated affiliates                                       (1,266)          (862)
Minority interest in Operating Partnership                                            ---            772

STOCKHOLDERS' EQUITY (Notes 13 and 14):
      Preferred shares - $.01 par value, 10,000,000 shares
      authorized, liquidation preference of $25.00 per share
      . Series A Preferred - 1,495,000 shares issued and 1,487,000 shares outstanding as of December 31, 2000 and 1,495,000 shares
        issued and outstanding as of December 31, 1999, respectively                   15             15
      . Series B Preferred - 1,380,000 shares issued and 1,376,000 shares outstanding as of December 31, 2000 and 1,380,000 shares issued and
        outstanding as of December 31, 1999, respectively                              14             14
      Common shares - $.01 par value, 50,000,000 shares authorized,
        2,334,000 and 2,636,000 shares issued and outstanding as of
        December 31, 2000 and 1999, respectively                                       23             26
      Additional paid-in capital                                                   72,441         75,412
      Distributions in excess of net income                                       (32,602)       (25,412)
                                                                               ----------     ----------
          Total stockholders' equity                                               39,891         50,055
                                                                               ----------     ----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $  205,466     $  232,396
                                                                               ==========     ==========

          See accompanying notes to Consolidated Financial Statements

                               G&L REALTY CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                                             Year Ended December 31,
                                                                     2000            1999              1998
                                                                 ---------------------------------------------
REVENUES:
    Rent (Notes 5 and 15)                                         $  25,889        $  27,928         $  24,639
    Patient revenues                                                 17,820              ---               ---
    Tenant reimbursements                                             1,495            1,275               781
    Parking                                                           1,273            1,148             1,501
    Interest and loan fees                                            2,532            2,797             4,517
    Net gain on sale of assets                                        1,263              ---               ---
    Other income                                                        573              398               254
                                                                  ---------        ---------         ---------
       Total revenues                                                50,845           33,546            31,692
                                                                  ---------        ---------         ---------

EXPENSES:
    Property operations                                               7,854            7,569             6,171
    Skilled nursing operations                                       16,548              ---               ---
    Depreciation and amortization                                     6,015            5,690             4,597
    Interest                                                         13,802           12,393             8,683
    General and administrative                                        2,892            3,196             2,554
    Provision for doubtful accounts, notes and
       bonds receivable (Notes 4 and 7)                               2,288            2,000             5,603
    Impairment of long-lived assets (Note 3)                            ---            6,400               ---
                                                                  ---------        ---------         ---------
       Total expenses                                                49,399           37,248            27,608
                                                                  ---------        ---------         ---------
 Income (loss) from operations before minority interests,
    equity in (loss) earnings of unconsolidated
    affiliates and extraordinary loss                                 1,446           (3,702)            4,084
Equity in (loss) earnings of unconsolidated affiliates                 (417)            (269)               80
Minority interest in consolidated affiliates                           (182)            (175)             (225)
Minority interest in Operating Partnership                              460            2,202               404
                                                                  ---------        ---------         ---------
Income (loss) before extraordinary loss                               1,307           (1,944)            4,343
Extraordinary loss on early retirement of long-term debt
(net of minority interest) (Note 17)                                   (158)            (171)              ---
                                                                  ---------        ---------         ---------
Net income (loss)                                                     1,149           (2,115)            4,343
Dividends on preferred stock                                         (7,164)          (7,212)           (7,212)
                                                                  ---------        ---------         ---------
Net loss available to common stockholders                         $  (6,015)       $  (9,327)        $ (2,869)
                                                                  =========        =========         =========

Per share data (Note 13):
   Basic:
    (Loss) income before extraordinary loss                       $   (2.46)       $   (2.44)        $   (0.70)
    Extraordinary loss                                                (0.07)           (0.04)              ---
                                                                  ---------        ---------         ---------
    Net (loss) income                                             $   (2.53)       $   (2.48)        $   (0.70)
                                                                  =========        =========         =========
   Fully diluted:
    (Loss) income before extraordinary loss                       $   (2.46)       $   (2.44)        $   (0.70)
    Extraordinary loss                                                (0.07)           (0.04)              ---
                                                                  ---------        ---------         ---------
    Net (loss) income                                             $   (2.53)       $   (2.48)        $   (0.70)
                                                                  =========        =========         =========
Weighted average outstanding shares:

      Basic                                                           2,379            3,760            4,092
      Fully diluted                                                   2,379            3,770            4,135

          See accompanying notes to Consolidated Financial Statements

                               G&L REALTY CORP.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (In thousands)

                                  Preferred Stock    Preferred Stock                      Additional   Distributions      Total
                                     Series A           Series B         Common Stock      paid - in    in excess of   stockholders'
                                 Shares    Amount   Shares    Amount   Shares    Amount     capital     net income        equity
                                 ---------------------------------------------------------------------------------------------------
BALANCE JANUARY 1, 1998           1,495      15      1,380       14     4,120      $41      $91,656        $(2,802)       $88,924
Repurchase of common stock                                               (152)      (1)      (2,336)                       (2,337)
Stock options exercised                                                    27                   389                           389
Issuance of common stock                                                                      2,000                         2,000
Net Income                                                                                                   4,343          4,343
Distributions declared                                                                                     (13,735)       (13,735)
                                 ------    ----     ------     ----    ------     ----      -------       --------        -------
BALANCE DECEMBER 31, 1998         1,495      15      1,380       14     3,995       40       91,709        (12,194)        79,584
Repurchase of common stock                                             (1,359)     (14)     (16,297)                      (16,311)
Net Loss                                                                                                    (2,115)        (2,115)
Distributions declared                                                                                     (11,103)       (11,103)
                                 ------    ----     ------     ----    ------     ----      -------       --------        -------
BALANCE DECEMBER 31, 1999         1,495      15      1,380       14     2,636       26       75,412        (25,412)        50,055
Repurchase of common and
  preferred stock                    (8)                (4)              (302)      (3)      (2,971)                       (2,974)
Net Income                                                                                                   1,149          1,149
Distributions declared                                                                                      (8,339)        (8,339)
                                 ------    ----     ------     ----    ------     ----      -------       --------        -------
BALANCE DECEMBER 31, 2000         1,487     $15      1,376      $14     2,334      $23      $72,441       $(32,602)       $39,891
                                 ======    ====     ======     ====    ======     ====      =======       ========        =======

          See accompanying notes to Consolidated Financial Statements

                               G&L REALTY CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                       Year Ended December 31,
                                                                                 2000            1999           1998
                                                                             -------------- --------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                             $ 1,149       $ (2,115)        $ 4,343
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
       Extraordinary loss on early retirement of long-term debt                       158            171             ---
       Depreciation and amortization                                                6,015          5,690           4,597
       Amortization of deferred financing costs                                       614            394             188
       Amortization of discount on marketable securities                              ---            ---            (152)
       Impairment of long-lived assets                                                ---          6,400             ---
       Net gain on sale of assets                                                  (1,263)           ---             ---
       Minority interests                                                            (278)        (2,027)           (179)
       Unbilled rent receivable                                                      (176)          (454)            (77)
       Equity in loss (earnings) of unconsolidated affiliates                         417            269             (80)
       Provision for doubtful accounts, notes and bonds receivables                 2,288          2,210           5,603
       (Increase) decrease in:
          Prepaid expense and other assets                                           (962)           419            (204)
          Other receivables, net                                                      125            (73)            489
          Tenant rent and reimbursements receivable                                (4,790)        (2,638)         (1,594)
          Accrued interest and loan fees receivable                                   333           (580)           (875)
       Increase (decrease) in:
         Accounts payable and other liabilities                                     3,822            983             383
         Tenant security deposits                                                      38             59             224
                                                                                  -------       --------         -------
    Net cash provided by operating activities                                       7,490          8,708          12,666
                                                                                  -------       --------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to rental properties                                                 (3,259)        (3,656)         (1,699)
    Purchases of real estate assets                                               (10,385)           ---         (37,790)
    Sale of real estate assets                                                      8,794            ---             ---
    Construction in progress                                                          (13)        (5,297)         (4,990)
    Disposition of real estate assets available for sale                              ---          1,792             ---
    Pre-acquisition costs, net                                                        471           (571)            (49)
    Contributions to unconsolidated affiliates                                       (482)        (1,135)        (11,996)
    Distributions from unconsolidated affiliates                                    1,262            320           7,553
    Investment in marketable securities                                               ---            ---          (1,154)
    Leasing commissions                                                              (158)          (438)           (441)
    Investments in notes and bonds receivable                                        (283)        (3,496)         (5,573)
    Principal payments received from notes and bonds receivable                     3,680            151           5,045
                                                                                  -------       --------         -------
    Net cash used in investing activities                                            (373)       (12,330)        (51,094)
                                                                                  -------       --------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Notes payable proceeds                                                          9,310         71,550          48,832
    Repayment of notes payable                                                    (12,427)       (29,188)         (9,124)
    Payment of deferred loan costs                                                   (428)        (1,434)           (896)
    Decrease (increase) in restricted cash                                          3,969         (4,756)          3,738
    Minority interest equity contribution                                             486          1,237             195
    Purchase of common and preferred stock and partnership units                   (2,974)       (14,311)         (2,337)
    Exercise of common stock options                                                  ---            ---             389
    Distributions                                                                  (9,807)       (13,310)        (14,599)
                                                                                  -------       --------         -------
    Net cash (used in) provided by financing activities                           (11,871)         9,788          26,198
                                                                                  -------       --------         -------

                                                                    Continued...

                               G&L REALTY CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                (4,754)         6,166        (12,230)
BEGINNING CASH AND CASH EQUIVALENTS                                                  7,545          1,379         13,609
                                                                             -------------   -------------   -----------
ENDING CASH AND CASH EQUIVALENTS                                             $       2,791   $      7,545    $     1,379
                                                                             =============   ============    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest                                       $      12,178   $     13,375    $     9,028
                                                                             =============   ============    ===========

NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                                       Year Ended December 31,
                                                                                  2000           1999           1998
                                                                             -------------   -------------   ------------
       Distributions declared not yet paid                                   $         370   $         407   $      1,751
                                                                             =============   =============   ============
       Transfers from projects under development to building                 $         ---   $      13,526   $      1,185
                                                                             =============   =============   ============
       Preferred distributions due to minority partner                       $          63   $          29   $         17
                                                                             =============   =============   ============
       Transfer from investments in unconsolidated affiliates
       to notes receivable                                                   $       3,070   $         ---   $        ---
                                                                             =============   =============   ============


        Net cost of assets transferred from the Company:

                 Land                                                        $       5,640
                 Building and improvements, net                                      9,172
                 Restricted cash                                                       170
                 Mortgage loans and bonds receivable, net                            1,136
                 Deferred charges and other assets, net                                197
                                                                             -------------
                                                                             $      16,315
                                                                             =============

        Net cost of liabilities extinguished:

                 Notes payable                                               $      16,315
                                                                             =============

        The Company acquired an interest in an unconsolidated affiliate for the following noncash consideration:

                 Land                                                                        $         947
                 Construction in progress                                                    $         774
                                                                                             -------------
                                                                                                     1,721
                                                                                             =============

        The Company exchanged its interest in land and construction in progress for the following noncash consideration:

                  Investment in unconsolidated affiliates                                    $       1,721
                                                                                             =============

       Net cost of assets transferred to Company (Note 18):

                Accounts receivable                                                                         $         295
                Land                                                                                                1,751
                Construction in progress                                                                            3,871
                Deferred leasing costs                                                                                250
                Deferred loan costs                                                                                    20
                Note receivable                                                                                        44
                Accounts payable                                                                                        8
                                                                                                             ------------
                                                                                                             $      6,239
                                                                                                             ============

                                                                    Continued...

                               G&L REALTY CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                       Year Ended December 31,
                                                                                  2000           1999           1998
                                                                             --------------- -------------- --------------
       Net cost of assets transferred from Company (Note 18):

                Investment in unconsolidated affiliates                                                     $       5,645
                Note receivable                                                                                       594
                                                                                                            -------------
                                                                                                            $       6,239
                                                                                                            =============
     Property acquired in exchange for partnership units (Note 18)
                                                                                                            $       2,000
                                                                                                            =============

       Transfer note receivable to land and building:

                Land                                                         $         252
                Building                                                             1,009
                                                                             -------------
                Total                                                        $       1,261
                                                                             =============

                Notes receivable                                             $       1,261
                                                                             =============


                                                                       Concluded

                               G&L REALTY CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 2000

1.   General

     G&L Realty Corp. (the "Company") was formed as a Maryland corporation to continue the ownership, management, acquisition and development activities previously conducted by G&L Development, a California general partnership, the Company's predecessor. All of the Company's assets are held by, and all of its operations are conducted through, the following entities:

               G&L Realty Partnership, L.P., a Delaware limited partnership (the "Operating Partnership")
               G&L Realty Financing Partnership II, L.P., a Delaware limited partnership (the "Realty Financing Partnership")*
               G&L Medical Partnership, L.P., a Delaware limited partnership (the "Medical Partnership")*
               G&L Gardens, LLC, an Arizona limited liability company ("Maryland Gardens")*
               435 North Roxbury Drive, Ltd., a California limited partnership (the "Roxbury Partnership")
               GL/PHP, LLC, a Delaware limited liability company ("GL/PHP")*
               G&L  Hampden, LLC, a Delaware limited liability company
                    ("Hampden")*
               G&L Valencia, LLC, a California limited liability company ("Valencia")
               G&L  Holy Cross, LLC, a California limited
                    liability company ("Holy Cross")*
               G&L Burbank, LLC, a California limited liability company ("Burbank")*
               G&L  Tustin, LLC, a California limited liability company
                    ("Tustin")*
               GLH Pacific Gardens, LLC, a California limited liability company ("Pacific Gardens")
               G&L Hoquiam, LLC, a California limited liability company ("Hoquiam")
               G&L Lyons, LLC, a California limited liability company ("Lyons") G&L Coronado (1998), LLC, a California limited liability company ("Coronado")
               GLH Tarzana, LLC, a California limited liability company ("Tarzana")
               G&L Heritage Care, LLC, a Delaware limited liability company ("Heritage")
               G&L Massachusetts, LLC, a Delaware limited liability company ("Massachusetts")
               G&L  Aspen, LLC, a California limited liability company ("Aspen")

   * The Realty Financing Partnership, the Medical Partnership, Maryland Gardens, GL/PHP, Hampden, Holy Cross, Burbank and Tustin are herein defined collectively as the "Financing Entities" and individually as the "Financing Entity".

     The Company, as the sole general partner and as owner of an approximately 79% ownership interest, controls the Operating Partnership. The Company controls the Financing Entities through wholly owned subsidiaries incorporated in either the State of Delaware or the State of California (collectively, the "Subsidiaries" and individually, a "Subsidiary"). Each Subsidiary either (i) owns, as sole general partner or sole managing member, a 1% ownership interest in its related Financing Entity or (ii) owns no interest and acts as the manager of the Financing Entity. The remaining 99% ownership interest in each Financing Entity, which is owned 1% by a Subsidiary, is owned by the Operating Partnership, acting as sole limited partner or member. Financing Entities in which a Subsidiary owns no interest are 100% owned by the Operating Partnership.

     References in these consolidated financial statements to the Company include its operations, assets and liabilities including the operations, assets and liabilities of the Operating Partnership, the Subsidiaries, the Financing Entities, the Roxbury Partnership (in which the Operating Partnership owns a 61.75% partnership interest and is the sole general partner), Pacific Gardens (in which the Operating Partnership owns a 93% membership interest and is a co-managing member), Tarzana (in which the Operating Partnership owns a 85% membership interest and is a co-managing member) and Hoquiam, Lyons, Coronado, Heritage, Massachusetts and Aspen (in which the Operating Partnership owns a 100% interest).

     In addition to the Subsidiaries, the Company also owns interests in various unconsolidated affiliates. Although the Company's investment represents a significant portion of the capital of such unconsolidated affiliates and the Company exercises significant influence over the activities of these entities, the Company does not have the requisite level of voting control to include the assets, liabilities and operating activities of these entities in the consolidated financial statements of the Company. The entities in which the Company has unconsolidated financial interests are as follows:

     . GLN Capital Co., LLC ("GLN") is a Delaware limited liability company formed in 1996. GLN is owned 49.9% by the Operating Partnership and 50.1% by an affiliate of Nomura Asset Capital Corp. ("Nomura"). GLN was formed to fund loans to the senior care industry.

     . G&L Grabel San Pedro, LLC ("San Pedro") is a California limited liability company formed on March 10, 1998 by the Company through the Operating Partnership, and Gary Grabel, an experienced medical office building ("MOB") manager. The Company and Gary Grabel contributed to San Pedro 84% and 16% of the equity, respectively. However, the initial ownership interests of the parties will be adjusted to 50% as each partner receives a return of its initial capital contribution plus a preferred return on their initial contribution. San Pedro was formed for the purpose of acquiring three MOBs located at 1360 West 6th Street in San Pedro, California.

     . G&L Penasquitos, LLC ("Penasquitos LLC") is a California limited liability company, formed by the Company on April 24, 1998, through the Operating Partnership, and Parsons House, LLC, a California limited liability company ("Parsons"). The Company and Parsons contributed to Penasquitos LLC 75% and 25% of the equity, respectively. However, the initial ownership interests of the parties will be adjusted to 50% as each partner receives a return of its initial capital contribution plus preferred distributions equal to 15% per annum on their capital contribution. Penasquitos LLC was formed for the purpose of acquiring and converting a building located in Rancho Penasquitos, California into an assisted living facility.

     . G&L Penasquitos, Inc. ("Penasquitos Inc.") is a California corporation formed on April 21, 1998 by the Company, through the Operating Partnership, and Parsons House, LLC, a California limited liability company. The Company owns 75% of the total equity in Penasquitos Inc. in the form of non-voting preferred stock. Parsons holds 25% of the total equity and all of the voting common stock. Penasquitos Inc. was formed for the purpose of operating an assisted living facility in Rancho Penasquitos, California.

     . GLH Pacific Gardens Corp. ("Pacific Gardens Corp.") is a California corporation formed on June 25, 1998 by the Company, through the Operating Partnership, and ASL Santa Monica, Inc., a California corporation ("ASL"). The Company owns 93% of the total equity in Pacific Gardens Corp. in the form of non-voting preferred stock. ASL holds 7% of the total equity in the form of common stock. Pacific Gardens Corp. was formed for the purpose of operating an assisted living facility located in Santa Monica, California, which was purchased by the Company. Since July 1, 1999, Pacific Gardens Corp. has not operated the assisted living facility and a wholly owned subsidiary of ASL assumed all of the assets and liabilities of Pacific Gardens Corp. in order to operate the facility.

     . G&L Parsons on Eagle Run, LLC ("Eagle Run") is a California limited liability company, formed on December 29, 1998, through the Operating Partnership and Parsons. The Company and Parsons each contributed 50% of the total equity in Eagle Run. Eagle Run was formed for the purpose of acquiring a vacant piece of land in Omaha, Nebraska upon which the members developed an assisted living facility.

     . G&L Parsons on Eagle Run, Inc. ("Eagle Run, Inc.") is a California corporation formed on December 20, 1998 by the Company, through the Operating Partnership and Parsons. Eagle Run, Inc. was formed for the purpose of operating an assisted living facility in Omaha, Nebraska on the land acquired by Eagle Run.

     . Lakeview Associates, LLC ("Lakeview") is a California limited liability company, formed on September 2, 1999 by the Company, through the Operating Partnership and D.D.&F. ("Prestige"), an Oregon general partnership. The Company and Prestige each contributed 50% of the total equity of Lakeview. The Company contributed land and construction in progress in exchange for 50% of the equity of Lakeview and two notes totaling $1.4 million. Prestige contributed $250,000 for a 50% interest in Lakeview. Lakeview was formed for the purpose of developing a two story, 80 unit, 92 bed assisted living facility in Yorba Linda, California.

     . Tustin Heritage Park, LLC ("Heritage Park") is a California limited liability company in which the Company has a 25% equity ownership interest. In June 1999, the Company sold a vacant piece of land in Tustin to Heritage Park. In exchange, the Company received $75,000 in cash, a $425,000 first deed of trust and a 25% equity ownership interest in Heritage Park. In September 2000, the first deed of trust was increased to $675,000 in exchange for unearned development fees and an extension of the note. Heritage Park intends to develop a 53-unit senior apartment residence on the land.

     GLN, San Pedro, Penasquitos LLC, Penasquitos Inc., Pacific Gardens Corp., Eagle Run, Eagle Run, Inc., Lakeview and Heritage Park are herein defined collectively as the "Unconsolidated Affiliates" and individually as "Unconsolidated Affiliate".


2.   Summary of Significant Accounting Policies

     Business-- The Company is a self-managed Real Estate Investment Trust ("REIT") that acquires, develops, manages, finances and leases health care properties. The Company's business currently consists of investments in healthcare properties and in debt obligations secured by healthcare properties. Investments in healthcare property consists of acquisitions, made either directly or through joint ventures, in MOBs, skilled nursing facilities ("SNFs") or assisted living facilities ("ALFs"). The Company's lending activities consist of providing short-term secured loans to facilitate third party acquisitions of healthcare properties.

     Basis of presentation-- The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. The interests in the Roxbury Partnership, Pacific Gardens, Pacific Park, Tarzana and the Operating Partnership that are not owned by the Company, have been reflected as minority interests in the Operating Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Properties-- The Operating Partnership, the Realty Financing Partnership, the Medical Partnership, Maryland Gardens, the Roxbury Partnership, GL/PHP, Hampden, Valencia, Holy Cross, Burbank, Tustin, Pacific Gardens, Hoquiam, Lyons, Heritage, Massachusetts, Aspen and Coronado own a 100% fee simple interest in all of the properties.

     Income taxes-- The Company expects to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company is generally not subject to corporate Federal income taxes so long as it distributes at least 95% of its taxable income to stockholders and meets certain other requirements relating to its income and assets. For the years ended December 31, 2000, 1999 and 1998, the Company met all of these requirements. Therefore, no provisions for Federal income taxes are included in the accompanying financial statements. State income tax requirements are similar to Federal requirements.

     Real estate and depreciation-- Rental property is recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

               Buildings and improvements ...................      40 years
               Tenant improvements ..........................      Life of lease
               Furniture, fixtures and equipment ............      5 years


     Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $5,697,000, $5,424,000 and $4,432,000 respectively. Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations and all costs directly related to acquisitions are capitalized.

     Revenue recognition-- Base rental income is recognized on a straight-line basis over the term of the lease regardless of when payments are due. Certain leases include rent concessions and escalation clauses creating an effective rent that is included in unbilled rent receivable (Note 5). Patient revenue is reported at the estimated net realizable amount from patients, third party payors and others for services rendered, net of contractual adjustments.

     Cash and cash equivalents-- All demand and money market accounts and short-term investments in governmental funds with a maturity of three months or less are considered to be cash and cash equivalents. Cash equivalents are carried at cost, which approximates fair value due to the short period of time to maturity. Throughout the year, the Company also maintained cash balances at banks in excess of federally insured limits.

     Restricted Cash-- Pursuant to various loan agreements, the Company is required to fund segregated interest bearing accounts to be used for debt service payments, tenant security deposits, property taxes, insurance premiums and property improvements.

     Deferred charges and other assets-- Deferred charges and other assets consist of leasing commissions, deferred loan fees, financing costs, construction-in-progress, investments, deposits and prepaid expenses. Leasing commissions are amortized on a straight-line basis over the lives of the leases which range typically from five to ten years. Deferred loan fees are amortized over the terms of the respective loan agreements. Expenses incurred to obtain financing are capitalized and amortized over the term of the related loan as a yield adjustment.

     Minority interest in consolidated affiliates-- The Operating Partnership, as sole general partner, has a 61.75% ownership interest in the Roxbury Partnership which owns the property located at 435 North Roxbury Drive. The minority interest is a debit balance that resulted from depreciation allocations and cash distributed to partners in excess of their original investment and subsequent accumulated earnings. It is management's opinion that the deficit is adequately secured by the unrecognized appreciated value of the Roxbury property and will be recovered through an accumulation of undistributed earnings or sale of the property. The Operating Partnership, as sole general partner, also owns a 93% interest in Pacific Gardens, a 50% interest in Pacific Park and an 85% interest in Tarzana.

     Long-lived assets-- The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that an asset's book value exceeds the undiscounted expected future cash flows to be derived from that asset. Whenever undiscounted expected future cash flows are less than the book value, the asset will be reduced to estimated fair value and an impairment loss will be recognized. During 1999, the Company recorded a $6.4 million impairment loss related to its six New Jersey MOBs (See Note 3). The Company recorded no impairment losses in 2000 and 1998.

     Per share data-- Earnings per share are computed based upon the weighted average number of shares of the Company's Common Stock, $.01 par value (the "Common Stock") outstanding during the period. The treasury stock method is used to determine the number of incremental common equivalent shares resulting from options granted under the Company's stock incentive plan. Computation of the number of shares is included in Note 13.

      Financial instruments--The estimated fair value of the Company's financial instruments is determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts. The book value of cash, cash equivalents, tenant rent and other accounts receivable, accounts payable and other liabilities approximates fair value due to their short-term maturities. The carrying amount of the Company's variable rate notes payable as of December 31, 2000 and 1999 approximate fair value because the interest rates are comparable to rates currently being offered to the Company. The fair value of the Company's fixed rate notes payable as of December 31, 2000 and 1999 was $105.3 million and $130.7 million, respectively because the interest rates on the Company's fixed rate notes payable were lower than the rates being offered to the Company at that time. The estimated fair values of the Company's mortgage loans and bonds receivable, are based upon market values of loans and bonds receivable with similar characteristics adjusted for risk inherent in the underlying transactions. Management estimates that the fair value of the Company's mortgage loans and bonds receivable approximate their amortized cost basis, after adjustment for the allowance for amounts deemed to be uncollectible.

     Use of estimates-- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recent accounting pronouncements-- In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133 is effective for fiscal years beginning after June 15, 2000 and requires all derivatives to be recorded on the balance sheet at fair value as either assets or liabilities depending on the rights or obligations under the contracts. SFAS 133 also establishes new accounting methodologies for the following three classifications of hedges: fair value, cash flow and net investment in foreign operations. The Company's adoption of SFAS 133 on January 1, 2001 did not have a material impact on the Company's financial position or results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company was required to adopt SAB 101 in the fourth quarter of 2000. The Company's adoption of SAB 101 did not have a material impact on the Company's financial position or results of operations.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transaction Involving Stock Compensation." The Company was required to adopt FIN 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees." The Company's adoption of FIN 44 did not have a material impact on its financial position or results of operations.

3.   Buildings and Improvements

     Buildings and improvements consist of the following:

                                                                               December 31,
                                                                          2000              1999
                                                                   ----------------- -----------------
                                                                             (in thousands)
                 Buildings and improvements                               $155,224          $160,360
                 Tenant improvements                                         9,214             7,705
                 Furniture, fixtures and equipment                           3,280             2,668
                                                                   ----------------- -----------------
                                                                           167,718           170,733
                 Less accumulated depreciation
                   and amortization                                        (28,208)          (23,912)
                                                                   ----------------- -----------------
                 Total                                                    $139,510          $146,821
                                                                   ================= =================

     Impairment loss - In 1999, the Company recorded a non-cash impairment charge related to six New Jersey medical office buildings owned by the Company as required by SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Recording these buildings at their estimated fair market value resulted in a write down of the carrying value of these buildings of $6.4 million.

4.   Tenant Rent and Reimbursements Receivable

     Tenant rent and reimbursements receivable are net of an allowance for uncollectible amounts of $555,000 and $3,409,000 as of December 31, 2000 and 1999, respectively. The activity in the allowance for uncollectible tenant accounts for the three years ending December 31, 2000, was as follows:

                                                                                 Year ended December 31,
                                                                         2000              1999             1998
                                                                   ----------------- ----------------- ----------------
                                                                                     (in thousands)
                 Balance, beginning of year                        $      3,409      $      1,261      $         88
                 Additions                                                1,007             2,210             1,210
                 Charge-offs                                             (3,861)              (62)              (37)
                                                                   ----------------- ----------------- ----------------
                 Balance, end of year                              $         555     $      3,409      $       1,261
                                                                   ================= ================= ================

     During the year ended December 31, 2000, the Company wrote-off accounts receivable in the amount of $3.9 million. These write-offs were mainly related to delinquent rents and operating expense reimbursements due from the operators of the Company's three skilled nursing facilities in Hampden, Massachusetts (See
Note 15) and its skilled nursing facility in Phoenix, Arizona.

5.   Unbilled Rent Receivable

     The Company has operating leases with tenants that expire at various dates through 2011. The minimum rents due under these leases are subject to either scheduled fixed increases or adjustments based on the Consumer Price Index. In general, the retail leases require tenants to pay their pro-rata share of property taxes, insurance and common area operating costs, while the medical office leases require tenants to reimburse the Company for annual increases in property taxes, insurance and specified operating expenses over a base year amount.

     Generally accepted accounting principles require that rents due under operating leases with fixed increases be averaged over the life of the lease. This practice, known as "straight-line rents" creates an unbilled rent receivable in any period during which the amount of straight-line rent exceeds the actual rent billed (this occurs primarily at the inception of the lease period). As the lease approaches its expiration date, billed rent will eventually exceed the amount of straight-line rent causing the unbilled rent receivable to decline. The straight-line rent calculation assumes no new or re-negotiated rents or extension periods during the life of the lease and excludes operating cost reimbursements. The following table summarizes future rents due under existing leases and the corresponding straight-line rent calculation as of December 31, 2000:

                    Year Ending December 31,          Future Minimum         Straight-line          Unbilled Rent
                                                           Rent                  Rent                Receivable
               ----------------------------------- --------------------- ---------------------- ----------------------
                                                                             (in thousands)
                     2001 ................             $   17,248            $   17,161             $       87
                     2002 ................                 14,173                13,914                    259
                     2003 ................                 11,498                11,133                    365
                     2004 ................                  8,989                 8,508                    481
                     2005 ................                  6,778                 6,276                    502
                     Thereafter ..........                 11,759                10,647                  1,112
                                                   --------------------- ---------------------- ----------------------
               Total .....................               $ 70,445              $ 67,639                $ 2,806
                                                   ===================== ====================== ======================

     The activity in the allowance for unbilled rent, recorded as a reduction of rental revenue for the three years ending December 31, 2000, consisted of the following:

                                                                                 Year ended December 31,
                                                                         2000              1999             1998
                                                                   ----------------- ----------------- ----------------
                                                                                     (in thousands)
                 Balance, beginning of year                           $      706        $      474        $      476
                 Additions                                                    76               232                12
                 Charge-offs                                                (388)              ---               (14)
                                                                   ----------------- ----------------- ----------------
                 Balance, end of year                                 $      394        $      706        $      474
                                                                   ================= ================= ================

6.   Other Receivables

     Other receivables consist of all outstanding balances due to the Company other than amounts due from current tenants and are net of the allowance for uncollectible amounts of $54,000 and $205,000 as of December 31, 2000 and 1999. The activity in the allowance for uncollectible accounts for the three years ending December 31, 2000, is as follows:

                                                                                 Year ended December 31,
                                                                         2000              1999             1998
                                                                   ----------------- ----------------- ----------------
                                                                                     (in thousands)
                 Balance, beginning of year                        $       205       $       330       $       248
                 Additions                                                  20               ---               282
                 Charge-offs                                              (171)             (125)             (200)
                                                                   ----------------- ----------------- ----------------
                 Balance, end of year                              $        54       $       205       $       330
                                                                   ================= ================= ================

7.   Mortgage Loans and Bonds Receivable

     Mortgage loans and bonds receivable consist of the following:

                                                                                                    December 31,
                                                                                                2000             1999
                                                                                          ----------------- --------------
                                                                                                 (in thousands)
   Secured Promissory Note due March 31, 2009, collateralized by deed of
      trust, principal and interest payable monthly at 12% per annum..................    $     7,522     $       7,751
   Unsecured Promissory Note due March 31, 2009, principal and interest
      payable monthly at 12% per annum................................................          2,700             2,700
   Secured Note due April 1, 2008, interest payable semiannually at 10%
      per annum (This note is currently in default)...................................            150               150
   Unsecured promissory note due September 1, 2000, interest payable at
      10% per annum (This note is currently in default)...............................          1,000               ---
   Unsecured promissory note due July 1, 2000, interest payable at 10% per
      annum (This note is currently in default).......................................            104               ---
   Secured promissory note due August 25, 1998, interest payable at 12%
      per annum (This note is currently in default)...................................          2,405             3,695
   Secured promissory note due June 30, 2001, interest payable at 10% per
      annum...........................................................................            675               425
   Secured bond receivable due December 15, 2029, interest payable
      semiannually at 8.75% per annum.................................................          1,218             1,218
   Unsecured promissory note due January 31, 2010, principal and interest
      payable monthly at 10% per annum................................................            513               513
   Unsecured promissory note receivable due June 30, 1999. (This note is
      currently in default)...........................................................             44                44
   Unsecured promissory note receivable due October 1, 2004...........................            ---               800
   Unsecured promissory note receivable due May 31, 1999..............................            ---               300
   Unsecured promissory note receivable due January 23, 1998..........................            ---                47
   Unsecured promissory note receivable due April 1, 2003.............................            ---               300
   Unsecured promissory notes receivable payable upon demand..........................            ---             1,356
   Unsecured credit line receivable due May 31, 1998..................................            ---               115
                                                                                          ------------- ----------------
   Face value of mortgage loans and bonds receivable..................................         16,331            19,414
   Accrued interest...................................................................            440             1,188
   Allowance for uncollectible amounts................................................         (5,527)           (4,576)
                                                                                          ------------- ----------------
   Total mortgage loans and bonds interest receivable.................................        $11,244           $16,026
                                                                                          ============= =================

     The activity in the allowance for uncollectible notes receivable for the three years ending December 31, 2000, is as follows:

                                                                                 Year ended December 31,
                                                                         2000              1999             1998
                                                                   ----------------- ----------------- ----------------
                                                                                     (in thousands)
                 Balance, beginning of year                        $     4,576       $     3,517       $        825
                 Additions                                               2,861             1,059             2,792
                 Charge-offs                                            (1,910)              ---              (100)
                                                                   ----------------- ----------------- ----------------
                 Balance, end of year                                 $  5,527       $     4,576       $     3,517
                                                                   ================= ================= =================

8.   Investments In Unconsolidated Affiliates

     The Company has investments in various unconsolidated affiliates as described in Note 1. The following tables provide a summary of the Company's investment in each of these entities as of December 31, 2000 and 1999 (in thousands).

                                                          As of December 31, 2000
                                       -------------------------------------------------------------------------------------------
                                                       Valley                                                          Pacific
                                                    Convalescent               Penasquitos Penasquitos   Heritage      Gardens
                                       GLN Capital      (1)        San Pedro      LLC         Inc.         Park         Corp.
                                       -------------------------------------------------------------------------------------------
Opening balance at beginning of year   $       776  $        323  $     1,070  $    1,379  $      106  $        ---  $       (312)
Equity in earnings (loss) of
affiliates                                     (11)           (8)         122         (90)        ---           ---           ---
Cash contributions                             ---           ---          ---         ---         ---           ---           ---
Cash distributions                             ---          (315)         (48)     (1,128)        (86)          ---           ---
                                       -----------  ------------  -----------  ----------  ----------  ------------  ------------
Equity, before inter-company
adjustments                                    765           ---        1,144         161          20           ---          (312)
Intercompany receivable (payable),
net                                             67           ---           80         245         (20)           13           110
                                       -----------  ------------  -----------  ----------  ----------  ------------  ------------
Investment in unconsolidated
affiliates                             $       832  $        ---  $     1,224  $      406  $      ---  $         13  $       (202)
                                       ===========  ============  ===========  ==========  ==========  ============  ============



                                          ---------------------------------------------
                                             Eagle
                                           Run, Inc.    EagleRun    Lakeview    Total
                                          ---------------------------------------------
Opening balance at beginning of year      $       61  $       654  $     250  $  4,307
Equity in earnings (loss) of
affiliates                                      (431)           1        ---      (417)
Cash contributions                               ---          ---        ---       ---
Cash distributions                               ---          ---        ---    (1,577)
                                          ----------  -----------  ---------  --------
Equity, before inter-company
adjustments                                     (370)         655        250     2,313
Intercompany receivable (payable),
net                                                6           48      1,989     2,538
                                          ----------  -----------  ---------  --------
Investment in unconsolidated
affiliates                                $     (364) $       703  $   2,239  $  4,851
                                          ==========  ===========  =========  ========

                                                          As of December 31, 1999
                                       -------------------------------------------------------------------------------------------
                                                       Valley                  Penasquitos Penasquitos   Heritage      Pacific
                                       GLN Capital  Convalescent   San Pedro      LLC         Inc.         Park        Gardens
                                                                                                                        Corp.
                                       -------------------------------------------------------------------------------------------
Opening balance at beginning of year   $       708  $         76  $     1,165  $    1,229  $      270  $        ---  $      (149)
Equity in earnings of affiliates                62           (28)         202          25        (277)          ---         (163)
Contributions                                    6           312          ---         125         113           ---          ---
Distributions                                  ---           (37)        (297)        ---         ---           ---          ---
                                       -----------  ------------  -----------  ----------  ----------  ------------  -----------
Equity, net of inter-company
transactions                                   776           323        1,070       1,379         106           ---         (312)
Intercompany receivable (payable),
net                                             61         3,370            8         219          (1)           13          110
                                       -----------  ------------  -----------  ----------  ----------  ------------  -----------
Investment in unconsolidated
affiliates                             $       837  $      3,693  $     1,078  $    1,598  $      105  $         13  $      (202)
                                       ===========  ============  ===========  ==========  ==========  ============  ===========


                                       ----------------------------------------------
                                          Eagle
                                        Run, Inc.     EagleRun    Lakeview    Total
                                       ----------------------------------------------
Opening balance at beginning of year   $     150     $    650     $   ---    $ 4,099
Equity in earnings of affiliates             (89)          (1)        ---       (269)
Contributions                                ---            5         250        811
Distributions                                ---          ---         ---       (334)
Equity, net of inter-company
transactions                                  61          654         250      4,307
Intercompany receivable (payable),
net                                            6           47       1,596      5,429
                                       ---------     --------     -------    -------
Investment in unconsolidated
affiliates                             $      67     $    701     $ 1,846    $ 9,736
                                       =========     ========     =======    =======

(1) In March 2000, the Company sold its 50% interest in Valley Convalescent to its joint venture partner. The transaction included a sales price of $500,000 consisting of $200,000 in cash and a $300,000 mortgage note. The $300,000 mortgage note was consolidated with the $2.8 million mortgage that the Company already held on the facility. The $3.1 million mortgage was repaid in November 2000.

Following is a summary of the condensed financial information of each of the unconsolidated affiliates as of and for the year ended December 31, 2000 (in thousands).

                                      -----------------------------------------------------------------------------------------
                                                                                                                    Pacific
                                                      Valley                  Penasquitos Penasquitos   Heritage    Gardens
                                      GLN Capital  Convalescent   San Pedro      LLC         Inc.         Park        Corp.
                                      -----------------------------------------------------------------------------------------
Financial Position:
------------------
     Land                               $  ---      $     ---      $  1,882    $    641      $  ---       $  750       $  ---
     Buildings                             ---            ---         4,227       6,409         ---          ---          ---
     Notes receivable, net               1,585            ---           ---         ---         ---          ---          ---
     Other Assets                          ---            ---           294       1,260         ---          247          ---
     Notes payable                         ---            ---        (4,730)     (7,962)        ---         (910)         ---
     Other liabilities                     (60)           ---          (439)       (260)        (10)         (87)        (349)
                                      ------------ ------------- ------------ ----------- ----------- ------------- -----------
Net assets                              $1,525      $     ---      $  1,234    $     88      $  (10)      $  ---       $ (349)
                                      ============ ============= ============ =========== =========== ============= ===========

Partner's equity:
----------------

     G&L Realty Partnership, L.P.       $  765      $     ---      $  1,144    $    161      $   20       $ ---        $(312)
     Others                                760            ---            90         (73)        (30)        ---          (37)
                                      ------------ ------------- ------------ ----------- ----------- ------------- -----------
Total Equity                            $1,525      $     ---      $  1,234    $     88      $  (10)      $ ---        $(349)
                                      ============ ============= ============ =========== =========== ============= ===========
                                         Eagle Run
                                            Inc.       Eagle Run       Lakeview       Total
                                        ------------   --------------  -----------  ------------
Financial Position:
------------------
     Land                                 $   ---       $    1,191     $    947     $   5,411
     Buildings                                ---            4,934          ---        15,570
     Notes receivable, net                    ---              ---          ---         1,585
     Other Assets                             482            1,017        2,225         5,525
     Notes payable                            ---           (5,791)      (1,954)      (21,347)
     Other liabilities                     (1,221)             (50)        (664)       (3,140)
                                        ------------   --------------  -----------  ----------
Net assets                                $  (739)      $    1,301     $    554     $   3,604
                                        ============   ==============  =========== ===========

Partner's equity:
----------------
     G&L Realty Partnership, L.P.         $  (370)      $      655     $    250     $   2,313
     Others                                  (369)             646          304         1,291
                                        ------------   --------------  -----------  ----------
Total Equity                              $  (739)      $    1,301     $    554     $   3,604
                                        ============   ==============  =========== ===========

                                      -----------------------------------------------------------------------------------------
                                                                                                                    Pacific
                                                      Valley                  Penasquitos Penasquitos   Heritage    Gardens
                                      GLN Capital  Convalescent   San Pedro      LLC         Inc.         Park        Corp.
                                      -----------------------------------------------------------------------------------------
Operations:
-----------
     Revenues                           $  ---      $      83      $  1,140    $    892      $  ---       $  ---       $  ---
     Expenses                              (22)           (99)       (1,018)     (1,072)        ---          ---          ---
                                      ------------ ------------- ------------ ----------- ----------- ------------- -----------
Net (loss) income                       $  (22)     $     (16)     $    122    $   (180)     $  ---       $  ---       $  ---
                                      ============ ============= ============ =========== =========== ============= ===========

Allocation of net (loss) income:
-------------------------------
     G&L Realty Partnership, L.P.       $  (11)     $      (8)     $    122    $    (90)     $  ---       $ ---        $  ---
     Others                                (11)            (8)          ---         (90)        ---         ---           ---
                                      ------------ ------------- ------------ ----------- ----------- ------------- -----------
Net (loss) income                       $  (22)     $     (16)     $    122    $   (180)     $  ---       $ ---        $  ---
                                      ============ ============= ============ =========== =========== ============= ===========
                                         Eagle Run
                                            Inc.       Eagle Run       Lakeview       Total
                                         -----------  ------------   ------------- -------------
Operations:
------------------
     Revenues                             $ 1,803       $   845         $   ---      $  4,772
     Expenses                              (2,666)         (851)            ---        (5,728)
                                         -----------  ------------   ------------- -------------
Net (loss) income                         $  (863)      $     3         $   ---      $   (956)
                                         ===========  ============   ============= =============

Allocation of net (loss) income:
-------------------------------
     G&L Realty Partnership, L.P.         $  (431)      $     1         $   ---      $   (417)
     Others                                  (432)            2             ---          (539)
                                         -----------  ------------   ------------- -------------
Net (loss) income                         $  (863)      $     3         $   ---      $   (956)
                                         ===========  ============   ============= =============

Following is a summary of the condensed financial information of each of the unconsolidated affiliates as of and for the year ended December 31, 1999 (in thousands).


                                       -----------------------------------------------------------------------------------------
                                                                                                                       Pacific
                                                        Valley                  Penasquitos Penasquitos  Heritage      Gardens
                                       GLN Capital   Convalescent   San Pedro      LLC         Inc.        Park         Corp.
                                       -----------------------------------------------------------------------------------------
Financial Position:
-------------------
     Land                              $         --  $         382 $      1,882 $       641 $        --  $     500    $     --
     Buildings                                   --          2,636        4,315       6,678          --         --          --
     Notes and bonds receivable,
      net                                     1,585             --           --          --          --         --          --
     Other Assets                                38            720          172         732          --         68          --
     Notes payable                               --         (2,799)      (4,814)     (6,180)         --       (554)         --
     Other liabilities                          (75)          (331)        (197)       (523)        (10)       (14)       (349)
                                       ------------  ------------- ------------ ----------- -----------  ---------   ---------
Net assets                             $      1,548  $         608 $      1,358 $     1,348 $       (10) $      --   $    (349)
                                       ============  ============= ============ =========== ===========  =========   =========

Partner's equity:
-----------------
     G&L Realty Partnership, L.P.      $        776  $         323 $      1,070 $     1,379 $       106  $      --   $   (312)

     Others                                     772            285          288         (31)       (116)        --        (37)
                                       ------------  ------------- ------------ ----------- -----------  ---------   ---------
Total Equity                           $      1,548  $         608 $      1,358 $     1,348 $       (10) $      --   $   (349)
                                       ============  ============= ============ =========== ===========  =========   =========


                                       ------------------------------------------------
                                         Eagle Run
                                            Inc.      Eagle Run    Lakeview     Total
                                       -------------------------------------------------
Financial Position:
-------------------
     Land                              $         --  $      1,191 $      947  $    5,543
     Buildings                                   --         4,612         --      18,241
     Notes and bonds receivable,
      net                                        --            --         --       1,585
     Other Assets                               193           688        996       3,607
     Notes payable                               --        (4,986)    (1,443)    (20,776)
     Other liabilities                         (167)         (208)        --      (1,874)
                                       ------------  ------------ ----------  ----------
Net assets                             $         26  $      1,297 $      500  $    6,326
                                       ============  ============ ==========  ==========

Partner's equity:
-----------------
     G&L Realty Partnership, L.P.      $         61  $        654 $      250  $    4,307

     Others                                     (35)          643        250       2,019
                                       ------------  ------------ ----------  ----------
Total Equity                           $         26  $      1,297 $      500  $    6,326
                                       ============  ============ ==========  ==========

                                       -----------------------------------------------------------------------------------------
                                                                                                                      Pacific
                                                       Valley                  Penasquitos Penasquitos   Heritage    Gardens
                                       GLN Capital  Convalescent   San Pedro      LLC         Inc.         Park        Corp.
                                       -----------------------------------------------------------------------------------------
Operations:
-----------
     Revenues                          $      103  $        600  $     1,165  $       629 $       190  $         --  $    1,371
     Expenses                                 (14)         (668)        (963)        (578)       (560)           --      (1,546)
                                       ----------  ------------  -----------  ----------- -----------  ------------  ----------
Net income (loss)                      $       89  $        (68) $       202  $        51 $      (370) $         --  $     (175)
                                       ========== =============  ===========  =========== ===========  ============  ==========

Allocation of net income (loss):
--------------------------------
     G&L Realty Partnership, L.P.      $       62  $        (28) $       202  $        25 $      (277) $         --  $     (163)
     Others                                    27           (40)          --           26         (93)           --         (12)
                                       ----------  ------------  -----------  ----------- -----------  ------------  ----------
Net income (loss)                      $       89  $        (68) $       202  $        51 $      (370) $         --  $     (175)
                                       ========== =============  ===========  =========== ===========  ============  ==========


                                     ---------------------------------------------------------
                                       Eagle Run
                                         Inc.          Eagle Run       Lakeview        Total
                                     ---------------------------------------------------------
Operations:
-----------
     Revenues                        $        117     $       118    $        --     $   4,293
     Expenses                                (293)           (121)            --        (4,743)
                                     ------------     -----------    -----------     ---------
Net income (loss)                    $       (176)    $        (3)   $        --     $    (450)
                                     ============     ===========    ===========     =========

Allocation of net income (loss):
     G&L Realty Partnership, L.P.    $        (89)    $        (1)   $        --     $    (269)
     Others                                   (87)             (2)            --          (181)
                                     ------------     -----------    -----------     ---------
Net income (loss)                    $       (176)    $        (3)   $        --     $    (450)
                                     ============     ===========    ===========     =========

Following is a summary of the condensed financial information of each of the unconsolidated affiliates for the year ended December 31, 1998 (in thousands)

                                       -----------------------------------------------------------------------------------------
                                                       Valley                    Aliso                 Penasquitos   Penasquitos
                                       GLN Capital  Convalescent  AV Medical    Partners   San Pedro      LLC            Inc.
                                       -----------------------------------------------------------------------------------------
Operations:
-----------
     Revenues                          $      352  $        603  $        --  $        -- $       948  $         --  $       --
     Expenses                                 170           437           --           --         792            --          --
                                       ----------  ------------  -----------  ----------- -----------  ------------  ----------
Net income                             $      182  $        166  $        --  $        -- $       156  $         --  $       --
                                       ========== =============  ===========  =========== ===========  ============  ==========

Allocation of net income:
--------------------------------
     G&L Realty Partnership, L.P.      $       91  $         83  $        --  $        -- $        78  $         --  $       --
     Others                                    91            83           --           --          78            --          --
                                       ----------  ------------  -----------  ----------- -----------  ------------  ----------
                                       $      182  $        166  $        --  $        -- $       156  $         --  $       --
                                       ========== =============  ===========  =========== ===========  ============  ==========


                                     -------------------------------------------
                                       Pacific
                                       Gardens          Eagle Run,
                                        Corp.              LLC          Total
                                     -------------------------------------------
Operations:
-----------
     Revenues                        $      1,185     $        --    $     3,088
     Expenses                               1,369              --          2,768
                                     ------------     -----------    -----------
Net income                           $       (184)    $        --    $       320
                                     ============     ===========    ===========

Allocation of net income:
     G&L Realty Partnership, L.P.    $       (172)    $        --    $        80
     Others                                   (12)             --            240
                                     ------------     -----------    -----------
                                     $       (184)    $        --    $       320
                                     ============     ===========    ===========

9.  Marketable Securities

      Marketable securities consist of the following:

                                                                              December 31,
                                                                         2000              1999
                                                                   ----------------- -----------------
                                                                             (in thousands)
                 PHP Healthcare Corporation subordinated
                    debentures, $2,800,000 face value, interest
                    at 6.50%, due December 15, 2002, at cost               $ 1,154           $ 1,154
                 Accrued interest                                               58                58
                 Amortized discount                                            152               152
                                                                           -------           -------
                                                                             1,364             1,364
                 Less reserve for uncollectible amounts                     (1,364)           (1,364)
                                                                           -------           -------
                 Total                                                     $   ---           $   ---
                                                                           =======           =======

     See Footnote 15 for additional discussion of marketable securities.

10.  Deferred Charges and Other Assets

     Deferred charges and other assets consist of the following:

                                                                              December 31,
                                                                         2000              1999
                                                                   ----------------- -----------------
                                                                             (in thousands)
                 Deferred financing costs                                   $4,011            $3,844
                 Pre-acquisition costs                                         150               621
                 Leasing commissions                                         1,486             1,711
                 Prepaid expense and other assets                              914                57
                                                                           -------           -------
                                                                             6,561             6,233
                 Less accumulated amortization                              (2,012)           (1,269)
                                                                           -------           -------
                 Total                                                     $ 4,549           $ 4,964
                                                                           =======           =======

11.  Notes Payable

                                                                                                December 31,
        Notes payable consist of the following:                                             2000            1999
                                                                                       --------------- ---------------
                                                                                               (in thousands)
$7,831,000 Note due April 1, 2008 collateralized by deed of trust, monthly principal
    and interest payments of $56,000, interest at 7.05% per annum.                            $ 7,502         $ 7,634
$7,500,000 Note due December 11, 2008, collateralized by deed of trust, monthly
    principal and interest payments of $50,000, interest at 6.90% per annum.                    7,343           7,423
$2,000,000 Secured line of credit due July 13, 2003, interest payable at Prime plus
    2.0% per annum.                                                                             1,797             ---
$8,100,000 Note due April 1, 2008, collateralized by deed of trust, monthly
    principal and interest payments of $58,000, interest at 7.05% per annum.                    7,761           7,896
$2,475,000 Note due September 1, 2008 collateralized by deed of trust, monthly
    principal and interest payments of $18,000, interest at 7.49% per annum.                    2,391           2,428
$3,267,000 Note due April 1, 2008 collateralized by deed of trust, monthly principal
    and interest payments of $23,000, interest at 7.05% per annum.                              3,130           3,185
$5,225,000 Note due January 1, 2019 collateralized by deed of trust, monthly
    principal and interest payments of $38,209, interest at 6.75% per annum.                    4,983           5,113
$1,333,125 Note due April 1, 2008 collateralized by deed of trust, monthly principal
    and interest payments of $9,554, interest at 7.05% per annum.                               1,277           1,299
$35,000,000 Note due August 11, 2006, collateralized by deed of trust, monthly
    payments of $282,000 of principal and interest, interest at 8.492% per annum.              33,133          33,629
$30,000,000 Note due August 11, 2005, collateralized by deed of trust, monthly
    principal and interest payments of $229,000, interest at 7.89% per annum.                  27,684          28,193
$11,400,000 Note due September 1, 2034, collateralized by deed of trust, monthly
    principal and interest payments of $77,000, interest at 8% per annum.                      11,296          11,373
$10,000,000 Note due July 1, 2009 collateralized by deed of trust, monthly principal
    and interest payments of $58,000, interest at 6.85% per annum.                              9,705           9,905
$1,440,000 Note due July 1, 2009 collateralized by deed of trust, monthly principal
    and interest payments of $11,000, interest at 7.375% per annum.                             1,408           1,430
$7,500,000 Note due January 21, 2002 collateralized by deed of trust, monthly principal and interest payments of approximately $64,000, interest at Prime plus
    0.75% per annum.                                                                            7,382           7,458
$13,920,000 Note due October 1, 2002 collateralized by deed of trust, monthly principal and interest payments of approximately $122,000, interest at LIBOR
    plus 2.75% per annum.                                                                      13,740          13,889
$8,500,000 Note due July 1, 2001, collateralized by deed of trust, monthly principal and interest payments of approximately $71,000, interest at LIBOR plus 2.75% per
    annum.                                                                                      8,415           8,500
$2,100,000 Note due November 1, 2002, collateralized by deed of trust, monthly principal and interest payments of approximately $17,000, interest at LIBOR
    plus 3.40% per annum.                                                                       2,070           2,096
$800,000 Unsecured note due May 1, 2006, monthly principal and interest payments of
    $5,593, interest at 7.50% per annum.                                                          801             ---
$950,000 Note due May 1, 2006, collateralized by a second deed of trust, monthly
    principal and interest payments of $7,305, interest at 8.50% per annum.                       944             ---
$5,800,000 Note due in 2006, collateralized by deed of trust, monthly principal and
    interest payments of $48,102, interest at 8.30% per annum.                                  5,672             ---
$2,000,000 Unsecured note due July 31, 2007, interest rate of 8.50% per annum.                    508             508
$4,600,000 Unsecured line of credit due August 31, 2000, interest payable
    monthly at LIBOR plus 2.25% per annum, repaid in 2000                                         ---           4,600
$5,500,000 Note due on February 1, 2001, collateralized by deed of trust, interest
    payable monthly at LIBOR plus 3.0% per annum, repaid in 2000                                  ---           5,500
$16,000,000 Note due March 11, 2014, collateralized by deed of trust, monthly
    principal and interest payments of $155,000, interest at 8.98% per annum                      ---          15,312
                                                                                             --------        --------
Total                                                                                        $158,942        $177,371
                                                                                             ========        ========

     As of December 31, 2000, 30-day LIBOR was 6.565% and the prime rate was 9.50%.

     Aggregate future principal payments as of December 31, 2000 are as follows:

                           Years Ending December 31
                           ------------------------
                                 (in thousands)
                           2001 ......................    $ 12,591
                           2002 ......................      25,092
                           2003 ......................       2,395
                           2004 ......................       2,570
                           2005 ......................       9,356
                           Thereafter ................     106,938
                                                         ---------
                               Total .................   $ 158,942
                                                         =========

     During 2000 and 1999, the Company capitalized interest relating to development projects, either directly owned by the Company or through joint ventures of $17,000 and $430,000, respectively.

12   Commitments and Contingencies

     Neither the Company, the Operating Partnership, the Financing Entities, the Subsidiaries, Maryland Gardens, the Roxbury Partnership, Valencia, Pacific Gardens, Hoquiam, Lyons, Coronado, Tarzana, Heritage, Massachusetts, Aspen, the Unconsolidated Affiliates nor any of the assets within their portfolios of MOBs, parking facilities, and retail space (the "Properties") is currently a party to any material litigation, except as discussed below.

     On August 15, 1997, a subsidiary of the Company, GL/PHP, LLC ("GL/PHP") borrowed $16 Million from Nomura Asset Capital Corp. ("Nomura"), the proceeds of which were used to repay a loan made by PHP Healthcare Corporation ("PHP") in connection with the purchase by GL/PHP of six New Jersey primary care centers (the "New Jersey Properties"). Nomura received a first lien against the real properties. The New Jersey Properties were leased by Pinnacle Health Enterprises, LLC ("Pinnacle"), a subsidiary of PHP, and PHP guaranteed the lease. Concurrently with the $16 Million loan, the Operating Partnership obtained a new $2 Million loan from PHP evidenced by a $2 million promissory note payable to PHP. The note by its terms is nonnegotiable and provides for a right of offset against payments of interest and principal in an amount equal to any losses sustained by reason of any defaults by Pinnacle under its lease with GL/PHP, discussed below.

     As of August 15, 1997, Pinnacle leased the New Jersey Properties from GL/PHP under the terms of a 17-year net operating lease. PHP guaranteed the obligations of its subsidiary under the lease. In November 1998, Pinnacle filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware and its case was voluntarily converted to a Chapter 7 case. Also in November 1998, PHP filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware. CapMark Services, L.P. ("CapMark"), the loan servicer and successor to Amresco Management Inc., has foreclosed on its security and taken title to the New Jersey Properties.

     The Operating Partnership filed a declaratory relief action in the New Jersey State Court seeking a determination that LaSalle National Bank ("LaSalle"), the successor to Nomura, as trustee for the holders of certain obligations including the Nomura loan, did not have any rights against said $2 million note. LaSalle claims it is entitled to the $2 million borrowed from PHP under the deed of trust and assignment of rent with GL/PHP. After proceedings in both California and New Jersey, it was determined that this matter will be heard in the Federal District Court in New Jersey. The Operating Partnership believes that the lawsuit will be resolved with no adverse impact to the Company, however no assurances can be given at this time that this result will be obtained.

     In November 1999, Landmark Healthcare Facilities, LLC ("Landmark") filed a lawsuit against Valencia, a subsidiary of the Company, claiming that Landmark is entitled to approximately $600,000 plus interest under a development agreement entered into between Valencia and Landmark for the development of an MOB in Valencia, California. The Company is vigorously opposing the lawsuit and has filed a counter suit to recover approximately $400,000 plus interest that was already paid under the development agreement and for a judgment and declaration that all of Landmark's rights, title and interest in Valencia have been terminated or assigned to the Company. The litigation went to trial on March 12, 2001. On March 21, 2001, the court issued a tentative ruling on the matter in favor of the Company. Final judgment by the court is pending.

     The Company is the guarantor on a $500,000 letter of credit in favor of NVHF Affiliates, LLC, a non-profit low-income apartment owner. The Company holds an unsecured promissory note from NVHF Affiliates, LLC in the same amount. The Company at this time does not anticipate having to pay anything under this letter of credit.

     In January 2001, the Company settled a lawsuit with Cigna Healthcare, Inc and Cigna Healthcare of California ("Cigna") and received a settlement of $4.1 million. The settlement ended litigation against Cigna for delinquent rent under a lease for a MOB in Irwindale, California. Due to this settlement, the Company will record lease termination income of approximately $2.7 million in the first quarter of 2001.

     Two shareholder class actions have been filed against the Company and its directors arising out of the proposal by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and President, respectively, of the Company, to acquire all of the outstanding shares of the Company's common stock not currently owned by them (the "Pending Proposal"). The first suit, Lukoff v. G&L Realty Corp. et al., case number BC 241251, was filed in the Superior Court of the State of California, County of Los Angeles, on December 4, 2000. The second suit, Abrons v. G&L Realty Corp. et al., case number 24-C-00-006109, was filed in the Circuit Court for Baltimore City, Maryland, on December 14, 2000. Both actions assert claims for breach of fiduciary duty and seek, among other things, compensatory damages and to enjoin the transaction. Defendants have not yet answered or otherwise responded to the complaints. On February 6, 2001, pursuant to a stipulation between the parties, the Lukoff action was stayed for 120 days or until the Company's board of directors takes action with respect to the Pending Proposal, whichever occurs earlier.

13.  Stockholders' Equity

     In May 1997, the Company issued 1,495,000 shares of the 10.25% Series A Preferred Stock, from which it received net proceeds of $35.4 million. In November 1997, the Company issued 1,380,000 shares of 9.8% Series B Preferred Stock and received net proceeds of $32.6 million. The Company's preferred stock has no stated maturity, is not subject to any sinking fund requirements and is not convertible into or exchangeable for any property or other securities of the Company. The Company, at its sole discretion, may call the Series A and Series B Preferred Stock at any time after June 1, 2001 and January 1, 2002, respectively. All classes of the Company's preferred stock have a par value of $0.01 and rank senior to the Company's common stock with respect to payment of dividends and upon liquidation. All classes of Preferred Stock are on parity with all other classes of the Company's Preferred Stock for payment of dividends and liquidation purposes. In the event of liquidation, or if the Company elects to call the Preferred Stock, holders of the Company's Preferred Stock are entitled to receive $25.00 per share plus any accrued and unpaid dividends, whether or not such dividends have been declared by the Company's Board of Directors. Holders of the Company's Series A Preferred Stock are entitled to receive monthly dividends at an annual rate of $2.56 per share. Series B Preferred Stockholders are entitled to receive monthly dividends at an annual rate of $2.45 per share.

      At various times during the year ending December 31, 2000, the Company repurchased a total of 301,800 shares of the Company's Common Stock at an average price of approximately $9.22 per share. During 2000, the Company also purchased 7,700 shares of its Series A Preferred Stock at an average price of $15.03 and 4,600 shares of its Series B Preferred Stock at an average price of $14.68.

      Distributions in excess of net income-- As described in Note 2, the Company has elected to be treated as a REIT for Federal income tax purposes. As such, the Company is required to distribute at least 95% of its annual taxable income.

      For the years ended December 31, 2000, 1999 and 1998, cash distributed in the form of dividends to holders of the Company's Common Stock exceeded the Company's taxable income and is therefore considered to be a return of capital. In 2000, 100% of the Company's dividend was considered a return of capital to common stockholders. For 1999, 4.46% of the dividend was taxable as long-term capital gains and the remaining 95.54% represented a return of capital. For 1998, 18.55% of the dividend was taxable as ordinary income and the remaining 81.45% represented a return of capital. In 2000, dividends paid to holders of the Company's preferred stock were considered a return of capital to preferred stockholders. In previous years, the dividends paid to holders of the Company's Preferred Stock were fully taxable as ordinary income.

     Earnings per share-- Basic earnings per share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares outstanding during each year. Fully diluted earnings per share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares outstanding during each year plus the incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options. In 2000, because the Company's stock price was below the exercise price of all options, basic weighted average shares equals diluted weighted average shares. In 1999 and 1998, the incremental shares that would have been outstanding upon the assumed exercise of stock options would have been anti-dilutive and, therefore, were not considered in the computation of fully diluted earnings per share. The following table reconciles the numerator and denominator of the basic and fully diluted per-share computations for net income for the years ended December 31, 2000, 1999 and 1998:

                                                                       Years ended December 31,
                                                                   2000            1999          1998
                                                              --------------- --------------- ------------
                                                                            (in thousands)
                 Numerator:
                 ----------
                    Net income (loss)                             $  1,149       $  (2,115)      $  4,343
                    Preferred stock dividends                       (7,164)         (7,212)        (7,212)
                                                                  --------       ---------       --------
                    Net loss available to common
                      stockholders                                $ (6,015)      $  (9,327)      $ (2,869)
                                                                  ========       =========       ========
                 Denominator:
                 ------------
                    Weighted average shares - basic                  2,379           3,760          4,092
                    Dilutive effect of stock options                   ---              10             43
                                                                  --------       ---------       --------
                    Weighted average shares - fully diluted          2,379           3,770          4,135
                                                                  ========       =========       ========
                 Per share:
                 ----------
                    Basic                                           $(2.53)         $(2.48)        $(0.70)
                    Dilutive effect of stock options                   ---             ---            ---
                                                                  --------       ---------       --------
                    Fully diluted                                 $  (2.53)      $   (2.48)      $  (0.70)
                                                                  ========       =========       ========

     On March 6, 2001, the Company's board of directors declared a quarterly distribution for the first quarter of 2001 in the amount of $0.125 per Common share to be paid on April 15, 2001 to holders of the Company's Common Stock on March 31, 2001. This quarterly dividend is equal to an annualized distribution of $0.50 per share.

     On November 30, 2000, the Company received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $10.00 per share. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the transaction. The proposal was conditioned upon, among other things, approval of the Board of Directors and stockholders of the Company, the negotiation of mutually satisfactory definitive agreements, and the receipts by Messrs. Gottlieb and Lebowitz of satisfactory financing to complete the transaction. Upon receipt of the proposal, the Board of Directors of the Company formed a special committee comprised of S. Craig Tompkins, as chairman, Dr. Richard Lesher, Charles Reilly and Leslie Michelson to consider the proposal. The special committee was empowered to evaluate and, if appropriate, negotiate with respect to the proposal and to make a recommendation to the Board of Directors with respect to any proposed transaction.

     On February 16, 2001, the Company received a revised proposal from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. The revised proposal was submitted to the special committee of the Company's Board of Directors for review.

14.  Stock Incentive Plan

     As of December 31, 2000, the Company had a stock incentive plan under which an aggregate of 209,500 shares of the Company's Common Stock are reserved for issuance. Options are granted at per share amounts not less than fair market value at the date of grant and expire ten years thereafter. Granted options vest in even increments over a two or three year period beginning one year from the grant date. The Company does not charge the estimated compensation cost of options granted against income. Compensation cost is estimated to be the fair value of all options granted based on the Binomial option-pricing model. Based upon the stock price at the date of grant, the costs associated with options granted in each of the years ended December 31, 2000, 1999, and 1998 are $265,000, $5,000, and $77,000, respectively. If the compensation costs had been charged against income at the time of vesting, adjusted for shares exercised and canceled during the period, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                  Year Ended December 31,
                                                          2000             1999              1998
                                                    ----------------- ---------------- -----------------
                                                         (in thousands, except per share amounts)
           Net Income:
             As reported                                   $1,149           $(2,115)          $4,343
             Pro forma                                     $1,061           $(2,120)          $4,266

           Earnings per share:
             As reported:
                 Basic                                     $(2.53)           $(2.48)          $(0.70)
                 Fully diluted                             $(2.53)           $(2.48)          $(0.70)
             Pro forma:
                 Basic                                     $(2.57)           $(2.48)          $(0.72)
                 Fully diluted                             $(2.57)           $(2.48)          $(0.72)

     A summary of the status of the Company's stock incentive plan as of December 31, 2000, 1999, 1998, and changes during the years ending on those dates is presented in the following table. The average price presented below represents the weighted average exercise price based upon the market value at the grant date.

                                                  2000                     1999                      1998
                                         ------------------------ ------------------------ -------------------------
                                                       Average                  Average                   Average
                                           Shares       Price       Shares       Price        Shares       Price
                                         ------------ ----------- ----------- ------------ ------------- -----------
           Outstanding,
                  Beginning of year        151,000       $12.88     214,000      $14.49      244,000        $14.25

               Granted                     102,000         8.85       2,000       10.50       49,000         17.34
               Exercised                       ---          ---         ---         ---      (27,000)        14.66
               Forfeited or canceled        (3,000)       18.92     (65,000)      18.11      (52,000)        16.09
                                           -------       ------    --------      ------     --------        ------
           Outstanding,
                  End of year              250,000       $11.16     151,000      $12.88      214,000        $14.49
                                           =======       ======    ========      ======     ========        ======
           Options exercisable
                  At year-end              172,882       $16.11     130,998      $14.79      123,667        $12.34
           Weighted-average fair
                  value of options
                  granted during
                  the year                   $2.60                    $2.40                    $2.44

     The following table summarizes information relating to the Company's stock incentive plan as of December 31, 2000:

                                          Options Outstanding
                                -----------------------------------------
                                                           Average
                                                        Remaining life         Number
            Exercise Price            Number             (in months)        Exercisable
         ---------------------- -------------------- -------------------- ---------------------
                 $ 7.875                2,000                114                  2,000
                   8.875              100,000                110                 27,778
                   9.125                1,000                 53                  1,000
                   9.625               72,000                 60                 72,000
                  10.375                3,000                 59                  3,000
                  10.500                2,000                104                  2,000
                  12.917                1,000                 96                    666
                  13.099                1,000                 96                    666
                  13.625               22,000                 64                 22,000
                  15.750                1,000                 77                  1,000
                  16.750                1,000                 77                  1,000
                  17.375               20,000                 87                 17,777
                  17.500               10,000                 89                  8,667
                  17.625                6,000                 36                  6,000
                  18.125                6,000                 87                  5,328
                  20.125                2,000                 84                  2,000
                                     --------                                  --------
                                      250,000                                   172,882
                                     ========                                  ========

     Fair value of options- The Company estimated the fair value of the options granted in 2000, 1999 and 1998 based on the following assumptions:

                                                               Year Ended December 31,
                                                            2000            1999         1998
                                                            ----            ----         ----
         Risk-free interest rate.....................       4.98%           6.8%         5.01%
         Expected life of the option...............        3 years         3 years       3 years
         Expected volatility of stock..............        50.00%          36.00%       24.00%
         Expected dividends........................       $ 0.50          $ 0.50       $ 1.56

     The Company assumes that the equivalent risk-free interest rate is the closing market rate, on the last trading day of the year, for three-year treasury bills.

     The Company's stock incentive plan was introduced in conjunction with its initial public offering on December 16, 1993. Based upon the number of options exercised and cancelled since the inception of the plan, the Company assumes the estimated life of the outstanding option agreements to be three years.

15. Concentration of Credit Risk

     The Company is subject to the all risks associated with leasing property, including but not limited to, the risk that upon the expiration of leases for space located in the Company's properties, the leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including any cost of required renovations or concessions to tenants) may be less favorable than current lease terms. If the Company is unable to promptly re-lease or renew leases for a significant portion of its space or if the rental rates upon renewal or re-leasing are significantly lower than expected, the Company's earnings and the ability to make distributions to stockholders may be adversely affected. Most of the tenants in the Company's healthcare properties provide specialized health care services. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory and social factors affecting the communities and industry in which the tenants operate.

     Many of the Company's medical office properties are in close proximity to one or more local hospitals. Relocation or closure of a local hospital could make the Company's nearby properties (particularly those outside of the Beverly Hills area) less desirable to doctors and healthcare providers affiliated with the hospital and affect the Company's ability to collect rent due under existing leases, renew leases and attract new business.

     A portion of the Company's assets are invested in debt instruments secured by long-term senior care or skilled nursing facilities. The ability of the facility owners to pay their obligations as they come due, as well as their ability to obtain other permanent financing through the sale of bonds or other forms of long-term financing is dependent upon their ability to attract patients who are able to pay for the services they require. These facilities have complex licensing requirements as do the professionals they employ. The majority of the services rendered are paid by various federal, state and local agencies. Each of these facilities function in a complex environment of changing government regulations which have a significant impact on economic viability.

     G&L Hampden, LLC, a wholly owned subsidiary of the Company, acquired three SNFs in Massachusetts on October 28, 1997 from Hampden Nursing Homes, Inc. ("HNH"), a nonprofit corporation. Lenox Healthcare, Inc. ("Lenox") managed the three facilities from October 1998 through December 1999. In November 1999, Lenox filed for bankruptcy protection. The Company immediately moved to replace Lenox as the manager of the nursing homes. In January 2000, the Company received the bankruptcy court's permission to replace Lenox as the manager and a new management firm, a subsidiary of Roush & Associates ("Roush"), was immediately retained. Although Lenox managed these Massachusetts nursing homes, HNH held the licenses necessary to operate the facilities. In March 2000, the Company successfully transferred the licenses to G&L Massachusetts, LLC, a subsidiary of the Operating Partnership. Revenue from the three Massachusetts nursing homes represented approximately 31.2% of the Company's total revenues in 2000. Roush is an experienced skilled nursing facility operator and the Company's management believes that Roush will be able to profitably manage these facilities for the Company; however, the financial position of the Company, and its ability to make expected distributions to stockholders, may be adversely affected in the event that Roush experiences financial difficulties.

     In addition to the nursing homes in Massachusetts, the Company owns other ALF and SNF Properties that it leases to operators. In the event that the operators of these facilities are unable to effectively operate the facilities, the ability of the operators to make rental payments to the Company may become impaired. If any of these operators experience financial difficulty, the financial position of the Company and the ability of the Company to make expected distributions may be adversely affected.

16. Segment Information

     In prior years, the Company has presented segment information based on the following types of investments: direct real estate investments in healthcare properties and debt obligations secured by healthcare properties. The Company believes that the composition of its direct real estate investments has changed to the extent that greater segment disclosure is necessary. The Company's business currently consists of the following segments:


     . Medical office buildings - These investments consist of 24 high quality MOBs, two retail facilities and one parking facility totaling approximately 874,000 square feet and all located in Southern California. These properties are owned either directly by the Company or indirectly through joint ventures.

     . Skilled nursing facilities - These investments consist of seven SNFs, one senior apartment complex which is located adjacent to the SNF in Phoenix, Arizona and one hospital located in Tustin, California. The SNFs are located in Hampden, Massachusetts, Phoenix, Arizona, Hoquiam, Washington and Chico and Paso Robles, California. Two of the SNFs were acquired through foreclosure in the first quarter of 2000 and are currently not operating. The five operating SNFs contain over 600 beds that are typically occupied by residents who require a high level of daily nursing care. The hospital consists of 183 beds and is 100% leased to a third-party operator. All of the SNFs, the apartment complex and the hospital are owned 100% by the Company. In addition, the Company currently holds the operating license in four of the seven SNFs. On March 15, 2000, the Company obtained licenses from the Commonwealth of Massachusetts to operate the three SNFs owned by the Company in Hampden, Massachusetts. The Company then entered into a management agreement with a third-party company to manage the facility. As a result, all of the assets, liabilities, revenues and expenses of these SNFs for the period from March 15, 2000 through December 31, 2000 are reflected in the consolidated financial statements of the Company and the segment information provided below. The Company also holds the license to operate its SNF located in Phoenix, Arizona. On April 1, 2000, the Company terminated its lease with the operator of this SNF and entered into a management agreement with a new manager. For the nine months ended December 31, 2000, the assets, liabilities, revenues and expenses of this SNF are also included in the consolidated financial statements of the Company. Furthermore, the Company will be required to pay the applicable corporate income tax on any taxable income produced by these SNFs, although the Company's REIT status will not be affected. While the Company does not intend to hold these operating licenses for the long term, the Company believes it is currently in the best interests to own the licenses to operate these facilities.

     . Assisted living facilities - These investments consist of four ALFs, all owned through joint ventures. The four ALFs contain over 350 units that are typically occupied by residents who require a less intense level of care in comparison to the SNFs. The Company's joint venture partner in each of these ALFs operates the facility.

     . Debt obligations - These investments consist of short-term secured and unsecured loans made to third parties to facilitate the acquisition of healthcare facilities. As of December 31, 2000, the Company had ten loans outstanding with a net book value of $11.2 million.

     The tables on the following pages reconcile the Company's income and expense activity for the years ending December 31, 2000, 1999 and 1998 and balance sheet data as of December 31, 2000 and 1999. The Company has restated the segment information for the years ending December 31, 1999 and 1998 and as of December 31, 1999 to reflect the change in reportable segments.

             2000 Reconciliation of Reportable Segment Information

                                             Medical     Skilled     Assisted       Debt
                                             Office      Nursing      Living     Obligations      Other       Total
                                             ------      -------      ------     -----------      -----       -----
                                                                         (In thousands)
Revenue:
   Rents, tenant reimbursements and
     parking..............................  $ 24,741    $   1,328    $   2,588    $      ---    $    ---    $  28,657
   Patient revenues.......................       ---       17,820          ---           ---         ---       17,820
   Interest and loan fees.................       246           14          ---         2,198          74        2,532
   Net gain (loss) on sale of assets......     1,405         (142)         ---           ---         ---        1,263
   Other income...........................       147          366          ---           ---          60          573
                                            --------    ---------    ---------     ---------    --------    ---------
      Total revenues......................    26,539       19,386        2,588         2,198         134       50,845
                                            --------    ---------    ---------     ---------    --------    ---------

Expenses:
   Property operations....................     6,999          531          150           174         ---        7,854
   Skilled nursing operations.............       ---       16,548          ---           ---         ---       16,548
   Depreciation and amortization..........     4,502          957          492           ---          64        6,015
   Interest...............................     9,165        2,100        1,530           877         130       13,802
   Provision for doubtful accounts and
     notes receivable.....................       ---          563          ---         1,725         ---        2,288
   General and administrative.............       ---          ---          ---           ---       2,892        2,892
                                            --------    ---------    ---------     ---------    --------    ---------
      Total expenses......................    20,666       20,699        2,172         2,776       3,086       49,399
                                            --------    ---------    ---------     ---------    --------    ---------
Income (loss) from operations.............     5,873       (1,313)         416          (578)     (2,952)       1,446
Equity in earnings (loss) of
   unconsolidated affiliates..............       122           (8)        (520)          (11)                    (417)
                                            --------    ---------    ---------     ---------    --------    ---------
Income (loss) from operations before
   minority interests.....................  $  5,995    $  (1,321)   $    (104)    $    (589)   $ (2,952)   $   1,029
                                            ========    =========    =========     =========    ========    =========

             2000 Reconciliation of Reportable Segment Information

                                              Medical     Skilled      Assisted       Debt
                                              Office      Nursing       Living     Obligations      Other       Total
                                              ------      -------       ------     -----------      -----       -----
                                                                         (In thousands)
Rental properties.........................  $ 115,008    $  31,040    $  21,824    $      ---     $    237    $ 168,109
Mortgage loans and notes receivable, net..        ---          ---          ---        11,244          ---       11,244
Cash and cash equivalents.................        845          111          256           ---        1,579        2,791
Restricted cash ..........................      3,040          687           63           834          ---        4,624
Tenant rent and reimbursement
    receivable, net.......................      2,008        3,908          633            71           49        6,669
Unbilled rent receivable, net.............      2,327           85          ---           ---          ---        2,412
Other receivables, net....................         11          ---          ---            35          ---           46
Investment in unconsolidated affiliates...      1,224          ---        2,795           832          ---        4,851
Deferred financing costs, net.............      1,590          632          363           232          ---        2,817
Pre-acquisition costs.....................        ---           49          ---           101          ---          150
Construction in progress..................        163            8          ---           ---          ---          171
Deferred lease costs, net.................        657           11          ---           ---          ---          668
Prepaid expense and other ................        675          150           43           ---           46          914
                                            ---------    ---------     --------    ----------      -------    ---------
   Total assets...........................  $ 127,548    $  36,681     $ 25,977    $   13,349      $ 1,911    $ 205,466
                                            =========    =========     ========    ==========      =======    =========

             1999 Reconciliation of Reportable Segment Information

                                                  Medical       Skilled     Assisted        Debt
                                                  Office        Nursing      Living     Obligations      Other        Total
                                                  ------        -------      ------     -----------      -----        -----
                                                                                (In thousands)
Revenue:
     Rents,tenant reimbursements and
      parking..............................      $ 25,301      $  3,797    $   1,253     $     ---     $    ---     $ 30,351
   Interest and loan fees..................           279            24            1         2,339          154        2,797
   Other income............................           138           ---          ---           ---          260          398
                                                 --------      --------    ---------     ---------     --------     --------
      Total revenues.......................        25,718         3,821        1,254         2,339          414       33,546
                                                 --------      --------    ---------     ---------     --------     --------

Expenses:
   Property operations.....................         7,081           338           29           121          ---        7,569
   Depreciation and amortization...........         4,458           882          269           ---           81        5,690
   Impairment of long-lived assets.........         6,400           ---          ---           ---          ---        6,400
   Provision for doubtful accounts and
      notes receivable.....................           ---         2,000          ---           ---          ---        2,000
   Interest................................         9,958         1,063          813            (8)         567       12,393
   General and administrative..............           ---           ---          ---           ---        3,196        3,196
                                                 --------      --------    ---------     ---------     --------     --------
      Total expenses.......................        27,897         4,283        1,111           113        3,844       37,248
                                                 --------      --------    ---------     ---------     --------     --------
(Loss) income from operations..............        (2,179)         (462)         143         2,226       (3,430)      (3,702)
Equity in earnings (loss) of
   unconsolidated affiliates...............           202           (28)        (505)           62          ---         (269)
                                                 --------      --------    ---------     ---------     --------     --------
(Loss) income from operations before
  minority interests.......................      $ (1,977)     $   (490)   $    (362)    $   2,288     $ (3,430)    $ (3,971)
                                                 ========      ========    =========     =========     ========     ========

             1999 Reconciliation of Reportable Segment Information

                                                 Medical     Skilled      Assisted       Debt
                                                 Office      Nursing       Living     Obligations     Other       Total
                                                 ------      -------       ------     -----------     -----       -----
                                                                              (In thousands)
Rental properties...........................  $  138,288    $   29,922   $  11,701     $      ---    $   298    $ 180,209
Mortgage loans and notes receivable, net....         ---           ---         ---         16,026        ---       16,026
Cash and cash equivalents...................         597           ---         564            ---      6,384        7,545
Restricted cash ............................       6,983           899         ---            881        ---        8,763
Tenant rent and reimbursement receivable,
    net.....................................         889           371         412            408        398        2,478
Unbilled rent receivable, net...............       2,204           142         ---            ---        ---        2,346
Other receivables, net......................         116           ---         ---             55        ---          171
Investment in unconsolidated affiliates.....       1,078         3,693       4,128            837        ---        9,736
Deferred financing costs, net...............       1,994           690         290            202        ---        3,176
Pre-acquisition costs.......................         ---            59         ---             70        492          621
Construction in progress....................         158           ---         ---            ---        ---          158
Deferred lease costs, net...................       1,093            17         ---            ---        ---        1,110
Prepaid expense and other ..................         (19)            4          67              1          4           57
                                              ----------     ---------   ---------     ----------    -------    ---------
   Total assets.............................  $  153,381     $  35,797   $  17,162     $   18,480    $ 7,576    $ 232,396
                                              ==========     =========   =========     ==========    =======    =========

             1998 Reconciliation of Reportable Segment Information

                                                 Medical      Skilled    Assisted        Debt
                                                  Office      Nursing     Living     Obligations      Other       Total
                                                  ------      -------     ------     -----------      -----       -----
                                                                              (In thousands)
Revenue:
   Rents, tenant reimbursements and
     parking ..............................     $  22,608    $  3,775    $    538      $    ---     $    ---     $ 26,921
   Interest and loan fees..................           483          37           3         3,002          992        4,517
   Other income............................           121          74         ---           ---           59          254
                                                ---------    --------    --------      --------     --------     --------
      Total revenues.......................        23,212       3,886         541         3,002        1,051       31,692
                                                ---------    --------    --------      --------     --------     --------
Expenses:
   Property operations.....................         5,962         156         ---            53          ---        6,171
   Depreciation and amortization...........         3,597         807         118           ---           75        4,597
   Provision for doubtful accounts and
     notes receivable......................           ---         ---         ---         5,603          ---        5,603
   Interest................................         7,904         588         352           (74)         (87)       8,683
   General and administrative..............           ---         ---         ---           ---        2,554        2,554
                                                ---------    --------    --------      --------     --------     --------
      Total expenses.......................        17,463       1,551         470         5,582        2,542       27,608
                                                ---------    --------    --------      --------     --------     --------
(Loss) income from operations..............         5,749       2,335          71        (2,580)      (1,491)       4,084
Equity in earnings (loss) of
   unconsolidated affiliates...............            78          83        (172)           91          ---           80
                                                ---------    --------    --------      --------     --------     --------
(Loss) income from operations before
  minority interests.......................     $   5,827    $  2,418    $   (101)     $ (2,489)    $ (1,491)    $  4,164
                                                =========    ========    ========      ========     ========     ========

17. Extraordinary Loss on Early Retirement of Long-Term Debt

     In January 2000, the Company sold a 33,000 square foot MOB in Aliso Viejo, California for $8.3 million. A portion of the proceeds were used to repay a $5.5 million loan secured by the MOB. In repaying the loan, the Company incurred fees of approximately $28,000 and wrote off an additional $130,000 in loan fees relating to the loan. The amounts have been presented as an extraordinary loss on the statement of operations.

     On November 2, 1999, the Company obtained a $13.92 million short-term loan secured by three skilled nursing facilities located in Massachusetts at an interest rate of LIBOR plus 2.75%. The first portion of the loan closed on October 4, 1999 and was used to repay a $6.0 million loan, the Company incurred prepayment fees of approximately $129,000 and wrote off an additional $42,000 in loan fees relating to the loan. These amounts have been presented as an extraordinary loss on the statement of operations.

18. Related Party Transactions

     On June 30, 1998, GLH Pacific Gardens, LLC, a joint venture between the Company and American Senior Care, Inc., purchased a 92-unit senior care facility located in Santa Monica, California. Upon acquisition, this facility was leased to GLH Pacific Gardens Corp., an unconsolidated joint venture of the Company in which the Company owns 93% of the equity in the form of non-voting preferred stock. On July 1, 1999, the lease was transferred to ASL Santa Monica Inc., an unaffiliated entity. During 1999 and 1998, GLH Pacific Gardens Corp. made lease payments of $480,000 and $420,000 to the Company, respectively.

     During 1998, the Company owned 50% of the equity in AV Medical, LLC ("AV Medical") and G&L/M&Z Aliso Partners ("G&L/M&Z"), unconsolidated joint ventures formed in 1997 with M&Z Aliso Associates, LLC ("M&Z") for the purposes of buying undeveloped parcels of land in Aliso Viejo and building a 33,000 square foot MOB and a retail complex, respectively. In December 1998, the Company exchanged its 50% interest in G&L/M&Z Aliso Partners for M&Z's 50% interest in AV Medical. This transaction was treated as a non-taxable exchange of like-kind real estate assets under Section 1031 of the Internal Revenue Service Tax Code. As part of the exchange, M&Z paid the Company $295,000 in accrued distributions and accrued interest due on loans made by the Company to AV Medical and G&L/M&Z and signed a $44,000 promissory note due on June 30, 1999 for the remaining balance owed. This note is currently in default. Upon closing the exchange, AV Medical was dissolved and the property previously owned by AV Medical was owned 100% by the Operating Partnership.

     On December 31, 1998, the Company acquired a 40,000 square foot office and retail complex located in Coronado, California. The property was acquired from a limited liability company (the "LLC") owned by Daniel M. Gottlieb and Steven D. Lebowitz, both directors and officers of the Company, who held interests in the LLC of 30% and 70%, respectively. The property was acquired for an aggregate purchase price of $9.5 million. The Company assumed $7.5 million in long-term debt and issued 134,499 Partnership Units valued at $2,000,000. These new units were issued at an effective rate of $14.87 per unit, a 15.5% premium over the $12.875 closing price of the Company's stock on December 31, 1998, the closing date of the transaction, effectively reducing the number of units issued to Messrs. Gottlieb and Lebowitz. In connection with the purchase of the property, G&L Coronado Managers Corp. ("Coronado Corp."), an entity owned 30% and 70% by Messrs. Gottlieb and Lebowitz, respectively, signed a lease (the "Master Lease Agreement") for the entire third floor of the building with the Company. Under the terms of the Master Lease Agreement, Coronado Corp. will operate the Executive Suites located on the third floor of the building on behalf of the Company for lease payments starting at $19,000 per month and increasing on an annual basis until November 30, 2010.

     On April 15, 1999, the Company borrowed $2.0 million from Reese L. Milner, a director and an Operating Partnership unit holder of the Company. The loan bore interest at 12% per annum and was due on May 15, 1999. The Company also paid a loan fee of $20,000 to Mr. Milner. The loan was secured by a first trust deed against a parcel of real property owned by the Company. On May 13, 1999, the loan was extended until new financing on the collateralized property was obtained. The Company repaid the loan plus all accrued interest on June 13, 1999.

     On May 4, 1999, the Company sold a vacant parcel of real property for $1.6 million to the Craig Corporation, whose president is S. Craig Tompkins, a director of the Company. The Company had the option to repurchase the property beginning on November 5, 1999 and ending on December 3, 1999 for $1.8 million plus any costs incurred by the Craig Corporation with respect to the property. Beginning on January 24, 2000 and ending on January 31, 2000, the Craig Corporation had the option to sell the property to the Company for $1.9 million. Thereafter, the option sale price would have increased at a rate of 3% per month, adjusted pro rata for any periods of less than one month. The Company accounted for this transaction in accordance with SFAS No. 66 "Accounting for Sales of Real Estate" and treated this sale as a financing transaction. This amount was repaid on November 2, 1999 for $1.76 million.

     On May 18, 1999, the Company entered into an agreement with the Craig Corporation, whose president is S. Craig Tompkins, a director of the Company, whereby the Craig Corporation would purchase up to 36,000 shares of the Company's common stock on the open market and the Company would have the option to purchase these shares from the Craig Corporation on or before December 3, 1999 at the Craig Corporation's cost plus a premium of 20% per annum, less any dividends received. After December 3, 1999, the Craig Corporation had the option to sell the shares to the Company between January 24 and January 31, 2000 at its cost plus a premium of 25% per annum. Thereafter, the option sale price would have increased at a rate of 3% per month. The exercise of the Company's option was contingent upon the exercise of the Company's option to repurchase the vacant parcel of land from the Craig Corporation discussed above. On December 29, 1999, the Company purchased 34,400 shares of the Company's common stock for $404,000. This amount included $44,000 in interest.

     On February 7, 2000, the board of directors of the Company unanimously approved the guarantee of a $500,000 line of credit from Tokai Bank to each of Daniel M. Gottlieb and Steven D. Lebowitz, both directors and officers of the Company, for a total of $1 million. In addition, on February 29, 2000, the board of directors granted 50,000 non-qualified Common Stock options to each of Messrs. Gottlieb and Lebowitz. The exercise price of the options was $8.875, the closing price of the Company's Common Stock on February 29, 2000.

     On November 30, 2000, the Company received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $10.00 per share. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the transaction. The proposal was conditioned upon, among other things, approval of the Board of Directors and stockholders of the Company, the negotiation of mutually satisfactory definitive agreements, and the receipt by Messrs. Gottlieb and Lebowitz of satisfactory financing to complete the transaction. Upon receipt of the proposal, the Board of Directors of the Company formed a special committee comprised of S. Craig

Tompkins, as chairman, Dr. Richard Lesher, Charles Reilly and Leslie Michelson to consider the proposal. The special committee was empowered to evaluate and, if appropriate, negotiate with respect to the proposal and to make a recommendation to the Board of Directors with respect to any proposed transaction.

     On February 16, 2001, the Company received a revised proposal from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. The revised proposal was submitted to the special committee of the Company's Board of Directors for review.

19.  Unaudited Consolidated Quarterly Information

         Unaudited consolidated quarterly financial information for the periods as follows:

                                                                        2000 Fiscal Quarter
                                                            --------------------------------------------
                                                               1st        2nd         3rd        4th
                                                            ----------  ---------  ---------  ----------
                                                              (In thousands, except per share amounts)
            Revenue:
               Rental...................................... $  6,789    $ 6,261    $ 6,275     $ 6,564
               Patient revenues............................      899      5,452      5,681       5,788
               Tenant reimbursements.......................      355        371        401         368
               Parking ....................................      303        307        322         341
               Net gain on sale of assets..................    1,263        ---        ---         ---
               Interest and loan fees......................      484        898        590         560
               Other income................................      109        123         99         242
                                                            ----------  ---------  ---------  ----------
                  Total revenues...........................   10,202     13,412     13,368      13,863
                                                            ----------  ---------  ---------  ----------

            Expenses:
               Property operations.........................    1,855      2,080      1,906       2,013
               Skilled nursing operations..................      818      4,937      5,235       5,558
               Depreciation and amortization...............    1,533      1,533      1,472       1,477
               Interest....................................    3,423      3,421      3,491       3,467
               General and administrative..................      700        768        702         722
               Provision for doubtful accounts.............    2,288        ---        ---         ---
                                                            ----------  ---------  ---------  ----------
                  Total expenses...........................   10,617     12,739     12,806      13,237
                                                            ----------  ---------  ---------  ----------

                (Loss) income from operations before
               minority interests..........................     (415)       673        562         626
               Equity in (loss) earnings of
                 unconsolidated affiliates.................     (143)      (205)       (45)        (24)
               Minority interest in consolidated
                 affiliates................................      (67)       (39)       (27)        (49)
               Minority interest in Operating Partnership..      533         83        (78)        (78)
                                                            ----------  ---------  ---------  ----------
               (Loss) income before extraordinary item.....      (92)       512        412         475
                                                            ----------  ---------  ---------  ----------

               Extraordinary loss on early
               extinguishment of debt......................     (158)       ---        ---         ---
                                                            ----------  ---------  ---------  ----------
               Net (loss) income...........................     (250)       512        412         475
               Dividends on preferred stock................   (1,793)    (1,790)    (1,791)     (1,790)
                                                            ----------  ---------  ---------  ----------
               Net loss available to common stockholders... $ (2,043)   $(1,278)   $(1,379)   $ (1,315)
                                                            ==========  =========  =========  ==========

            Per common share data:
             Basic:
             ------
               Loss before extraordinary loss               $  (0.75)   $ (0.55)   $ (0.59)    $ (0.56)
               Extraordinary loss                           $  (0.06)       ---        ---         ---
                                                            ----------  ---------  ---------  ----------
               Net loss                                     $  (0.81)   $ (0.55)   $ (0.59)    $ (0.56)
                                                            ==========  =========  =========  ==========
             Fully diluted:
             --------------
               Loss before extraordinary loss               $  (0.75)   $ (0.55)   $ (0.59)    $ (0.56)
               Extraordinary loss                           $  (0.06)       ---        ---         ---
                                                            ----------  ---------  ---------  ----------
               Net loss                                     $  (0.81)   $ (0.55)   $ (0.59)    $ (0.56)
                                                            ==========  =========  =========  ==========

            Weighted average shares outstanding:
               Basic                                           2,512      2,337      2,334       2,334
               Fully diluted                                   2,514      2,337      2,334       2,334

                                                                                           1999 Fiscal Quarter
                                                                               --------------------------------------------
                                                                                  1st        2nd         3rd        4th
                                                                               ----------  ---------  ---------  ----------
                                                                                 (In thousands, except per share amounts)
            Revenue:
               Rental.......................................................   $  6,912    $ 7,064    $ 7,237    $  6,715
               Tenant reimbursements........................................        371        239        335         330
               Parking .....................................................        264        274        313         297
               Interest and loan fees.......................................        581        714        833         669
               Other income.................................................         36        254         65          43
                                                                               ----------  ---------  ---------  ----------
                  Total revenues............................................      8,164      8,545      8,783       8,054
                                                                               ----------  ---------  ---------  ----------

            Expenses:
               Property operations..........................................      1,904      1,762      1,951       1,952
               Depreciation and amortization................................      1,333      1,402      1,473       1,482
               Interest.....................................................      2,616      2,896      3,315       3,566
               General and administrative...................................        641        816        857         882
               Impairment of long-lived assets..............................        ---        ---      6,400         ---
                 Provision for doubtful accounts, notes and bonds
                   Receivable...............................................        ---        ---        ---       2,000
                                                                               ----------  ---------  ---------  ----------
                  Total expenses............................................      6,494      6,876     13,996       9,882
                                                                               ----------  ---------  ---------  ----------

               Income (loss) from operations before
                 minority interests.........................................      1,670      1,669     (5,213)     (1,828)
               Equity in earnings (loss) of unconsolidated affiliates.......          7       (277)        23         (22)
               Minority interest in consolidated affiliates.................        (50)       (39)       (46)        (40)
               Minority interest in Operating Partnership...................         24         62        986       1,130
                                                                               ----------  ---------  ---------  ----------
               Income (loss) before extraordinary item......................      1,651      1,415     (4,250)       (760)
                                                                               ----------  ---------  ---------  ----------


               Extraordinary loss on early extinguishment of debt...........        ---        ---        ---        (171)
                                                                               ----------  ---------  ---------  ----------
               Net (loss) income ...........................................      1,651      1,415     (4,250)       (931)
                Dividends on preferred stock ...............................     (1,803)    (1,803)    (1,803)     (1,803)
                                                                               ----------  ---------  ---------  ----------
               Net loss available to common stockholders....................   $   (152)   $  (388)   $(6,053)   $ (2,734)
                                                                               ==========  =========  =========  ==========
            Per common share data:
               Basic:
               ------
               Loss before extraordinary loss                                  $   (0.04)  $  (0.10)  $  (1.56)  $   (0.79)
               Extraordinary loss                                                    ---        ---         ---  $   (0.05)
                                                                               ----------  ---------- ---------  ----------
                Net loss                                                       $   (0.04)  $  (0.10)  $  (1.56)  $   (0.84)
                                                                               ==========  =========  =========  ==========
               Fully diluted:
               --------------
               Loss before extraordinary loss                                  $   (0.04)  $  (0.10)  $  (1.56)  $   (0.79)
               Extraordinary loss                                                    ---        ---         ---  $   (0.05)
                                                                               ----------  ---------- ---------  ----------
                Net loss                                                       $   (0.04)  $  (0.10)  $  (1.56)  $   (0.84)
                                                                               ==========  =========  =========  ==========

            Weighted average shares outstanding:
                Basic                                                             3,976      3,937      3,889       3,245
                Fully diluted                                                     3,994      3,949      3,898       3,245

20. SCHEDULE OF CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 2000. (In Thousands).

                                                                              Cost Capitalized
                                                                                Subsequent to
                                              Initial Cost to Company            Acquisition
                                              ------------------------      --------------------
                              Encumbrances                Building and              Building and
        Description            (See Notes)       Land     Improvements       Land    Improvement
--------------------------    ------------    ----------  ------------      ------  ------------
Medical Office Buildings
California Properties:
----------------------
405 North Bedford Drive       (See Note A)    $    2,186  $      4,076      $  452  $     10,262
415 North Bedford Drive       (See Note A)           292           573         ---           607
416 North Bedford Drive       (See Note A)           427           247                     2,641
435 North Bedford Drive       (See Note A)         1,144         2,853         ---         2,718
435 North Roxbury Drive             $7,502           162           390          39         2,625
436 North Bedford Drive       (See Note B)         2,675        15,317         ---           438
439 North Bedford Drive               ---            ---           109         ---           486
Holy Cross Medical Plaza             7,761         2,556        10,256         ---         1,333
St. Joseph's Professional            3,130         1,300         3,936         ---           275
     Building.
Sherman Oaks Medical Plaza    (See Note B)         1,454         8,278         ---         2,428
Regents Medical Center        (See Note B)         1,470         8,390         ---         1,292
Cigna HealthCare Bldg.        (See Note B)         1,260         7,282         ---            49
1095 Irvine Boulevard                1,277           474           663         ---           454
14662 Newport Avenue          (See Note D)           645         1,900         ---            72
14591 Newport Avenue          (See Note D)           160            36         ---           212
14642 Newport Avenue          (See Note D)           400         1,033         ---           546
15225 Aliso Creek Road               1,408           585           ---         (25)        1,328
23861 McBean Parkway                 9,705                       4,164         ---         7,758
24355 Lyons Avenue                   4,983           623         6,752         ---           412
1330 Orange Avenue                   7,343           809         8,753         ---           359
5 Journey Road                       2,070           411           ---         ---         1,559

Senior Care Facilities
Arizona Properties:
-------------------
31 West Maryland Avenue               ----           800         3,847         ---           534
39 West Maryland Avenue               ----           172           835         ---           114


California Properties:
----------------------
1437 Seventh Street                 11,296         2,357         8,427         ---         1,300
321 12/th/ Street                     ----            93           373         ---             2
1645 Esplanade                        ----           159           636         ---             2
18700 Burbank Blvd.                  6,616         2,350         8,035         ---           234

Massachusetts Properties:
-------------------------
42 Prospect Avenue            (See Note C)         1,048         4,609         ---             1
32 Chestnut Street            (See Note C)         1,319         9,307         ---           319
34 Main Street                (See Note C)           702         3,040         ---           ---

                                Gross amount at which carried
                                     at close of Period
                                        (See Note G)
                              --------------------------------                                     Date of
                                       Building and                Accumulated    Acquisition  Construction or
        Description             Land   Improvements     Total      Depreciation       Date     Rehabilitation
--------------------------    -------  ------------    -------     ------------   -----------  ---------------
Medical Office Buildings
California Properties:
----------------------
405 North Bedford Drive       $ 2,638  $     14,338    $16,976     $      4,389          1993      1947/1987
415 North Bedford Drive           292         1,180      1,472              583          1993        1955
416 North Bedford Drive           427         2,888      3,315            1,112          1993      1946/1986
435 North Bedford Drive         1,144         5,571      6,715            2,979          1993    1950/1963/1984
435 North Roxbury Drive           201         3,015      3,216            1,285          1993      1956/1983
436 North Bedford Drive         2,675        15,755     18,430            1,851          1990        1980
439 North Bedford Drive           ---           595        595              355          1993      1956/1983
Holy Cross Medical Plaza        2,556        11,589     14,145            2,512          1994        1985
St. Joseph's Professional       1,300         4,211      5,511              804          1993        1987
     Building.
Sherman Oaks Medical Plaza      1,454        10,706     12,160            2,684          1994      1969/1993
Regents Medical Center          1,470         9,682     11,152            2,250          1994        1989
Cigna HealthCare Bldg.          1,260         7,331      8,591            1,172          1994        1992
1095 Irvine Boulevard             474         1,117      1,591              327          1994      1994/1995
14662 Newport Avenue              645         1,972      2,617              219          1996      1969/1974
14591 Newport Avenue              160           248        408               46          1996        1969
14642 Newport Avenue              400         1,579      1,979              356          1996        1985
15225 Aliso Creek Road            560         1,328      1,888               72          1997        1998
23861 McBean Parkway              ---        11,922     11,922              781          1998      1981/1999
24355 Lyons Avenue                623         7,164      7,787              443          1998        1990
1330 Orange Avenue                809         9,112      9,921              447          1998      1977/1985
5 Journey Road                    411         1,559      1,970               51          1998      1998/1999

Senior Care Facilities
Arizona Properties:
-------------------
31 West Maryland Avenue           800         4,381      5,181              488          1997      1951-1957
39 West Maryland Avenue           172           949      1,121               72          1998        1968

California Properties:
----------------------
1437 Seventh Street             2,357         9,727     12,084              647          1998        1990
321 12/th/ Street                  93           375        468                7          2000        1940
1645 Esplanade                    159           638        797               13          2000        1960
18700 Burbank Blvd.             2,350         8,269     10,619              232          2000        1989

Massachusetts Properties:
-------------------------
42 Prospect Avenue              1,048         4,610      5,658              637          1997    1957/65/78/85
32 Chestnut Street              1,319         9,626     10,945              695          1997        1985
34 Main Street                    702         3,040      3,742              418          1997      1965/1985

                                                                              Cost Capitalized
                                                                                Subsequent to
                                              Initial Cost to Company            Acquisition
                                              ------------------------      --------------------
                              Encumbrances                Building and              Building and
        Description            (See Notes)       Land     Improvements       Land    Improvement
--------------------------    ------------    ----------  ------------      ------  ------------
Washington Properties:
----------------------
3035 Cherry Street                   2,391           100         3,216         ---            25
                              ------------    ----------   -----------      ------  ------------
              Total.....      $     65,482    $   28,133   $   127,333      $  466  $     40,385
                              ============    ==========   ===========      ======  ============
Realty Financing Partnership
   (See Note A)                     27,684
Medical Partnership  (See
Note B)                             33,133
G&L Hampden, LLC
(See Note C)                        13,740

G&l Realty Partnership
(See Note D)                         7,382

Per Above                           65,482
                              ------------
Total encumbrances            $    147,421
                              ============

                                Gross amount at which carried
                                     at close of Period
                                        (See Note G)
                              --------------------------------                                     Date of
                                       Building and                Accumulated    Acquisition  Construction or
        Description             Land   Improvements     Total      Depreciation       Date     Rehabilitation
--------------------------    -------  ------------    --------    ------------   -----------  ---------------
Washington Properties:
----------------------
3035 Cherry Street                100         3,241       3,341             281          1998             1954
                              -------  ------------    --------    ------------
              Total.....      $28,599  $    167,718    $196,317    $     28,208
                              =======  ============    ========    ============
Realty Financing Partnership
   (See Note A)
Medical Partnership  (See
Note B)
G&L Hampden, LLC
(See Note C)
G&l Realty Partnership
(See Note D)
Per Above
Total encumbrances

The changes in total real estate assets and accumulated depreciation for the years ended December 31 are as follows:

                                                Total Real Estate Assets
                                 ----------------------------------------------------
                                       2000               1999              1998
                                 ----------------------------------------------------
                                                     (in thousands)
Balance at beginning of year     $       204,121    $      196,083    $       151,214
Improvements and acquisitions             14,887            15,673             44,869
Impairment of long-lived assets              ---            (6,400)               ---
Dispositions                             (22,691)           (1,235)               ---
                                 ---------------    --------------    ---------------
Balance at end of year           $       196,317    $      204,121    $       196,083
                                 ===============    ==============    ===============
                                             Accumulated Depreciation
                                 ---------------------------------------------
                                        2000            1999            1998
                                 --------------   --------------  ------------
                                                  (in thousands)
 Balance at beg. of year         $       23,912   $       18,493  $     13,808
 Depreciation                             5,697            5,419         4,685
 Dispositions                            (1,401)             ---           ---
                                 --------------   --------------  ------------
 Balance at end of year          $       28,208   $       23,912  $     18,493
                                 ==============   ==============  ============

----------------
Note A: The Realty Financing Partnership owns the following properties which are security for a blanket first trust deed: 405 North Bedford, 415 North Bedford, 416 North Bedford and 435 North Bedford.

Note B: The Medical Partnership owns the following properties, which are each security for a blanket first trust deed: Sherman Oaks Medical
        Plaza, and 436 North 65,482 Bedford Drive.

Note C: G&L Hampden, LLC owns the following properties, which are security for a first trust deed: 42 Prospect Avenue, 32 Chestnut Street, and 34 Main Street.
Note D: G&L Realty Partnership, L.P. owns the following properties which are security for a first trust deed: 14662 Newport Avenue, 14591 Newport Avenue, and 14642 Newport Avenue.

Note E: The aggregate costs for Federal income tax purposes were $194,923,000 as of December 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  G&L REALTY CORP.


Date:    April 2, 2001                By: /s/ David E. Hamer
                                         ---------------------------------------
                                         David E. Hamer
                                         Controller and Chief Accounting Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                 Signature                    Title                                  Date
                 ---------                    -----                                  ----
         /s/ Daniel M. Gottlieb               Chief Executive Officer,
---------------------------------------          Co-Chairman of the Board and        April 2, 2001
         Daniel M. Gottlieb                      Director (Principal Executive
                                                 Officer)

         /s/ Steven D. Lebowitz
---------------------------------------
         Steven D. Lebowitz                   President, Co-Chairman of the          April 2, 2001
                                                 Board and Director

         /s/ Richard L. Lesher                Director                               April 2, 2001
---------------------------------------
         Richard L. Lesher

         /s/ Leslie D. Michelson              Director                               April 2, 2001
---------------------------------------
         Leslie D. Michelson

         /s/ Charles P. Reilly                Director                               April 2, 2001
---------------------------------------
           Charles P. Reilly

         /s/ S. Craig Tompkins                Director                               April 2, 2001
---------------------------------------
           S. Craig Tompkins

                                  APPENDIX D

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 10-Q
(Mark One)
 [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                 For the quarterly period ended March 31, 2001

                                       OR

 [_]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

          For the transition period from ____________ to ____________

                        Commission file number 1-12566


                               G & L REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                Maryland                                 95-4449388
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

          439 N. Bedford Drive
        Beverly Hills, California                          90210
    (Address of Principal Executive                     (Zip Code)
                Offices)

       Registrant's telephone number, including area code: (310) 273-9930

                               ________________

          Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes  X No    .
                                               ---   ---

           The number of shares outstanding of the Registrant's Common Stock as of May 11, 2001 was 2,333,800 shares.


================================================================================

                                G&L REALTY CORP.

                                     INDEX

                                                                                                                Page
Part I         Financial Information                                                                           Number
Item 1         Financial Statements
                   Condensed Consolidated Balance Sheets as of  March 31, 2001 (unaudited) and December
                   31, 2000.............................................................................                 3
                   Condensed Consolidated Statements of Operations for the Three Month Periods Ended
                   March 31, 2001 and 2000 (unaudited)..................................................                 4
                   Condensed Consolidated Statements of Cash Flows for the Three Month Periods Ended
                   March 31, 2001 and 2000 (unaudited)..................................................             5 - 6
                   Notes to Condensed Consolidated Financial Statements (unaudited).....................            7 - 18
   Item 2          Management's Discussion and Analysis of Financial Condition and Results of
                   Operations...........................................................................           19 - 23
   Item 3          Quantitative and Qualitative Disclosures About Market Risk...........................                24
Part II        Other Information
   Item 1          Legal Proceedings....................................................................                25
   Item 2          Changes in Securities................................................................                25
   Item 3          Defaults Upon Senior Securities......................................................                25
   Item 4          Submission of Matters to a Vote of Security Holders..................................                25
   Item 5          Other Information....................................................................                25
   Item 6          Exhibits and Reports on Form 8-K.....................................................           26 - 29

Signature...............................................................................................                30

                                G&L REALTY CORP.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                         March 31,              December 31,
                                                                                           2001                    2000
                                                                                      --------------------------------------
                                                                                        (Unaudited)
                                   ASSETS
                                   ------
Rental properties (Note 3):
   Land                                                                                   $ 28,599                $ 28,599
   Buildings and improvements, net                                                         138,993                 139,510
   Projects under development                                                                  ---                     171
                                                                                          --------                --------
     Total rental properties                                                               167,592                 168,280
Cash and cash equivalents                                                                    4,018                   2,791
Restricted cash                                                                              5,280                   4,624
Tenant rent and reimbursements receivable, net                                               4,800                   6,669
Unbilled rent receivable, net                                                                2,488                   2,412
Other receivables, net                                                                          48                      46
Mortgage loans and notes receivable, net                                                    11,398                  11,244
Investments in unconsolidated affiliates (Note 6)                                            4,923                   4,851
Deferred charges and other assets, net (Note 4)                                              4,579                   4,549
                                                                                          --------                --------
 TOTAL ASSETS                                                                             $205,126                $205,466
                                                                                          ========                ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
LIABILITIES:
   Notes payable                                                                          $158,229                $158,942
   Accounts payable and other liabilities                                                    5,052                   6,099
   Distributions payable                                                                       448                     433
   Tenant security deposits                                                                  1,540                   1,367
                                                                                          --------                --------
     Total liabilities                                                                     165,269                 166,841

Commitments and Contingencies (Note 8)                                                         ---                     ---

Minority interest in consolidated affiliates                                                (1,308)                 (1,266)
Minority interest in Operating Partnership                                                     ---                     ---

STOCKHOLDERS' EQUITY (Note 5):
   Preferred shares - $.01 par value, 10,000,000 shares authorized, liquidation preference of $25.00 per share
     .  Series A Preferred - 1,495,000 shares issued and 1,487,000 shares
        outstanding as of  March 31, 2001 and December 31, 2000                                 15                      15
     .  Series B Preferred - 1,380,000 shares issued and 1,376,000 shares
        outstanding as of  March 31, 2001 and December 31, 2000                                 14                      14
   Common shares - $.01 par value, 50,000,000 shares authorized, 2,333,800 shares issued and outstanding as of  March 31, 2001 and December 31,
    2000                                                                                        23                      23
   Additional paid-in capital                                                               72,363                  72,441
   Distributions in excess of net income                                                   (31,250)                (32,602)
                                                                                          --------                --------
     Total stockholders' equity                                                             41,165                  39,891
                                                                                          --------                --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $205,126                $205,466
                                                                                          ========                ========

    See accompanying notes to Condensed Consolidated Financial Statements.

                                G&L REALTY CORP.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (Unaudited)

                                                                                 For the Three Month
                                                                               Periods Ended March 31,
                                                                               2001                 2000
                                                                            ----------------------------
REVENUES:
  Rent                                                                      $ 6,581              $ 6,789
  Patient revenues                                                            5,008                  899
  Tenant reimbursements                                                         409                  355
  Parking                                                                       346                  303
  Interest and loan fees                                                        510                  484
  Net gain on sale of assets                                                    ---                1,263
  Lease termination income                                                    2,613                  ---
  Other income                                                                  437                  109
                                                                            -------              -------
        Total revenues                                                       15,904               10,202
                                                                            -------              -------
EXPENSES:
  Property operations                                                         2,177                1,855
  Skilled nursing operations                                                  4,530                  818
  Depreciation and amortization                                               1,473                1,533
  Interest                                                                    3,298                3,423
  Provision for doubtful accounts and notes  receivable                         ---                2,288
  General and administrative                                                    848                  700
                                                                            -------              -------
        Total expenses                                                       12,326               10,617
                                                                            -------              -------
 Income (loss) from operations before minority interests,
  equity in loss of unconsolidated affiliates and                             3,578                 (415)
  extraordinary loss

Equity in loss of unconsolidated affiliates                                     (83)                (143)
Minority interest in consolidated affiliates                                    (62)                 (67)
Minority interest in Operating Partnership                                      ---                  533
                                                                            -------              -------
Income before extraordinary loss                                              3,433                  (92)
Extraordinary loss on early retirement of long-term debt                        ---                 (158)
                                                                            -------              -------
Net income (loss)                                                             3,433                 (250)
Dividends on preferred stock                                                 (1,790)              (1,793)
                                                                            -------              -------
Net income (loss) available to common stockholders                          $ 1,643              $(2,043)
                                                                            =======              =======

Per common share data:
  Basic:
  ------
  Income (loss) before extraordinary loss                                   $  0.70              $ (0.75)
  Extraordinary loss                                                            ---                (0.06)
                                                                            -------              -------
    Net income (loss)                                                       $  0.70              $ (0.81)
                                                                            =======              =======
  Fully diluted:
  --------------
  Income (loss) before extraordinary loss                                   $  0.70              $ (0.75)
  Extraordinary loss                                                            ---                (0.06)
                                                                            -------              -------
  Net income (loss)                                                         $  0.70              $ (0.81)
                                                                            =======              =======
Weighted average shares outstanding:
    Basic                                                                     2,334                2,512
                                                                            =======              =======
    Fully diluted                                                             2,348                2,514
                                                                            =======              =======

    See accompanying notes to Condensed Consolidated Financial Statements.

                                G&L REALTY CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                              Three Months Ended March 31,
                                                                                               2001                    2000
                                                                                            -------------------------------
                                                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                                          $ 3,433                $   (250)
 Adjustments to reconcile net income to net cash provided by
   Operating activities:
      Depreciation and amortization                                                           1,473                   1,533
      Amortization of deferred loan costs                                                       170                     136
      Extraordinary loss on early retirement of long-term debt                                  ---                     158
      Net gain on sale of assets                                                                ---                  (1,263)
      Minority interests                                                                         62                    (466)
      Equity in loss of unconsolidated affiliates                                                83                     143
      Provision for doubtful accounts and notes receivables                                     ---                   2,288
      Unbilled rent receivable, net                                                             (76)                    (67)
      (Increase) decrease in:
         Other receivables                                                                       (2)                     82
         Tenant rent and reimbursements receivable                                            1,869                  (1,567)
         Prepaid expense and other assets                                                      (258)                   (803)
         Accrued interest and loan fees receivable                                               18                     285
      Increase (decrease) in:
         Accounts payable and other liabilities                                              (1,047)                  1,871
         Tenant security deposits                                                               173                       6
                                                                                            -------                 -------
Net cash provided by operating activities                                                     5,898                   2,086
                                                                                            -------                 -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate assets                                                                 ---                 (10,385)
Sale of real estate assets                                                                      ---                   8,794
Additions to rental properties                                                                 (487)                 (1,041)
Pre-acquisition costs, net                                                                      (10)                    348
Construction in progress                                                                        171                     (11)
Leasing commissions                                                                            (178)                    (39)
Investment in mortgage loans and notes receivable                                              (300)                    ---
Contributions to unconsolidated affiliates                                                     (155)                    (42)
Distributions from unconsolidated affiliates                                                    ---                   1,213
Principal payments received from mortgage loans and notes receivable                            128                     100
                                                                                            -------                 -------
Net cash used in investing activities                                                          (831)                 (1,063)
                                                                                            -------                 -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable proceeds                                                                        5,100                   7,513
Repayment of notes payable                                                                   (5,813)                 (9,086)
Payment of deferred loan costs                                                                 (208)                   (215)
Decrease (increase) in restricted cash                                                         (656)                    380
Minority interest equity contribution                                                           ---                     486
Purchase of common and preferred stock and partnership units                                    ---                  (2,374)
Distributions                                                                                (2,263)                 (2,584)
                                                                                            -------                 -------
Net cash used in financing activities                                                        (3,840)                 (5,880)
                                                                                            -------                 -------

    See accompanying notes to Condensed Consolidated Financial Statements.
                                                                    Continued...

                               G&L REALTY CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)


                                                                               Three Months Ended March 31,
                                                                                 2001                 2000
                                                                               -----------------------------
                                                                                        (Unaudited)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            1,227                (4,857)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  2,791                 7,545
                                                                               ------               -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                       $4,018               $ 2,688
                                                                               ======               =======
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest                                       $3,126               $ 3,457
                                                                               ======               =======

NONCASH INVESTING AND FINANCING ACTIVITIES

Distributions declared not yet paid                                            $  370               $   378
                                                                               ======               =======
Preferred distributions due to minority partner                                $   15               $    14
                                                                               ======               =======
Transfers from projects under development to building                          $  374                   ---
                                                                               ======               =======
Transfer from investments in unconsolidated affiliates to notes receivable        ---               $ 3,070
                                                                               ======               =======

Transfer note receivable to land and building:
                 Land                                                                               $   252
                 Building                                                                             1,009
                                                                                                    -------
                 Total                                                                              $ 1,261
                                                                                                    =======

                 Notes receivable                                                                   $ 1,261
                                                                                                    =======

                                                                      Concluded.

                                G&L REALTY CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


1.  GENERAL

   G&L Realty Corp. (the "Company") was formed as a Maryland corporation to continue the ownership, management, acquisition and development activities previously conducted by G&L Development, a California general partnership, the Company's predecessor. All of the Company's assets are held by, and all of its operations are conducted through, the following entities:


          G&L Realty Partnership, L.P., a Delaware limited partnership
            (the "Operating Partnership")
          G&L Realty Financing Partnership II, L.P., a Delaware limited partnership (the "Realty Financing Partnership")*
          G&L Medical Partnership, L.P., a Delaware limited partnership
            (the "Medical Partnership")*
          G&L Gardens, LLC, an Arizona limited liability company
            ("Maryland Gardens")*
          435 North Roxbury Drive, Ltd., a California limited partnership
            (the "Roxbury Partnership")
          GL/PHP, LLC, a Delaware limited liability company ("GL/PHP")*
          G&L Hampden, LLC, a Delaware limited liability company ("Hampden")* G&L Valencia, LLC, a California limited liability company
            ("Valencia")
          G&L Tustin, LLC, a California limited liability company ("Tustin")* G&L Holy Cross, LLC, a California limited liability company ("Holy
            Cross")*
          G&L Burbank, LLC, a California limited liability company
            ("Burbank")*
          GLH Pacific Gardens, LLC, a California limited liability company
            ("Pacific Gardens")
          G&L Hoquiam, LLC, a California limited liability company ("Hoquiam") G&L Lyon, LLC, a California limited liability company ("Lyon")
          G&L Coronado (1998), LLC, a California limited liability company
            ("Coronado")
          GLH Tarzana, LLC, a California limited liability company ("Tarzana") G&L Heritage Care, LLC, a Delaware limited liability company
            ("Heritage")
          G&L Massachusetts, LLC, a Delaware limited liability company
            ("Massachusetts")
          G&L Aspen, LLC, a California limited liability company ("Aspen")

   * The Realty Financing Partnership, the Medical Partnership, Maryland Gardens, GL/PHP, Hampden, Tustin, Holy Cross, and Burbank are herein collectively referred to as the "Financing Entities" and individually as the "Financing Entity."

   The Company, as the sole general partner and as owner of an approximately 79% ownership interest, controls the Operating Partnership. The Company controls the Financing Entities through wholly owned subsidiaries incorporated either in the State of Delaware or the State of California (collectively, the "Subsidiaries" and individually, a "Subsidiary"). Each Subsidiary either (i) owns, as sole general partner or sole managing member, a 1% ownership interest in its related Financing Entity or (ii) owns no interest and acts as the manager of the Financing Entity. The remaining 99% ownership interest in each Financing Entity, which is owned 1% by a Subsidiary, is owned by the Operating Partnership, acting as sole limited partner or member. Financing Entities in which a Subsidiary owns no interest are 100% owned by the Operating Partnership.

   References in these condensed consolidated financial statements to the Company include its operations, assets and liabilities including the operations, assets and liabilities of the Operating Partnership, the Subsidiaries, the Financing Entities, the Roxbury Partnership (in which the Operating Partnership owns a 61.75% partnership interest and is the sole general partner), Pacific Gardens (in which the Operating Partnership owns a 93% membership interest and is a co-managing

                                G&L REALTY CORP.

                                  (Unaudited)


member), Tarzana (in which the Operating Partnership owns a 85% membership interest and is a co-managing member) and Hoquiam, Lyon, Coronado, Heritage, Massachusetts and Aspen (in which the Operating Partnership owns a 100% interest).

   In addition to the Subsidiaries, the Company also owns interests in various unconsolidated affiliates. Although the Company's investment represents a significant portion of the capital of such unconsolidated affiliates and the Company exercises significant influence over the activities of these entities, the Company does not have the requisite level of voting control to include the assets, liabilities and operating activities of these entities in the
consolidated financial statements of the Company.   The entities in which the
Company has unconsolidated financial interests are as follows:

   . GLN Capital Co., LLC ("GLN") is a Delaware limited liability company formed in 1996. GLN is owned 49.9% by the Operating Partnership and 50.1% by an affiliate of Nomura Asset Capital Corp. ("Nomura"). GLN was formed to fund loans to the senior care industry.

   . G&L Grabel, San Pedro, LLC ("San Pedro") is a California limited liability company formed on March 10, 1998 by the Company through the Operating Partnership, and Gary Grabel, an experienced medical office building ("MOB") manager. The Company and Gary Grabel contributed to San Pedro 84% and 16% of the equity, respectively. However, the initial ownership interests of the parties will be adjusted to 50% as each partner receives a return of its initial capital contribution plus a preferred return on their initial contribution. San Pedro was formed for the purpose of acquiring three MOBs located at 1360 West 6th Street in San Pedro, California.

   . G&L Penasquitos, LLC ("Penasquitos LLC") is a California limited liability company, formed by the Company on April 24, 1998, through the Operating Partnership, and Parsons House, LLC, a California limited liability company ("Parsons"). The Company and Parsons contributed to Penasquitos LLC 75% and 25% of the equity, respectively. However, the initial ownership interests of the parties will be adjusted to 50% as each partner receives a return of its initial capital contribution plus preferred distributions equal to 15% per annum on their capital contribution. Penasquitos LLC was formed for the purpose of acquiring and converting a building located in Rancho Penasquitos, California into an assisted living facility.

   . G&L Penasquitos, Inc. ("Penasquitos Inc.") is a California corporation formed on April 21, 1998 by the Company, through the Operating Partnership, and Parsons House, LLC, a California limited liability company . The Company owns 75% of the total equity in Penasquitos Inc. in the form of non-voting preferred stock. Parsons holds 25% of the total equity and all of the voting common stock. Penasquitos Inc. was formed for the purpose of operating an assisted living facility in Rancho Penasquitos, California.

   . GLH Pacific Gardens Corp. ("Pacific Gardens Corp.") is a California corporation formed on June 25, 1998 by the Company, through the Operating Partnership, and ASL Santa Monica, Inc., a California corporation ("ASL"). The Company owns 93% of the total equity in Pacific Gardens Corp. in the form of non-voting preferred stock. ASL holds 7% of the total equity in the form of common stock. Pacific Gardens Corp. was formed for the purpose of operating an assisted living facility located in Santa Monica, California, which was purchased by the Company. Since July 1, 1999, Pacific Gardens Corp. has not operated the assisted living facility and a wholly owned subsidiary of ASL assumed all of the assets and liabilities of Pacific Gardens Corp. in order to operate the facility.

   . G&L Parsons on Eagle Run, LLC ("Eagle Run") is a California limited liability company, formed on December 29, 1998, through the Operating Partnership and Parsons. The Company and Parsons each contributed 50% of the total equity in Eagle Run. Eagle Run was formed for the purpose of acquiring a vacant piece of land in Omaha, Nebraska upon which the members developed an assisted living facility.

   . G&L Parsons on Eagle Run, Inc. ("Eagle Run Inc.") is a California corporation formed on December 20, 1998 by the Company, through the Operating Partnership, and Parsons. Eagle Run Inc. was formed for the purpose of operating an assisted living facility in Omaha, Nebraska on the land acquired by Eagle Run.

   . Lakeview Associates, LLC ("Lakeview") is a California limited liability company, formed on September 2, 1999 by the Company, through the Operating Partnership and D.D.&F. ("Prestige"), an Oregon general partnership. The Company and Prestige each contributed 50% of the equity of Lakeview. The Company contributed land and construction in progress in exchange for 50% of the equity of Lakeview and two notes totaling $1.4 million. Prestige contributed $250,000 for a 50% interest in Lakeview. Lakeview was formed for the purpose of developing a two-story, 80 unit, 92 bed assisted living facility in Yorba Linda, California.

                                G&L REALTY CORP.

                                  (Unaudited)


   . Tustin Heritage Park, LLC ("Heritage Park") is a California limited liability company in which the Company has a 25% equity ownership interest. In June 1999, the Company sold a vacant piece of land in Tustin to Heritage Park. In exchange, the Company received $75,000 in cash, a $425,000 first deed of trust and a 25% equity ownership interest in Heritage Park. In September 2000, the first deed of trust was increased to $675,000 in exchange for unearned development fees and an extension of the note. Heritage Park intends to develop a 53-unit senior apartment residence on the land.


GLN, San Pedro, Penasquitos Inc., Penasquitos LLC, Pacific Gardens Corp., Eagle Run, Eagle Run, Inc., Lakeview and Heritage Park are herein collectively referred to as the "Unconsolidated Affiliates" and individually as "Unconsolidated Affiliate".


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Business - The Company is a self-managed Real Estate Investment Trust ("REIT") that acquires, develops, manages, finances and leases healthcare properties. The Company's business currently consists of investments in healthcare properties and in debt obligations secured by healthcare properties. Investments in healthcare property consist of acquisitions, made either directly or through joint ventures, in medical office buildings ("MOBs"), skilled nursing facilities ("SNFs") or assisted living facilities ("ALFs"). The Company's lending activities consist of providing short-term secured loans to facilitate third party acquisitions of healthcare properties.

       Basis of Presentation - The accompanying condensed consolidated financial statements include the accounts of the Company and its Subsidiaries. The interests in the Roxbury Partnership, Pacific Gardens, Pacific Park, Tarzana and the Operating Partnership that are not owned by the Company, have been reflected as minority interests in the Operating Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.

       The information presented as of and for the three-month period ended March 31, 2001 and 2000 has not been audited by independent accountants, but includes all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for such periods. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of results that might be expected for the full fiscal year.

       Certain information and footnote disclosures normally included in annual financial statements have been omitted. The Company believes that the disclosures included in these financial statements are adequate for a fair presentation and conform to reporting requirements established by the Securities and Exchange Commission ("SEC"). These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes included in the Company's annual report on Form 10-K as filed with the SEC.

      Recent accounting pronouncements-- In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000 and requires all derivatives to be recorded on the balance sheet at fair value as either assets or liabilities depending on the rights or obligations under the contracts. SFAS 133 also establishes new accounting methodologies for the following three classifications of hedges: fair value, cash flow and net investment in foreign operations. The Company's adoption of SFAS 133 on January 1, 2001 did not have a material impact on the Company's financial position or results of operations.

                                G&L REALTY CORP.

                                  (Unaudited)


3.  BUILDINGS AND IMPROVEMENTS

          Buildings and improvements consist of the following:

                                                                                              March 31,              December 31,
                                                                                                2001                     2000
                                                                                              ----------------------------------
                                                                                                       (in thousands)
Buildings and improvements....................................................                $155,439                 $155,224
Tenant improvements...........................................................                   9,792                    9,214
Furniture, fixtures and equipment.............................................                   3,347                    3,280
                                                                                              --------                 --------
                                                                                               168,578                  167,718
Less accumulated depreciation and amortization................................                 (29,585)                 (28,208)
                                                                                              --------                 --------
   Total......................................................................                $138,993                 $139,510
                                                                                              ========                 ========

   Rental property is recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:


       Buildings and improvements                 40 years
       Tenant improvements                        Life of lease
       Furniture, fixtures and equipment          5 years

   Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations and all external costs directly related to acquisitions are capitalized.


4.  DEFERRED CHARGES AND OTHER ASSETS

   Deferred charges and other assets consist of the following:

                                                                                   March 31,      December 31,
                                                                                     2001            2000
                                                                                   --------------------------
                                                                                        (in thousands)
Deferred loan costs...........................................................     $ 4,219         $ 4,011
Pre-acquisition costs.........................................................         160             150
Leasing commissions...........................................................       1,664           1,486
Prepaid expense and other assets..............................................         766             914
                                                                                   -------         -------
                                                                                     6,809           6,561
Less accumulated amortization.................................................      (2,230)         (2,012)
                                                                                   -------         -------
  Total.......................................................................     $ 4,579         $ 4,549
                                                                                   =======         =======

                                G&L REALTY CORP.

                                  (Unaudited)


5.  STOCKHOLDERS' EQUITY

    Distributions in excess of net income--The Company has elected to be treated, for federal income tax purposes, as a REIT. As such, the Company is required to distribute annually, in the form of distributions to its stockholders, at least 90% of its taxable income. In reporting periods in which distributions exceed net income, stockholders' equity will be reduced by the distributions in excess of net income in such period and will be increased by the excess of net income over distributions in reporting periods in which net income exceeds distributions. For tax reporting purposes, a portion of the dividends declared represents a return of capital. The following table reconciles net income and distributions in excess of net income for the three months ended March 31, 2001 and for the year ended December 31, 2000:

                                                                                      March 31,              December 31,
                                                                                        2001                     2000
                                                                                      -----------------------------------
                                                                                                (in thousands)
    Distributions in excess of net income at beginning of period.................     $(32,602)                $(25,412)
    Net income during period.....................................................        3,433                    1,149
    Less: Distributions declared.................................................       (2,081)                  (8,339)
    Distributions in excess of net income........................................     $(31,250)                $(32,602)

     Earnings per common share--Basic earnings per share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares outstanding during each period. Fully diluted earnings per share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares outstanding during each year plus the incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options. The treasury stock method is used to determine the number of incremental common equivalent shares resulting from options to purchase shares of common stock granted under the Company's 1993 Stock Incentive Plan, as amended. As of March 31, 2001 and 2000 there were approximately 247,500 and 250,500 stock options outstanding with weighted average exercise prices of $11.11 and $11.31, respectively. For the three months ended March 31, 2000, the incremental shares that would have been outstanding upon the assumed exercise of stock options would have been anti-dilutive and, therefore, were not considered in the computation of fully diluted earnings per share. The following table reconciles the numerator and denominator of the basic and fully diluted per share computations for net income for the three months ended March 31, 2001 and 2000:

                                G&L REALTY CORP.

                                  (Unaudited)


                                                             For the Three Month Periods
                                                                    ended March 31,
                                                               2001                2000
                                                             ---------------------------
                                                                    (in thousands)
Numerator:
----------
 Net income (loss)                                           $ 3,433             $  (250)
 Preferred stock dividends                                    (1,790)             (1,793)
                                                             -------             -------
 Net income (loss) available to common
  stockholders                                               $ 1,643             $(2,043)
                                                             =======             =======

Denominator:
------------
 Weighted average shares - basic                               2,334               2,512
 Dilutive effect of stock options                                 14                   2
                                                             -------             -------
 Weighted average shares - fully diluted                       2,348               2,514
                                                             =======             =======

Per share:
---------
 Basic                                                       $  0.70             $ (0.81)
 Dilutive effect of stock options                                ---                 ---
                                                             -------             -------
 Fully diluted                                               $  0.70             $ (0.81)
                                                             =======             =======

     On May 10, 2001, the Board of Directors of the Company approved a definitive merger agreement with Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, for the acquisition of the Company's publicly-held Common Stock for a cash price of $12.00 per share. The acquisition of the shares is to be effected through the merger of an entity newly formed by Mr. Gottlieb and Mr. Lebowitz. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the merger.

     The merger is conditioned on the approval of the merger and the definitive agreement by the affirmative vote of holders of a majority of the outstanding shares of Common Stock; Houlihan Lokey Howard & Zukin Financial Advisors, Inc., financial advisor to the Special Committee of the Board of Directors, not withdrawing or materially and adversely modifying the fairness opinion it has delivered to the Special Committee; the receipt by Mr. Gottlieb and Mr. Lebowitz of necessary financing; the receipt of applicable governmental and third party consents and approvals; and other conditions that are customary for transactions of this type. The definitive agreement also contains other provisions that are common in agreements of this type, including reimbursement of certain expenses incurred by Mr. Gottlieb and Mr. Lebowitz, standstill provisions and provisions permitting the Company to terminate the agreement upon receipt of a superior offer and under certain other circumstances upon payment of a termination fee.

     In connection with this agreement, Messrs. Gottlieb and Lebowitz announced that they intend to make a cash tender offer for up to approximately 16% of the total number of outstanding shares of Preferred Stock at a price of $17.50 per share of Series A and $17.00 per share of Series B. The tender offer would occur during the period in which the Company solicits proxies for the stockholders meeting to consider the proposed merger and would close concurrently with, and be subject to, the closing of the merger. In addition, Mr. Gottlieb and Mr. Lebowitz have advised the Company that, prior to the record date for the stockholders meeting, they intend to convert Operating Partnership Units so that they will own approximately 42% of the outstanding Common Stock entitled to vote on the definitive agreement. Mr. Gottlieb and Mr. Lebowitz also own stock options which, if exercised, would increase their ownership to approximately 45% of the outstanding common stock.

     See also the Company's Current Reports on Form 8-K filed on December 1, 2000, February 22, 2001, April 16, 2001 and May 11, 2001 for more information regarding the proposal from Messrs. Gottlieb and Lebowitz and the agreement with them.

                                G&L REALTY CORP.

                                  (Unaudited)


6.   INVESTMENTS IN UNCONSOLIDATED AFFILIATES

The Company has investments in various unconsolidated affiliates as described in
Note 1. The following table provides a summary of the Company's investment in each of these entities as of March 31, 2001. (In thousands).

                                                             Penasquitos     Penasquitos      Heritage        Pacific
                                     GLN       San Pedro         LLC             Inc.           Park       Gardens Corp.
                                    ------------------------------------------------------------------------------------
Opening balance at beginning of
 period..........................    $765        $1,144          $161           $  20          $ ---            $(312)
Equity in (loss) earnings of
 affiliates......................     ---            52            (1)            ---            ---              ---
Cash contributions...............     ---           ---            70             ---            ---              ---
Cash distributions...............     ---           ---           ---             ---            ---              ---
                                     ----        ------          ----           -----          -----            -----
Equity, before inter-company
 adjustments.....................     765         1,196           230              20            ---             (312)
                                     ----        ------          ----           -----          -----            -----
Intercompany transactions:
Receivable (payable), net........      66            88           248             (20)            13              110
                                     ----        ------          ----           -----          -----            -----
Investment in unconsolidated
 affiliates......................    $831        $1,284          $478           $ ---          $  13            $(202)
                                     ====        ======          ====           =====          =====            =====

                                   Eagle Run, Inc.     Eagle Run      Lakeview      Total
                                   ------------------------------------------------------
Opening balance at beginning of
 period..........................       $(370)            $655        $               250
Equity in (loss) earnings of
 affiliates......................        (153)              19           ---          (83)
Cash contributions...............         ---              ---            54          124
Cash distributions...............         ---              ---           ---          ---
                                        -----             ----        ------       ------
Equity, before inter-company
 adjustments.....................        (523)             674           304        2,354
                                        -----             ----        ------       ------
Intercompany transactions:
Receivable (payable), net........           9               48         2,007        2,569
                                        -----             ----        ------       ------
Investment in unconsolidated
 affiliates......................       $(514)            $722        $2,311       $4,923
                                        =====             ====        ======       ======

                                G&L REALTY CORP.

                                  (Unaudited)


   Following is a summary of the condensed financial information of each of the unconsolidated affiliates as of and for the three months ended March 31, 2001. (In thousands).

                                                                                                                 Pacific
                                                        San       Penasquitos     Penasquitos     Heritage       Gardens
                                            GLN        Pedro          LLC             Inc.          Park          Corp.
                                          -------------------------------------------------------------------------------
Financial Position:
-------------------
  Land.................................   $           $ 1,882         $   641           $ ---        $ 750         $ ---
  Buildings............................       ---       4,195           6,356             ---          ---           ---
  Notes receivable, net................     1,585         ---             ---             ---          ---           ---
  Other assets.........................       ---         320           1,371             ---          238           ---
  Notes payable........................       ---      (4,707)         (7,949)            ---         (940)          ---
  Other liabilities....................       (60)       (465)           (390)            (10)         (48)         (349)
                                           ------     -------         -------            ----        -----         -----
Net assets.............................    $1,525     $ 1,225         $    29            $(10)       $ ---         $(349)
                                           ======     =======         =======            ====        =====         =====

Partner's equity:
-----------------
  G&L Realty Partnership, L.P..........    $  765     $ 1,196         $   230            $ 20        $ ---         $(312)
  Others...............................       760          29            (201)            (30)         ---           (37)
                                           ------     -------         -------            ----        -----         -----
Total equity...........................    $1,525     $ 1,225         $    29            $(10)       $ ---         $(349)
                                           ======     =======         =======            ====        =====         =====

Operations:
-----------
  Revenues.............................    $          $   276         $   244            $---        $ ---         $ ---
  Expenses.............................       ---        (224)           (246)            ---          ---           ---
                                           ------     -------         -------            ----        -----         -----
Net (loss) income......................    $  ---     $    52         $    (2)           $---        $ ---         $ ---
                                           ======     =======         =======            ====        =====         =====

Allocation of net (loss) income:
--------------------------------
  G&L Realty Partnership, L.P..........   $   ---     $    52         $    (1)           $---        $ ---         $ ---
  Others...............................       ---         ---              (1)            ---          ---           ---
                                           ------     -------         -------            ----        -----         -----
Net (loss) income......................   $   ---     $    52         $    (2)           $---        $ ---         $ ---
                                           ======     =======         =======            ====        =====         =====

                                         Eagle Run
                                            Inc.      Eagle Run    Lakeview      Total
                                         ----------------------------------------------
Financial Position:
-------------------
  Land.................................    $   ---      $ 1,191     $   947    $  5,411
  Buildings............................        ---        4,876         ---      15,427
  Notes receivable, net................        ---          ---         ---       1,585
  Other assets.........................        475        1,147       2,716       6,267
  Notes payable........................        ---       (5,808)     (2,361)    (21,765)
  Other liabilities....................     (1,522)         (69)       (748)     (3,661)
                                           -------      -------     -------    --------
Net assets.............................    $(1,047)     $ 1,337     $   554    $  3,264
                                           =======      =======     =======    ========

Partner's equity:
-----------------
  G&L Realty Partnership, L.P..........    $  (523)     $   674     $   304    $  2,354
  Others...............................       (524)         663         250         910
                                           -------      -------     -------    --------
Total equity...........................    $(1,047)     $ 1,337     $   554    $  3,264
                                           =======      =======     =======    ========

Operations:
-----------
  Revenues.............................    $   646      $   256     $   ---    $  1,422
  Expenses.............................       (952)        (218)        ---      (1,640)
                                           -------      -------     -------    --------
Net (loss) income......................    $  (306)     $    38    $    ---    $   (218)
                                           =======      =======     =======    ========

Allocation of net (loss) income:
--------------------------------
  G&L Realty Partnership, L.P..........    $  (153)     $    19    $    ---    $    (83)
  Others...............................       (153)          19         ---        (135)
                                           -------      -------     -------    --------
Net (loss) income......................    $  (306)     $    38    $    ---    $   (218)
                                           =======      =======     =======    ========

                                G&L REALTY CORP.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


7.    SEGMENT INFORMATION

   The Company's business currently consists of the following segments:

   . Medical office buildings - These investments consist of 24 high quality MOBs, two retail facilities and one parking facility totaling approximately 874,000 square feet and all located in Southern California. These properties are owned either directly by the Company or indirectly through joint ventures.

   . Skilled nursing facilities - These investments consist of seven SNFs, one senior apartment complex which is located adjacent to the SNF in Phoenix, Arizona and one hospital located in Tustin, California. The SNFs are located in Hampden, Massachusetts, Phoenix, Arizona, Hoquiam, Washington and Chico and Paso Robles, California. Two of the SNFs were acquired through foreclosure in the first quarter of 2000 and are currently not operating. The five operating SNFs contain over 600 beds that are typically occupied by residents who require a high level of daily nursing care. The hospital consists of 183 beds and is 100% leased to a third-party operator. All of the SNFs, the apartment complex and the hospital are owned 100% by the Company. In addition, the Company currently holds the operating license in four of the seven SNFs. On March 15, 2000, the Company obtained licenses from the Commonwealth of Massachusetts to operate the three SNFs owned by the Company in Hampden, Massachusetts. The Company then entered into a management agreement with a third-party company to manage the facility. As a result, all of the assets, liabilities, revenues and expenses of these SNFs are reflected in the condensed consolidated financial statements of the Company and the segment information provided below. The Company also holds the license to operate its SNF located in Phoenix, Arizona. On April 1, 2000, the Company terminated its lease with the operator of this SNF and entered into a management agreement with a new manager. For the nine months ended December 31, 2000, the assets, liabilities, revenues and expenses of this SNF were also included in the condensed consolidated financial statements of the Company. On January 1, 2001, the Company entered into a new lease with a new manager which entitles the Company to monthly lease payments. As a result of this new lease, the assets, liabilities, revenues and expenses of this SNF are no longer included in the condensed consolidated financial statements of the Company. The Company will be required to pay the applicable corporate income tax on any net income produced by the SNFs located in Hampden, Massachusetts, although the Company's REIT status will not be affected. While the Company does not intend to hold these operating licenses for the long term, the Company believes it is currently in the best interests to own the licenses to operate these facilities.

   . Assisted living facilities - These investments consist of four ALFs, all owned through joint ventures. The four ALFs contain over 350 units that are typically occupied by residents who require a less intense level of care in comparison to the SNFs. The Company's joint venture partner in each of these ALFs operates the facility.

   . Debt obligations - These investments consist of short-term secured and unsecured loans made to third parties to facilitate the acquisition of healthcare facilities. As of March 31, 2001, the Company had eleven loans outstanding with a net book value of $11.4 million.


   The tables on the following pages reconcile the Company's income and expense activity for the three months ended March 31, 2001 and 2000 and balance sheet data as of March 31, 2001.

                                G&L REALTY CORP.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


             2001 Reconciliation of Reportable Segment Information
                   For the three months ended March 31, 2001

                                                 Medical   Skilled   Assisted       Debt
                                                 Office    Nursing    Living     Obligations    Other     Total
                                                 -------   -------   ---------   -----------   -------   --------
                                                                         (In thousands)
Revenue:
 Rents, tenant reimb. and parking.............    $6,229    $  419      $ 688       $ ---      $  ---    $ 7,336
 Patient revenues.............................       ---     5,008        ---         ---         ---      5,008
 Interest and loan fees.......................        44         3        ---         408          55        510
 Lease termination income.....................     2,613       ---        ---         ---         ---      2,613
 Other income.................................       105       318        ---         ---          14        437
                                                  ------    ------      -----       -----      ------    -------
   Total revenues.............................     8,991     5,748        688         408          69     15,904
                                                  ------    ------      -----       -----      ------    -------
Expenses:
 Property operations..........................     1,845       253         43          36         ---      2,177
 Skilled nursing operations...................       ---     4,530        ---         ---         ---      4,530
 Depreciation and amortization................     1,079       253        128         ---          13      1,473
 Interest.....................................     2,242       478        373         202           3      3,298
 Provision for doubtful accounts and notes
  receivable..................................       ---       ---        ---         ---         ---        ---
 General and administrative...................       ---       ---        ---         ---         848        848
                                                  ------    ------      -----       -----      ------    -------
   Total expenses.............................     5,166     5,514        544         238         864     12,326
                                                  ------    ------      -----       -----      ------    -------
Income (loss) from operations.................     3,825       234        144         170        (795)     3,578
Equity in earnings (loss) of unconsolidated
 affiliates...................................        52       ---       (135)        ---         ---        (83)
                                                  ------    ------      -----       -----      ------    -------
Income (loss) from operations before minority
 interests....................................    $3,877    $  234      $   9       $ 170      $ (795)   $ 3,495
                                                  ======    ======      =====       =====      ======    =======

             2000 Reconciliation of Reportable Segment Information
                   For the three months ended March 31, 2000

                                                 Medical   Skilled    Assisted        Debt
                                                 Office    Nursing     Living     Obligations     Other     Total
                                                 -------   --------   ---------   ------------   -------   --------
                                                                          (In thousands)
Revenue:
 Rents, tenant reimb. and parking.............    $6,294    $  828       $ 325        $   ---     $ ---    $ 7,447
 Patient revenues.............................       ---       899         ---            ---       ---        899
 Interest and loan fees.......................        60         2           1            364        57        484
 Net gain on sale of assets...................     1,405      (142)        ---            ---       ---      1,263
 Other income.................................        94         1         ---            ---        14        109
                                                  ------    ------       -----        -------     -----    -------
   Total revenues.............................     7,853     1,588         326            364        71     10,202
                                                  ------    ------       -----        -------     -----    -------
Expenses:
 Property operations..........................     1,582       228          30             15       ---      1,855
 Skilled nursing operations...................       ---       818         ---            ---       ---        818
 Depreciation and amortization................     1,233       206          75            ---        19      1,533
 Provision for doubtful accounts and notes
  receivable..................................       ---       563         ---          1,725       ---      2,288
 Interest.....................................     2,286       393         466            208        70      3,423
 General and administrative...................       ---       ---         ---            ---       700        700
                                                  ------    ------       -----        -------     -----    -------
   Total expenses.............................     5,101     2,208         571          1,948       789     10,617
                                                  ------    ------       -----        -------     -----    -------
Income (loss) from operations.................     2,752      (620)       (245)        (1,584)     (718)      (415)
Equity in earnings (loss) of unconsolidated
 affiliates...................................        31        (8)       (164)            (2)      ---       (143)
                                                  ------    ------       -----        -------     -----    -------
Income (loss) from operations before minority
 interests....................................    $2,783    $ (628)      $(409)       $(1,586)    $(718)   $  (558)
                                                  ======    ======       =====        =======     =====    =======

                                G&L REALTY CORP.

                                  (Unaudited)


             2001 Reconciliation of Reportable Segment Information
                             As of March 31, 2001

                                                 Medical    Skilled    Assisted      Debt
                                                 Office     Nursing     Living    Obligations    Other     Total
                                                ---------   --------   --------   -----------   -------   --------
                                                                          (In thousands)
Rental properties............................    $114,631    $31,028    $21,705     $   ---      $  228   $167,592
Mortgage loans and notes receivable, net.....         ---        290        ---      11,108         ---     11,398
Other assets.................................      10,875      5,265      4,287       2,095       3,614     26,136
                                                 --------    -------    -------     -------      ------   --------
   Total assets..............................    $125,506    $36,583    $25,992     $13,203      $3,842   $205,126
                                                 ========    =======    =======     =======      ======   ========

Other assets:
 Cash and cash equivalents...................    $    456    $     9    $   181     $   ---      $3,372   $  4,018
 Restricted cash.............................       3,670        702         34         874         ---      5,280
 Tenant rent and reimbursement receivable,
  net........................................         382      3,508        833          21          56      4,800
 Unbilled rent receivable, net...............       2,417         71        ---         ---         ---      2,488
 Other receivables, net......................          13        ---        ---          35         ---         48
 Investment in unconsolidated affiliates.....       1,284        ---      2,808         831         ---      4,923
 Deferred loan costs, net....................       1,686        574        388         223         ---      2,871
 Pre-acquisition costs.......................         ---         49        ---         111         ---        160
 Deferred lease costs, net...................         773          9        ---         ---         ---        782
 Prepaid expense and other...................         194        343         43         ---         186        766
                                                 --------    -------    -------     -------      ------   --------
   Total other assets........................    $ 10,875    $ 5,265    $ 4,287     $ 2,095      $3,614   $ 26,136
                                                 ========    =======    =======     =======      ======   ========

8.    COMMITMENTS AND CONTINGENCIES

   The Company is the guarantor on a $500,000 letter of credit in favor of NVHF Affiliates, LLC, a non-profit low-income apartment owner. The Company holds an unsecured promissory note from NVHF Affiliates, LLC in the same amount. The Company at this time does not anticipate having to pay anything under this letter of credit.

   Neither the Company, the Operating Partnership, the Financing Entities, the Subsidiaries, Maryland Gardens, the Roxbury Partnership, Valencia, Pacific Gardens, Hoquiam, Lyons, Coronado, Tarzana, Heritage, Massachusetts, Aspen, the Unconsolidated Affiliates nor any of the assets within their portfolios of MOBs, parking facilities, and retail space (the "Properties") is currently a party to any material litigation, except as discussed below.

   On August 15, 1997, a subsidiary of the Company, GL/PHP, LLC ("GL/PHP") borrowed $16 Million from Nomura Asset Capital Corp. ("Nomura"), the proceeds of which were used to repay a loan made by PHP Healthcare Corporation ("PHP") in connection with the purchase by GL/PHP of six New Jersey primary care centers (the "New Jersey Properties"). Nomura received a first lien against the real properties. The New Jersey Properties were leased by Pinnacle Health Enterprises, LLC ("Pinnacle"), a subsidiary of PHP, and PHP guaranteed the lease. Concurrently with the $16 million loan, the Operating Partnership obtained a new $2 million loan from PHP evidenced by a $2 million promissory note payable to PHP. The note by its terms was nonnegotiable and provides for a right of offset against payments of interest and principal in an amount equal to any losses sustained by reason of any defaults by Pinnacle under its lease with GL/PHP, discussed below.

   As of August 15, 1997, Pinnacle leased the New Jersey Properties from GL/PHP under the terms of a 17-year net operating lease. PHP guaranteed the obligations of its subsidiary under the lease. In November 1998, Pinnacle filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware and its case was voluntarily converted to a Chapter 7 case. Also in November 1998, PHP filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware. CapMark Services, L.P. ("CapMark"), the loan servicer and successor to Amresco Management Inc., has foreclosed on its security and taken title to the New Jersey Properties.

                                G&L REALTY CORP.

                                  (Unaudited)


   The Operating Partnership filed a declaratory relief action in the New Jersey State Court seeking a determination that LaSalle National Bank ("LaSalle"), the successor to Nomura, as trustee for the holders of certain obligations including the Nomura loan, did not have any rights against said $2 million note. LaSalle claims it is entitled to the $2 million borrowed from PHP under the deed of trust and assignment of rent with GL/PHP. After proceedings in both California and New Jersey, it was determined that this matter will be heard in the Federal District Court in New Jersey. The Operating Partnership believes that the lawsuit will be resolved with no adverse impact to the Company, however no assurances can be given at this time that this result will be obtained.

   In November 1999, Landmark Healthcare Facilities, LLC ("Landmark") filed a lawsuit against Valencia, a subsidiary of the Company, claiming that Landmark is entitled to approximately $600,000 plus interest under a development agreement entered into between Valencia and Landmark for the development of an MOB in Valencia, California. The Company is vigorously opposing the lawsuit and has filed a counter suit to recover approximately $400,000 plus interest that was already paid under the development agreement and for a judgment and declaration that all of Landmark's rights, title and interest in Valencia have been terminated or assigned to the Company. The litigation went to trial on March 12, 2001. On March 21, 2001, the court issued a tentative ruling on the matter in favor of the Company. Final judgement by the court is pending.

   Two putative shareholder class actions have been filed against the Company and its directors arising out of the proposal by Daniel M. Gottlieb and Steven
D. Lebowitz, the Chief Executive Officer and President, respectively, of the Company, to acquire all of the outstanding shares of the Company's common stock not currently owned by them. The first suit, Lukoff v. G&L Realty Corp. et al., case number BC 241251, was filed in the Superior Court of the State of California, County of Los Angeles, on December 4, 2000. The second suit, Abrons
v. G&L Realty Corp. et al., case number 24-C-00-006109, was filed in the Circuit Court for Baltimore City, Maryland, on December 14, 2000. Both actions assert claims for breach of fiduciary duty and seek, among other things, compensatory damages and to enjoin the transaction. Defendants have filed a motion to dismiss the Abrons action on the ground that the complaint fails to state a claim. All of the Defendants, except the Company, have filed an additional motion to dismiss the Abrons action for lack of personal jurisdiction. Defendants also have filed a motion to dismiss or stay the Abrons action on grounds of forum non conveniens and comity. In the Lukoff action, Defendants have filed a demurrer to the complaint on the ground that it fails to state facts sufficient to constitute a cause of action. Defendants deny the claims, although it is premature to predict the outcome of these actions.

   In January 2001, the Company settled a lawsuit with Cigna Healthcare, Inc and Cigna Healthcare of California ("Cigna") and received a settlement of $4.1 million. The settlement ended litigation against Cigna for delinquent rent, future rent and other amounts owed under a lease at the Company's MOB located in Irwindale, California. At the time of the settlement the total delinquent rent was approximately $1.5 million. The Company recorded lease termination income of $2.6 million in the first quarter for the remainder of the proceeds.


9.  ACQUISITIONS, DISPOSITIONS AND FINANCINGS

   In February 2001, the Company used the proceeds from a new $5.1 million loan secured by two of its properties located in Tustin, California to repay $5.0 million of the outstanding loan balance on an existing $7.5 million short-term
loan secured by three of its properties located in Tustin, California.    The
new loan bears interest at prime plus 1.00% and is due on February 21, 2002.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and Notes thereto included elsewhere in this Quarterly Report on Form 10-Q and the Company's 2000 Annual Report on Form 10-K as previously filed with the SEC.

   Information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other comparable terminology. Any one factor or combination of factors could cause the Company's actual operating performance or financial
results to differ substantially from those anticipated by management.   Factors
influencing the Company's operating performance and financial results include, but are not limited to, changes in the general economy, the supply of, and demand for, healthcare related real estate in markets in which the Company has investments, the availability of financing, governmental regulations concerning, but not limited to, new construction and development, the creditworthiness of tenants and borrowers, environmental issues, healthcare services and government participation in the financing thereof, and other risks and unforeseen circumstances affecting the Company's investments which may be discussed elsewhere in this Quarterly Report on Form 10-Q and the Company's 2000 Annual Report on Form 10-K as previously filed with the SEC.

Results of Operations
---------------------

   Comparison of the Three Month Period Ended March 31, 2001 versus the Three Month Period Ended March 31, 2000.

   Total revenues increased by $5.7 million, or 56%, from $10.2 million in the first quarter of 2000, to $15.9 million for the same period in 2001. Patient revenues relating to the skilled nursing facilities in which the Company currently owns the license to operate accounted for $4.1 million of this
increase.   On March 15, 2000, the Company obtained licenses from the
Commonwealth of Massachusetts to operate the three SNFs comprising 383 beds owned by the Company and located in Hampden, Massachusetts. As a result of the license transfer, all of the assets, liabilities, revenues and expenses of these SNFs beginning March 15, 2000 are reflected in the condensed consolidated financial statements of the Company. On April 1, 2000, the Company obtained the license to operate its SNF located in Phoenix, Arizona. For the nine months ended December 31, 2000, the assets, liabilities, revenues and expenses of this SNF were also included in the condensed consolidated financial statements of the Company. On January 1, 2001, the Company entered into a new lease with a new manager which entitles the Company to monthly lease payments. As a result of this new lease, the assets, liabilities, revenues and expenses of this SNF are no longer included in the condensed consolidated financial statements of the Company.

   Rents, tenant reimbursements and parking revenues decreased by $0.1 million, or 1%, from $7.4 million in the first quarter of 2000, to $7.3 million for the
same period in 2001.    The loss of rental revenue related to the termination of
the lease at the Company's MOB located in Irwindale, California accounted for $0.3 million of this decrease. In addition, $0.5 million of this decrease was related to the loss of rental revenue from the SNFs discussed above in which the Company now owns the licenses to operate. Previously, the Company collected monthly rent for these facilities in the form of lease payments from the prior operator. These decreases were offset by a $0.2 million increase in rental revenues at two of the Company's SNFs resulting from new lease agreements.
Also, during the year 2000 and the first quarter of 2001, the Company increased occupancy at its MOB properties by 3.4% and increased its rental rates per the terms of its lease agreements resulting in an increase in rental revenues of approximately $0.5 million.

   Interest and loan fee income increased approximately $0.1 million, or 25%, from $0.4 million in the first quarter of 2000, to $0.5 million for the same period in 2000. This increase was due to additional interest income related to the financing by the Company in 1999 of an apartment complex located in Tulsa, Oklahoma.

   The Company recognized a net gain on the sale of assets in the amount of $1.3 million in the first quarter of 2000. The sale, in January 2000, of a 33,000 square foot MOB located in Aliso Viejo, California to Hoag Memorial Hospital accounted for $1.4 million of the gain. This gain was offset by the loss of $142,000 on the sale of the Company's 50% interest in Valley Convalescent, LLC, an unconsolidated affiliate.

   The Company recognized lease termination income in the amount of $2.6 million in the first quarter of 2001. This was related to the settlement of a lawsuit for delinquent rent, future rent and other amounts owed under a lease at the Company's MOB located in Irwindale, California. The Company sued the tenant, which had been in default on their rent since December 1999, to recover the delinquent rent payments as well as all future rent through the end of the lease which was to expire on November 30, 2004. In January 2001, the Company received a settlement in the amount of $4.1 million. At the time of the settlement the total delinquent rent was approximately $1.5 million. The Company recorded lease termination income of $2.6 million for the remainder of the proceeds.

   Other income increased $0.3 million in the first quarter of 2001 compared to
the same period in 2000.   This increase is due to the amortization of negative
goodwill related to the Company's acquisition of the operating licenses at its three SNFs located in Hampden, Massachusetts and the recognition of income relating to cash received on accounts receivable that arose prior to March 15, 2000.

   Total expenses increased by $1.7 million, or 16%, from $10.6 million for the three months ended March 31, 2000, to $12.3 million for the same period in 2001. The consolidation of the operating revenues and expenses of the three Hampden SNFs as of March 15, 2000 as discussed above accounted for $3.7 million of this increase in total expenses. This increase was offset by a $2.3 million decrease in provisions for doubtful accounts, notes and bonds receivable.

   Property operating expenses increased by $0.3, or 16%, from $1.9 million in the first quarter of 2000 to $2.2 million in the same period in 2001. This increase is mainly due to additional utility and repairs and maintenance costs at the Company's MOBs.

   Depreciation and amortization expense decreased $0.1 million, or 7%, from $1.5 million for the three months ended March 31, 2000, to $1.4 million for the same period in 2001. This decrease was related to the foreclosure of the Company's six MOBs located in New Jersey during 2000.

   Interest expense decreased $0.1 million, or 3%, from $3.4 million for the three months ended March 31, 2000, to $3.3 million for the same period in 2001. This decrease was due to the August 2000 repayment of the Company's line of credit as well as decreased interest payments on the Company's variable rate mortgages due to lower interest rates.

   General & administrative costs increased $0.2 million, or 29%, from $0.7 million for the three months ended March 31, 2000, to $0.9 million for the same period in 2001. This increase was attributed to the write- off of acquisition and construction costs associated with a discontinued development project.

   Equity in loss of unconsolidated affiliates increased $0.1 million for the three months ended March 31, 2001 compared to the same period in 2000. This increase was primarily the result of increased occupancy rates at the facilities associated with the Company's 50% investment in Penasquitos LLC and the Company's 50% investment in Eagle Run Inc. In March 1999, The Arbors at Rancho Penasquitos, an ALF owned by the Company through Penasquitos LLC, commenced operations. The facility has been in a lease-up phase since opening in March 1999 and therefore had been producing a net loss. Eagle Run commenced operations in November 1999 and produced a net loss for the first quarter of 2001. Occupancy rates at both facilities are increasing on a monthly basis and are expected to stabilize during 2001, at which time both facilities are expected to produce income for the Company.

   During 2000, the Company recorded an extraordinary loss on the early retirement of long-term debt in the amount of $0.2 million. This loss was a result of pre-payment fees and the write-off of deferred loan fees relating to the repayment of a $5.5 million loan secured by a 33,000 square foot MOB in Aliso Viejo, California. The building was sold to Hoag Memorial Hospital Presbyterian on January 25, 2000 for a price of $8.3 million. The Company used a portion of the proceeds to repay the $5.5 million loan.

   Net income increased $3.6 million, from a net loss of $0.2 million for the three months ended March 31, 2000 to a gain of $3.4 million for the same period in 2001. This increase was primarily due to the $4.1 million increase in patient revenues, the $2.9 million increase in other income and the $2.3 million decrease in provisions for doubtful accounts and notes receivable. These were offset by the $3.7 million increase in skilled nursing operation expenses, the $1.3 million decrease in net gains on sale of assets and the $0.3 million increase in property operations.

Liquidity and Capital Resources
-------------------------------

   As of March 31, 2001, the Company's direct investment in net real estate assets totaled approximately $167.6 million, $4.9 million in joint ventures and $11.4 million invested in notes receivable. Total debt outstanding as of March 31, 2001 totaled $158.2 million.

   The Company obtains its liquidity from multiple internal and external sources. Internally, funds are derived from the operation of MOBs, SNFs, ALFs and senior care lending activities. These funds primarily consist of Funds from Operations ("FFO - see discussion below of FFO). The Company's external sources of capital consist of various secured loans. The Company's ability to expand its MOB, ALF and SNF Property operations requires continued access to capital to fund new investments. During the first three months of 2001, the Company received proceeds of $4.1 million related to the settlement of a lawsuit for delinquent rent, future rent and other amounts owed under a lease at the Company's MOB located in Irwindale, California. Total delinquent rent at the time of the settlement was approximately $1.5 million. The Company recorded lease termination income of $2.6 million in the first quarter of 2001 for the remainder of the proceeds. On February 21, 2001, the Company used the proceeds from a new $5.1 million loan secured by two of its properties located in Tustin, California to repay $5.0 million of outstanding loan balance of an existing $7.5 million short-term loan secured by three of its properties located in Tustin, California. Both Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, have personally guaranteed this loan. The new loan bears interest at prime plus 1.00% and is due on February 21, 2002.

   The Company declared a quarterly distribution payable to holders of the Company's Common Stock for the first quarter of 2001 in the amount of $0.125 per common share. These distributions were paid on April 15, 2001 to stockholders of record on March 31, 2001. The Company also paid monthly dividends of $0.6 million to holders of the Company's Preferred Stock on the fifteenth day of each month during the first quarter to holders of record on the first day of each month. The Company distributed dividends of $0.4 million to holders of the Company's Common Stock during the first three months of 2001 while the Company's FFO was $0.4 million for the same period.

   In general, the Company expects to continue meeting its short-term liquidity requirements through its working capital and cash flow provided by operations. The Company considers its ability to generate cash to be good and expects to continue meeting all operating requirements as well as providing sufficient funds to maintain stockholder distributions in accordance with REIT requirements. Long-term liquidity requirements such as refinancing mortgages, financing acquisitions and financing capital improvements will be accomplished through long-term borrowings and the sale of assets.

Historical Cash Flows
---------------------

   The Company's net cash provided by operating activities increased $3.8 million, or 181%, from $2.1 million for the three months ended March 31, 2000 to $5.9 million for the same period in 2001. The increase is due primarily to a $3.6 million increase in net income, a $3.4 million decrease in tenant rent and reimbursements receivable, a $1.3 million decrease in net gain on sale of assets and a $0.6 million increase in minority interests. These were offset by a $2.9 million decrease in accounts payable and other liabilities, and a $2.3 million decrease in provisions for doubtful accounts and notes receivables.

   Net cash used in investing activities decreased $0.2 million, or 20%, from $1.0 million for the three months ended March 31, 2000 to $0.8 million for the same period in 2001. The decrease was primarily due to an $8.8 million decrease in the sale of real estate and a $1.2 million decrease in distributions from unconsolidated affiliates. These were offset by a $10.4 million decrease in purchases of real estate assets and a $0.6 million decrease in additions to rental properties.

   Cash flows used in financing activities decreased by approximately $2.0 million from $5.9 million for the three months ended March 31, 2000, to $3.9 million for the same period in 2001. The decrease is mainly due to a $3.3 million decrease in the repayment of notes payable as well as a $2.4 million decrease in purchases of the Company's common stock. These were offset by a $2.4 million decrease in notes payable proceeds, a $1.0 million increase in restricted cash and a $0.5 million decrease in minority interest contributions.

New Accounting Pronouncements
-----------------------------

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000 and requires all derivatives to be recorded on the balance sheet at fair value as either assets or liabilities depending on the rights or obligations under the contracts. SFAS 133 also establishes new accounting methodologies for the following three classifications of hedges: fair value, cash flow and net investment in foreign operations. The Company's adoption of SFAS 133 on January 1, 2001 did not have a material impact on the Company's financial position or results of operations.

Recent Developments
-------------------

   California has recently experienced energy shortages which have resulted in "rolling black-outs" in certain instances in portions of the state. All of the Company's MOBs and certain of the Company's SNFs and ALFs have back-up generators in the event of electrical outages. The energy shortages have also resulted in higher electricity rates. Depending on the terms of the lease between the Company and its MOB tenant, in some cases, the Company is able to pass all of the higher energy costs onto its MOB tenants; in other cases, the Company is able to pass only a portion of the higher costs onto its MOB tenants, with the Company paying the remainder. Generally, the operators of the Company's SNFs and ALFs pay the electricity costs. The higher energy costs could affect the ability of the MOB tenants and SNF and ALF operators to pay the Company rent. However, the Company does not anticipate that the energy shortages and higher energy costs will have a material adverse effect on the Company's financial condition and results of operations.

Funds from Operations
---------------------

   Industry analysts generally consider FFO to be an appropriate measure of the performance of a REIT. The Company's financial statements use the concept of FFO as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is calculated to include the minority interests' share of income from the Operating Partnership since the Operating Partnership's net income is allocated proportionately among all owners of Operating Partnership units. The number of Operating Partnership units held by the Company is identical to the number of outstanding shares of the Company's Common Stock, and owners of Operating Partnership units may, at their discretion, convert their units into shares of Common Stock on a one-for-one basis.

   The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in this Form 10-Q, the Selected Financial Data and Consolidated Financial Statements and Notes thereto included in the Company's 2000 Annual Report on Form 10-K and the additional data presented below. The table on the following page presents an analysis of FFO and additional data for the three month periods ended March 31, 2001 and 2000.

                               G&L REALTY CORP.
                   FUNDS FROM OPERATIONS AND ADDITIONAL DATA
                                  (Unaudited)

                                                                   For the Three Month
                                                                 Periods Ended March 31,
                                                                    2001         2000
                                                                 -----------------------
                                                                     (in thousands)
Funds from Operations(1)
------------------------
Net income (loss).............................................   $ 3,433       $  (250)
Minority interest in Operating Partnership....................       ---          (533)
                                                                 ---------------------
Income (loss) for Operating Partnership.......................     3,433          (783)
Depreciation of real estate assets............................     1,272         1,342
Amortization of deferred lease costs..........................        67            79
Net gain on sale of assets....................................       ---        (1,263)
Lease termination income......................................    (2,613)          ---
Depreciation from unconsolidated affiliates...................        70           149
Extraordinary loss on early retirement of debt................       ---           158
Adjustment for minority interest in consolidated affiliates...       (40)          (53)
Dividends on preferred stock..................................    (1,790)       (1,793)
                                                                 ---------------------
Funds from Operations(1)......................................   $   399       $(2,164)
                                                                 =====================
Weighted average shares outstanding(2)
--------------------------------------
Basic                                                              2,959         3,137
                                                                 =====================
Fully diluted                                                      2,973         3,139
                                                                 =====================
Additional Data
---------------
Cash flows:
-----------
   Operating activities.......................................   $ 5,898       $ 2,086
   Investing activities.......................................      (831)       (1,063)
   Financing activities.......................................    (3,840)       (5,880)

Capital expenditures
--------------------
   Building improvements......................................   $   215       $   262
   Tenant improvements........................................       578           613
   Furniture, fixtures & equipment............................        67           166
   Leasing commissions........................................       178            39

Depreciation and amortization
-----------------------------
   Depreciation of real estate assets.........................   $ 1,272       $ 1,342
   Depreciation of non-real estate assets.....................       121           112
   Amortization of deferred lease costs.......................        67            79
   Amortization of deferred licensing costs...................        13           ---
   Amortization of capitalized financing costs................       170           136

   Accrued rent in excess of billed rent                         $    76       $    71

1) Funds from operations ("FFO") represents net income (computed in accordance with generally accepted accounting principles, consistently applied ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, less preferred stock dividends paid to holders of preferred stock during the period and after adjustments for consolidated and unconsolidated entities in which the Company holds a partial interest. FFO should not be considered as an alternative to net income or any other indicator developed in compliance with GAAP, including measures of liquidity such as cash flows from operations, investing and financing activities. FFO is helpful in evaluating the performance of a real estate portfolio considering the fact that historical cost accounting assumes that the value of real estate diminishes predictably over time. FFO is only one of a range of indicators which should be considered in determining a company's operating performance. The methods of calculating FFO among different companies are subject to variation, and FFO therefore may be an invalid measure for purposes of comparing companies. Also, the elimination of depreciation and gains and losses on sales of property may not be a true indication of an entity's ability to recover its investment in properties. The Company implemented the new methods of calculating FFO effective as of the NAREIT-suggested adoption date of January 1, 1996 and January 1, 2000, respectively.

2) Assumes that all outstanding Operating Partnership units have been converted to common stock.

Item 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   The primary risk inherent in the Company's market sensitive instruments is the risk of loss resulting from interest rate fluctuations. Approximately 10% of the Company's notes payable bear interest at a rate indexed to the one-month LIBOR rate. The table below provides information as of March 31, 2001 about the Company's long-term debt obligations that are sensitive to changes in interest rates, including principal cash flows by scheduled maturity, weighted average interest rate and estimated fair value. The weighted average interest rates presented are the actual rates as of March 31, 2001.

                                                                                                            Fair Market
                                      PRINCIPAL MATURING IN:                                                   Value
                             --------------------------------------------------------------------------       March 31,
                               2001       2002      2003      2004      2005     Thereafter     Total           2001
                               ----       ----      ----      ----      ----     ----------     -----          ----
                                                            (in thousands)
Liabilities:
Mortgage debt:
 Fixed rate                  $   890    $ 2,145    $2,307    $2,475    $9,253      $ 96,086    $113,156       $110,208
 Average interest rate          7.73%      7.73%     7.73%     7.73%     7.73%         7.73%       7.73%

 Variable rate                 9,310     22,947        88        95       103        10,852      43,395         43,395
 Average interest rate          7.83%      7.83%     7.83%     7.83%     7.83%         7.83%       7.83%

Line of credit:
 Variable rate                 1,678                                                              1,678          1,678
 Average interest rate         11.50%                                                             11.50%
                             -------    -------    ------    ------    ------      --------    --------       --------
                             $11,878    $25,092    $2,395    $2,570    $9,356      $106,938    $158,229       $158,281
                             =======    =======    ======    ======    ======      ========    ========       ========

   The Company's future earnings and cash flows relating to market sensitive instruments are primarily dependent upon prevailing LIBOR market interest rate. Based upon interest rates as of March 31, 2001, a 1% increase in the LIBOR rate would decrease future earnings by $429,000, future cash flow would not be affected. A 1% decrease in the LIBOR rate would increase future earnings by $429,000, future cash flow would not be affected. A 1% change in the LIBOR rate would not have a material impact on the fair value of the Company's debt.

                           PART II OTHER INFORMATION

Item 1.  Legal Proceedings.

          Neither the Company or any of its consolidated or unconsolidated affiliates nor any of the assets within their portfolios of MOBs, SNFs, ALFs, parking facilities, and retail space is currently a party to any material litigation, except as discussed in Note 8 to the Condensed Consolidated Financial Statements.

Item 2  Changes in Securities.

          On May 10, 2001, the Board of Directors of the Company waived the ownership limitation found in the Company's Charter for Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company. The waiver is effective so long as Messrs. Gottlieb and Lebowitz do not own more than 25% in the aggregate in value of the outstanding equity stock of the Company. In addition, the Board decreased the ownership limitation for all other persons, other than Messrs. Gottlieb and Lebowitz, from 9.8% (in value or in number of shares, whichever is more restrictive) to 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of equity stock of the Company.

Item 3  Defaults Upon Senior Securities.

          None.

Item 4  Submission of Matters to a Vote of Security Holders.

          None.

Item 5  Other Information.

          None.

Item 6  Exhibits and Reports on Form 8-K

(a)  Exhibits


Exhibit No.   Note                                         Description
-----------   ----    -------------------------------------------------------------------------------------------------
  2.1                 The Agreement of Plan and Merger between G&L Acquisition, LLC and G&L Realty Corp.

  3.1          (1)    Amended and Restated Articles of Incorporation of G&L Realty Corp.

  3.2          (3)    Amended and Restated Bylaws of G&L Realty Corp.

  10.1 (c)     (2)    Executive Employment Agreement between G&L Realty Corp. and Daniel M. Gottlieb.

  10.2 (c)     (2)    Executive Employment Agreement between G&L Realty Corp. and Steven D. Lebowitz.

  10.3         (2)    Agreement of Limited Partnership of G&L Realty Partnership, L.P.

  10.4 (c)     (1)    1993 Employee Stock Incentive Plan

  10.5         (1)    Form of Indemnity Agreement between G&L Realty Corp. and directors and certain officers.

  10.8.2       (2)    Option Notice with respect to Sherman Oaks Medical Plaza.

  10.9.2       (1)    Agreement for Purchase and Sale of Limited Partnership Interests (435 North Roxbury Drive, Ltd.)
                      between the Selling Partner (as defined therein) and G&L Development, dated as of October 29,
                      1993.

  10.11        (1)    Agreement for Transfer of Partnership Interests and Other Assets by and between G&L Realty Corp.
                      and Reese Milner, Helen Milner and Milner Development Corp., dated as of October 29, 1993.

  10.12        (1)    Nomura Commitment Letter with respect to the Acquisition Facility.

  10.12.2      (3)    Amended and Restated Mortgage Loan Agreement dated as of January 11, 1995 among G&L Financing
                      Partnership, L.P., Nomura Asset Capital Corporation and Bankers Trust Company of New York.

  10.16        (1)    Investment Banking and Financial Advisory Agreement between G&L Development and Gruntal & Co.,
                      Incorporated.

  10.17        (1)    Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D.
                      Lebowitz and Milner Investment Corporation.

  10.18        (2)    Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D.
                      Lebowitz and Reese L. Milner, II.

  10.19        (2)    Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D.
                      Lebowitz and Reese L. Milner, II.

  10.20        (2)    Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D.
                      Lebowitz and Reese L. Milner, II, Helen Milner and John Milner, as Trustees of the Milner Trust.

  10.21        (2)    Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D.
                      Lebowitz and Reese L. Milner, II.

  10.22        (4)    Amended and Restated Mortgage Loan Agreement by and between G&L Realty Financing Partnership II,
                      L.P., as Borrower, and Nomura Asset Capital Corporation, as Lender, dated as of October 31, 1995.

(c)   Exhibits - (continued from previous page)

Exhibit No.     Note                                                 Description
-----------     ----         --------------------------------------------------------------------------------------------------
   10.24          (4)        Property Management Agreement between G&L Realty Financing Partnership II, L.P., as owner, and
                             G&L Realty Partnership, L.P., as agent, made August 10, 1995

   10.25          (5)        Commitment Letter between G&L Realty Partnership, L. P. and Nomura Asset Capital Corporation,
                             dated as of September 29, 1995.

   10.30          (6)        Mortgage Loan Agreement dated as of May 24, 1996 by and between G&L Medical Partnership, L.P. as
                             Borrower and Nomura Asset Capital Corporation as Lender.

   10.38          (7)        Limited Liability Company Agreement by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition Trust I, a Delaware business trust, for the purpose of creating a Limited Liability Company to be named GLN Capital Co., LLC, dated as of November
                             25, 1996.

   10.39          (7)        Limited Liability Company Agreement by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and PHP Healthcare Corporation, a Delaware corporation, for the purpose of creating a Limited Liability Company to be named GL/PHP, LLC, dated as of February 26, 1997.

   10.40          (7)        First Amendment To Limited Liability Company Agreement entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition
                             Trust I, a Delaware business trust, for the purpose of amending that certain Limited Liability
                             Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996.

   10.45         (10)        First Amendment to GL/PHP, LLC Limited Liability Company Agreement by and among G&L Realty
                             Partnership, L.P., a Delaware limited partnership (the "Retiring Manager"), G&L Realty
                             Partnership, L.P., a Delaware limited partnership ("G&L Member"), and G&L Management Delaware
                             Corp., a Delaware corporation ("Manager Member"), made as of August 15, 1997.

   10.46         (10)        Lease Agreement between GL/PHP, a Delaware limited liability company (the "Landlord") and
                             Pinnacle Health Enterprises, LLC, a Delaware limited liability company wholly owned by PHP
                             Healthcare Corporation, a Delaware corporation (the "Tenant"), dated August 15, 1997

   10.47         (10)        Guaranty of Lease by PHP Healthcare Corporation, a Delaware corporation (the "Guarantor"), dated
                             February 15, 1997.

   10.48         (10)        Non-Negotiable 8.5% Note Due July 31, 2007 in which G&L Realty Partnership, L.P., a Delaware limited partnership (the "Maker"), promises to pay to PHP Healthcare Corporation (the "Payee")
                             the principal sum of $2,000,000.00, dated August 15, 1997.

   10.49         (10)        Mortgage Note in which GL/PHP, LLC a Delaware limited liability company (the "Maker") promises to pay to the order of Nomura Asset Capital Corporation, a Delaware corporation, the principal sum of $16,000,000.00, dated August 15, 1997.

   10.50         (10)        Mortgage, Assignment of Leases and Rents and Security Agreement by GL/PHP, LLC a Delaware limited liability company (the "Mortgagor") to Nomura Asset Capital Corporation, a Delaware corporation
                             (the "Mortgagee"), dated August 15, 1997.

   10.51         (10)        Assignment of Leases and Rents by GL/PHP, LLC a Delaware limited liability company (the
                             "Assignor") to Nomura Asset Capital Corporation, a Delaware corporation (the "Assignee"), dated
                             August 15, 1997.

(c)   Exhibits - (continued from previous page)

Exhibit No.    Note                                               Description
-----------    ----      --------------------------------------------------------------------------------------------------
   10.52        (10)     Environmental and Hazardous Substance Indemnification Agreement by GL/PHP, LLC a Delaware limited liability company (the "Borrower") to Nomura Asset Capital Corporation, a Delaware corporation
                         (the "Lender"), dated August 15, 1997.

   10.58        (11)     Limited Liability Company Agreement of G&L Hampden, LLC.

   10.68        (12)     Promissory Note in the Amount of $2,799,490.00 given by Valley Convalescent, LLC in favor of G&L
                         Realty Partnership, L.P.

   10.69        (12)     Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents and Agreements, dated as of August 29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

   10.70        (12)     Assignment of Leases and Rents, dated as of August 29, 1997, by and between Valley Convalescent,
                         LLC and G&L Realty Partnership, L.P.

   10.77        (13)     Agreement for Transfer of Property by and among G&L Coronado, LLC as Transferor and G&L Realty
                         Partnership, L.P. as Operating Partnership dated as of December 30, 1998.

   10.78        (13)     Tenant Estoppel and Real Estate Lease between G&L Coronado, LLC as Landlord and Coronado Managers
                         Corp. as Tenant dated December 1, 1998.

   10.79        (13)     Guaranty of Lease between Steven D. Lebowitz and Daniel M. Gottlieb (collectively "Guarantor") in favor of G&L Coronado, LLC ("Landlord").

   10.80        (14)     Promissory Note in the Amount of $2,000,000 given by G&L Realty Corporation in favor of Reese L.
                         Milner, as Trustee of The Milner Trust.

   10.81        (15)     Loan Agreement in the amount of $13.92 million between G&L Hampden, LLC, as Borrower, and GMAC
                         Commercial Mortgage Corporation, as Lender.

   21                    Subsidiaries of the registrant.


1) Previously filed as an exhibit of like number to the Registrant's Registration Statement on Form S-11 and amendments thereto (File No. 33-68984) and incorporated herein by reference.

2) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

3) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

4) Previously filed as Exhibits 10.1 (with respect to Exhibit 10.22), 10.2 (with respect to Exhibit 10.23), and 10.3 (with respect to Exhibit 10.24) to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1995 and incorporated herein by reference.

5) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

6) Previously filed as an exhibit of like number to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

7) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

8) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 333-24911) and incorporated herein by reference.

9) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

10) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of August 15, 1997) and incorporated herein by reference.

11) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of October 28, 1997) and incorporated herein by reference.

12) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 5, 1997) for the quarter ended September 30, 1997 and incorporated herein by reference.

13) Filed as an exhibit to the Company's Annual Report on Form 10-K (filed as of April 9, 1999) for the year ended December 31, 1998 and incorporated herein by reference.

14) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of May 17, 1999) for the quarter ended March 31, 1999 and incorporated herein by reference.

15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 12, 1999) for the quarter ended September 30, 1999 and incorporated herein by reference.


c)  Management contract or compensatory plan or arrangement.


(b)  Reports on Form 8-K

     A report on Form 8-K dated February 22, 2001 was filed with the Securities and Exchange Commission for the purpose of announcing the receipt of a revised proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, to acquire its publicly-held Common Stock.

     A report on Form 8-K dated April 16, 2001 was filed with the Securities and Exchange Commission for the purpose of announcing the agreement in principle for the acquisition of the Company's publicly-held common stock by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company.

     A report on Form 8-K dated May 11, 2001 was filed with the Securities and Exchange Commission for the purpose of announcing the agreement for the acquisition of the Company's publicly-held common stock by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company.

                                   SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         G&L REALTY CORP.



Date:  May 15, 2001                      By:    /s/ David E. Hamer
                                             ---------------------------------
                                                    David E. Hamer
                                                    Chief Accounting Officer

                                  APPENDIX E

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ______________
                                   FORM 10-Q
(Mark One)
 [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                  For the quarterly period ended June 30, 2001

                                       OR

 [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

          For the transition period from ____________ to ____________

                         Commission file number 1-12566

                                 ______________

                              G & L REALTY CORP.
            (Exact name of Registrant as specified in its charter)

          Maryland                                              95-4449388
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

439 N. Bedford Drive
Beverly Hills, California                                           90210
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (310) 273-9930

                                 ______________

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No ___.
                                               -

     The number of shares outstanding of the Registrant's Common Stock as of July 31, 2001 was 2,333,800 shares.

================================================================================

                               G&L REALTY CORP.

                                     INDEX

                                                                                                                  Page
Part I        Financial Information                                                                               Number

     Item 1   Financial Statements
                  Condensed Consolidated Balance Sheets as of June 30, 2001 (unaudited) and December
                       31, 2000.............................................................................         3

                  Condensed Consolidated Statements of Operations for the Three and Six Month Periods
                       Ended June 30, 2001 and 2000 (unaudited).............................................         4

                  Condensed Consolidated Statements of Cash Flows for the Six Month Periods Ended June
                       30, 2001 and 2000 (unaudited)........................................................     5 - 6

                  Notes to Condensed Consolidated Financial Statements (unaudited)..........................    7 - 19
     Item 2       Management's Discussion and Analysis of Financial Condition and Results of Operations.....   20 - 26

     Item 3       Quantitative and Qualitative Disclosures About Market Risk................................        27
Part II           Other Information
     Item 1       Legal Proceedings.........................................................................        28
     Item 2       Changes in Securities.....................................................................        28
     Item 3       Defaults Upon Senior Securities...........................................................        28
     Item 4       Submission of Matters to a Vote of Security Holders.......................................        28
     Item 5       Other Information.........................................................................        28
     Item 6       Exhibits and Reports on Form 8-K..........................................................   29 - 33

Signature...................................................................................................        34

                                G&L REALTY CORP.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                                                   June 30,             December 31,
                                                                                     2001                   2000
                                                                           ---------------------------------------------
                                                                                 (Unaudited)
                                   ASSETS
                                   ------
Rental properties (Note 3):
   Land                                                                                  $ 28,599               $ 28,599
   Buildings and improvements, net                                                        138,121                139,510
   Projects under development                                                                 ---                    171
                                                                                         --------               --------
      Total rental properties                                                             166,720                168,280
Cash and cash equivalents                                                                   1,341                  2,791
Restricted cash                                                                             4,966                  4,624
Tenant rent and reimbursements receivable, net                                              5,860                  6,669
Unbilled rent receivable, net                                                               2,493                  2,412
Other receivables, net                                                                         60                     46
Mortgage loans and notes receivable, net                                                   11,644                 11,244
Investments in unconsolidated affiliates (Note 6)                                           4,438                  4,851
Deferred charges and other assets, net (Note 4)                                             5,857                  4,549
                                                                                         --------               --------
 TOTAL ASSETS                                                                            $203,379               $205,466
                                                                                         ========               ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------
LIABILITIES:
   Notes payable                                                                         $157,634               $158,942
   Accounts payable and other liabilities                                                   5,408                  6,099
   Distributions payable                                                                      462                    433
   Tenant security deposits                                                                 1,543                  1,367
                                                                                         --------               --------
      Total liabilities                                                                   165,047                166,841

Commitments and Contingencies (Note 8)                                                        ---                    ---

Minority interest in consolidated affiliates                                               (1,364)                (1,266)
Minority interest in Operating Partnership                                                    ---                    ---

STOCKHOLDERS' EQUITY (Note 5):
   Preferred shares - $.01 par value, 10,000,000 shares authorized, liquidation preference of $25.00 per share
    .  Series A Preferred - 1,495,000 shares issued and 1,487,000 shares
       outstanding as of June 30, 2001 and December 31, 2000                                   15                     15
    .  Series B Preferred - 1,380,000 shares issued and 1,376,000 shares
       outstanding as of June 30, 2001 and December 31, 2000                                   14                     14
   Common shares - $.01 par value, 50,000,000 shares authorized,
       2,333,800 shares issued and outstanding as of June 30, 2001 and
       December 31, 2000                                                                       23                     23
   Additional paid-in capital                                                              72,285                 72,441
   Distributions in excess of net income                                                  (32,641)               (32,602)
                                                                                         --------               --------
      Total stockholders' equity                                                           39,696                 39,891
                                                                                         --------               --------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $203,379               $205,466
                                                                                         ========               ========

     See accompanying notes to Condensed Consolidated Financial Statements

                               G&L REALTY CORP.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (Unaudited)

                                                         For the Three Month        For the Six Month
                                                        Periods Ended June 30,    Periods Ended June 30,
                                                           2001         2000         2001         2000
                                                     ---------------------------------------------------
REVENUES:
    Rent                                             $      6,509     $  6,295      $13,090      $13,085
    Patient revenues                                        5,353        5,418       10,361        6,316
    Tenant reimbursements                                     614          371        1,023          726
    Parking                                                   435          307          781          610
    Interest and loan fees                                    489          898          999        1,382
    Net gain on sale of assets                                ---          ---          ---        1,263
    Lease termination income                                  ---          ---        2,613          ---
    Other income                                              149          123          586          232
                                                     ------------     --------      -------      -------
       Total revenues                                      13,549       13,412       29,453       23,614
                                                     ------------     --------      -------      -------
EXPENSES:
    Property operations                                     2,343        2,044        4,520        3,898
    Skilled nursing operations                              4,753        4,973        9,283        5,792
    Depreciation and amortization                           1,495        1,533        2,968        3,066
    Interest                                                3,242        3,421        6,540        6,844
    Provision for doubtful accounts and notes
       receivable                                             ---          ---          ---        2,288
    General and administrative                                860          768        1,708        1,468
                                                     ------------     --------      -------      -------
      Total expenses                                       12,693       12,739       25,019       23,356
                                                     ------------     --------      -------      -------
Income from operations before minority interests,
    equity in loss of unconsolidated affiliates and
    extraordinary loss                                        856          673        4,434          258
Equity in loss of unconsolidated affiliates                   (92)        (205)        (175)        (348)
Minority interest in consolidated affiliates                  (71)         (39)        (133)        (106)
Minority interest in Operating Partnership                    ---           83          ---          616
                                                     ------------     --------      -------      -------
Income before extraordinary loss                              693          512        4,126          420
Extraordinary loss on early retirement of
    long-term debt                                            ---          ---          ---         (158)
                                                     ------------     --------      -------      -------
Net income                                                    693          512        4,126          262
Dividends on preferred stock                               (1,791)      (1,790)      (3,581)      (3,583)
                                                     ------------     --------      -------      -------
Net (loss) income available to common stockholders   $     (1,098)    $ (1,278)     $   545      $(3,321)
                                                     ============     ========      =======      =======

Per common share data:
    Basic:
    ------
    (Loss) income before extraordinary loss          $      (0.47)    $  (0.55)     $  0.23      $ (1.30)
    Extraordinary loss                                        ---          ---          ---        (0.07)
                                                     ------------     --------      -------      -------
    Net (loss) income                                $      (0.47)    $  (0.55)     $  0.23      $ (1.37)
                                                     ============     ========      =======      =======
    Fully diluted:
    --------------
    (Loss) income before extraordinary loss          $      (0.47)    $  (0.55)     $  0.23      $ (1.30)
    Extraordinary loss                                        ---          ---          ---        (0.07)
                                                     ------------     --------      -------      -------
    Net (loss) income                                $      (0.47)    $  (0.55)     $  0.23      $ (1.37)
                                                     ============     ========      =======      =======
Weighted average shares outstanding:
    Basic                                                   2,334        2,337        2,334        2,424
                                                     ============     ========      =======      =======
    Fully diluted                                           2,381        2,337        2,365        2,425
                                                     ============     ========      =======      =======

     See accompanying notes to Condensed Consolidated Financial Statements

                               G&L REALTY CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                        Six Months Ended June 30,
                                                                                     2001                   2000
                                                                                  ---------------------------------
                                                                                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                      $ 4,126                   $    262
  Adjustments to reconcile net income to net cash provided by
     Operating activities:

          Depreciation and amortization                                             2,968                      3,066
          Amortization of deferred loan costs                                         348                        289
          Extraordinary loss on early retirement of long-term debt                    ---                        158
          Net gain on sale of assets                                                  ---                     (1,263)
          Minority interests                                                          133                       (510)
          Equity in loss of unconsolidated affiliates                                 175                        348
          Provision for doubtful accounts and notes receivables                       ---                      2,288
          Unbilled rent receivable, net                                               (81)                       (92)
          (Increase) decrease in:
             Other receivables                                                        (14)                       110
             Tenant rent and reimbursements receivable                                809                     (3,109)
             Prepaid expense and other assets                                      (1,158)                      (678)
             Accrued interest receivable and loan fees                               (177)                       176
          Increase (decrease) in:
             Amounts payable and other liabilities                                   (692)                     2,956
             Tenant security deposits                                                 176                          6
                                                                                  -------                   --------
  Net cash provided by operating activities                                         6,613                      4,007
                                                                                  -------                   --------
  CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of real estate assets                                                     ---                    (10,385)
  Sale of real estate assets                                                          ---                      8,794
  Additions to rental properties                                                   (1,015)                    (1,915)
  Pre-acquisition costs, net                                                          (98)                       385
  Construction-in-progress                                                            171                        (99)
  Leasing commissions                                                                (343)                       (69)
  Investment in mortgage loans and notes receivable                                  (292)                       (24)
  Contributions to unconsolidated affiliates                                         (160)                      (167)
  Distributions from unconsolidated affiliates                                        398                      1,262
  Principal payments received from mortgage loans and notes receivable                 69                        308
                                                                                  -------                   --------
  Net cash used in investing activities                                            (1,270)                    (1,910)
                                                                                  -------                   --------

  CASH FLOWS FROM FINANCING ACTIVITIES:                                             5,100                      7,513
  Notes payable proceeds                                                           (6,408)                    (9,660)
  Repayment of notes payable                                                         (591)                      (251)
  Payment of deferred loan costs                                                     (342)                     1,468
  Decrease (increase) in restricted cash                                              ---                        486
  Minority interest equity contribution                                               ---                     (2,974)
  Purchase of common and preferred stock and partnership units                     (4,552)                    (5,094)
  Distributions                                                                   -------                   --------
  Net cash used in financing activities                                            (6,793)                    (8,512)
                                                                                  -------                   --------

         See accompanying notes to Consolidated Financial Statements

                               G&L REALTY CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                        Six Months Ended June 30,
                                                                                          2001             2000
                                                                                        -------------------------
                                                                                               (Unaudited)
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (1,450)        (6,415)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                               2,791          7,545
                                                                                       -----------      ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $     1,341      $   1,130
                                                                                       ===========      =========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest                                               $     6,175      $   6,894
                                                                                       ===========      =========
NONCASH INVESTING AND FINANCING ACTIVITIES

Distributions declared not yet paid                                                    $       370      $     370
                                                                                       ===========      =========
Preferred distributions due to minority partner                                        $        30      $      28
                                                                                       ===========      =========
Transfer from investments in unconsolidated affiliates to notes receivable                     ---      $   3,070
                                                                                       ===========      =========
Transfer from projects under development to building                                   $       376            ---
                                                                                       ===========      =========

Transfer note receivable to land and building:
      Land                                                                                              $     252
      Building                                                                                              1,009
                                                                                                        ---------
      Total                                                                                             $   1,261
                                                                                                        =========

      Notes receivable                                                                                  $   1,261
                                                                                                        =========
                                                                                                       Concluded.

          See accompanying notes in Consolidated Financial Statements

                               G&L REALTY CORP.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1.  GENERAL

  G&L Realty Corp. (the "Company") was formed as a Maryland corporation to continue the ownership, management, acquisition and development activities previously conducted by G&L Development, a California general partnership, the Company's predecessor. All of the Company's assets are held by, and all of its operations are conducted through, the following entities:

          G&L Realty Partnership, L.P., a Delaware limited partnership
            (the "Operating Partnership")
          G&L Realty Financing Partnership II, L.P., a Delaware limited partnership (the "Realty Financing Partnership")*
          G&L Medical Partnership, L.P., a Delaware limited partnership
            (the "Medical Partnership")*
          G&L Gardens, LLC, an Arizona limited liability company
            ("Maryland Gardens")*
          435 North Roxbury Drive, Ltd., a California limited partnership
            (the "Roxbury Partnership")
          GL/PHP, LLC, a Delaware limited liability company ("GL/PHP")*
          G&L Hampden, LLC, a Delaware limited liability company ("Hampden")* G&L Valencia, LLC, a California limited liability company ("Valencia") G&L Tustin, LLC, a California limited liability company ("Tustin")* G&L Holy Cross, LLC, a California limited liability company ("Holy
            Cross")*
          G&L Burbank, LLC, a California limited liability company ("Burbank")* GLH Pacific Gardens, LLC, a California limited liability company
            ("Pacific Gardens")
          G&L Hoquiam, LLC, a California limited liability company ("Hoquiam") G&L Lyon, LLC, a California limited liability company ("Lyon")
          G&L Coronado (1998), LLC, a California limited liability company
            ("Coronado")
          GLH Tarzana, LLC, a California limited liability company ("Tarzana") G&L Heritage Care, LLC, a Delaware limited liability company
            ("Heritage")
          G&L Massachusetts, LLC, a Delaware limited liability company
            ("Massachusetts")
          G&L Aspen, LLC, a California limited liability company ("Aspen")

  * The Realty Financing Partnership, the Medical Partnership, Maryland Gardens, GL/PHP, Hampden, Tustin, Holy Cross, and Burbank are herein collectively referred to as the "Financing Entities" and individually as the "Financing Entity."

  The Company, as the sole general partner and as owner of an approximately 79% ownership interest, controls the Operating Partnership. The Company controls the Financing Entities through wholly owned subsidiaries incorporated either in the State of Delaware or the State of California (collectively, the "Subsidiaries" and individually, a "Subsidiary"). Each Subsidiary either (i) owns, as sole general partner or sole managing member, a 1% ownership interest in its related Financing Entity or (ii) owns no interest and acts as the manager of the Financing Entity. The remaining 99% ownership interest in each Financing Entity, which is owned 1% by a Subsidiary, is owned by the Operating Partnership, acting as sole limited partner or member. Financing Entities in which a Subsidiary owns no interest are 100% owned by the Operating Partnership.

  References in these condensed consolidated financial statements to the Company include its operations, assets and liabilities including the operations, assets and liabilities of the Operating Partnership, the Subsidiaries, the Financing Entities, the Roxbury Partnership (in which the Operating Partnership owns a 61.75% partnership interest and is the sole general partner), Pacific Gardens (in which the Operating Partnership owns a 93% membership interest and is a co-managing

                               G&L REALTY CORP.

                                  (Unaudited)


member), Tarzana (in which the Operating Partnership owns a 85% membership interest and is a co-managing member) and Valencia, Hoquiam, Lyon, Coronado, Heritage, Massachusetts and Aspen (in which the Operating Partnership owns a 100% interest).

  In addition to the Subsidiaries, the Company also owns interests in various unconsolidated affiliates. Although the Company's investment represents a significant portion of the capital of such unconsolidated affiliates and the Company exercises significant influence over the activities of these entities, the Company does not have the requisite level of voting control to include the assets, liabilities and operating activities of these entities in the condensed consolidated financial statements of the Company. The entities in which the Company has unconsolidated financial interests are as follows:

  . GLN Capital Co., LLC ("GLN") is a Delaware limited liability company formed in 1996. GLN is owned 49.9% by the Operating Partnership and 50.1% by an affiliate of Nomura Asset Capital Corp. ("Nomura"). GLN was formed to fund loans to the senior care industry.

  . G&L Grabel, San Pedro, LLC ("San Pedro") is a California limited liability company formed on March 10, 1998 by the Company through the Operating Partnership, and Gary Grabel, an experienced medical office building ("MOB") manager. The Company and Gary Grabel contributed to San Pedro 84% and 16% of the equity, respectively. However, the initial ownership interests of the parties will be adjusted to 50% as each partner receives a return of its initial capital contribution plus a preferred return on their initial contribution. San Pedro was formed for the purpose of acquiring three MOBs located at 1360 West 6/th/ Street in San Pedro, California.

  . G&L Penasquitos, LLC ("Penasquitos LLC") is a California limited liability company, formed by the Company on April 24, 1998, through the Operating Partnership, and Parsons House, LLC, a California limited liability company ("Parsons"). The Company and Parsons contributed to Penasquitos LLC 75% and 25% of the equity, respectively. However, the initial ownership interests of the parties will be adjusted to 50% as each partner receives a return of its initial capital contribution plus preferred distributions equal to 15% per annum on their capital contribution. Penasquitos LLC was formed for the purpose of acquiring and converting a building located in Rancho Penasquitos, California into an assisted living facility.

  . G&L Penasquitos, Inc. ("Penasquitos Inc.") is a California corporation formed on April 21, 1998 by the Company, through the Operating Partnership, and Parsons. The Company owns 75% of the total equity in Penasquitos Inc. in the form of non-voting preferred stock. Parsons holds 25% of the total equity and all of the voting common stock. Penasquitos Inc. was formed for the purpose of operating an assisted living facility in Rancho Penasquitos, California.

  . GLH Pacific Gardens Corp. ("Pacific Gardens Corp.") is a California corporation formed on June 25, 1998 by the Company, through the Operating Partnership, and ASL Santa Monica, Inc., a California corporation ("ASL"). The Company owns 93% of the total equity in Pacific Gardens Corp. in the form of non-voting preferred stock. ASL holds 7% of the total equity in the form of common stock. Pacific Gardens Corp. was formed for the purpose of operating an assisted living facility located in Santa Monica, California, which was purchased by the Company. Since July 1, 1999, Pacific Gardens Corp. has not operated the assisted living facility and a wholly owned subsidiary of ASL assumed all of the assets and liabilities of Pacific Gardens Corp. in order to operate the facility.

  . G&L Parsons on Eagle Run, LLC ("Eagle Run") is a California limited liability company, formed on December 29, 1998, through the Operating Partnership and Parsons. The Company and Parsons each contributed 50% of the total equity in Eagle Run. Eagle Run was formed for the purpose of acquiring a vacant piece of land in Omaha, Nebraska upon which the members developed an assisted living facility.

  . G&L Parsons on Eagle Run, Inc. ("Eagle Run Inc.") is a California corporation formed on December 20, 1998 by the Company, through the Operating Partnership, and Parsons. Eagle Run Inc. was formed for the purpose of operating an assisted living facility in Omaha, Nebraska on the land acquired by Eagle Run.

  . Lakeview Associates, LLC ("Lakeview") is a California limited liability company, formed on September 2, 1999 by the Company, through the Operating Partnership and D.D.&F. ("Prestige"), an Oregon general partnership. The Company and Prestige each contributed 50% of the equity of Lakeview. The Company contributed land and construction in progress in exchange for 50% of the equity of Lakeview and two notes totaling $1.4 million. Prestige contributed $250,000 for a 50% interest in Lakeview. Lakeview was formed for the purpose of developing a two-story, 80 unit, 92 bed assisted living facility in Yorba Linda, California.

                               G&L REALTY CORP.

                                 (Unaudited)

  . Tustin Heritage Park, LLC ("Heritage Park") is a California limited liability company in which the Company has a 25% equity ownership interest. In June 1999, the Company sold a vacant piece of land in Tustin to Heritage Park. In exchange, the Company received $75,000 in cash, a $425,000 first deed of trust and a 25% equity ownership interest in Heritage Park. In September 2000, the first deed of trust was increased to $675,000 in exchange for unearned development fees and an extension of the note. Heritage Park intends to develop a 53-unit senior apartment residence on the land.

GLN, San Pedro, Penasquitos Inc., Penasquitos LLC, Pacific Gardens Corp., Eagle Run, Eagle Run, Inc., Lakeview and Heritage Park are herein collectively referred to as the "Unconsolidated Affiliates" and individually as "Unconsolidated Affiliate".


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business - The Company is a self-managed Real Estate Investment Trust ("REIT") that acquires, develops, manages, finances and leases healthcare properties. The Company's business currently consists of investments in healthcare properties and in debt obligations secured by healthcare properties. Investments in healthcare property consist of acquisitions, made either directly or through joint ventures, in medical office buildings ("MOBs"), skilled nursing facilities ("SNFs") or assisted living facilities ("ALFs"). The Company's lending activities consist of providing short-term secured loans to facilitate third party acquisitions of healthcare properties.

     Basis of Presentation - The accompanying condensed consolidated financial statements include the accounts of the Company and its Subsidiaries. The interests in the Roxbury Partnership, Pacific Gardens, Pacific Park, Tarzana and the Operating Partnership that are not owned by the Company, have been reflected as minority interests in the Operating Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The information presented as of and for the three-month and six-month periods ended June 30, 2001 and 2000 have not been audited by independent accountants, but include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of results that might be expected for the full fiscal year.

     Certain information and footnote disclosures normally included in annual financial statements have been omitted. The Company believes that the disclosures included in these financial statements are adequate for a fair presentation and conform to reporting requirements established by the Securities and Exchange Commission ("SEC"). These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes included in the Company's annual report on Form 10-K as filed with the SEC.

   Recent accounting pronouncements-- In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000 and requires all derivatives to be recorded on the balance sheet at fair value as either assets or liabilities depending on the rights or obligations under the contracts. SFAS 133 also establishes new accounting methodologies for the following three classifications of hedges: fair value, cash flow and net investment in foreign operations. The Company's adoption of SFAS 133 on January 1, 2001 did not have a material impact on the Company's financial position or results of operations.

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective immediately and SFAS No. 142 will be effective in January 2002. The Company's adoption of these new standards is not expected to have a material impact on the Company's financial position or results of operations.

                               G&L REALTY CORP.

                                  (Unaudited)

3.  BUILDINGS AND IMPROVEMENTS

     Buildings and improvements consist of the following:

                                                          June 30,     December 31,
                                                            2001           2000
                                                         ---------------------------
                                                               (in thousands)
       Buildings and improvements.......................  $155,547      $155,224
       Tenant improvements..............................    10,180         9,214
       Furniture, fixtures and equipment................     3,382         3,280
                                                          --------      --------
                                                           169,109       167,718
       Less accumulated depreciation and amortization...   (30,988)      (28,208)
                                                          --------      --------
            Total.......................................  $138,121      $139,510
                                                          ========      ========

  Rental property is recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

               Buildings and improvements...................  40 years
               Tenant improvements..........................  Life of lease
               Furniture, fixtures and equipment............  5 years

  Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations and all external costs directly related to acquisitions are capitalized.

4.  DEFERRED CHARGES AND OTHER ASSETS

     Deferred charges and other assets consist of the following:

                                                           June 30,     December 31,
                                                             2001           2000
                                                          ---------------------------
                                                                (in thousands)
       Deferred loan costs..............................   $ 4,602         $ 4,011
       Pre-acquisition costs............................       248             150
       Leasing commissions..............................     1,829           1,486
       Prepaid expense and other assets.................     1,632             914
                                                           -------         -------
                                                             8,311           6,561
       Less accumulated amortization....................    (2,454)         (2,012)
                                                           -------         -------
            Total.......................................   $ 5,857         $ 4,549
                                                           =======         =======

                               G&L REALTY CORP.

                                  (Unaudited)

5.  STOCKHOLDERS' EQUITY

  Distributions in excess of net income-- The Company has elected to be treated, for federal income tax purposes, as a REIT. As such, the Company is required to distribute annually, in the form of distributions to its stockholders, at least 90% of its taxable income. In reporting periods in which distributions exceed net income, stockholders' equity will be reduced by the distributions in excess of net income in such period and will be increased by the excess of net income over distributions in reporting periods in which net income exceeds distributions. For tax reporting purposes, a portion of the dividends declared represents a return of capital. The following table reconciles net income and distributions in excess of net income for the six months ended June 30, 2001 and for the year ended December 31, 2000:

                                                                              June 30,       December 31,
                                                                                2001             2000
                                                                             ------------------------------
                                                                                     (in thousands)
       Distributions in excess of net income at beginning of period.........   $(32,602)        $(25,412)
       Net income during period.............................................      4,126            1,149
       Less: Distributions declared.........................................     (4,165)          (8,339)
                                                                               --------         --------
       Distributions in excess of net income................................   $(32,641)        $(32,602)
                                                                               ========         ========

  Earnings per common share--Basic earnings per share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares outstanding during each period. Fully diluted earnings per share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares outstanding during each period plus the incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options. The treasury stock method is used to determine the number of incremental common equivalent shares resulting from options to purchase shares of common stock granted under the Company's 1993 Stock Incentive Plan, as amended. As of June 30, 2001 and 2000 there were approximately 227,500 and 250,500 stock options outstanding with weighted average exercise prices of $10.55 and $11.31, respectively. For the three months ended June 30, 2001, the incremental shares that would have been outstanding upon the assumed exercise of stock options was 47,355 and have been included in the computation of fully diluted earnings per share. For the three months ended June 30, 2000, the incremental shares that would have been outstanding upon the assumed exercise of stock options would have been anti-dilutive and, therefore, were not considered in the computation of fully diluted earnings per share. For the six months ended June 30, 2001 and 2000, the incremental shares that would have been outstanding upon the assumed exercise of stock options was 31,104 and 935, respectively and have been included in the computation of fully diluted earnings per share. The following table reconciles the numerator and denominator of the basic and fully diluted per share computations for net income for the three and six months ended June 30, 2001 and 2000:

                               G&L REALTY CORP.

                                  (Unaudited)

                                           Three months ended June 30,        Six months ended June 30,
                                             2001             2000               2001            2000
                                          ---------------------------------------------------------------------
                                                (in thousands)                        (in thousands)
Numerator:
----------
 Net income                                 $   693           $   512            $ 4,126            $   262
 Preferred stock dividends                   (1,791)           (1,790)            (3,581)            (3,583)
                                            -------           -------            -------            -------
 Net (loss) income available to common
   stockholders                             $(1,098)          $(1,278)           $   545            $(3,321)
                                            =======           =======            =======            =======

Denominator:
------------
 Weighted average shares - basic              2,334             2,337              2,334              2,424
 Dilutive effect of stock options                47               ---                 31                  1
                                            -------           -------            -------            -------
 Weighted average shares - fully diluted      2,381             2,337              2,365              2,425
                                            =======           =======            =======           ========

Per share:
----------
 Basic                                      $ (0.47)          $ (0.55)           $  0.23            $ (1.37)
 Dilutive effect of stock options               ---               ---                ---                ---
 Fully diluted                              $ (0.47)          $ (0.55)           $  0.23            $ (1.37)
                                            =======           =======            =======           ========

     On May 10, 2001, the Board of Directors of the Company approved a definitive merger agreement with Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, repectively, of the Company, for the acquisition of the Company's publicly-held Common Stock for a cash price of $12.00 per share. The acquisition of the shares is to be effected through the merger of an entity newly formed by Mr. Gottlieb and Mr. Lebowitz. The Series A and Series B Preferred Stock would remain outstanding following the consummation of the merger.

     The merger is conditioned on the approval of the merger and the definitive agreement by the affirmative vote of holders of a majority of the outstanding shares of Common Stock; Houlihan Lokey Howard & Zukin Financial Advisors, Inc., financial advisor to the Special Committee of the Board of Directors, not withdrawing or materially and adversely modifying the fairness opinion it has delivered to the Special Committee; the receipt by Mr. Gottlieb and Mr. Lebowitz of necessary financing; the receipt of applicable governmental and third party consents and approvals; and other conditions that are customary for transactions of this type. The definitive agreement also contains other provisions that are common in agreements of this type, including reimbursement of certain expenses incurred by Mr. Gottlieb and Mr. Lebowitz, standstill provisions and provisions permitting the Company to terminate the agreement upon receipt of a superior offer and under certain other circumstances upon payment of a termination fee.

     In connection with this agreement, Messrs. Gottlieb and Lebowitz announced that they intend to make a cash tender offer for up to approximately 16% of the total number of outstanding shares of Preferred Stock at a price of $17.50 per share of Series A and $17.00 per share of Series B. The tender offer would occur during the period in which the Company solicits proxies for the stockholders meeting to consider the proposed merger and would close concurrently with, and be subject to, the closing of the merger. In addition, Mr. Gottlieb and Mr. Lebowitz have advised the Company that, prior to the record date for the stockholders meeting, they intend to convert Operating Partnership Units so that they will own approximately 42% of the outstanding Common Stock entitled to vote on the definitive agreement. Mr. Gottlieb and Mr. Lebowitz also own stock options which, if exercised, would increase their ownership to approximately 45% of the outstanding common stock.

     On June 5, 2001, Lyle Weisman and certain of his associates (the "Weisman Group") delivered to the special committee of the board of directors a proposal to acquire, at the election of the Company, either (a) all of the

                               G&L REALTY CORP.

                                  (Unaudited)

issued and outstanding common stock of the Company (including common stock issuable upon conversion of partnership units), but not less than a majority, at a cash price equal to $15.00 per share of common stock, or (b) all of the assets of the Company at an all cash purchase price equivalent to $15.00 per share of common stock (the "Weisman Proposal").

     On June 22, 2001, the Weisman Group delivered to the special committee a first amendment (the "First Amendment") to the original Weisman Proposal, increasing the price per share of common stock of the Company from $15.00 per share to $15.25 per share and deleting Section B of the Weisman Proposal referencing a purchase of the Company's assets. On July 6, 2001, the Weisman Group delivered to the special committee a second amendment (the "Second Amendment") to the Weisman proposal increasing the price per share of common stock of the Company, if the Weisman Group acquires 100% of such common stock, to $16.00 per share, subject to satisfactory due diligence, along with a statement that the price per share would not be adjusted to less than $15.25 per share. In addition, the second amendment offers to purchase less than all, but not less than 50.1% of the Company's common stock at a price of $15.25 per share, without a contingency for due diligence as well as to deliver a deposit of $750,000 to counsel for the special committee if the Company accepts the amended proposal.

     On July 19, 2001, the Company announced that the special committee had responded to the Weisman Group declaring that it would be prepared to support a proposal by the Weisman Group to acquire the Company in which all common stockholders receive a price of not less than $16.00 per share and that there would be no contingencies for due diligence or financing. In addition, the special committee declared that the Weisman Group must make a nonrefundable payment of $2.5 million to the Company.

     On July 31, 2001, the Company announced that the special committee had received a further amendment to the Weisman Proposal that: (a) reaffirmed the Weisman Group's desire to acquire all, but not less than 50.1%, of the Company's common stock; (b) increased the proposed cash purchase price per share to $16.35 per share, subject to satisfactory completion of customary corporate and legal due diligence, or $15.35 per share without a contingency for due diligence; (c) conditioned the amended proposal on the negotiation and execution of a definitive acquisition agreement and the termination of the agreement and plan of merger dated as of May 10, 2001 between the Company and a company owned by Daniel M. Gottlieb and Steven D. Lebowitz; (d) offered to deliver a deposit of $750,000 to counsel for the special committee if the Company accepted the amended proposal, and to increase the deposit by an additional $400,000 upon execution of a definitive acquisition agreement, provided that the deposit is to be refunded if the transaction is unable to close prior to October 30, 2001, for any reason other than a breach of the acquisition agreement by the Weisman Group; and (e) extended the expiration date of the proposal to 6:00 p.m., Pacific time, on Tuesday, August 7, 2001.

     See also the Company's Current Reports on Form 8-K filed on December 1, 2000, February 22, 2001, April 16, 2001, May 11, 2001, May 25, 2001, June 4,
2001, June 7, 2001, June 14, 2001, June 26, 2001, July 11, 2001, July 20, 2001,
August 1, 2001 and August 9, 2001 for more information regarding the proposal from Messrs. Gottlieb and Lebowitz and the agreement with them and the Weisman Proposal.

                               G&L REALTY CORP.

                                  (Unaudited)

6.   INVESTMENTS IN UNCONSOLIDATED AFFILIATES

The Company has investments in various unconsolidated affiliates as described in
Note 1. The following table provides a summary of the Company's investment in each of these entities as of June 30, 2001. (In thousands).


                                           San   Penasquitos  Penasquitos  Heritage    Pacific     Eagle Run,
                                    GLN   Pedro      LLC          Inc.       Park    Gardens Corp.   Inc.      Eagle Run
                                    ------------------------------------------------------------------------------------
Opening balance at beginning
   of period......................  $765  $1,144    $ 161       $ 20       $ ---       $(312)       $(370)       $655
Equity in earnings (loss) of
   affiliates.....................   ---     123     (124)       ---         ---         ---         (126)        (48)
Cash contributions................     4     ---       70        ---         ---         ---          ---         ---
Cash distributions................   ---     ---     (398)       ---         ---         ---          ---         ---
                                    ----  ------    -----       ----       -----       -----        -----        ----
Equity, before inter-company
   adjustments....................   769   1,267     (291)        20         ---        (312)        (496)        607
                                    ----  ------    -----       ----       -----       -----        -----        ----
Intercompany transactions:
Receivable (payable), net.........    66      57      248        (20)         14         110            9          47
                                    ----  ------    -----       ----       -----       -----        -----        ----
Investment in unconsolidated
affiliates........................  $835  $1,324    $ (43)     $ ---         $14       $(202)       $(487)       $654
                                    ====  ======    =====      =====       =====       =====        =====        ====

                                   Lakeview    Total
                                   ------------------
Opening balance at beginning
   of period......................    250     $2,313
Equity in earnings (loss) of
   affiliates.....................    ---       (175)
Cash contributions................     72        146
Cash distributions................    ---       (398)
                                   ------     ------
Equity, before inter-company
   adjustments....................    322      1,886
                                   ------     ------
Intercompany transactions:
Receivable (payable), net.........  2,021      2,552
                                   ------     ------
Investment in unconsolidated
affiliates........................ $2,343     $4,438
                                   ======     ======

                               G&L REALTY CORP.

                                  (Unaudited)

  Following is a summary of the condensed financial information of each of the unconsolidated affiliates as of and for the six months ended June 30, 2001. (In thousands).

                                                                                                              Pacific
                                                           San     Penasquitos   Penasquitos   Heritage       Gardens      Eagle Run
                                                 GLN      Pedro        LLC           Inc.        Park           Corp.          Inc.
                                             ---------------------------------------------------------------------------------------
Financial Position:
------------------
    Land...................................    $   ---   $ 1,882       $   641     $     ---    $   750      $    ---     $   ---
    Buildings..............................        ---     4,225         6,306           ---        ---           ---         ---
     Notes receivable, net.................      1,585       ---           ---           ---        ---           ---         ---
    Other assets...........................        ---       339         1,175           ---        238           ---         552
    Notes payable..........................        ---    (4,684)       (8,444)          ---       (940)          ---         ---
    Other liabilities......................        (60)     (529)          (92)          (10)       (48)         (349)     (1,543)
                                                ------   -------       -------     ---------    -------      --------     -------
Net assets.................................     $1,525   $ 1,233       $  (414)    $    $(10)   $   ---      $   (349)    $  (991)
                                                =======  =======       =======     =========    =======      ========     =======
Partner's equity:
----------------
    G&L Realty Partnership, L.P............     $  769   $ 1,267       $  (291)    $    $ 20    $   ---      $   (312)    $  (496)
    Others.................................        756       (34)         (123)          (30)       ---           (37)       (495)
                                                ------   -------       -------     ---------    -------      --------     -------
Total equity...............................     $1,525   $ 1,233       $  (414)    $     (10)   $   ---      $   (349)    $  (991)
                                                =======  =======       =======     =========    =======      ========     =======
Operations:
----------
    Revenues...............................    $   ---   $   579       $   243     $     ---    $   ---      $    ---     $ 1,376
    Expenses...............................        ---      (456)         (490)          ---        ---           ---      (1,628)
                                                ------   -------       -------     ---------    -------      --------     -------
Net income (loss)..........................    $   ---   $   123       $  (247)    $     ---    $   ---      $    ---     $  (252)
                                                =======  =======       =======     =========    =======      ========     =======
Allocation of net income (loss):
-------------------------------
    G&L Realty Partnership, L.P............    $   ---   $   123       $  (124)    $     ---    $   ---      $    ---     $  (126)
    Others.................................        ---       ---          (123)          ---        ---           ---        (126)
                                                ------   -------       -------     ---------    -------      --------     -------
Net income (loss)..........................    $   ---   $   123       $  (247)    $     ---    $   ---      $    ---     $  (252)
                                                =======  =======       =======     =========    =======      ========     =======
                                                   Eagle Run         Lakeview          Total
                                                  -------------------------------------------
Financial Position:
------------------
    Land...................................          $ 1,191       $    947         $  5,411
    Buildings..............................            4,820            ---           15,351
     Notes receivable, net.................            1,585            ---            1,585
    Other assets...........................            1,033          4,279            7,616
    Notes payable..........................          $(5,808)        (3,859)        $(23,735)
    Other liabilities......................              (35)          (812)          (3,478)
                                                     -------       --------         --------
Net assets.................................          $ 1,201       $    555         $  2,750
                                                     =======       ========         ========
Partner's equity:
----------------
    G&L Realty Partnership, L.P............          $   607       $    322         $  1,886
    Others.................................              594            233              864
                                                     -------       --------         --------
Total equity...............................          $ 1,201       $    555         $  2,750
                                                     =======       ========         ========
Operations:
----------
    Revenues...............................              313            ---         $  2,511
    Expenses...............................             (409)           ---         $ (2,983)
                                                     -------       --------         --------
Net income (loss)..........................          $   (96)      $    ---         $   (472)
                                                     =======       ========         ========
Allocation of net (loss) income:
-------------------------------
    G&L Realty Partnership, L.P............          $   (48)      $    ---         $   (175)
    Others.................................              (48)           ---             (297)
                                                     -------       --------         --------
Net income (loss)..........................          $   (96)           ---         $   (472)
                                                     =======       ========         ========

                               G&L REALTY CORP.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



7.   SEGMENT INFORMATION

     The Company's business currently consists of the following segments:

     . Medical office buildings - These investments consist of 24 high quality MOBs, two retail facilities and one parking facility totaling approximately 874,000 square feet and all located in Southern California. These properties are owned either directly by the Company or indirectly through joint ventures.

     . Skilled nursing facilities - These investments consist of seven SNFs, one senior apartment complex which is located adjacent to the SNF in Phoenix, Arizona and one hospital located in Tustin, California. The SNFs are located in Hampden, Massachusetts; Phoenix, Arizona; Hoquiam, Washington and Chico and Paso Robles, California. Two of the SNFs were acquired through foreclosure in the first quarter of 2000 and are currently not operating. The five operating SNFs contain over 600 beds that are typically occupied by residents who require a high level of daily nursing care. The hospital consists of 183 beds and is 100% leased to a third-party operator. All of the SNFs, the apartment complex and the hospital are owned 100% by the Company. In addition, the Company currently holds the operating license in four of the seven SNFs. On March 15, 2000, the Company obtained licenses from the Commonwealth of Massachusetts to operate the three SNFs owned by the Company in Hampden, Massachusetts. The Company then entered into a management agreement with a third-party company to manage the facility. As a result, all of the assets, liabilities, revenues and expenses of these SNFs are reflected in the condensed consolidated financial statements of the Company and the segment information provided below. The Company also holds the license to operate its SNF located in Phoenix, Arizona. On April 1, 2000, the Company terminated its lease with the operator of this SNF and entered into a management agreement with a new manager. For the nine months ended December 31, 2000, the assets, liabilities, revenues and expenses of this SNF were also included in the condensed consolidated financial statements of the Company. On January 1, 2001, the Company entered into a new lease with a new manager which entitles the Company to monthly lease payments. As a result of this new lease, the assets, liabilities, revenues and expenses of this SNF are no longer included in the condensed consolidated financial statements of the Company. The Company will be required to pay the applicable corporate income tax on any net income produced by these SNFs located in Hampden, Massachusetts, although the Company's REIT status will not be affected. While the Company does not intend to hold these operating licenses for the long term, the Company believes it is currently in the best interests to own the licenses to operate these facilities.

     . Assisted living facilities - These investments consist of four ALFs, all owned through joint ventures. The four ALFs contain over 350 units that are typically occupied by residents who require a less intense level of care in comparison to the SNFs. The Company's joint venture partner in each of these ALFs operates the facility.

     . Debt obligations - These investments consist of short-term secured and unsecured loans made to third parties to facilitate the acquisition of healthcare facilities. As of June 30, 2001, the Company had eleven loans outstanding with a net book value of $11.6 million.


     The tables on the following pages reconcile the Company's income and expense activity for the six months ended June 30, 2001 and 2000 and balance sheet data as of June 30, 2001.

                               G&L REALTY CORP.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


             2001 Reconciliation of Reportable Segment Information
                    For the six months ended June 30, 2001

                                                Medical   Skilled  Assisted      Debt
                                                 Office   Nursing   Living    Obligations    Other      Total
                                                -------   -------  --------   -----------    -----      -----
                                                                        (In thousands)
Revenue:
 Rents, tenant reimbursements and parking.....   $12,672  $   844    $1,378   $       ---  $    ---    $14,894
 Patient revenues.............................       ---   10,361       ---           ---       ---     10,361
 Interest and loan fees.......................        84        6         1           819        89        999
 Lease termination income.....................     2,613      ---       ---           ---       ---      2,613
 Other income.................................       134      423       ---           ---        29        586
                                                 -------  -------    ------   -----------  --------    -------
   Total revenues.............................    15,503   11,634     1,379           819       118     29,453
                                                 -------  -------    ------   -----------  --------    -------
Expenses:
 Property operations..........................     3,926      422        88            84       ---      4,520
 Skilled nursing operations...................       ---    9,283       ---           ---       ---      9,283
 Depreciation and amortization................     2,170      516       256           ---        26      2,968
 Interest.....................................     4,516      884       755           378         7      6,540
 General and administrative...................       ---      ---       ---           ---     1,708      1,708
                                                 -------  -------    ------   -----------  --------    -------
   Total expenses.............................    10,612   11,105     1,099           462     1,741     25,019
                                                 -------  -------    ------   -----------  --------    -------
Income (loss) from operations.................     4,891      529       280           357    (1,623)     4,434
Equity in earnings (loss) of unconsolidated
 affiliates...................................       123      ---      (298)          ---       ---       (175)
                                                 -------  -------    ------   -----------  --------    -------
Income (loss) from operations before
 minority interests...........................   $ 5,014  $   529    $  (18)  $       357  $ (1,623)   $ 4,259
                                                 ======== =======    ======   ===========  ========    =======


             2000 Reconciliation of Reportable Segment Information
                    For the six months ended June 30, 2000

                                                 Medical   Skilled   Assisted       Debt
                                                  Office   Nursing    Living    Obligations     Other      Total
                                                 -------   -------   --------   -----------     -----      -----
                                                                          (In thousands)
Revenue:
 Rents, tenant reimbursements and parking......   $12,148   $  991     $1,282     $     ---   $    ---    $14,421
 Patient revenues..............................       ---    6,316        ---           ---        ---      6,316
 Interest and loan fees........................       120        7        ---         1,167         88      1,382
 Net gain on sale of assets....................     1,405     (142)       ---           ---        ---      1,263
 Other income..................................       164       36        ---           ---         32        232
                                                  -------   ------     ------     ---------   --------    -------
   Total revenues..............................    13,837    7,208      1,282         1,167        120     23,614
                                                  -------   ------     ------     ---------   --------    -------
Expenses:
 Property operations...........................     3,484      269         79            66        ---      3,898
 Skilled nursing operations....................       ---    5,792        ---           ---        ---      5,792
 Depreciation and amortization.................     2,334      458        237           ---         37      3,066
 Provision for doubtful accounts and notes
     receivable................................       ---      563        ---         1,725        ---      2,288
 Interest......................................     4,554    1,016        752           426         96      6,844
 General and administrative....................       ---      ---        ---           ---      1,468      1,468
                                                  -------   ------     ------     ---------   --------    -------
   Total expenses..............................    10,372    8,098      1,068         2,217      1,601     23,356
                                                  -------   ------     ------     ---------   --------    -------
Income (loss) from operations..................     3,465     (890)       214        (1,050)    (1,481)       258
Equity in earnings (loss) of unconsolidated
 affiliates....................................        22       (8)      (359)           (3)       ---       (348)
                                                  -------   ------     ------     ---------   --------    -------
Income (loss) from operations before
minority interests.............................   $ 3,487   $ (898)    $ (145)    $  (1,053)  $ (1,481)   $   (90)
                                                  =======   ======     ======     =========   ========    =======

                               G&L REALTY CORP.

                                  (Unaudited)


             2001 Reconciliation of Reportable Segment Information
                              As of June 30, 2001

                                                 Medical   Skilled   Assisted     Debt
                                                 Office    Nursing    Living   Obligations   Other    Total
                                                 ------    -------   --------  -----------   -----    -----
                                                                       (In thousands)

Rental properties............................    $114,115   $30,808   $21,577    $     ---   $  220  $166,720
Mortgage loans and notes receivable, net.....         ---       290       ---       11,354      ---    11,644
Other assets.................................      11,140     6,227     3,940        2,161    1,547    25,015
                                                 --------   -------   -------    ---------   ------  --------
    Total assets.............................    $125,255   $37,325   $25,517    $  13,515   $1,767  $203,379
                                                 ========   =======   =======    =========   ======  ========
Other assets:
 Cash and cash equivalents...................    $    506   $    57   $   306    $     ---   $  472  $  1,341
 Restricted cash.............................       3,279       725        47          915      ---     4,966
 Tenant rent and reimbursement
   receivable, net...........................         574     4,382       882          ---       22     5,860
 Unbilled rent receivable, net...............       2,436        57       ---          ---      ---     2,493
 Other receivables, net......................          25       ---       ---           35      ---        60
 Investment in unconsolidated affiliates.....       1,324       ---     2,279          835      ---     4,438
 Deferred financing costs, net...............       1,944       513       383          252      ---     3,092
 Pre-acquisition costs.......................         ---        49       ---          124       75       248
 Deferred lease costs, net...................         877         8       ---          ---      ---       885
 Prepaid expense and other...................         175       436        43          ---      978     1,632
                                                 --------   -------   -------    ---------   ------  --------
   Total other assets........................    $ 11,140   $ 6,227   $ 3,940    $   2,161   $1,547  $ 25,015
                                                 ========   =======   =======    =========   ======  ========



8.   COMMITMENTS AND CONTINGENCIES

     The Company is the guarantor on a $500,000 letter of credit in favor of NVHF Affiliates, LLC, a non-profit low-income apartment owner. The Company holds an unsecured promissory note from NVHF Affiliates, LLC in the same amount. The Company at this time does not anticipate having to pay anything under this letter of credit.

     Neither the Company, the Operating Partnership, the Financing Entities, the Subsidiaries, Maryland Gardens, the Roxbury Partnership, Valencia, Pacific Gardens, Hoquiam, Lyons, Coronado, Tarzana, Heritage, Massachusetts, Aspen, the Unconsolidated Affiliates nor any of the assets within their portfolios of MOBs, parking facilities, and retail space (the "Properties") is currently a party to any material litigation, except as discussed below.

     On August 15, 1997, a subsidiary of the Company, GL/PHP, LLC ("GL/PHP") borrowed $16 Million from Nomura Asset Capital Corp. ("Nomura"), the proceeds of which were used to repay a loan made by PHP Healthcare Corporation ("PHP") in connection with the purchase by GL/PHP of six New Jersey primary care centers (the "New Jersey Properties"). Nomura received a first lien against the real properties. The New Jersey Properties were leased by Pinnacle Health Enterprises, LLC ("Pinnacle"), a subsidiary of PHP, and PHP guaranteed the lease. Concurrently with the $16 million loan, the Operating Partnership obtained a new $2 million loan from PHP evidenced by a $2 million promissory note payable to PHP. The note by its terms was nonnegotiable and provides for a right of offset against payments of interest and principal in an amount equal to any losses sustained by reason of any defaults by Pinnacle under its lease with GL/PHP, discussed below.

     As of August 15, 1997, Pinnacle leased the New Jersey Properties from GL/PHP under the terms of a 17-year net operating lease. PHP guaranteed the obligations of its subsidiary under the lease. In November 1998, Pinnacle filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware and its case was voluntarily converted to a Chapter 7 case. Also in November 1998, PHP filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court of the District of Delaware. CapMark Services, L.P. ("CapMark"), the loan servicer and successor to Amresco Management Inc., has foreclosed on its security and taken title to the New Jersey Properties.

                               G&L REALTY CORP.

                                  (Unaudited)


     The Operating Partnership filed a declaratory relief action in the New Jersey State Court seeking a determination that LaSalle National Bank ("LaSalle"), the successor to Nomura, as trustee for the holders of certain obligations including the Nomura loan, did not have any rights against said $2 million note. LaSalle claims it is entitled to the $2 million borrowed from PHP under the deed of trust and assignment of rent with GL/PHP. After proceedings in both California and New Jersey, it was determined that this matter will be heard in the Federal District Court in New Jersey. The Operating Partnership believes that the lawsuit will be resolved with no adverse impact to the Company, however no assurances can be given at this time that this result will be obtained.


     In November 1999, Landmark Healthcare Facilities, LLC ("Landmark") filed a lawsuit against Valencia, a subsidiary of the Company, claiming that Landmark is entitled to approximately $600,000 plus interest under a development agreement entered into between Valencia and Landmark for the development of an MOB in Valencia, California. The Company is vigorously opposing the lawsuit and has filed a counter suit to recover approximately $400,000 plus interest that was already paid under the development agreement and for a judgment and declaration that all of Landmark's rights, title and interest in Valencia have been terminated or assigned to the Company. The litigation went to trial on March 12, 2001. On March 21, 2001, the court issued a tentative ruling on the matter in favor of the Company. Final judgement by the court is pending.

     A number of stockholder class actions have been filed against the Company and its directors arising out of the proposal by Daniel M. Gottlieb, the Chief Executive Officer of the Company, and Steven D. Lebowitz, the President of the Company, to acquire all of the outstanding shares of the Company's common stock not currently owned by them. The first suit, Lukoff v. G & L Realty Corp. et al., case number BC 241251, was filed in the Superior Court for the State of California, County of Los Angeles, on December 4, 2000. A second suit, Abrons v. G & L Realty Corp. et al., case number 24-C-00-006109, was filed in the Circuit Court for Baltimore City, Maryland, on December 14, 2000. This suit was voluntarily dismissed without prejudice on June 7, 2001, although Abrons re-filed in the Superior Court for the State of California, County of Los Angeles, case number BC 251479, on May 31, 2001. Morse v. G & L Realty Corp. et al., case number 221719-V, was filed in the Circuit Court for Montgomery County, Maryland, on May 17, 2001. Another suit, Harbor Finance Partners v. Daniel M. Gottlieb et al., case number BC 251593, was filed in the Superior Court for the State of California, County of Los Angeles, on June 1, 2001. All these actions assert claims for breach of fiduciary duty and seek, among other things, compensatory damages and/or to enjoin the transaction. Defendants deny the claims, although it is premature to predict the outcome of these actions.

     In January 2001, the Company settled a lawsuit with Cigna Healthcare, Inc and Cigna Healthcare of California ("Cigna") and received a settlement of $4.1 million. The settlement ended litigation against Cigna for delinquent rent, future rent and other amounts owed under a lease at the Company's MOB located in Irwindale, California. At the time of the settlement the total delinquent rent was approximately $1.5 million. The Company recorded lease termination income of $2.6 million in the first quarter for the remainder of the proceeds.


9.   ACQUISITIONS, DISPOSITIONS AND FINANCINGS

     In February 2001, the Company used the proceeds from a new $5.1 million loan secured by two of its properties located in Tustin, California to repay $5.0 million of the outstanding loan balance on an existing $7.5 million short-term loan secured by three of its properties located in Tustin, California. The new loan bears interest at prime plus 1.00% and is due on February 21, 2002.

     The Company is under contract to purchase, with a local partner, an approximately $6.0 million SNF located in Western Massachusetts. The purchase is conditioned upon obtaining long-term financing.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and Notes thereto included elsewhere in this Quarterly Report on Form 10-Q and the Company's 2000 Annual Report on Form 10-K as previously filed with the SEC.

     Information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other comparable terminology. Any one factor or combination of factors could cause the Company's actual operating performance or financial results to differ substantially from those anticipated by management. Factors influencing the Company's operating performance and financial results include, but are not limited to, changes in the general economy, the supply of, and demand for, healthcare related real estate in markets in which the Company has investments, the availability of financing, governmental regulations concerning, but not limited to, new construction and development, the creditworthiness of tenants and borrowers, environmental issues, healthcare services and government participation in the financing thereof, and other risks and unforeseen circumstances affecting the Company's investments which may be discussed elsewhere in this Quarterly Report on Form 10-Q and the Company's 2000 Annual Report on Form 10-K as previously filed with the SEC.

Results of Operations
---------------------

     Comparison of the Six Month Period Ended June 30, 2001 versus the Six Month Period Ended June 30, 2000.

     Total revenues increased by $5.8 million, or 25%, from $23.6 million in the first half of 2000, to $29.4 million for the same period in 2001. Patient revenues relating to the skilled nursing facilities in which the Company currently owns the license to operate accounted for $4.0 million of this increase. On March 15, 2000, the Company obtained licenses from the Commonwealth of Massachusetts to operate the three SNFs comprising 383 beds owned by the Company and located in Hampden, Massachusetts. As a result of the license transfer, all of the assets, liabilities, revenues and expenses of these SNFs beginning March 15, 2000 are reflected in the condensed consolidated financial statements of the Company. On April 1, 2000, the Company obtained the license to operate its SNF located in Phoenix, Arizona. For the nine months ended December 31, 2000, the assets, liabilities, revenues and expenses of this SNF were also included in the condensed consolidated financial statements of the Company. On January 1, 2001, the Company entered into a new lease with a new manager which entitles the Company to monthly lease payments. As a result of this new lease, the assets, liabilities, revenues and expenses of this SNF are no longer included in the condensed consolidated financial statements of the Company.

     Rents, tenant reimbursements and parking revenues increased by $0.5 million, or 3%, from $14.4 million in the first two quarters of 2000, to $14.9 million for the same period in 2001. During the year 2000 and the first half of 2001, the Company increased the occupancy at its MOB properties by approximately 3.4% and increased its rental rates per the terms of its lease agreements resulting in an increase in rental revenues of approximately $1.1 million. In addition, new lease agreements at two of the Company's SNFs accounted for an increase of $0.4 million in rental revenue. These increases were offset by the loss of $0.5 million in rental revenue as a result of the termination of the lease at the Company's MOB located in Irwindale, California and an additional $0.5 million related to the loss of rental revenue from the SNFs discussed above in which the Company now owns the license to operate. Previously, the Company collected monthly rent for these facilities in the form of lease payments from the prior operator.

     Interest and loan fee income decreased approximately $0.4 million, or 29%, from $1.4 million in the first two quarters of 2000, to $1.0 million for the same period in 2001. $0.2 million of this decrease was due to a decrease in interest income related to the financing by the Company in 1999 of an apartment complex located in Tulsa, Oklahoma. The remaining $0.2 million decrease is the result of the November 2000 repayment of a $3.1 million mortgage held by the Company on a SNF in El Centro, California.

     The Company recognized a net gain on the sale of assets in the amount of $1.3 million in the first two quarters of 2000. The sale, in January 2000, of a 33,000 square foot MOB located in Aliso Viejo, California to Hoag Memorial Hospital accounted for $1.4 million of the gain. This gain was offset by the loss of $142,000 on the sale of the Company's 50% interest in Valley Convalescent, LLC, an unconsolidated affiliate.

     The Company recognized lease termination income in the amount of $2.6 million in the first half of 2001. This was related to the settlement of a lawsuit for delinquent rent, future rent and other amounts owed under a lease at the Company's MOB located in Irwindale, California. The Company sued the tenant, which had been in default on their rent since December 1999, to recover the delinquent rent payments as well as all future rent through the end of the lease which was to expire on November 30, 2004. In January 2001, the Company received a settlement in the amount of $4.1 million. At the time of the settlement the total delinquent rent was approximately $1.5 million. The Company recorded lease termination income of $2.6 million for the remainder of the proceeds.

     Total expenses increased by $1.6 million, or 7%, from $23.4 million for the six months ended June 30, 2000, to $25.0 million for the same period in 2001. The consolidation of the operating revenues and expenses of the three Hampden SNFs as of March 15, 2000 as discussed above accounted for $3.5 million of this increase in total expenses. This increase was offset by a $2.3 million decrease in provisions for doubtful accounts, notes and bonds receivable.

     Property operating expenses increased by $0.6 million, or 15%, from $3.9 million in the first half of 2000 to $4.5 million in the same period in 2001. This increase is mainly due to additional utility, property tax and repairs and maintenance costs at the Company's MOBs.

     Depreciation and amortization expense decreased $0.1 million, or 3%, from $3.1 million for the six months ended June 30, 2000, to $3.0 million for the same period in 2001. This decrease was related to the foreclosure of the Company's six MOBs located in New Jersey during 2000.

     Interest expense decreased $0.3 million, or 4%, from $6.8 million for the six months ended June 30, 2000, to $6.5 million for the same period in 2001. This decrease was due to the August 2000 repayment of the Company's outstanding line of credit balance of $1.6 million as well as decreased interest payments on the Company's approximately $33 million of variable rate mortgage debt due to lower interest rates.

     General and administrative costs increased $0.2 million, or 13%, from $1.5 million for the six months ended June 30, 2000, to $1.7 million for the same period in 2001. This increase was attributed to the write-off of acquisition and construction costs associated with a discontinued development project and legal fees related to the Company's defense in its lawsuit with Landmark.

     Equity in loss of unconsolidated affiliates increased $0.2 million for the six months ended June 30, 2001 compared to the same period in 2000. This increase was primarily the result of increased occupancy rates at the facilities associated with the Company's 50% investment in Penasquitos LLC and the Company's 50% investment in Eagle Run Inc. In March 1999, The Arbors at Rancho Penasquitos, an ALF owned by the Company through Penasquitos LLC, commenced operations. The facility has been in a lease-up phase since opening in March 1999 and therefore had been producing a net loss. Eagle Run commenced operations in November 1999 and also produced a net loss for the first two quarters of 2001. Occupancy rates at both facilities are increasing on a monthly basis and are expected to stabilize during 2001, at which time both facilities are expected to produce income for the Company.

     During 2000, the Company recorded an extraordinary loss on the early retirement of long-term debt in the amount of $0.2 million. This loss was a result of pre-payment fees and the write-off of deferred loan fees relating to the repayment of a $5.5 million loan secured by a 33,000 square foot MOB in Aliso Viejo, California. The building was sold to Hoag Memorial Hospital Presbyterian on January 25, 2000 for a price of $8.3 million. The Company used a portion of the proceeds to repay the $5.5 million loan.

     Net income increased $3.8 million, from $0.3 million for the six months ended June 30, 2000 to $4.1 million for the same period in 2001. This increase was primarily due to the $4.0 million increase in patient revenues, the $2.6 million increase in lease termination income and the $2.3 million decrease in provisions for doubtful accounts and notes receivable. These were offset by the $3.5 million increase in skilled nursing operation expenses, the $1.3 million decrease in net gains on sale of assets and the $0.6 million increase in property operation expenses.

     Comparison of the Three Month Period Ended June 30, 2001 versus the Three Month Period Ended June 30, 2000.

     Total revenues increased by $0.1 million, or 1%, from $13.4 million in the three months ended June 30, 2000, to $13.5 million for the same period in 2001.

     Rents, tenant reimbursements and parking revenues increased by $0.6 million, or 9%, from $7.0 million in the three months ended June 30, 2000, to $7.6 million for the same period in 2001. During the second half of 2000 and the first half of 2001, the Company increased the occupancy at its MOB properties by approximately 3.4% and increased its rental rates per the terms of its lease agreements resulting in an increase in rental revenues of $0.4 million. In addition, new lease agreements at two of the Company's SNFs accounted for an increase of $0.2 million in rental revenue.

     Pateint revenues decreased by $0.1 million, or 2%, from $5.4 million in the three months ended June 30, 2000, to $5.3 million for the same period in 2001. $0.7 million of this decrease was due to a new lease agreement at the Company's SNF located in Phoenix, Arizona which entitles the Company to monthly lease payments. As a result of this new lease, the assets, liabilities, revenues and expenses of this SNF are no longer included in the condensed consolidated financial statements of the Company. This decrease was offset by a $0.6 million increase in patient revenues at the three SNFs owned by the Company in Hampden, Massachusetts.

     Interest and loan fee income decreased approximately $0.4 million, or 44%, from $0.9 million in the three months ended June 30, 2000 to $0.5 million for the same period in 2001. $0.2 million of this decrease was due to a decrease in interest income related to the financing by the Company in 1999 of an apartment complex located in Tulsa, Oklahoma. The remaining $0.2 million decrease is the result of the November 2000 repayment of a $3.1 million mortgage held by the Company on a SNF in El Centro, California.

     Total expenses decreased by $0.1 million, or 1%, from $12.8 million for the three months ended June 30, 2000, to $12.7 million for the same period in 2001.

     Property operating expenses increased by $0.3 million, or 15%, from $2.0 million for the three months ended June 30, 2000, to $ $2.3 million for the same period in 2001. This increase is mainly due to additional utility, property tax and repairs and maintenance costs at the Company's MOBs.

     Skilled nursing operating expenses decreased by $0.2 million, or 4%, from $4.9 million in the three months ended June 30, 2000, to $4.7 million for the same period in 2001. $0.7 million of this decrease was due to a new lease agreement at the Company's SNF located in Phoenix, Arizona which entitles the Company to monthly lease payments. As a result of this new lease, the assets, liabilities, revenues and expenses of this SNF are no longer included in the condensed consolidated financial statements of the Company. This decrease was offset by a $0.5 million increase in skilled nursing operating expenses at the three SNFs owned by the Company in Hampden, Massachusetts.

     Depreciation and amortization expense decreased by $0.1 million, or 7%, from $1.5 million for the three months ended June 30, 2000, to $1.4 million for the same period in 2001. This decrease was related to the foreclosure of the Company's six MOBs located in New Jersey during 2000.

     Interest expense decreased $0.2 million, or 6%, from $3.4 million for the three months ended June 30, 2000, to $3.2 million for the same period in 2001. This decrease was due to the August 2000 repayment of the Company's outstanding line of credit balance of $1.6 million as well as decreased interest payments on the Company's approximately $33 million of variable rate mortgage debt due to lower interest rates.

     General & administrative costs increased $0.1 million, or 13%, from $0.8 million for the three months ended June 30, 2000, to $0.9 million for the same period in 2001. This increase was attributed to legal fees related to the Company's defense in its lawsuit with Landmark.

     Equity in loss of unconsolidated affiliates increased $0.1 million for the three months ended June 30, 2001 compared to the same period in 2000. This increase was primarily the result of increased occupancy rates at the facilities associated with the Company's 50% investment in Penasquitos LLC and the Company's 50% investment in Eagle Run Inc. In March 1999, The Arbors at Rancho Penasquitos, an ALF owned by the Company through Penasquitos LLC, commenced operations. The facility has been in a lease-up phase since opening in March 1999 and therefore had been producing a net loss. Eagle Run commenced operations in November 1999 and also produced a net loss for the first two quarters of 2001. Occupancy rates at both facilities are increasing on a monthly basis and are expected to stabilize during 2001, at which time both facilities are expected to produce income for the Company.

     Net income increased $0.2 million, or 40% from $0.5 million for the three months ended June 30, 2000 to $0.7 million for the same period in 2001. This increase was primarily due to the $0.6 million increase in rental revenues, the $0.2 million decrease in skilled nursing operation expenses and the $0.1 million increase in equity in the loss of unconsolidated affiliates. These were offset by the $0.4 million decrease in interest and loan fee income, the $0.3 million increase in property operations and the $0.1 million increase in general & administrative costs.

Liquidity and Capital Resources
-------------------------------

     As of June 30, 2001, the Company's direct investment in net real estate assets totaled approximately $166.7 million, $4.4 million in joint ventures and $11.6 million invested in mortgage loans and notes receivable. Debt outstanding as of June 30, 2001 totaled $157.6 million.

     The Company obtains its liquidity from multiple internal and external sources. Internally, funds are derived from the operation of MOBs, SNFs, ALFs and senior care lending activities. These funds primarily consist of Funds from Operations ("FFO" - see discussion below of FFO). The Company's principal external sources of capital consist of various secured loans. The Company's ability to expand its MOB, ALF and SNF property operations requires continued access to capital to fund new investments. During the first six months of 2001, the Company received proceeds of $4.1 million related to the settlement of a lawsuit for delinquent rent, future and other amounts owed under a lease at the Company's MOB located in Irwindale, California. Total delinquent rent at the time of the settlement was approximately $1.5 million. The Company recorded lease termination income of $2.6 million in the first quarter of 2001 for the remainder of the proceeds. On February 21, 2001, the Company used the proceeds from a new $5.1 million loan secured by two of its properties located in Tustin, California to repay $5.0 million of outstanding loan balance of an existing $7.5 million short-term loan secured by three of its properties located in Tustin, California. Both Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company, have personally guaranteed this loan. The new loan bears interest at prime plus 1.00% and is due on February 21, 2002. On June 29, 2001, Pacific Health Corporation, the tenant at the Company's 101,000 square foot hospital located in Tustin, California, exercised its option to purchase the building for $4.9 million. The Company received a deposit in the amount of $0.2 million with the remaining proceeds to be received in January 2002.

     The Company declared a quarterly distribution payable to holders of the Company's Common Stock for the first and second quarters of 2001 in the amount of $0.125 per common share. These distributions were paid on April 15 and July 15 to stockholders of record on March 31, June 30, respectively. The Company also paid monthly dividends of $0.6 million to holders of the Company's Preferred Stock on the fifteenth day of each month during the first and second quarters to holders of record on the first day of each month. The Company distributed dividends of $0.7 million to holders of the Company's Common Stock during the first six months of 2001 while the Company's FFO was $0.7 million for the same period.

     In general, the Company expects to continue meeting its short-term liquidity requirements through its working capital and cash flow provided by operations. The Company considers its ability to generate cash to be good and expects to continue meeting all operating requirements as well as providing sufficient funds to maintain stockholder distributions in accordance with REIT requirements. Long-term liquidity requirements such as refinancing mortgages, financing acquisitions and financing capital improvements will be accomplished through long-term borrowings and the sale of assets.

Historical Cash Flows
---------------------

     The Company's net cash provided by operating activities increased 2.6 million, or 65%, from 4.0 million for the six months ended June 30, 2001 to $6.6 million for the same period in 2001. The increase is due primarily to a $3.8 million increase in net income, a $3.9 million decrease in tenant rent and reimbursements receivable, a $1.3 million decrease in net gain on sale of assets and a $0.6 million increase in minority interests. These were offset by a $3.6 million decrease in accounts payable and other liabilities, a $2.3 million decrease in provisions for doubtful accounts and notes receivables, a $0.5 million increase in prepaid expenses and other assets and a $0.4 million increase in accrued interest receivable.

     Net cash used in investing activities decreased $0.6 million, or 32%, from $1.9 million for the six months ended June 30, 2000 to $1.3 million for the same period in 2001. The decrease was primarily due to a $10.4 million decrease in purchases of real estate assets and a $0.9 million decrease in additions to rental properties. These were offset by an $8.8 million decrease in the sale of real estate assets, a $0.9 million decrease in distributions from unconsolidated affiliates, a $0.5 million increase in pre-acquisition costs and a $0.3 million increase in leasing commissions.

     Cash flows used in financing activities decreased by approximately $1.7 million from $8.5 million for the six months ended June 30, 2000, to $6.8 million for the same period in 2001. The decrease is mainly due to a $3.3 million decrease in the repayment of notes payable as well as a $3.0 million decrease in repurchases of the Company's common stock. These were offset by a $2.4 million decrease in notes payable proceeds, a $1.8 million increase in restricted cash and a $0.5 million decrease in minority interest contributions.

New Accounting Pronouncements
-----------------------------

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000 and requires all derivatives to be recorded on the balance sheet at fair value as either assets or liabilities depending on the rights or obligations under the contracts. SFAS 133 also establishes new accounting methodologies for the following three classifications of hedges: fair value, cash flow and net investment in foreign operations. The Company's adoption of SFAS 133 on January 1, 2001 did not have a material impact on the Company's financial position or results of operations.

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective immediately and SFAS No. 142 will be effective in January 2002. The Company's adoption of these new standards is not expected to have a material impact on the Company's financial position or results of operations.

Recent Developments
-------------------

     California has recently experienced energy shortages which have resulted in "rolling black-outs" in certain instances in portions of the state. All of the Company's MOBs and certain of the Company's SNFs and ALFs have back-up generators in the event of electrical outages. The energy shortages have also resulted in higher electricity rates. Depending on the terms of the lease between the Company and its MOB tenant, in some cases, the Company is able to pass all of the higher energy costs onto its MOB tenants; in other cases, the Company is able to pass only a portion of the higher costs onto its MOB tenants, with the Company paying the remainder. Generally, the operators of the Company's SNFs and ALFs pay the electricity costs. The higher energy costs could affect the ability of the MOB tenants and SNF and ALF operators to pay the Company rent. However, the Company does not anticipate that the energy shortages and higher energy costs will have a material adverse effect on the Company's financial condition and results of operations.

Funds from Operations
---------------------

     Industry analysts generally consider FFO to be an appropriate measure of the performance of a REIT. The Company's financial statements use the concept of FFO as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is calculated to include the minority interests' share of income from the Operating Partnership since the Operating Partnership's net income is allocated proportionately among all owners of Operating Partnership units. The number of Operating Partnership units held by the Company is identical to the number of outstanding shares of the Company's Common Stock, and owners of Operating Partnership units may, at their discretion, convert their units into shares of Common Stock on a one-for-one basis.

     The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in this Form 10-Q, the Selected Financial Data and Consolidated Financial Statements and Notes thereto included in the Company's 2000 Annual Report on Form 10-K and the additional data presented below. The table on the following page presents an analysis of FFO and additional data for the three and six-month periods ended June 30, 2001 and 2000.

                               G&L REALTY CORP.
                   FUNDS FROM OPERATIONS AND ADDITIONAL DATA
                                  (Unaudited)


                                                          For the Three Month        For the Six Month
                                                         Periods Ended June 30,    Periods Ended June 30,
                                                            2001         2000      2001            2000
                                                       ---------------------------------------------------
                                                              (in thousands)         (in thousands)
Funds from Operations/(1)/
---------------------------
Net income............................................     $   693      $   512   $ 4,126      $    262
Minority interest in Operating Partnership............         ---          (83)      ---          (616)
                                                           -------      -------   -------      --------
Income (loss) for Operating Partnership...............         693          429     4,126          (354)
Depreciation of real estate assets....................       1,292        1,352     2,564         2,694
Amortization of deferred lease costs..................          65           73       132           152
Lease termination income..............................         ---          ---    (2,613)          ---
Net gain on sale of assets............................         ---          ---       ---        (1,263)
Depreciation from unconsolidated affiliates...........          73          107       143           256
Extraordinary loss on early retirement of debt........         ---          ---       ---           158
Adjustment for minority interest in consolidated
   affiliates.........................................         (40)         (14)      (80)          (67)
Dividends on preferred stock..........................      (1,791)      (1,790)   (3,581)       (3,583)
                                                           --------------------------------------------
Funds from Operations/(1)/............................     $   292      $   157   $   691      $ (2,007)
                                                           ============================================
Weighted average shares outstanding/(2)/
----------------------------------------
Basic                                                        2,959        2,962     2,959         3,049
                                                           ============================================
Fully diluted                                                3,006        2,962     2,990         3,050
                                                           ============================================
Additional Data
---------------
Cash flows:
-----------
   Operating activities...............................     $   715      $ 1,921   $ 6,613      $  4,007
   Investing activities...............................        (439)        (847)   (1,270)       (1,910)
   Financing activities...............................      (2,953)      (2,632)   (6,793)       (8,512)

Capital expenditures
--------------------
   Building improvements..............................     $   109      $   458   $   324      $    720
   Tenant improvements................................         388          489       966         1,102
   Furniture, fixtures & equipment....................          35           67       102            93
   Leasing commissions................................         165           30       343            69

Depreciation and amortization
-----------------------------
   Depreciation of real estate assets.................     $ 1,292      $ 1,352   $ 2,564      $  2,694
   Depreciation of non-real estate assets.............         125          108       246           220
   Amortization of deferred lease costs...............          65           73       132           152
   Amortization of deferred licensing costs...........          13          ---        26           ---
   Amortization of capitalized financing costs........         178          153       348           289

   Accrued rent in excess of billed rent                   $     5      $    21   $    81      $     92

1) Funds from operations ("FFO") represents net income (computed in accordance with generally accepted accounting principles, consistently applied ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, less preferred stock dividends paid to holders of preferred stock during the period and after adjustments for consolidated and unconsolidated entities in which the Company holds a partial interest. FFO should not be considered as an alternative to net income or any other indicator developed in compliance with GAAP, including measures of liquidity such as cash flows from operations, investing and financing activities. FFO is helpful in evaluating the performance of a real estate portfolio considering the fact that historical cost accounting assumes that the value of real estate diminishes predictably over time. FFO is only one of a range of indicators which should be considered in determining a company's operating performance. The methods of calculating FFO among different companies are subject to variation, and FFO therefore may be an invalid measure for purposes of comparing companies. Also, the elimination of depreciation and gains and losses on sales of property may not be a true indication of an entity's ability to recover its investment in properties. The Company implemented the new methods of calculating FFO effective as of the NAREIT-suggested adoption date of January 1, 1996 and January 1, 2000, respectively.

2) Assumes that all outstanding Operating Partnership units have been converted to common stock.

Item 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


   The primary risk inherent in the Company's market sensitive instruments is the risk of loss resulting from interest rate fluctuations. Approximately 10% of the Company's notes payable bear interest at a rate indexed to the one-month LIBOR rate. The table below provides information as of June 30, 2001 about the Company's long-term debt obligations that are sensitive to changes in interest rates, including principal cash flows by scheduled maturity, weighted average interest rate and estimated fair value. The weighted average interest rates presented are the actual rates as of June 30, 2001.


                                                                                                            Fair Market
                                                      PRINCIPAL MATURING IN:                                   Value
                                   -----------------------------------------------------------
                                                                                                              June 30,
                                        2001      2002     2003     2004     2005   Thereafter   Total          2001
                                        ----      ----     ----     ----     ----   ----------   -----          ----
                                                           (in thousands)
Liabilities:
Mortgage debt:
  Fixed rate                         $   880   $ 2,145   $2,307   $2,475   $9,253     $ 96,086   $113,146     $114,403
  Average interest rate                 7.73%     7.73%    7.73%    7.73%    7.73%        7.73%      7.73%

  Variable rate                        8,666    22,947       88       95      103       10,852     42,751       42,751
  Average interest rate                 6.63%     6.63%    6.63%    6.63%    6.63%        6.63%      6.63%

Line of credit:
  Variable rate                        1,737                                                        1,737        1,737
  Average interest rate                 8.75%                                                        8.75%
                                     -------   -------   ------   ------   ------     --------   --------     --------
                                     $11,283   $25,092   $2,395   $2,570   $9,356     $106,938   $157,634     $158,891
                                     =======   =======   ======   ======   ======     ========   ========     ========

   The Company's future earnings and cash flows relating to market sensitive instruments are primarily dependent upon prevailing LIBOR market interest rate. Based upon interest rates as of June 30, 2001, a 1% increase in the LIBOR rate would decrease future earnings by $428,000, future cash flow would not be affected. A 1% decrease in the LIBOR rate would increase future earnings by $428,000, future cash flow would not be affected. A 1% change in the LIBOR rate would not have a material impact on the fair value of the Company's debt.

                           PART II OTHER INFORMATION


Item 1.  Legal Proceedings.


          Neither the Company or any of its consolidated or unconsolidated affiliates nor any of the assets within their portfolios of MOBs, SNFs, ALFs, parking facilities, and retail space is currently a party to any material litigation, except as discussed in Note 8 to the Consolidated Financial Statements.

Item 2   Changes in Securities.

          On May 10, 2001, the Board of Directors of the Company waived the ownership limitation found in the Company's Charter for Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company. The waiver is effective so long as Messrs. Gottlieb and Lebowitz do not own more than 25% in the aggregate in value of the outstanding equity stock of the Company. In addition, the Board decreased the ownership limitation for all other persons, other than Messrs. Gottlieb and Lebowitz, from 9.8% (in value or in number of shares, whichever is more restrictive) to 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of equity stock of the Company.

Item 3   Defaults Upon Senior Securities.

          None.

Item 4   Submission of Matters to a Vote of Security Holders.

          None.

Item 5   Other Information.

          None.

Item 6    Exhibits and Reports on Form 8-K

(a)  Exhibits


       Exhibit No.   Note                       Description
       -----------  ------  ----------------------------------------------------
          2.1        (16)   The Agreement of Plan and Merger between G&L
                            Acquisition, LLC and G&L Realty Corp.

          3.1        (1)    Amended and Restated Articles of Incorporation of
                            G&L Realty Corp.

          3.2        (3)    Amended and Restated Bylaws of G&L Realty Corp.

          10.1 (c)   (2)    Executive Employment Agreement between G&L Realty
                            Corp. and Daniel M. Gottlieb.

          10.2 (c)   (2)    Executive Employment Agreement between G&L Realty
                            Corp. and Steven D. Lebowitz.

          10.3       (2)    Agreement of Limited Partnership of G&L Realty
                            Partnership, L.P.

          10.4 (c)   (1)    1993 Employee Stock Incentive Plan

          10.5       (1)    Form of Indemnity Agreement between G&L Realty Corp.
                            and directors and certain officers.

          10.8.2     (2)    Option Notice with respect to Sherman Oaks Medical
                            Plaza.

          10.9.2     (1)    Agreement for Purchase and Sale of Limited
                            Partnership Interests (435 North Roxbury Drive,
                            Ltd.) between the Selling Partner (as defined therein) and G&L Development, dated as of October
                            29, 1993.

          10.11      (1)    Agreement for Transfer of Partnership Interests and
                            Other Assets by and between G&L Realty Corp. and
                            Reese Milner, Helen Milner and Milner Development
                            Corp., dated as of October 29, 1993.

          10.12      (1)    Nomura Commitment Letter with respect to the
                            Acquisition Facility.

          10.12.2    (3)    Amended and Restated Mortgage Loan Agreement dated
                            as of January 11, 1995 among G&L Financing
                            Partnership, L.P., Nomura Asset Capital Corporation and Bankers Trust Company of New York.

          10.16      (1)    Investment Banking and Financial Advisory Agreement
                            between G&L Development and Gruntal & Co.,
                            Incorporated.

          10.17      (1)    Security Agreement dated as of December 16, 1993 by
                            and between Daniel M. Gottlieb, Steven D. Lebowitz and Milner Investment Corporation.

          10.18      (2)    Security Agreement dated as of December 16, 1993 by
                            and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner, II.

          10.19      (2)    Security Agreement dated as of December 16, 1993 by
                            and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner, II.

          10.20      (2)    Security Agreement dated as of December 16, 1993 by
                            and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner, II, Helen Milner and John
                            Milner, as Trustees of the Milner Trust.

          10.21      (2)    Security Agreement dated as of December 16, 1993 by
                            and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner, II.

          10.22      (4)    Amended and Restated Mortgage Loan Agreement by and
                            between G&L Realty Financing Partnership II, L.P., as Borrower, and Nomura Asset Capital Corporation, as Lender, dated as of October 31, 1995.

(c)  Exhibits - (continued from previous page)


       Exhibit No.   Note                       Description
       -----------  ------  ----------------------------------------------------
          10.24      (4)  Property Management Agreement between G&L Realty
                          Financing Partnership II, L.P., as owner, and G&L Realty Partnership, L.P., as agent, made August 10, 1995

          10.25      (5)  Commitment Letter between G&L Realty Partnership, L.
                          P. and Nomura Asset Capital Corporation, dated as of September 29, 1995.

          10.30      (6)  Mortgage Loan Agreement dated as of May 24, 1996 by
                          and between G&L Medical Partnership, L.P. as Borrower and Nomura Asset Capital Corporation as Lender.

          10.38      (7)  Limited Liability Company Agreement by and between G&L
                          Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition Trust I, a Delaware business trust, for the purpose of creating a Limited Liability Company to be named GLN Capital Co., LLC, dated as of November 25, 1996.

          10.39      (7)  Limited Liability Company Agreement by and between G&L
                          Realty Partnership, L.P., a Delaware limited partnership, and PHP Healthcare Corporation, a Delaware corporation, for the purpose of creating a Limited Liability Company to be named GL/PHP, LLC, dated as of February 26, 1997.

          10.40      (7)  First Amendment To Limited Liability Company Agreement
                          entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition Trust I, a Delaware business trust, for the purpose of amending that certain Limited Liability Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996.

          10.45      (10) First Amendment to GL/PHP, LLC Limited Liability
                          Company Agreement by and among G&L Realty Partnership, L.P., a Delaware limited partnership (the "Retiring Manager"), G&L Realty Partnership, L.P., a Delaware limited partnership ("G&L Member"), and G&L Management Delaware Corp., a Delaware corporation ("Manager Member"), made as of August 15, 1997.

          10.46      (10) Lease Agreement between GL/PHP, a Delaware limited
                          liability company (the "Landlord") and Pinnacle Health Enterprises, LLC, a Delaware limited liability company wholly owned by PHP Healthcare Corporation, a Delaware corporation (the "Tenant"), dated August 15, 1997

          10.47      (10) Guaranty of Lease by PHP Healthcare Corporation, a
                          Delaware corporation (the "Guarantor"), dated February 15, 1997.

          10.48      (10) Non-Negotiable 8.5% Note Due July 31, 2007 in which
                          G&L Realty Partnership, L.P., a Delaware limited partnership (the "Maker"), promises to pay to PHP Healthcare Corporation (the "Payee") the principal sum of $2,000,000.00, dated August 15, 1997.

          10.49      (10) Mortgage Note in which GL/PHP, LLC a Delaware limited liability company (the "Maker") promises to pay to the order of Nomura Asset Capital Corporation, a Delaware corporation, the principal sum of $16,000,000.00, dated August 15, 1997.

          10.50      (10) Mortgage, Assignment of Leases and Rents and Security
                          Agreement by GL/PHP, LLC a Delaware limited liability company (the "Mortgagor") to Nomura Asset Capital Corporation, a Delaware corporation (the "Mortgagee"), dated August 15, 1997.

          10.51      (10) Assignment of Leases and Rents by GL/PHP, LLC a
                          Delaware limited liability company (the "Assignor") to Nomura Asset Capital Corporation, a Delaware corporation (the "Assignee"), dated August 15, 1997.

(c)   Exhibits - (continued from previous page)


       Exhibit No.   Note                       Description
       -----------  ------  ---------------------------------------------------
          10.52      (10)   Environmental and Hazardous Substance
                            Indemnification Agreement by GL/PHP, LLC a Delaware limited liability company (the "Borrower") to Nomura
                            Asset Capital Corporation, a Delaware corporation
                            (the "Lender"), dated August 15, 1997.

          10.58      (11)   Limited Liability Company Agreement of G&L Hampden,
                            LLC.

          10.68      (12)   Promissory Note in the Amount of $2,799,490.00 given
                            by Valley Convalescent, LLC in favor of G&L Realty
                            Partnership, L.P.

          10.69      (12)   Deed of Trust, Security Agreement, Fixture Filing
                            with Assignment of Rents and Agreements, dated as of August 29, 1997, by and between Valley Convalescent,
                            LLC and G&L Realty Partnership, L.P.

          10.70      (12)   Assignment of Leases and Rents, dated as of August
                            29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

          10.77      (13)   Agreement for Transfer of Property by and among G&L
                            Coronado, LLC as Transferor and G&L Realty
                            Partnership, L.P. as Operating Partnership dated as of December 30, 1998.

          10.78      (13)   Tenant Estoppel and Real Estate Lease between G&L
                            Coronado, LLC as Landlord and Coronado Managers
                            Corp. as Tenant dated December 1, 1998.

          10.79      (13)   Guaranty of Lease between Steven D. Lebowitz and
                            Daniel M. Gottlieb (collectively "Guarantor") in favor of G&L Coronado, LLC ("Landlord").

          10.80      (14)   Promissory Note in the Amount of $2,000,000 given by
                            G&L Realty Corporation in favor of Reese L. Milner, as Trustee of The Milner Trust.

          10.81      (15)   Loan Agreement in the amount of $13.92 million
                            between G&L Hampden, LLC, as Borrower, and GMAC
                            Commercial Mortgage Corporation, as Lender.

          21                Subsidiaries of the registrant.


1) Previously filed as an exhibit of like number to the Registrant's Registration Statement on Form S-11 and amendments thereto (File No. 33-68984) and incorporated herein by reference.


2) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

3) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

4) Previously filed as Exhibits 10.1 (with respect to Exhibit 10.22), 10.2 (with respect to Exhibit 10.23), and 10.3 (with respect to Exhibit 10.24) to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1995 and incorporated herein by reference.

5) Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

6) Previously filed as an exhibit of like number to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

7) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

8) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 333-24911) and incorporated herein by reference.

9) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

10) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of August 15, 1997) and incorporated herein by reference.

11) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of October 28, 1997) and incorporated herein by reference.

12) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 5, 1997) for the quarter ended September 30, 1997 and incorporated herein by reference.

13) Filed as an exhibit to the Company's Annual Report on Form 10-K (filed as of April 9, 1999) for the year ended December 31, 1998 and incorporated herein by reference.

14) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of May 17, 1999) for the quarter ended March 31, 1999 and incorporated herein by reference.

15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 12, 1999) for the quarter ended September 30, 1999 and incorporated herein by reference.

16) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of May 15, 2001) for the quarter ended March 31, 2001 and incorporated herein by reference.


 c)  Management contract or compensatory plan or arrangement.


(b)  Reports on Form 8-K

     A report on Form 8-K dated April 13, 2001 was filed with the Securities and Exchange Commission on April 16, 2001 for the purpose of announcing the agreement in principle for the acquisition of the Company's publicly-held common stock by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company.

     A report on Form 8-K dated May 10, 2001 was filed with the Securities and Exchange Commission on May 11, 2001 for the purpose of announcing the agreement for the acquisition of the Company's publicly-held common stock by Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President, respectively, of the Company.

     A report on Form 8-K dated May 25, 2001 was filed with the Securities and Exchange Commission on May 25, 2001 for the purpose of announcing that Lyle Weisman indicated to the Company that he and his associates intend to submit a proposal to the Company within two weeks at a price and upon terms that they believe will be substantially better than the price and terms of Messrs. Gottlieb and Lebowitz in the Agreement.

     A report on Form 8-K dated June 4, 2001 was filed with the Securities and Exchange Commission on June 4, 2001 for the purpose of announcing that Lyle Weisman and his associates filed an amended Schedule 13D stating that they intend to make a proposal within seven days to the special committee of the board of directors at a price expected to be between $14.50 and $15.50 per share to be financed through personal funds and funds from committed financing sources.

     A report on Form 8-K dated June 5, 2001 was filed with the Securities and Exchange Commission on June 7, 2001 for the purpose of announcing that Lyle Weisman and certain of his associates (the "Weisman Group") delivered to the special committee of the board of directors a proposal to acquire, at the election of the Company, either (a) all of the issued and outstanding common stock of the Company, but not less than a majority, at a cash price equal to $15.00 per share of common stock, or (b) all of the assets of the Company at an all cash purchase price equivalent the $15.00 per share of common stock (the"Weisman Proposal").

     A report on Form 8-K dated June 12, 2001 was filed with the Securities and Exchange Commission on June 14, 2001 for the purpose of announcing that Weisman Proposal which was originally to expire on June 12, 2001 has been extended by the Weisman Group to June 22, 2001.

     A report on Form 8-K dated June 22, 2001 was filed with the Securities and Exchange Commission on June 26, 2001 for the purpose of announcing that the Weisman Group delivered to the special committee a first amendment ( the "First Amendment") to the original Weisman Proposal. The First Amendment amends the Weisman Proposal as follows: (a) the price per share of common stock of the Company is increased from $15.00 per share to $15.25 per share; (b) Section B of the Weisman Proposal referencing a purchase of the Company's assets is deleted; and (c) the expiration date of the proposal is extended to 5:00 p.m., Pacific Time on Friday, July 6, 2001.

     A report on Form 8-K dated July 6, 2001 was filed with the Securities and Exchange Commission on July 11, 2001 for the purpose of announcing that the Weisman Group delivered to the special committee a second amendment to the Weisman Proposal that: (a) increased the price per share of common stock of the Company, if the Weisman Group acquires 100% of such common stock, to $16.00 per share, subject to satisfactory completion of corporate and legal due diligence, and with a statement that the price per share would not be adjusted to less than $15.25 per share if the Weisman Group elects to continue with the transaction; (b) offers to purchase, at the Company's election, less than all, but not less than 50.1% of the Company's common stock on a fully diluted basis, at a price of $15.25 per share, without a contingency for due diligence; (c) conditions the amended proposal on the negotiation and execution of a definitive and customary acquisition agreement and the termination of the agreement and plan of merger dated as of May 10, 2001 between the Company and a company owned by Daniel M. Gottlieb and Steven D. Lebowitz; (d) offers to deliver a deposit of $750,000 to counsel for the special committee if the Company accepts the amended proposal; and (e) extends the expiration date of the proposal to 6:00 p.m., Pacific time, on Friday, July 13, 2001.

     A report on Form 8-K dated July 19, 2001 was filed with the Securities and Exchange Commission on July 20, 2001 for the purpose of announcing that the special committee had responded in a letter addressed to the Weisman Group that it would be prepared to support a proposal by the Weisman Group to acquire the Company in which: (a) all common stockholders receive a price of not less than $16.00 per share; (b) there would be no contingencies for due diligence or financing; (c) the Weisman Group would make a nonrefundable payment of $2.5 million to the Company; and (d) other requirements set forth in the response are met.

     A report on Form 8-K dated July 31, 2001 was filed with the Securities and Exchange Commission on August 1, 2001 for the purpose of announcing that the special committee had received a further amendment to the Weisman Proposal that (a) reaffirmed the Weisman Group's desire to acquire all, but not less than 50.1%, of the Company's common stock; (b) increased the proposed cash purchase price per share to $16.35 per share, subject to satisfactory completion of customary corporate and legal due diligence, or $15.35 per share without a contingency for due diligence; (c) conditioned the amended proposal on the negotiation and execution of a definitive acquisition agreement and the termination of the agreement and plan of merger dated as of May 10, 2001 between the Company and a company owned by Daniel M. Gottlieb and Steven D. Lebowitz; (d) offered to deliver a deposit of $750,000 to counsel for the special committee if the Company accepted the amended proposal, and to increase the deposit by an additional $400,000 upon execution of a definitive acquisition agreement, provided that the deposit is to be refunded if the transaction is unable to close prior to October 30, 2001, for any reason other than a breach of the acquisition agreement by the Weisman Group; and (e) extended the expiration date of the proposal to 6:00 p.m., Pacific time, on Tuesday, August 7, 2001. On August 7, 2001, the Weisman Group extended the expiration date of their proposal to 7:00 P.M., Pacific time, on Tuesday, August 14, 2001.

     A report on Form 8-K dated August 7, 2001 was filed with the Securities and Exchange Commission on August 9, 2001 for the purpose of announcing that the Third Amendment to the Weisman Proposal which was originally to expire on August 7, 2001 has been extended by the Weisman Group to August 14, 2001.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                      G&L REALTY CORP.



Date: August 14, 2001                       By:   /s/ David E. Hamer
                                                --------------------------------
                                                      David E. Hamer
                                                      Chief Accounting Officer

                              G & L REALTY CORP.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON ______, 2001

The undersigned stockholder of G & L Realty Corp., a Maryland corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement. This proxy revokes all prior proxies and appoints each of Daniel M. Gottlieb, Steven D. Lebowitz and David E. Hamer proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California, on _________, 2001 at ____a.m., local time, and any adjournment(s) or postponement(s) of the meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

1. APPROVAL OF THE MERGER OF G & L ACQUISITION, LLC AND THE COMPANY substantially on the terms provided for IN THE AGREEMENT AND PLAN OF MERGER, DATED MAY 10, 2001, BY AND BETWEEN G & L ACQUISITION, LLC AND THE COMPANY.

                                           [_] FOR
                                           [_] AGAINST
                                           [_] ABSTAIN

2.   ELECTION OF DIRECTORS         [_] FOR all nominees listed below
                                             (except as marked to the contrary
                                             below)

                                   [_] WITHHOLD AUTHORITY to vote for
                                             all nominees listed below

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

     Daniel M. Gottlieb         Steven D. Lebowitz        Richard L. Lesher
     Leslie D. Michelson        Charles P. Reilly         S. Craig Tompkins

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 2001.

                                           [_] FOR
                                           [_] AGAINST
                                           [_] ABSTAIN

4. IF A MOTION TO ADJOURN THE ANNUAL MEETING IS PROPERLY BROUGHT, TO VOTE UPON THE ADJOURNMENT OF THE ANNUAL MEETING.

                                           [_] FOR
                                           [_] AGAINST
                                           [_] ABSTAIN

5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING AS TO WHICH THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY.

This proxy when properly executed will be voted in the manner directed above by the undersigned Stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR Proposal 1, FOR each of the nominees for director in Proposal 2, FOR Proposal 3, FOR Proposal 4 and in the discretion of the proxies on any matters arising under Proposal 5.

[_]  CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Dated: _____________________________2001

                                                  ______________________________
PLEASE MARK/SIGN, DATE AND RETURN THIS PROXY      Signature
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                  ______________________________
                                                  Signature if held jointly


Please sign exactly as your name is printed. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.